Exhibit 99(a)
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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:
In re	:	Chapter 11
:
DELPHI CORPORATION, et al.,	:	Case No. 05-44481 (RDD)
:
	:	(Jointly Administered)
Debtors.	:
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FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
DELPHI CORPORATION AND CERTAIN AFFILIATES,
DEBTORS AND DEBTORS-IN-POSSESSION
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
333 West Wacker Drive, Suite 2100
Chicago, Illinois 60606
Toll Free: (800) 718-5305
International: (248) 813-2698
John Wm. Butler, Jr. (JB 4711)
George N. Panagakis (GP 0770)
Ron E. Meisler (RM 3026)
Nathan L. Stuart (NS 7872)

Of Counsel
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP	DELPHI CORPORATION
Four Times Square	5725 Delphi Drive
New York, New York 10036	Troy, Michigan 48098
Kayalyn A. Marafioti (KM 9632)	(248) 813-2000
Thomas J. Matz (TM 5986)	David M. Sherbin
Sean P. Corcoran
Karen J. Craft
Attorneys for Debtors and Debtors-in-Possession

Dated:	December 10, 2007 New York, New York

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EXHIBITS

Exhibit 7.3	Restructuring Transactions Notice

Exhibit 7.4(a)	Certificate Of Incorporation For Reorganized Delphi

Exhibit 7.4(b)	Bylaws Of Reorganized Delphi

Exhibit 7.8	Management Compensation Plan

Exhibit 7.11	Investment Agreement

Exhibit 7.14	Exit Financing Engagement Letter And Term Sheet

Exhibit 7.16(a)	Summary Of Terms Of New Common Stock

Exhibit 7.16(b)	Registration Rights Agreement

Exhibit 7.17(a)	Summary Of Terms Of Series A and B New Preferred Stock

Exhibit 7.18(a)	Seven-Year Warrant Agreement

Exhibit 7.18(b)	Six-Month Warrant Agreement

Exhibit 7.18(c)	Ten-Year Warrant Agreement

Exhibit 7.19(a)	Securities Settlement Stipulation

Exhibit 7.19(b)	ERISA Settlement Stipulation

Exhibit 7.19(c)	Insurance Settlement Stipulation

Exhibit 7. 20(a)	Delphi-GM Global Settlement Agreement

Exhibit 7. 20(b)	Delphi-GM Master Restructuring Agreement

Exhibit 7. 21(a)	UAW 1113/1114 Settlement Approval Order

	Exhibit 1	UAW-Delphi-GM Memorandum of Understanding

Exhibit 7. 21(b)	IUE-CWA 1113/1114 Settlement Approval Order

	Exhibit 1	IUE-CWA Memorandum Of Understanding

Exhibit 7. 21(c)	USW 1113/1114 Settlement Approval Order

	Exhibit 1	USW Home Avenue Memorandum Of Understanding

	Exhibit 2	USW Vandalia Memorandum Of Understanding

Exhibit 7. 21(d)	IUOE, IBEW, And IAM 1113/1114 Settlement Agreement Order

	Exhibit 1	IUOE Local 832S Memorandum Of Understanding

	Exhibit 2	IUOE Local 18S Memorandum Of Understanding

	Exhibit 3	IUOE Local 101S Memorandum Of Understanding

	Exhibit 4	IBEW E&S Memorandum Of Understanding

	Exhibit 5	IBEW Powertrain Memorandum Of Understanding

	Exhibit 6	IAM Memorandum Of Understanding

Exhibit 7.24	Retained Causes Of Action

Exhibit 8.1(a)	Executory Contracts And Unexpired Leases To Be Rejected

Exhibit 10.4	Indenture Trustee Substantial Contribution Amount

Exhibit 10.5	Administrative Claim Request Form

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INTRODUCTION
     Delphi Corporation and certain of its direct and indirect subsidiaries, debtors and debtors-in-possession in the above-captioned jointly administered Chapter 11 Cases, hereby propose this joint plan of reorganization for the resolution of the outstanding Claims against and Interests in the Debtors. Capitalized terms used herein shall have the meanings ascribed to them in Article I.B. of this Plan.
     The subsidiaries of Delphi incorporated outside of the United States are not the subject of the Chapter 11 Cases.
     These Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the Bankruptcy Court. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. The distributions to be made to holders of Claims and Interests are set forth herein.
     This Plan provides for the substantive consolidation of certain of the Estates, but only for the purposes of voting and making distributions to holders of Claims and Interests under this Plan. Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject this Plan cannot be solicited from a holder of a Claim or Interest until the Disclosure Statement has been approved by the Bankruptcy Court and distributed to holders of Claims and Interests. The Disclosure Statement relating to this Plan was approved by the Bankruptcy Court on December 10, 2007, and has been distributed simultaneously with this Plan to all parties whose votes are being solicited. The Disclosure Statement contains, among other things, a discussion of the Debtors’ history, business, properties and operations, projections for those operations, risk factors associated with the business and Plan, a summary and analysis of this Plan, and certain related matters including, among other things, the securities to be issued under this Plan. ALL HOLDERS OF CLAIMS AND INTERESTS WHO ARE ENTITLED TO VOTE ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.
     Subject to the restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in Article XIV of this Plan, each of the Debtors expressly reserves its respective rights to alter, amend, modify, revoke, or withdraw this Plan with respect to such Debtor, one or more times, prior to this Plan’s substantial consummation.
     A complete list of the Debtors is set forth below. The list identifies each Debtor by its case number in these Chapter 11 Cases.

THE DEBTORS
•	ASEC Manufacturing General Partnership, 05-44482

•	ASEC Sales General Partnership, 05-44484

•	Aspire, Inc, 05-44618

•	Delco Electronics Overseas Corporation, 05-44610

•	Delphi Automotive Systems (Holding), Inc., 05-44596

•	Delphi Automotive Systems Global (Holding), Inc., 05-44636

•	Delphi Automotive Systems Human Resources LLC, 05-44639

•	Delphi Automotive Systems International, Inc., 05-44589

•	Delphi Automotive Systems Korea, Inc., 05-44580

•	Delphi Automotive Systems LLC, 05-44640

•	Delphi Automotive Systems Overseas Corporation, 05-44593

•	Delphi Automotive Systems Risk Management Corp., 05-44570

•	Delphi Automotive Systems Services LLC, 05-44632

•	Delphi Automotive Systems Tennessee, Inc., 05-44558

•	Delphi Automotive Systems Thailand, Inc., 05-44586

•	Delphi China LLC, 05-44577

•	Delphi Connection Systems, 05-44624

•	Delphi Corporation, 05-44481

•	Delphi Diesel Systems Corp., 05-44612

•	Delphi Electronics (Holding) LLC, 05-44547

•	Delphi Foreign Sales Corporation, 05-44638

•	Delphi Furukawa Wiring Systems LLC, 05-47452

•	Delphi Integrated Service Solutions, Inc., 05-44623

•	Delphi International Holdings Corp., 05-44591

•	Delphi International Services, Inc., 05-44583

•	Delphi Liquidation Holding Company, 05-44542

•	Delphi LLC, 05-44615

•	Delphi Mechatronic Systems, Inc., 05-44567

•	Delphi Medical Systems Colorado Corporation, 05-44507

•	Delphi Medical Systems Corporation, 05-44529

•	Delphi Medical Systems Texas Corporation, 05-44511

•	Delphi NY Holding Corporation, 05-44480

•	Delphi Receivables LLC, 05-47459

•	Delphi Services Holding Corporation, 05-44633

•	Delphi Technologies, Inc., 05-44554

•	DREAL, Inc., 05-44627

•	Environmental Catalysts, LLC, 05-44503

•	Exhaust Systems Corporation, 05-44573

•	MobileAria, Inc., 05-47474

•	Packard Hughes Interconnect Company, 05-44626

•	Specialty Electronics International Ltd., 05-44536

•	Specialty Electronics, Inc., 05-44539

ARTICLE I
DEFINITIONS, RULES OF
INTERPRETATION, AND COMPUTATION OF TIME
A. Scope Of Definitions
     For purposes of this Plan, except as expressly provided otherwise or unless the context requires otherwise, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I.B. of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.
B. Definitions
     1.1 “503 Deadline” has the meaning ascribed to it in Article 10.4 hereof.
     1.2 “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, the DIP Facility Revolver Claim, the DIP Facility First Priority Term Claim, the DIP Facility Second Priority Term Claim, an Investment Agreement Claim, the actual, necessary costs and expenses, incurred on or after the Petition Date, of preserving the Estates and operating the business of the Debtors, including wages, salaries, or commissions for services rendered after the Petition Date, Professional Claims, all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, and all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.
     1.3 “Administrative Claims Bar Date” means the deadline for filing proofs of or requests for payment of Administrative Claims, which shall be 45 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court, and except with respect to Professional Claims, which shall be subject to the provisions of Article 10.4 hereof, and except with respect to Investment Agreement Claims, which shall be subject to the provisions of Article 10.2 hereof.
     1.4 “ADR Procedures” means any alternative dispute resolution procedures approved by the Bankruptcy Court prior to the Effective Date, including, but not limited to, those approved in the Amended And Restated Order Under 11 U.S.C. §§ 363, 502, And 503 And Fed. R. Bankr. P. 9019(b) Authorizing Debtors To Compromise Or Settle Certain Classes Of Controversy And Allow Claims Without Further Court Approval, entered June 26, 2007.
     1.5 “Affiliate Debtors” means all the Debtors, other than Delphi.
     1.6 “Affiliates” has the meaning given such term by section 101(2) of the Bankruptcy Code.

     1.7 “Allowed Claim” means a Claim, or any portion thereof,
          (a) that has been allowed by a Final Order of the Bankruptcy Court (or such other court or forum as the Reorganized Debtors and the holder of such Claim agree may adjudicate such Claim and objections thereto);
          (b) as to which a proof of claim has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, or is allowed by any Final Order of the Bankruptcy Court or by other applicable non-bankruptcy law, but only to the extent that such claim is identified in such proof of claim in a liquidated and noncontingent amount, and either (i) no objection to its allowance has been filed, or is intended to be filed, within the periods of limitation fixed by this Plan, the Bankruptcy Code, or by any order of the Bankruptcy Court, or (ii) any objection as to its allowance has been settled or withdrawn or has been denied by a Final Order;
          (c) as to which no proof of claim has been filed with the Bankruptcy Court and (i) which is Scheduled as liquidated in an amount other than zero and not contingent or disputed, but solely to the extent of such liquidated amount and (ii) no objection to its allowance has been filed, or is intended to be filed, by the Debtors or the Reorganized Debtors, within the periods of limitation fixed by this Plan, the Bankruptcy Code, or by any order of the Bankruptcy Court;
          (d) that is expressly allowed in a liquidated amount in this Plan; or
          (e) that is a Section 510(b) Note Claim, Section 510(b) Equity Claim, or Section 510(b) ERISA Claim; provided that both the Bankruptcy Court and MDL Court shall have approved the MDL Settlements, except to the extent that any such Claim is or becomes a Section 510(b) Opt Out Claim.
     1.8 “Allowed Class . . . Claim” or “Allowed Class . . . Interest” means an Allowed Claim or an Allowed Interest in the specified Class.
     1.9 “Allowed Interest” means an Interest in any Debtor, which has been or hereafter is listed by such Debtor in its books and records as liquidated in an amount and not disputed or contingent; provided, however, that to the extent an Interest is a Disputed Interest, the determination of whether such Interest shall be allowed and/or the amount of any such Interest shall be determined, resolved, or adjudicated, as the case may be, in the manner in which such Interest would have been determined, resolved, or adjudicated if the Chapter 11 Cases had not been commenced; and provided further, however, that proofs of Interest need not and should not be filed in the Bankruptcy Court with respect to any Interests; and provided further, however, that the Reorganized Debtors, in their discretion, may bring an objection or motion with respect to a Disputed Interest before the Bankruptcy Court for resolution.
     1.10 “Appaloosa” means Appaloosa Management L.P.
     1.11 “Avoidance Claims” means Causes of Action or defenses arising under any of sections 502, 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551, or 553 of the Bankruptcy Code, or under similar or related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation has been commenced as of the Confirmation Date to prosecute such Causes of Action.

     1.12 “Ballot” means each of the ballot forms that is distributed with the Disclosure Statement to holders of Claims and Interests included in Classes that are Impaired under this Plan and entitled to vote under Article VI of this Plan.
     1.13 “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as in effect on the Petition Date.
     1.14 “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York or such other court as may have jurisdiction over the Chapter 11 Cases.
     1.15 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.
     1.16 “Bar Date” means the deadlines set by the Bankruptcy Court pursuant to the Bar Date Order or other Final Order for filing proofs of claim in the Chapter 11 Cases, as the context may require. Except as explicitly provided in the Bar Date Order, the Bar Date was July 31, 2006.
     1.17 “Bar Date Order” means the order entered by the Bankruptcy Court on April 12, 2006, which established the Bar Date, and any subsequent order supplementing such initial order or relating thereto.
     1.18 “Business Day” means any day, excluding Saturdays, Sundays, and “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York City.
     1.19 “Cash” means legal tender of the United States of America and equivalents thereof.
     1.20 “Cash Reserve” means the cash reserved, as determined by the Debtors or the Reorganized Debtors, to pay Administrative Claims, Priority Tax Claims, and as otherwise required by this Plan.
     1.21 “Causes of Action” means any and all actions, proceedings, causes of action, suits, accounts, demands, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, non-contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, and whether asserted or assertable directly or derivatively in law, equity, or otherwise, including Avoidance Claims, unless otherwise waived or released by the Debtors or the Reorganized Debtors to the extent such Cause of Action is a Cause of Action held by the Debtors or the Reorganized Debtors.
     1.22 “Certificate” has the meaning ascribed to it in Article 9.5 hereof.

     1.23 “Certificate of Incorporation and Bylaws” means the Certificate of Incorporation and Bylaws (or other similar documents) of Reorganized Delphi, in substantially the forms attached hereto as Exhibit 7.4(a) and Exhibit 7.4(b), respectively.
     1.24 “Chapter 11 Cases” means the chapter 11 cases of the Debtors pending in the Bankruptcy Court and being jointly administered with one another under Case No. 05-44481, and the phrase “Chapter 11 Case” when used with reference to a particular Debtor means the particular case under chapter 11 of the Bankruptcy Code that such Debtor commenced in the Bankruptcy Court.
     1.25 “Claim” means a claim against one of the Debtors (or all or some of them), whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.
     1.26 “Claims Agent” means Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245, Attention: Delphi Corporation.
     1.27 “Claims/Interests Objection Deadline” means, as applicable (except for Administrative Claims), (a) the day that is the later of (i) the first Business Day that is at least 120 days after the Effective Date and (ii) as to proofs of claim filed after the Bar Date, the first Business Day that is at least 120 days after a Final Order is entered deeming the late filed claim to be treated as timely filed or (b) such later date as may be established by the Bankruptcy Court upon request of the Reorganized Debtors without further notice to parties-in-interest.
     1.28 “Class” means a category of holders of Claims or Interests as described in Article III of this Plan.
     1.29 “Confirmation Date” means the date of entry of the Confirmation Order.
     1.30 “Confirmation Hearing” means the hearing before the Bankruptcy Court held under section 1128 of the Bankruptcy Code to consider confirmation of this Plan and related matters, as such hearing may be adjourned or continued from time to time.
     1.31 “Confirmation Order” means the order entered by the Bankruptcy Court confirming this Plan under section 1129 of the Bankruptcy Code.
     1.32 “Connection Systems Debtors” means, collectively, Packard Hughes Interconnect Company and Delphi Connection Systems, as substantively consolidated for Plan purposes.
     1.33 “Continuing Indemnification Rights” means those Indemnification Rights held by any Indemnitee who is a Released Party, together with any Indemnification Rights held by any Indemnitee on account of events occurring on or after the Petition Date.
     1.34 “Controlled Affiliate” means any Affiliate in which a Debtor (whether directly or indirectly and whether by ownership or share capital, the possession of voting power, contract or otherwise) has the power to appoint and/or remove the majority of the members of the board of directors or other governing body of such Affiliate or otherwise to direct or cause the direction of the affairs and policies of such Affiliate.

     1.35 “Creditors’ Committee” means the official committee of unsecured creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases on October 17, 2005, as reconstituted from time to time.
     1.36 “Cure” means the payment or other honor of all obligations required to be paid or honored in connection with assumption of an executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code, including (a) the cure of any non-monetary defaults to the extent required, if at all, pursuant to section 365 of the Bankruptcy Code, and (b) with respect to monetary defaults, the distribution within a reasonable period of time following the Effective Date of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption (or assumption and assignment) of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations or such lesser amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.
     1.37 “Cure Amount Claim” has the meaning ascribed to it in Article 8.2 of this Plan.
     1.38 “Cure Amount Notice” has the meaning ascribed to it in Article 8.2 of this Plan and the Solicitation Procedures Order.
     1.39 “Cure Claim Submission Deadline” has the meaning ascribed to it in Article 8.2 of this Plan.
     1.40 “DASHI Debtors” means, collectively, Delphi Automotive Systems (Holding), Inc., Delphi Automotive Systems International, Inc., Delphi Automotive Systems Korea, Inc., Delphi Automotive Systems Overseas Corporation, Delphi Automotive Systems Thailand, Inc., Delphi China LLC, Delphi International Holdings Corp., and Delphi International Services, Inc., as substantively consolidated for Plan purposes.
     1.41 “Debtor” means, individually, any of Delphi or the Affiliate Debtors.
     1.42 “Debtors” means, collectively, Delphi and the Affiliate Debtors.
     1.43 “Delphi” means Delphi Corporation, a Delaware corporation, debtor-in-possession in the above-captioned Case No. 05-44481 (RDD) pending in the Bankruptcy Court.
     1.44 “Delphi-DAS Debtors” means, collectively, Delphi Corporation, ASEC Manufacturing General Partnership, ASEC Sales General Partnership, Aspire, Inc., Delphi Automotive Systems LLC, Delphi Automotive Systems Global (Holdings), Inc., Delphi Automotive Systems Human Resources LLC, Delphi Automotive Systems Services LLC, Delphi Foreign Sales Corporation, Delphi Integrated Service Solutions, Inc., Delphi LLC, Delphi NY Holding Corporation, Delphi Receivables LLC, Delphi Services Holding Corporation, Delphi Automotive Systems Risk Management Corp., Delphi Automotive Systems Tennessee, Inc., Delphi Technologies, Inc., Delphi Electronics (Holding) LLC, Delphi Liquidation Holding Company, DREAL, Inc., Environmental Catalysts, LLC, and Exhaust Systems Corporation, as substantively consolidated for Plan purposes.

     1.45 “Delphi-GM Definitive Documents” means the Delphi-GM Global Settlement Agreement, the Delphi-GM Master Restructuring Agreement, each as amended and supplemented, and all attachments and exhibits thereto.
     1.46 “Delphi-GM Global Settlement Agreement” means that certain Global Settlement Agreement between Delphi Corporation, on behalf of itself and certain subsidiaries and Affiliates, and General Motors Corporation, dated September 6, 2007, as amended and supplemented, a copy of which is attached hereto as Exhibit 7.20(a).
     1.47 “Delphi-GM Master Restructuring Agreement” means that certain Master Restructuring Agreement between Delphi Corporation and General Motors Corporation, dated September 6, 2007, as amended and supplemented, a copy of which is attached hereto as Exhibit 7.20(b).
     1.48 “Delphi HRP” means the Delphi Hourly-Rate Employees Pension Plan.
     1.49 “DIP Agent” means the administrative agent for the DIP Lenders as defined in the DIP Credit Agreement.
     1.50 “DIP Credit Agreement” means that certain Revolving Credit, Term Loan and Guaranty Agreement, dated as of January 9, 2007, by and among the Debtors, the DIP Agent, and the DIP Lenders, which was executed by the Debtors in connection with the DIP Facility, as amended, supplemented, or otherwise modified from time to time, and all documents executed in connection therewith.
     1.51 “DIP Facility” means the debtor-in-possession secured financing facility provided to the Debtors by the DIP Lenders pursuant to the DIP Credit Agreement as authorized by the Bankruptcy Court pursuant to the DIP Facility Order.
     1.52 “DIP Facility First Priority Term Claim” means any Claim of the DIP Agent and/or the DIP Lenders, as the case may be, arising under or pursuant to that portion of the DIP Facility that affords to the Debtors a $250 million term loan facility, including, without limitation, principal and interest thereon, plus all reasonable fees and expenses (including professional fees and expenses) payable by the Debtors thereunder.
     1.53 “DIP Facility Order” means, collectively, (a) the interim order that was entered by the Bankruptcy Court on October 12, 2005, (b) the final order that was entered by the Bankruptcy Court on October 28, 2005, authorizing and approving the DIP Facility and the agreements related thereto, (c) the order that was entered by the Bankruptcy Court on January 5, 2007, authorizing the Debtors to refinance the DIP Facility, and (d) any and all orders entered by the Bankruptcy Court authorizing and approving the amendments to the DIP Credit Agreement.
     1.54 “DIP Facility Revolver Claim” means any Claim of the DIP Agent and/or the DIP Lenders, as the case may be, arising under or pursuant to that portion of the DIP Facility that affords to the Debtors a $1.75 billion revolving lending facility, including, without limitation, principal and interest thereon, plus all reasonable fees and expenses (including professional fees and expenses) payable by the Debtors thereunder.

     1.55 “DIP Facility Second Priority Term Claim” means any Claim of the DIP Agent and/or the DIP Lenders, as the case may be, arising under or pursuant to that portion of the DIP Facility that affords to the Debtors a $2.5 billion term loan facility, including, without limitation, principal and interest thereon, plus all reasonable fees and expenses (including professional fees and expenses) payable by the Debtors thereunder.
     1.56 “DIP Lenders” means the lenders and issuers from time to time party to the DIP Credit Agreement.
     1.57 “Direct Subscription Shares” shall have the meaning ascribed to such term in the Investment Agreement.
     1.58 “Disallowed Claim” means (a) a Claim, or any portion thereof, that has been disallowed by a Final Order or a settlement, (b) a Claim or any portion thereof that is Scheduled at zero or as contingent, disputed, or unliquidated and as to which a proof of claim bar date has been established but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, or (c) a Claim or any portion thereof that is not Scheduled and as to which a proof of claim bar date has been established but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.
     1.59 “Disallowed Interest” means an Interest or any portion thereof that has been disallowed by a Final Order or a settlement.
     1.60 “Disbursing Agent” means Reorganized Delphi, or any Person designated by it, in its sole discretion, to serve as a disbursing agent under this Plan.
     1.61 “Disclosure Statement” means the written disclosure statement (including all schedules thereto or referenced therein) that relates to this Plan, as such disclosure statement may be amended, modified, or supplemented from time to time, all as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017.
     1.62 “Discount Oversubscription Right” means a right to subscribe for shares of New Common Stock not otherwise purchased by the exercise of Discount Rights pursuant to the Discount Rights Offering as detailed, and at the price per share set forth, in Article 7.15(a) of this Plan.
     1.63 “Discount Right” means a Right issued pursuant to the Discount Rights Offering.
     1.64 “Discount Rights Offering” means the offer and sale by Reorganized Delphi pursuant to an SEC registered rights offering whereby Discount Rights Offering Eligible Holders shall be offered, on a proportionate basis, the Right to purchase in the aggregate up to 41,026,309 shares of New Common Stock, in exchange for a Cash payment equal to $38.39 per share of New Common Stock.
     1.65 “Discount Rights Offering Eligible Holders” means holders of General Unsecured Claims, Section 510(b) Note Claims, Section 510(b) Equity Claims, and Section 510(b)

ERISA Claims on the Rights Offering Record Date or transferees receiving such holders’ Discount Rights.
     1.66 “Disputed Claim” or “Disputed Interest” means a Claim or any portion thereof, or an Interest or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, nor an Allowed Interest nor a Disallowed Interest, as the case may be.
     1.67 “Distribution Date” means the date, selected by the Reorganized Debtors, upon which distributions to holders of Allowed Claims and Allowed Interests entitled to receive distributions under this Plan shall commence; provided, however, that the Distribution Date shall occur as soon as reasonably practicable after the Effective Date, but in any event no later than 30 days after the Effective Date.
     1.68 “Distribution Reserve” means, as applicable, one or more reserves of New Common Stock, New Warrants, or Oversubscription Cash, for distribution to holders of Allowed Claims or Allowed Interests in the Chapter 11 Cases to be reserved pending allowance of Disputed Claims or Disputed Interests in accordance with Article 9.8 of this Plan.
     1.69 “Effective Date” means the Business Day determined by the Debtors on which all conditions to the consummation of this Plan set forth in Article 12.2 of this Plan have been either satisfied or waived as provided in Article 12.3 of this Plan and the day upon which this Plan is substantially consummated.
     1.70 “Employee-Related Obligation” means a Claim of an employee of one or more of the Debtors, in his or her capacity as an employee of such Debtor or Debtors, for wages, salary, commissions, or benefits and (i) for which the filing of a proof of claim was not required by the Bar Date Order or (ii) reflected in the Debtors’ books and records as of the date of the commencement of the hearing on the Disclosure Statement, evidenced by a timely filed proof of claim, or listed in the Schedules (other than as “disputed”).
     1.71 “Environmental Obligation” means a Claim (a) arising from a violation of, or compliance with, U.S. federal, state, local and non-U.S. environmental and occupational safety and health laws and regulations or incurred in connection with cleanup of environmental contamination, including by a Debtor as a potentially responsible party, or (b) reflected in the Debtors’ books and records as of the date of the commencement of the hearing on the Disclosure Statement, evidenced by a timely filed proof of claim, or listed in the Schedules (other than as “disputed”).
     1.72 “Equity Committee” means the official committee of equity security holders appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases on April 28, 2006, as reconstituted from time to time.
     1.73 “ERISA” means Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1001-1461 and 26 U.S.C. §§ 401-420, as amended.
     1.74 “ERISA Plaintiffs” means, collectively, Gregory Bartell, Thomas Kessler, Neal Folck, Donald McEvoy, Irene Polito, and Kimberly Chase-Orr on behalf of participants in the Debtors and their subsidiaries’ defined contribution employee benefit pension plans that invested in Delphi common stock, as styled in the MDL Actions.

     1.75 “ERISA Settlement” means that certain settlement of the ERISA-related MDL Actions, attached hereto as Exhibit 7.19(b).
     1.76 “Estates” means the bankruptcy estates of the Debtors created pursuant to section 541 of the Bankruptcy Code.
     1.77 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or hereafter amended.
     1.78 “Exercising Creditor” means a Discount Rights Offering Eligible Holder who exercises its Discount Rights.
     1.79 “Exhibit” means an exhibit annexed either to this Plan or as an appendix to the Disclosure Statement.
     1.80 “Exhibit Filing Date” means the date on which Exhibits to this Plan or the Disclosure Statement shall be filed with the Bankruptcy Court, which date shall be at least ten days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court without further notice.
     1.81 “Existing Common Stock” means shares of common stock of Delphi that are authorized, issued, and outstanding prior to the Effective Date.
     1.82 “Existing Securities” means, collectively, the Senior Notes, the Subordinated Notes, and the Existing Common Stock.
     1.83 “Exit Financing Arrangements” means the new financing arrangements pursuant to the terms of (a) the exit financing term sheets, as the same may be amended, modified, or supplemented from time to time, copies of which are attached hereto as Exhibit 7.14, and (b) any and all additional documents related thereto.
     1.84 “Face Amount” means, (a) when used in reference to a Disputed or Disallowed Claim, the full stated liquidated amount claimed by the holder of a Claim in any proof of claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law , (b) when used in reference to an Allowed Claim (other than a TOPrS Claim), the allowed amount of such Claim (including applicable Postpetition Interest), and (c) when used in reference to the TOPrS Claims, 90% of principal and accrued prepetition interest of such TOPrS Claims.
     1.85 “Final Order” means an order or judgment, the operation or effect of which has not been reversed, stayed, modified, or amended, and as to which order or judgment (or any reversal, stay, modification, or amendment thereof) (a) the time to appeal, seek certiorari, or request reargument or further review or rehearing has expired and no appeal, petition for certiorari, or request for reargument or further review or rehearing has been timely filed, or (b) any appeal that has been or may be taken or any petition for certiorari or request for reargument or further review or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed, from which certiorari was sought, or to which the request was made, and no further appeal or petition for certiorari or request for reargument or further review or rehearing has been or can be taken or granted.

     1.86 “Flow-Through Claim” means a claim arising from (a) an Ordinary Course Customer Obligation to a customer of Delphi as of the date of the commencement of the hearing on the Disclosure Statement, (b) an Environmental Obligation (excluding those environmental obligations that were settled or capped during the Chapter 11 Cases (to the extent in excess of the capped amount)), (c) an Employee-Related Obligation (including worker compensation and unemployment compensation claims) asserted by an hourly employee that is not otherwise waived pursuant to the Union Settlement Agreements, (d) any Employee-Related Obligation asserted by a salaried, non-executive employee who was employed by Delphi as of the date of the commencement of the hearing on the Disclosure Statement, (e) any Employee-Related Obligation asserted by a salaried executive employee who was employed by Delphi as of the date of the commencement of the hearing on the Disclosure Statement and has entered into a new employment agreement as described in Article 7.8 of this Plan, and (f) litigation exposures and other liabilities arising from litigation that are covered by insurance, but only in the event that the party asserting the litigation ultimately agrees to limit its recovery to available insurance proceeds; provided, however, that all Estate Causes of Action and defenses to any Flow-Through Claim shall be fully preserved.
     1.87 “General Unsecured Claim” means any Claim, including a Senior Note Claim, a TOPrS Claim, or a SERP Claim, that is not otherwise an Administrative Claim, Priority Tax Claim, Secured Claim, Flow-Through Claim, GM Claim, Section 510(b) Note Claim, Intercompany Claim, Section 510(b) Equity Claim, Section 510(b) ERISA Claim, Section 510(b) Opt Out Claim, or Intercompany Claim.
     1.88 “GM” means General Motors Corporation.
     1.89 “GM Claim” means any Claim of GM, excluding any Claim arising as a result of the IRC Section 414(l) Transfer, all Flow-Through Claims of GM, and all other Claims and amounts to be treated in the normal course or arising, paid, or treated pursuant to the Delphi-GM Definitive Documents (including the “GM Surviving Claims” as defined in the Delphi-GM Global Settlement Agreement), but shall otherwise include all claims asserted in GM’s proof of claim.
     1.90 “GM HRP” means the GM Hourly-Rate Employees Pension Plan.
     1.91 “GM Note(s)” means the note(s) provided to GM in an amount not exceeding $750 million which shall have the terms set forth in the Delphi-GM Settlement Agreement.
     1.92 “Holdback Amount” means the amounts withheld by the Debtors as of the Confirmation Date as a holdback on payment of Professional Claims pursuant to the Professional Fee Order.
     1.93 “Holdback Escrow Account” means the escrow account into which Cash equal to the Holdback Amount shall be deposited on the Effective Date for the payment of Allowed Professional Claims to the extent not previously paid or disallowed.
     1.94 “IAM” means the International Association of Machinists and Aerospace Workers and its District 10 and Tool and Die Makers Lodge 78.

     1.95 “IAM Memorandum of Understanding” means that certain memorandum of understanding, dated July 31, 2007, as approved by the Bankruptcy Court on August 16, 2007, among the IAM, Delphi, and GM, and all attachments and exhibits thereto.
     1.96 “IBEW” means the International Brotherhood of Electrical Workers and its Local 663.
     1.97 “IBEW E&S Memorandum of Understanding” means that certain memorandum of understanding, dated July 31, 2007, as approved by the Bankruptcy Court on August 16, 2007, among the IBEW and its Local 663 relating to Delphi Electronics and Safety, Delphi, and GM, and all attachments and exhibits thereto.
     1.98 “IBEW Powertrain Memorandum of Understanding” means that certain memorandum of understanding, dated July 31, 2007, as approved by the Bankruptcy Court on August 16, 2007, among the IBEW and its Local 663 relating to Delphi Powertrain, Delphi, and GM, and all attachment and exhibits thereto.
     1.99 “Impaired” refers to any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.
     1.100 “Indemnification Rights” means obligations of the Debtors, if any, to indemnify, reimburse, advance, or contribute to the losses, liabilities, or expenses of an Indemnitee pursuant to the Debtor’s certificate of incorporation, bylaws, policy of providing employee indemnification, applicable law, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee’s service with, for, or on behalf of the Debtors.
     1.101 “Indemnitee” means all current and former directors, officers, employees, agents, or representatives of the Debtors who are entitled to assert Indemnification Rights.
     1.102 “Indenture Trustees” means the Senior Notes Indenture Trustee and the Subordinated Notes Indenture Trustee.
     1.103 “Indentures” means the Senior Notes Indenture and the Subordinated Notes Indenture.
     1.104 “Insurance Coverage”
     has the meaning ascribed to it in Article 11.12 of this Plan.
     1.105 “Insurance Settlement” means that certain agreement among Delphi, certain insured officers and directors, and certain insurance carriers resolving certain insurance claims related to the MDL Actions, a copy of which is attached hereto as Exhibit 7.19(c).
     1.106 “Intercompany Claim” means a Claim by a Debtor, a Controlled Affiliate of a Debtor, or a non-Debtor Controlled Affiliate against another Debtor, Controlled Affiliate of a Debtor, or non-Debtor Controlled Affiliate.
     1.107 “Intercompany Executory Contract” means an executory contract solely between two or more Debtors or an executory contract solely between one or more Debtors and one or more non-Debtor Controlled Affiliates.

     1.108 “Intercompany Unexpired Lease” means an unexpired lease solely between two or more Debtors or an unexpired lease solely between one or more Debtors and one or more non-Debtor Controlled Affiliates.
     1.109 “Interest” means the legal, equitable, contractual, and other rights of any Person with respect to Existing Common Stock, Other Interests, or any other equity securities of, or ownership interests in, Delphi or the Affiliate Debtors.
     1.110 “Investment Agreement” means that Equity Purchase and Commitment Agreement (including any Transaction Agreements (as defined therein)) between the Plan Investors and Delphi, a copy of which is attached hereto as Exhibit 7.11, as the same may be amended, modified, or supplemented from time to time, and all documents executed in connection therewith.
     1.111 “Investment Agreement Claims” means all Claims arising under the Investment Agreement that have been allowed under sections 503(b)(1)(A) and 507(a)(1) of the Bankruptcy Code pursuant to the Investment Agreement Order.
     1.112 “Investment Agreement Order” means the order authorizing and approving the Investment Agreement entered by the Bankruptcy Court on December 10, 2007.
     1.113 “IRC” means the Internal Revenue Code of 1986, as amended.
     1.114 “IRC Section 414(l) Transfer” means the transaction through which the GM HRP shall assume from Delphi $1.5 billion of net pension obligations pursuant to a transaction under the terms of the Delphi-GM Definitive Documents, IRC section 414(l), and Section 208 of ERISA.
     1.115 “IUE-CWA” means the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers-Communication Workers of America and its applicable local unions.
     1.116 “IUE-CWA 1113/114 Settlement Approval Order” means the order entered by the Bankruptcy Court on August 16, 2007 approving the IUE-CWA-Delphi-GM Memorandum of Understanding.
     1.117 “IUE-CWA Benefit Guarantee” means the benefit guarantee agreement between GM and the IUE-CWA, dated November 13, 1999.
     1.118 “IUE-CWA Benefit Guarantee Term Sheet” means that term sheet, attached as Attachment B to the IUE-CWA-Delphi-GM Memorandum of Understanding, which sets forth the agreement of GM, Delphi, and the IUE-CWA regarding the freeze of the Delphi HRP, Delphi’s cessation of post-retirement health care benefits and employer-paid post-retirement life insurance benefits, and the terms of a consensual triggering and application of the IUE-CWA Benefit Guarantee.
     1.119 “IUE-CWA-Delphi-GM Memorandum of Understanding” means that certain memorandum of understanding, dated August 5, 2007, as approved by the Bankruptcy Court on August 16, 2007, among the IUE-CWA, Delphi, and GM, and all attachments and exhibits thereto and all IUE-CWA-Delphi collective bargaining agreements referenced therein as modified.
     1.120 “IUOE” means the International Union of Operating Engineers Locals 832S, 18S, and 101S, and their affiliated entities.
     1.121 “IUOE Local 18S Memorandum of Understanding” means that certain memorandum of understanding, dated August 1, 2007, as approved by the Bankruptcy Court on August 16, 2007, among the IUOE 18S, Delphi, and GM, and all attachments and exhibits thereto.
     1.122 “IUOE Local 101S Memorandum of Understanding” means that certain memorandum of understanding, dated August 1, 2007, as approved by the Bankruptcy Court on August 16, 2007, among the IUOE Local 101S, Delphi, and GM, and all attachments and exhibits thereto.
     1.123 “IUOE Local 832S Memorandum of Understanding” means that certain memorandum of understanding dated August 1, 2007, as approved by the Bankruptcy Court on August 16, 2007, among the IUOE Local 832S, Delphi, and GM, and all attachments and exhibits thereto.
     1.124 “IUOE-IBEW-IAM OPEB Term Sheet” means that term sheet, attached as Attachment B to the IBEW E&S Memorandum of Understanding, IBEW Powertrain Memorandum of Understanding, IAM Memorandum of Understanding, IUOE Local 18S Memorandum of Understanding, IUOE Local 101S Memorandum of Understanding, and IUOE Local 832S Memorandum of Understanding, regarding Delphi’s cessation of post-retirement health care benefits and employer-paid post retirement life insurance benefits and GM’s agreement to provide certain post retirement benefits to certain retired employees currently receiving such benefits from Delphi and other active employees who may become eligible for OPEB in accordance therewith.
     1.125 “IUOE, IBEW, And IAM 1113/1114 Settlement Approval Order” means the order entered by the Bankruptcy Court on August 16, 2007 approving the IAM Memorandum of Understanding, IBEW E&S Memorandum of Understanding, IBEW Powertrain Memorandum of Understanding, IUOE Local 18S Memorandum of Understanding, IUOE Local 101S Memorandum of Understanding, and IUOE Local 832S Memorandum of Understanding.
     1.126 “Joint Claims Oversight Committee” means the committee established on the Effective Date or as soon thereafter as practicable to monitor claims administration, provide guidance to the Reorganized Debtors, and address the Bankruptcy Court if such committee disagrees with the Reorganized Debtors’ determinations requiring claims resolution.
     1.127 “Lead Plaintiffs” means, collectively, Teachers’ Retirement System of Oklahoma, Public Employees’ Retirement System Of Mississippi, Raiffeisen Kapitalanlage-Gesellschaft m.b.H, and Stichting Pensioenfonds ABP, as styled in the MDL Actions.
     1.128 “Management Compensation Plan” means those certain plans by which Reorganized Delphi shall implement a management compensation program for certain members of management, directors, and other employees on and after the Effective Date, as set forth on Exhibit 7.8 hereto.

     1.129 “Material Supply Agreement” means any agreement to which any of the Debtors is a party and pursuant to which the Debtors purchase materials which are directly incorporated into one or more of the Debtors’ products.
     1.130 “MDL Actions” means those certain actions consolidated in that certain multi-district litigation proceeding captioned In re Delphi Corporation Securities, Derivative & ERISA Litigation, MDL No. 1725 (GER), pending in the United States District Court for the Eastern District of Michigan, related to certain actions for damages arising from the purchase or sale of the Senior Notes, the TOPrS, the Subordinated Notes, or Existing Common Stock, for violations of the securities laws, for violations of ERISA, misrepresentations, or any similar Claims.
     1.131 “MDL Court” means the United States District Court for the Eastern District of Michigan.
     1.132 “MDL Group” has the meaning ascribed to it in Article 7.15(a)(iv) of this Plan.
     1.133 “MDL Settlements” means, collectively, the ERISA Settlement, the Securities Settlement, and the Insurance Settlement.
     1.134 “Michigan Statutory Rate” means 4.845% as provided for in Michigan Compiled Laws § 600.6013(8), and shall be calculated on a non-compounding basis, commencing as of the Petition Date.
     1.135 “New Common Stock” means the shares of new common stock of Reorganized Delphi, authorized under Article 7.16 of the Plan and under the Certificate of Incorporation of Reorganized Delphi.
     1.136 “New Preferred Stock” means the shares of preferred stock of Reorganized Delphi authorized under Article 7.17 of this Plan and under the Certificate of Incorporation of Reorganized Delphi.
     1.137 “New Warrants” means the Seven-Year Warrants, the Sixth-Month Warrants, and the Ten-Year Warrants.
     1.138 “Non-exercising Creditor” means a Discount Rights Offering Eligible Holder who does not exercise or transfer its Discount Rights.
     1.139 “Non-Represented Term Sheet” means the Term Sheet – Delphi Cessation and GM Provision of OPEB For Certain Non-Represented Delphi Employees and Retirees entered into between Delphi and GM, dated August 3, 2007.
     1.140 “OPEB” means other post-employment benefits obligations.
     1.141 “Ordinary Course Customer Obligation” means any Claim of a customer to which Delphi supplies goods or services, which Claim arises from ordinary course customer/supplier obligations owing between Delphi and a customer including recall, product liability, and warranty obligations.

     1.142 “Ordinary Course Professionals Order” means the order entered by the Bankruptcy Court on November 4, 2005 authorizing the retention of professionals utilized by the Debtors in the ordinary course of business.
     1.143 “Other Executory Contract” means any executory contract, other than a Material Supply Agreement and Other Unexpired Lease, to which any of the Debtors is a party.
     1.144 “Other Interests” means all options, warrants, call rights, puts, awards, or other agreements to acquire Existing Common Stock.
     1.145 “Other Unexpired Lease” means any unexpired lease, other than a Material Supply Agreement and Other Executory Contract, to which any of the Debtors is a party.
     1.146 “Oversubscription Cash” means the product of (a) $0.25 and (b) the number of Discount Oversubscription Rights that have been exercised.
     1.147 “Par Value Right” means a Right issued pursuant to the Par Value Rights Offering.
     1.148 “Par Value Rights Offering” means the offer and sale by Reorganized Delphi pursuant to an SEC-registered rights offering whereby holders of Existing Common Stock on the Rights Offering Record Date shall be offered, on a proportionate basis, the opportunity to purchase in the aggregate up to 21,680,996 shares of the New Common Stock in exchange for a Cash payment equal to $59.61 per share of New Common Stock.
     1.149 “PBGC” means the Pension Benefit Guaranty Corporation.
     1.150 “Periodic Distribution Date” means, as applicable, (a) the Distribution Date, as to the first distribution made by the Reorganized Debtors, and (b) thereafter, (i) the first Business Day occurring ninety (90) days after the Distribution Date and (ii) subsequently, the first Business Day occurring ninety (90) days after the immediately preceding Periodic Distribution Date.
     1.151 “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code), or other entity.
     1.152 “Petition Date” means, as applicable, (a) October 8, 2005 with respect to those Debtors which filed their petitions for reorganization relief in the Bankruptcy Court on such date or (b) October 14, 2005 with respect to those Debtors which filed their petitions for reorganization relief in the Bankruptcy Court on such date.
     1.153 “Plan” means this joint plan of reorganization for the resolution of outstanding Claims and Interests in the Chapter 11 Cases, as herein proposed by the Debtors, including all exhibits, supplements, appendices, and schedules hereto, either in its or their present form or as the same may be further altered, amended, or modified from time to time in accordance with the Bankruptcy Code and Bankruptcy Rules.

     1.154 “Plan Equity Value” has the meaning ascribed to it in Article 5.3(a) of this Plan.
     1.155 “Plan Investors” means A-D Acquisition Holdings, LLC, Harbinger Del-Auto Investment Company, Ltd., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Goldman Sachs & Co., and Pardus DPH Holding LLC.
     1.156 “Postpetition Interest” means, with respect to:
     (a) Priority Tax Claims, interest accruing from the Petition Date through the earlier of the Confirmation Date or January 31, 2008 at the non-penalty rate set forth in the applicable state or federal law governing such Priority Tax Claims; and
     (b) General Unsecured Claims (excluding TOPrS), interest accruing from the Petition Date through the earlier of the Confirmation Date or January 31, 2008 at the applicable contractual non-default rate (subject to the procedures described in the Solicitation Procedures Order) and, if there is no contract rate, at the Michigan Statutory Rate.
For the avoidance of doubt, Postpetition Interest shall not be paid on the following Claims: Administrative Claims (unless interest is to be paid in the ordinary course of business under the contractual obligations giving rise to the Administrative Claim), TOPrS Claims, the GM Claim, Section 510(b) Note Claims, Section 510(b) Equity Claims, and Section 510(b) ERISA Claims.
     1.157 “Postpetition Interest Rate Determination Notice” means a notice, in the form approved by the Bankruptcy Court in the Solicitation Procedures Order, to be returned to the Claims Agent no later than the Voting Deadline, requesting that the applicable rate of Postpetition Interest be established pursuant to the procedures described in the Solicitation Procedures Order. The Postpetition Interest Rate Determination Notice shall (a) identify the Claim and the requested rate of interest applicable to such Claim and (b) attach documentation supporting the payment of such rate of interest for each Claim.
     1.158 “Priority Tax Claim” means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.
     1.159 “Pro Rata” means, (a) with respect to Claims, at any time, the proportion that the Face Amount of a Claim in a particular Class or Classes bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class or Classes, unless this Plan provides otherwise and (b) with respect to Interests, at any time, the proportion that the number of Interests held by a certain Interest holder in a particular Class or Classes bears to the aggregate number of all Interests (including Disputed Interests, but excluding Disallowed Interests) in such Class or Classes.
     1.160 “Professional” means any Person retained in the Chapter 11 Cases by separate Bankruptcy Court order pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise; provided, however, that Professional does not include any Person retained pursuant to the Ordinary Course Professionals Order.

     1.161 “Professional Claim” means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses, or other charges and disbursements incurred relating to services rendered or expenses incurred after the Petition Date and prior to and including the Effective Date.
     1.162 “Professional Fee Order” means the order entered by the Bankruptcy Court on November 4, 2005, authorizing the interim payment of Professional Claims subject to the Holdback Amount.
     1.163 “Registration Rights Agreement” means the agreement, a form of which is attached hereto as Exhibit 7.16(b), whereby Reorganized Delphi shall be obligated to register certain shares of New Common Stock and New Preferred Stock pursuant to the terms and conditions of such agreement.
     1.164 “Registration Statement” means the registration statement filed by Delphi with the SEC on Form S-1 and under the Securities Act relating to the issuance of the Rights and New Common Stock to be issued in connection with the Rights Offerings, and the New Warrants and New Common Stock underlying the New Warrants, as the same may be amended, modified, or supplemented from time to time.
     1.165 “Reinstated” or “Reinstatement” means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of a Claim so as to leave such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code or (b) notwithstanding any contractual provision or applicable law that entitles the holder of a Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the holder of a Claim for any damages incurred as a result of any reasonable reliance by such holder of a Claim on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the holder of a Claim; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by this Plan, or conditioning such transactions or actions on certain factors, shall not be required to be cured or reinstated to achieve Reinstatement.
     1.166 “Released Parties” means, collectively, (a) all officers of each of the Debtors, all members of the boards of directors of each of the Debtors, and all employees of each of the Debtors, in each case in their respective capacities as of the date of the commencement of the hearing on the Disclosure Statement, (b) the Creditors’ Committee and all current and former members of the Creditors’ Committee in their respective capacities as such, (c) the Equity Committee and all current and former members of the Equity Committee in their respective capacities as such, (d) the DIP Agent in its capacity as such, (e) the DIP Lenders solely in their capacities as such, (f) all Professionals, (g) the Unions and current or former members, officers, and committee members of the Unions, (i) the Indenture Trustees, in their capacities as such, and (j) with respect to each of the above-named Persons, such Person’s affiliates, advisors, principals, employees, officers, directors, representatives, financial advisors, attorneys, accountants, investment bankers, consultants, agents, and other representatives and professionals.
     1.167 “Reorganized . . . ” means the applicable Debtor from and after the Effective Date.
     1.168 “Reorganized Debtor” or “Reorganized Debtors” means, individually, any Debtor and, collectively, all Debtors, in each case from and after the Effective Date.
     1.169 “Restructuring Debtors” means those Debtors that shall be the subject of a Restructuring Transaction under this Plan.
     1.170 “Restructuring Transaction(s)” means a dissolution or winding up of the corporate existence of a Debtor or the consolidation, merger, contribution of assets, or other transaction in which a Reorganized Debtor or non-Debtor Affiliate directly owned by a Debtor merges with or transfers some or substantially all of its assets and liabilities to a Reorganized Debtor or its Affiliates, on or following the Confirmation Date, as set forth in the Restructuring Transaction Notice.
     1.171 “Restructuring Transaction Notice” means the notice filed with the Bankruptcy Court on or before the Exhibit Filing Date, a copy of which is attached as Exhibit 7.3 to this Plan, listing the Restructuring Debtors and briefly describing the relevant Restructuring Transactions and attaching the relevant form consolidation or dissolution documents.
     1.172 “Retained Actions” means all Claims, Causes of Action, rights of action, suits, and proceedings, whether in law or in equity, whether known or unknown, which any Debtor or any Debtor’s Estate may hold against any Person, including, without limitation, Claims and Causes of Action brought prior to the Effective Date or identified in the Schedules, other than Claims explicitly released under this Plan or by Final Order of the Bankruptcy Court prior to the date hereof. A non-exclusive list of Retained Actions is attached hereto as Exhibit 7.24.
     1.173 “Right” means, as applicable, a right issued pursuant to the Discount Rights Offering or the Par Value Rights Offering.
     1.174 “Rights Offering Record Date” means the date of the commencement of the Confirmation Hearing.
     1.175 “Rights Offerings” means, collectively, the Discount Rights Offering and the Par Value Rights Offering.
     1.176 “Scheduled” means, with respect to any Claim, the status, priority, and amount, if any, of such Claim as set forth in the Schedules.
     1.177 “Schedules” means the schedules of assets and liabilities and the statements of financial affairs filed in the Chapter 11 Cases by the Debtors, which incorporate by reference the global notes and statement of limitations, methodology, and disclaimer regarding the Debtors’ schedules and statements, as such schedules or statements have been or may be further modified, amended, or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

     1.178 “Search Committee” means the committee established to interview and select certain members of the board of directors of Reorganized Delphi.
     1.179 “Section 510(b) Equity Claim” means any Cause of Action consolidated in the MDL Actions related to any claim against the Debtors (a) arising from the rescission of a purchase or sale of any Existing Common Stock, (b) for damages arising from the purchase or sale of Existing Common Stock, and (c) for alleged violations of the securities laws, misrepresentations, or any similar Claims related to the Existing Common Stock.
     1.180 “Section 510(b) ERISA Claim” means any Cause of Action consolidated in the MDL Actions arising from the alleged violation of ERISA.
     1.181 “Section 510(b) Note Claim” means any Cause of Action consolidated in the MDL Actions related to any claim against the Debtors (a) arising from the rescission of a purchase or sale of any Senior Notes, Subordinated Notes, or TOPrS, (b) for damages arising from the purchase of Senior Notes, Subordinated Notes, or TOPrS, and (c) for alleged violations of the securities laws, misrepresentations, or any similar Claims related to the Senior Notes, Subordinated Notes, or TOPrS.
     1.182 “Section 510(b) Opt Out Claim” means any Section 510(b) Opt Out Note Claim or Section 510(b) Opt Out Equity Claim.
     1.183 “Section 510(b) Opt Out Equity Claim” means any Section 510(b) Equity Claim, the holder of which has opted not to participate in the Securities Settlement pursuant to the procedures set forth in the “Notice of Settlement” approved by the MDL Court.
     1.184 “Section 510(b) Opt Out Note Claim” means any Section 510(b) Note Claim, the holder of which has opted not to participate in the Securities Settlement pursuant to the procedures set forth in the “Notice of Settlement” approved by the MDL Court.
     1.185 “Secured Claim” means a Claim, other than the DIP Facility Revolver Claim, DIP Facility First Priority Term Claim, or DIP Facility Second Priority Term Claim, secured by a security interest in or a lien on property in which a Debtor’s Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value, as of the Effective Date or such other date as is established by the Bankruptcy Court, of such Claim holder’s interest in the applicable Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined by a Final Order of the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code, or as otherwise agreed upon in writing by the Debtors and the holder of such Claim.
     1.186 “Securities Act” means the Securities Act of 1933, as now in effect or hereafter amended.
     1.187 “Securities Settlement” means that certain stipulation and agreement of settlement of the securities-related MDL Actions, attached hereto as Exhibit 7.19(a).
     1.188 “Security” has the meaning ascribed to it in section 101(49) of the Bankruptcy Code.

     1.189 “Senior Notes” means, collectively, the (a) 6.55% Notes due 2006, (b) 6.5% Notes due 2009, (c) 6.5% Notes due 2013, and (d) 7.125% Notes due 2029, all issued by Delphi under the Senior Notes Indenture.
     1.190 “Senior Notes Claim” means a Claim arising under or as a result of the Senior Notes.
     1.191 “Senior Notes Indenture” means that certain indenture for the debt securities between Delphi Corporation and the First National Bank of Chicago, as indenture trustee, dated as of April 28, 1999.
     1.192 “Senior Notes Indenture Trustee” means the indenture trustee under the Senior Notes Indenture.
     1.193 “Separation” means the transactions among GM and the Debtors and the Debtors’ Affiliates occurring in connection with the entry into the Master Separation Agreement between Delphi and GM on January 1, 1999 and the transfer by GM and certain of its Affiliates of assets, liabilities, manufacturing sites, and employees relating to the former Delphi business sector of GM to certain of the Debtors and their Affiliates.
     1.194 “SERP” means the prepetition supplemental executive retirement program between Delphi and certain employees.
     1.195 “SERP Claim” means a Claim of a SERP participant arising out of the SERP.
     1.196 “Servicer” has the meaning ascribed to it in Article 7.10 of this Plan.
     1.197 “Seven-Year Warrant Agreement” means that certain warrant agreement governing the Seven-Year Warrants to be issued by Reorganized Delphi, substantially in the form attached hereto as Exhibit 7.18(a), which will have customary terms, including customary antidultion provisions, for a security and transaction of this type, reasonably acceptable to the Equity Committee.
     1.198 “Seven-Year Warrants” means the freely transferable warrants to be authorized on the Effective Date, and issued no later than the Distribution Date, pursuant to the terms of the Seven-Year Warrant Agreement to purchase 6,908,758 shares of New Common Stock of Reorganized Delphi (which comprises 5% of the fully diluted New Common Stock) at a strike price of $71.93 per share.
     1.199 “Six-Month Warrant Agreement” means that certain warrant agreement governing the Six-Month Warrants to be issued by Reorganized Delphi, substantially in the form attached hereto as Exhibit 7.18(b), which will have customary terms, including customary antidultion provisions, for a security and transaction of this type, reasonably acceptable to the Equity Committee.
     1.200 “Six-Month Warrants” means the freely transferable warrants to be authorized on the Effective Date, and issued no later than the Distribution Date, pursuant to the terms of the Six-Month Warrant Agreement to purchase up to $1.0 billion of New Common Stock in Reorganized Delphi at a strike price of $65.00 per share.
     1.201 “Solicitation Procedures Order” means the order entered by the Bankruptcy Court on December 10, 2007 authorizing the procedures by which solicitation of votes on this Plan is to take place, among other matters.
     1.202 “Specialty Electronics Debtors” means, collectively, Specialty Electronics, Inc. and Specialty Electronics International Ltd., as substantively consolidated for Plan purposes.
     1.203 “Statutory Committees” means the Creditors’ Committee and the Equity Committee.
     1.204 “Subordinated Notes” means those notes issued pursuant to the Subordinated Notes Indenture.
     1.205 “Subordinated Notes Holder” means a holder of Subordinated Notes.
     1.206 “Subordinated Notes Indenture” means that certain indenture for the subordinated debt securities between Delphi Corporation and Bank One Trust Company, N.A., as trustee indenture, dated as of October 28, 2003.
     1.207 “Subordinated Notes Indenture Trustee” means the trustee under the Subordinated Notes Indenture.
     1.208 “Ten-Year Warrant Agreement” means that certain warrant agreement governing the Ten-Year Warrants to be issued by Reorganized Delphi, substantially in the form attached hereto as Exhibit 7.18(c), which will have customary terms, including customary antidultion provisions, for a security and transaction of this type, reasonably acceptable to the Equity Committee.
     1.209 “Ten-Year Warrants” means the freely transferable warrants to be authorized on the Effective Date, and issued no later than the Distribution Date, pursuant to the terms of the Ten-Year Warrant Agreement to purchase 2,819,901 shares of New Common Stock of Reorganized Delphi (which comprises 2% of the fully diluted New Common Stock) at a strike price of $59.61 per share.
     1.210 “TOPrS” means (a) those 8.25% Cumulative Trust Preferred Securities issued by Delphi Trust I and (b) those Adjustable Rate Trust Preferred Securities issued by Delphi Trust II.
     1.211 “TOPrS Claim” means a Claim of a Subordinated Notes Holder arising under or as a result of the Subordinated Notes.
     1.212 “Trade and Other Unsecured Claims” means all Cure Claims, Section 510(b) Note Claims, Section 510(b) Equity Claims, Section 510(b) ERISA Claims, and General Unsecured Claims, other than Senior Note Claims, TOPrS Claims, and any other Claim that, as listed as of August 3, 2007 in the claims register maintained by the Claims Agent, would have been classified in one of the foregoing Classes of Claims but has been or otherwise will be reclassified as an Administrative Claim, Priority Tax Claim, or Secured Claim for purposes of being treated under the Plan.
     1.213 “UAW” means the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America and its applicable local unions, and other affiliated entities.
     1.214 “UAW 1113/1114 Settlement Approval Order” means the order entered by the Bankruptcy Court on July 19, 2007 approving the UAW-Delphi-GM Memorandum of Understanding.
     1.215 “UAW Benefit Guarantee” means the benefit guarantee agreement between GM and the UAW, dated September 30, 1999.
     1.216 “UAW Benefit Guarantee Term Sheet” means that term sheet, attached as Attachment B to the UAW-Delphi-GM Memorandum of Understanding, which sets forth the agreement of GM, Delphi, and the UAW regarding the freeze of the Delphi HRP, Delphi’s cessation of post-retirement health care benefits and employer-paid post-retirement life insurance benefits, and the terms of a consensual triggering and application of the UAW Benefit Guarantee.
     1.217 “UAW-Delphi-GM Memorandum of Understanding” means that certain memorandum of understanding, dated June 22, 2007, as approved by the Bankruptcy Court on July 19, 2007, among the UAW, Delphi, and GM, and all attachments and exhibits thereto and all UAW-Delphi collective bargaining agreements referenced therein as modified.
     1.218 “Unimpaired” means, with respect to a Claim, any Claim that is not Impaired.
     1.219 “Union Settlement Agreements” means, collectively, the IAM Memorandum of Understanding, IBEW E&S Memorandum of Understanding, IBEW Powertrain Memorandum of Understanding, IUE-CWA Benefit Guarantee Term Sheet, IUE-CWA-Delphi-GM Memorandum of Understanding, IUOE-IBEW-IAM OPEB Term Sheet, IUOE Local 18S Memorandum of Understanding, IUOE Local 101S Memorandum of Understanding, IUOE Local 832S Memorandum of Understanding, UAW Benefit Guarantee Term Sheet, UAW-Delphi-GM Memorandum of Understanding, USW Benefit Guarantee Term Sheet, and USW-Delphi-GM Memoranda of Understanding.
     1.220 “Unions” means the IAM, the IBEW, the IUOE, the IUE-CWA, the UAW, and the USW.
     1.221 “Unsubscribed Shares” shall have the meaning ascribed to such term in the Investment Agreement.
     1.222 “USW” means the United Steel Workers and its applicable local unions.
     1.223 “USW 1113/1114 Settlement Approval Order” means the order entered by the Bankruptcy Court on August 29, 2007 approving the USW-Delphi-GM Memoranda of Understanding.

     1.224 “USW Benefit Guarantee” means the benefit guarantee agreement between GM and the USW, dated December 13, 1999, and signed December 16 and 17, 1999.
     1.225 “USW Benefit Guarantee Term Sheet” means that certain term sheet attached as Attachment B to each of the USW-Delphi-GM Memoranda of Understanding.
     1.226 “USW-Delphi-GM Memoranda of Understanding” means, collectively, the USW-Home Avenue Memorandum of Understanding and the USW-Vandalia Memorandum of Understanding.
     1.227 “USW-Home Avenue Memorandum of Understanding” means that certain memorandum of understanding, dated August 16, 2007, as approved by the Bankruptcy Court on August 29, 2007, among the USW, Delphi, and GM, and all attachments and exhibits thereto.
     1.228 “USW-Vandalia Memorandum of Understanding” means that certain memorandum of understanding, dated August 16, 2007, as approved by the Bankruptcy Court on August 29, 2007, among the USW, Delphi, and GM, and all attachments and exhibits thereto.
     1.229 “Voting Deadline” means January 11, 2008, at 7:00 p.m. prevailing Eastern time.
C. Rules Of Interpretation
     For purposes of this Plan, unless otherwise provided herein, (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) each pronoun stated in the masculine, feminine, or neuter includes the masculine, feminine, and neuter; (c) any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified, or supplemented; (d) any reference to an entity as a holder of a Claim or Interest includes that entity’s successors and assigns; (e) all references in this Plan to Sections, Articles, and Exhibits are references to Sections, Articles, and Exhibits of or to this Plan; (f) the words “herein,” “hereunder,” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release, or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply.
     This Plan is the product of extensive discussions and negotiations between and among the Debtors, the Creditors’ Committee, the Equity Committee, GM, the Plan Investors, and certain other creditors and constituencies. Each of the foregoing was represented by counsel, who either (a) participated in the formulation and documentation of, or (b) was afforded the opportunity to review and provide comments on, this Plan, the Disclosure Statement, and the documents ancillary thereto. Accordingly, the general rule of contract construction known as “contra preferentem” shall not apply to the construction or interpretation of any provision of this Plan, the Disclosure Statement, or any contract, instrument, release, indenture, exhibit, or other agreement or document generated in connection herewith.
D. Computation Of Time
     In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.
E. References To Monetary Figures
     All references in this Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.
F. Exhibits
     All Exhibits are incorporated into and are a part of this Plan as if set forth in full herein and, to the extent not annexed hereto, such Exhibits shall be filed with the Bankruptcy Court on or before the Exhibit Filing Date. After the Exhibit Filing Date, copies of Exhibits may be obtained upon written request to Skadden, Arps, Slate, Meagher & Flom LLP, 333 West Wacker Drive, Chicago, Illinois 60606 (Att’n: John Wm. Butler, Jr.), or Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 (Att’n: Kayalyn A. Marafioti), counsel to the Debtors, or by downloading such exhibits from the Debtors’ informational website at www.delphidocket.com. To the extent any Exhibit is inconsistent with the terms of this Plan and unless otherwise provided for in the Confirmation Order, the terms of the Exhibit shall control as to the transactions contemplated thereby and the terms of this Plan shall control as to any Plan provision that may be required under the Exhibit other than the provisions of Section 9 of the Investment Agreement, which provisions shall control in all respects.
ARTICLE II
ADMINISTRATIVE EXPENSES AND
PRIORITY TAX CLAIMS
     2.1 Administrative Claims. Subject to the provisions of Article X of this Plan, on the first Periodic Distribution Date occurring after the later of (a) the date when an Administrative Claim becomes an Allowed Administrative Claim or (b) the date when an Administrative Claim becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Administrative Claim, a holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Administrative Claim, (i) Cash equal to the unpaid portion of such Allowed Administrative Claim or (ii) such other less favorable treatment which the Debtors (or the Reorganized Debtors) and the holder of such Allowed Administrative Claim shall have agreed upon in writing; provided, however, that (x) holders of the DIP Facility Revolver Claim, DIP

Facility First Priority Term Claim, DIP Facility Second Priority Term Claim, and the Investment Agreement Claims shall be deemed to have Allowed Administrative Claims as of the Effective Date in such amount as the Debtors and such holders of such DIP Facility Revolver Claim, DIP Facility First Priority Term Claim, DIP Facility Second Priority Term Claim, and the Investment Agreement Claims shall have agreed upon in writing or as determined by the Bankruptcy Court, which Claims shall be paid in accordance with Article X of this Plan, and (y) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases and Allowed Administrative Claims arising under contracts assumed during the Chapter 11 Cases prior to the Effective Date shall be paid by the Debtors or the Reorganized Debtors in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto; provided that (i) any cure payments associated with the assumed contracts shall be paid in accordance with Sections 2.1(a) or 2.1(b), except as otherwise provided in Article VIII, and (ii) the contracts shall not have been rejected pursuant to Section 8.1(a) of the Plan. Holders of Administrative Claims shall not be entitled to Postpetition Interest unless the documents governing such Administrative Claims explicitly so provide.
          2.2 Priority Tax Claims. Commencing on the first Periodic Distribution Date occurring after the later of (a) the date a Priority Tax Claim becomes an Allowed Priority Tax Claim or (b) the date a Priority Tax Claim first becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Priority Tax Claim, at the sole option of the Debtors (or the Reorganized Debtors), such holder of an Allowed Priority Tax Claim shall be entitled to receive, on account of such Priority Tax Claim, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Priority Tax Claim, (i) equal Cash payments during a period not to exceed six years after the assessment of the tax on which such Claim is based, totaling the aggregate amount of such Claim, plus Postpetition Interest, plus simple interest at the rate required by applicable law on any outstanding balance from the Effective Date, or such lesser rate as is agreed to by a particular taxing authority, (ii) such other treatment as is agreed to by the holder of an Allowed Priority Tax Claim and the Debtors (or the Reorganized Debtors), provided that such treatment is on more favorable terms to the Debtors (or the Reorganized Debtors) than the treatment set forth in clause (i) hereof, or (iii) payment in full in Cash plus Postpetition Interest.
ARTICLE III
CLASSIFICATION OF CLAIMS AND INTERESTS
          3.1 The Debtors. There are a total of 42 Debtors. Certain of the Debtors shall be substantively consolidated for Plan voting and distribution purposes as described in Article 7.2. Each Debtor or group of consolidated Debtors has been assigned a number below for the purposes of classifying and treating Claims against and Interests in each Debtor or consolidated group of Debtors for balloting purposes. The Claims against and Interests in each Debtor or consolidated group of Debtors, in turn, have been assigned to separate lettered Classes with respect to each Debtor or consolidated group of Debtors, based on the type of Claim involved. Accordingly, the classification of any particular Claim or Interest in any of the Debtors or consolidated group of Debtors depends on the particular Debtor against which such Claim is asserted (or in which such Interest is held) and the type of Claim or Interest in question. The numbers applicable to the various Debtors or consolidated Debtor groups are as follows:

Number	Consolidated Debtor Group Or Debtor Name
1	Delphi-DAS Debtors
2	DASHI Debtors
3	Connection System Debtors
4	Specialty Electronics Debtors
5	Delco Electronics Overseas Corporation
6	Delphi Diesel Systems Corp.
7	Delphi Furukawa Wiring Systems LLC
8	Delphi Mechatronic Systems, Inc.
9	Delphi Medical Systems Corporation
10	Delphi Medical Systems Colorado Corporation
11	Delphi Medical Systems Texas Corporation
12	MobileAria, Inc.
          3.2 Classification Of Claims And Interests.
               (a) Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in the Debtors. A Claim or Interest is placed in a particular Class for the purposes of voting on this Plan and of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified and their treatment is set forth in Article II above.
               (b) Claims against and Interests in each of the Debtors are divided into lettered Classes. Not all of the Classes apply to every Debtor, and consequently not all of the lettered Classes appear in the case of each Debtor. For purposes of voting, claims within the Class shall be counted for each applicable Debtor or group of consolidated Debtors. Whenever such a Class of Claims or Equity Interests is relevant to a particular Debtor, that class of Claims or Interests shall be grouped under the appropriate lettered Class from the following list:

Class A	Class A consists of all Secured Claims against the applicable Debtor or consolidated group of Debtors.
Class B	Class B consists of all Flow-Through Claims against the applicable Debtor or consolidated group of Debtors.
Class C	Class C consists of all General Unsecured Claims against the applicable Debtor or consolidated group of Debtors.
Class D	Class D consists of the GM Claim against the applicable Debtor or consolidated group of Debtors.
Class E	Class E consists of all Section 510(b) Note Claims against Delphi Corporation.
Class F	Class F consists of all Intercompany Claims against the applicable Debtor or consolidated group of Debtors.
Class G-1	Class G-1 consists of all Existing Common Stock of Delphi Corporation.

Class G-2	Class G-2 consists of all Section 510(b) Equity Claims against Delphi Corporation.
Class H	Class H consists of all Section 510(b) ERISA Claims against the applicable Debtors.
Class I	Class I consists of all Other Interests in Delphi Corporation.
Class J	Class J consists of all Interests in the Affiliate Debtors.
ARTICLE IV
IDENTIFICATION OF CLASSES OF CLAIMS
AND INTERESTS IMPAIRED AND UNIMPAIRED BY THE PLAN
          4.1 Classes Of Claims That Are Unimpaired. The following Classes of Claims and Interests are Unimpaired by the Plan:

Class 1A through Class 12A	(Secured Claims)
Class 1B through Class 12B	(Flow-Through Claims)
Class 1J through Class 12J	(Interests in the Affiliate Debtors)
          4.2 Impaired Classes Of Claims And Interests. The following Classes of Claims and Interests are Impaired by the Plan:

Class 1C through Class 12C	(General Unsecured Claims)
Class 1D through Class 12D	(GM Claim)
Class 1E	(Section 510(b) Note Claims)
Class 1F through Class 12F	(Intercompany Claims)
Class 1G-1	(Existing Common Stock)
Class 1G-2	(Section 510(b) Equity Claims)
Class 1H, 8H	(Section 510(b) ERISA Claims)
Class 1I	(Other Interests)
ARTICLE V
PROVISIONS FOR TREATMENT
OF CLAIMS AND INTERESTS
          5.1 Class 1A through Class 12A (Secured Claims). Except as otherwise provided in and subject to Article 9.8 of this Plan, at the sole option of the Debtors or Reorganized Debtors, each Allowed Secured Claim shall be satisfied in full in Cash or Reinstated. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all valid, enforceable, and perfected prepetition liens on property of the Debtors held by or on behalf of holders of Secured Claims with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such holders of such Secured Claims and/or applicable law until, as to each such holder of an Allowed Secured Claim, such Secured Claim is satisfied. Notwithstanding the foregoing, any Claim arising as a result of a tax lien that would otherwise be a Secured Claim shall be paid in accordance with Article 2.2 of this Plan.

          5.2 Class 1B through Class 12B (Flow-Through Claims). The legal, equitable, and contractual rights of each holder of a Flow-Through Claim, if any, shall be unaltered by the Plan and shall be satisfied in the ordinary course of business at such time and in such manner as the applicable Reorganized Debtor is obligated to satisfy each Flow-Through Claim (subject to the preservation and flow-through of all Estate Causes of Action and defenses with respect thereto, which shall be fully preserved). The Debtors’ failure to object to a Flow-Through Claim in their Chapter 11 Cases shall be without prejudice to the Reorganized Debtors’ right to contest or otherwise object to the classification of such Claim in the Bankruptcy Court.
          5.3 Class 1C through Class 12C (General Unsecured Claims). Pursuant to clauses (a) and (b) below, holders of Allowed General Unsecured Claims shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed General Unsecured Claim, New Common Stock and Discount Rights equal to 100% of the Face Amount of such holders’ Allowed General Unsecured Claims, in the ratio described below (it being understood that holders of TOPrS Claims shall receive such consideration equal to 90% of such holders’ Allowed General Unsecured Claim, without Postpetition Interest).
               (a) Except as otherwise provided in and subject to Articles 7.15(b), 9.8, and 11.10 of this Plan, on the first Periodic Distribution Date occurring after the later of (a) the date when a General Unsecured Claim becomes an Allowed General Unsecured Claim or (b) the date when a General Unsecured Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such General Unsecured Claim, and after giving effect to Article 11.10 of this Plan, each holder of an Allowed General Unsecured Claim shall receive the number of shares of New Common Stock (at Plan Equity Value) equal to 77.3% of the Face Amount of such Claim; provided, however, that in each case fractional shares of New Common Stock shall not be distributed to holders of Allowed General Unsecured Claims, and all such fractional shares shall be rounded, and distributions shall be made, in accordance with Article 9.10 of this Plan. The Plan Equity Value is equal to the Debtors’ total enterprise value of $13.3 billion, less net debt and warrant value of approximately $5.5 billion, which results in a distributable equity value of $7.8 billion, or $59.61 per share of New Common Stock based on 131,266,407 shares issued and outstanding (assuming full conversion of the New Preferred Stock) as of the Effective Date (the “Plan Equity Value”).
               (b) In satisfaction of the remaining portion of each holders’ General Unsecured Claim (after accounting for the distributions to take place pursuant to clause (a)), on the commencement date of the Discount Rights Offering and pursuant to the Registration Statement and Article 7.15(a) of this Plan, each Discount Rights Offering Eligible Holder shall receive such holder’s Pro Rata share (based upon the Face Amount of General Unsecured Claims, Section 510(b) Note Claims, Section 510(b) Equity Claims, and Section 510(b) ERISA Claims eligible to participate in the Discount Rights Offering pursuant to Article 7.15(a) of the Plan) of transferable Discount Rights. In addition, (i) pursuant to the Discount Rights Offering, each Exercising Creditor shall receive the opportunity to exercise its Pro Rata portion (with respect to all Exercising Creditors) of Discount Oversubscription Rights and (ii) each Non-exercising Creditor shall receive, on the first Periodic Distribution Date occurring after the later of (a) the date when such Non-exercising Creditor’s General Unsecured Claim becomes an Allowed General Unsecured Claim or (b) the date when such Non-exercising Creditor’s General Unsecured Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors)

and the holder of such General Unsecured Claim, such holder’s Pro Rata portion (with respect to all Non-exercising Creditors) of the Oversubscription Cash.
          5.4 Class 1D through Class 12D (GM Claim). As provided in Article 7.20, this Plan constitutes a request to authorize and approve the Delphi-GM Master Restructuring Agreement (“RA”) and the Delphi-GM Global Settlement Agreement (“GSA”). For good and valuable consideration provided by GM under the Delphi-GM Definitive Documents, and in full settlement and satisfaction of the GM Claim, GM shall receive all consideration set forth in the Delphi-GM Definitive Documents (subject to the terms and conditions set forth in such documents), including, without limitation, (a) $1.073 billion in liquidation preference (as such amount may be reduced in accordance with the terms of Article 7.15(b) of the Plan) in junior preferred convertible stock with the terms set forth in the GSA; (b) $1.5 billion in a combination of at least $750 million in Cash and the GM Note(s); (c) retention of the GM Surviving Claims (as defined in the GSA) as provided for in section 4.03 of the GSA; (d) the effectuation of the IRC Section 414(l) Transfer as provided for in section 2.03 of the GSA; and (e) the releases as provided for in sections 4.01, 4.02, and 4.03 of the GSA.
          5.5 Class 1E (Section 510(b) Note Claims). In accordance with the terms of the Securities Settlement, the Securities Settlement disbursing agent shall receive, on behalf of all holders of Section 510(b) Note Claims, and in full satisfaction, settlement, and discharge of, and in exchange for, all Section 510(b) Note Claims, New Common Stock, Discount Rights, and/or Oversubscription Cash, in the same proportion of the distribution of New Common Stock and Discount Rights made to the holders of General Unsecured Claims, as described in the Securities Settlement and as may be modified on a non-material basis by the order of the MDL Court in furtherance of the monetization of the distribution hereunder for distribution by the disbursing agent appointed by the MDL Court; provided, however, that if any Section 510(b) Opt Out Note Claim ultimately becomes an Allowed Section 510(b) Opt Out Note Claim, then the holder of such Allowed Section 510(b) Opt Out Note Claim shall receive a distribution of New Common Stock and Discount Rights solely from the Securities Settlement in the same proportion of New Common Stock and Discount Rights distributed to holders of General Unsecured Claims; provided further, however, that with respect to any distribution made to or reserved for a holder of an Allowed Section 510(b) Opt Out Note Claim, the Securities Settlement shall be reduced by the same amount of New Common Stock and Discount Rights that the holder of such Allowed Claim shall be entitled to receive.
          5.6 Class 1F through Class 13F (Intercompany Claims). Except as otherwise provided in Article 7.2 of this Plan, on the Effective Date, at the option of the Debtors or the Reorganized Debtors, the Intercompany Claims against any Debtor, including, but not limited to, any Intercompany Claims arising as a result of rejection of an Intercompany Executory Contract or Intercompany Unexpired Lease, shall not receive a distribution on the Effective Date and instead shall either be (a) Reinstated, in full or in part, and treated in the ordinary course of business, or (b) cancelled and discharged, in full or in part, in which case such discharged and satisfied portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such portion under the Plan; provided, however, that any Intercompany Claims against any Debtor held by a non-Debtor Controlled Affiliate shall be Reinstated.

          5.7 Class 1G-1 (Existing Common Stock). Pursuant to clauses (a) and (b) below, and subject to Article 9.10, holders of Allowed Interests pertaining to Existing Common Stock shall receive (i) New Common Stock, (ii) Par Value Rights exercisable at the Plan Equity Value, (iii) Seven-Year Warrants exercisable at a 20.7% premium to the Plan Equity Value, (iv) Six-Month Warrants exercisable at a 9.0% premium to the Plan Equity Value, and (v) Ten-Year Warrants exercisable at Plan Equity Value.
               (a) On the Effective Date, the Existing Common Stock shall be cancelled. On the Distribution Date, or as soon thereafter as is reasonable and practical, each holder of an Allowed Interest pertaining to the Existing Common Stock shall receive in exchange for such Interest its Pro Rata distribution of (i) 461,552 shares of New Common Stock (with an aggregate Plan Equity Value of $27.5 million), (ii) Seven-Year Warrants, (iii) Six-Month Warrants, and (iv) Ten-Year Warrants.
               (b) On the commencement date of the Par Value Rights Offering and pursuant to the Registration Statement and Article 7.15(b) of this Plan, each holder of an Allowed Interest pertaining to the Existing Common Stock as of the Rights Offerings Record Date shall receive its Pro Rata portion of non-transferable Par Value Rights to purchase 21,680,996 shares of New Common Stock pursuant to the Par Value Rights Offering; provided, however, that Appaloosa and the other Plan Investors, if any, which have agreed to not participate in the Par Value Rights Offering shall not participate in the Par Value Rights Offering and Par Value Rights that would otherwise be distributed to Appaloosa and such other Plan Investors shall be instead distributed to the other holders of Existing Common Stock.
          5.8 Class 1G-2 (Section 510(b) Equity Claims). In accordance with the terms of the Securities Settlement, the Securities Settlement disbursing agent shall receive, on behalf of all holders of Section 510(b) Equity Claims, and in full satisfaction, settlement, and discharge of, and in exchange for, all Section 510(b) Equity Claims, New Common Stock, Discount Rights, and/or Oversubscription Cash, in the same proportion of the distribution of New Common Stock and Discount Rights made to the holders of General Unsecured Claims, as described in the Securities Settlement and as may be modified on a non-material basis by the order of the MDL Court in furtherance of the monetization of the distribution hereunder for distribution by the disbursing agent appointed by the MDL Court; provided, however, that if any Section 510(b) Opt Out Equity Claim ultimately becomes an Allowed Section 510(b) Opt Out Equity Claim, then the holder of such Allowed Section 510(b) Opt Out Equity Claim shall receive a distribution of New Common Stock and Discount Rights solely from the Securities Settlement in the same proportion of New Common Stock and Discount Rights distributed to holders of General Unsecured Claims; provided further, however, that with respect to any distribution made to or reserved for a holder of an Allowed Section 510(b) Opt Out Equity Claim, the Securities Settlement shall be reduced by the same amount of New Common Stock and Discount Rights that the holder of such Allowed Claim shall be entitled to receive.
          5.9 Class 1H and Class 8H (Section 510(b) ERISA Claims). In accordance with the terms of the ERISA Settlement, the ERISA Settlement disbursing agent shall receive, on behalf of all holders of Section 510(b) ERISA Claims, and in full satisfaction, settlement, and discharge of, and in exchange for, all Section 510(b) ERISA Claims, New Common Stock, Discount Rights, and/or Oversubscription Cash as described in the ERISA Settlement.

          5.10 Class 1I (Other Interests). On the Effective Date, all Other Interests shall be deemed cancelled and the holders of Other Interests shall not receive or retain any property on account of such Other Interests under this Plan.
          5.11 Class 1J through Class 12J (Interests In Affiliate Debtors). On the Effective Date, except as otherwise contemplated by the Restructuring Transactions, the holders of Interests in the Affiliate Debtors shall retain such Interests in the Affiliate Debtors under the Plan.
ARTICLE VI
ACCEPTANCE OR REJECTION OF THE PLAN;
EFFECT OF REJECTION BY ONE OR MORE
IMPAIRED CLASSES OF CLAIMS OR INTERESTS
          6.1 Impaired Classes Of Claims Entitled To Vote. Except as otherwise provided in order(s) of the Bankruptcy Court pertaining to solicitation of votes on this Plan and Article 6.2 and Article 6.4 of this Plan, holders of Claims and Interests in each Impaired Class are entitled to vote in their respective classes as a class to accept or reject this Plan.
          6.2 Classes Deemed To Accept The Plan. Classes 1A through 12A, 1B through 12B, and 1J through 12J are Unimpaired under this Plan. Pursuant to section 1126(f) of the Bankruptcy Code, such Classes are conclusively presumed to have accepted this Plan, and the votes of holders of Claims and Interests in such Classes therefore shall not be solicited. Because all Debtors are proponents of this Plan, the votes of holders of such Claims in Class 1F through 12F (Intercompany Claims) shall not be solicited.
          6.3 Acceptance By Impaired Classes. Classes 1C through 12C, 1D through 12D, 1E, 1G-1, 1G-2, 1H, and 8H are Impaired under this Plan. Pursuant to section 1126(c) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the Plan is accepted by the holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan. Pursuant to section 1126(d) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Interests has accepted the Plan if the Plan is accepted by at least two-thirds of the Allowed Interests of such Class that have timely and properly voted to accept or reject the Plan.
          6.4 Classes Deemed To Reject The Plan. Holders of Other Interests in Class 1I are not entitled to receive any distribution under the Plan on account of their Interests. Since none of the holders of Other Interests in Class 1I is entitled to receive a distribution under the Plan, pursuant to Section 1126(g) of the Bankruptcy Code, each holder of such Class is conclusively presumed to have rejected the Plan, and the votes of holders of Other Interests in Class 1I therefore shall not be solicited.
          6.5 Confirmation Pursuant To Section 1129(b) Of The Bankruptcy Code. Because Class 1I is deemed to reject the Plan, the Debtors shall request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

ARTICLE VII
MEANS FOR IMPLEMENTATION OF THE PLAN
          7.1 Continued Corporate Existence. Subject to the Restructuring Transactions contemplated by this Plan, each of the Debtors shall continue to exist after the Effective Date as a separate entity, with all the powers of a corporation, limited liability company, or partnership, as the case may be, under applicable law in the jurisdiction in which each applicable Debtor is incorporated or otherwise formed and pursuant to its certificate of incorporation and bylaws or other organizational documents in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws or other organizational documents are amended and restated by this Plan and the Certificate of Incorporation and Bylaws, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date. There are certain Affiliates of the Debtors that are not Debtors in these Chapter 11 Cases. The continued existence, operation, and ownership of such non-Debtor Affiliates is a material component of the Debtors’ businesses, and, as set forth in Article 11.1 of this Plan but subject to the Restructuring Transactions, all of the Debtors’ equity interests and other property interests in such non-Debtor Affiliates shall revest in the applicable Reorganized Debtor or its successor on the Effective Date.
          7.2 Substantive Consolidation.
               (a) This Plan provides for the substantive consolidation of certain of the Debtors’ Estates, but only for purposes of voting on this Plan and making distributions to holders of Claims and Interests under this Plan. For purposes of this Plan, the DAS Debtors shall be substantively consolidated; the DASHI Debtors shall be substantively consolidated; the Connection System Debtors shall be substantively consolidated; the Specialty Electronics Debtors shall be substantively consolidated; the remaining Debtors shall not be substantively consolidated. None of the substantively consolidated Debtor entities shall be consolidated with each other. Notwithstanding the foregoing, the Debtors reserve all rights with respect to the substantive consolidation of any and all of the Debtors.
               (b) With respect to the consolidated Debtor entities, on the Effective Date, and only as to the consolidated Debtor entities, (i) all assets and liabilities of the Delphi-DAS Debtors, the DASHI Debtors, the Connection Systems Debtors, and the Specialty Electronics Debtors, respectively, will, for voting and distribution purposes only, be treated as if they were merged, (ii) each Claim against the Delphi-DAS Debtors, the DASHI Debtors, the Connection Systems Debtors, and the Specialty Electronics Debtors, respectively, will be deemed a single Claim against and a single obligation of the Delphi-DAS Debtors, the DASHI Debtors, the Connection Systems Debtors, and the Specialty Electronics Debtors, respectively, (iii) all Intercompany Claims by, between, and among the Delphi-DAS Debtors, the DASHI Debtors, the Connection Systems Debtors, and the Specialty Electronics Debtors, respectively, will, for voting and distribution purposes only, be eliminated, and (iv) any obligation of the Delphi-DAS Debtors, the DASHI Debtors, the Connection Systems Debtors, and the Specialty Electronics Debtors, respectively, and all guaranties thereof by one or more of the other Delphi-DAS Debtors, DASHI Debtors, Connection Systems Debtors, and Specialty Electronics Debtors, respectively, will be deemed to be one obligation of all of the Delphi-DAS Debtors, the DASHI Debtors, the Connection Systems Debtors, and the Specialty Electronics Debtors, respectively. Except as set forth in this Article, such substantive consolidation shall not (other than for purposes related to this Plan) (w) affect the legal and corporate structures of the Debtors or Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect the Restructuring Transactions contemplated by this Plan, (x) cause any Debtor to be liable for any Claim or Interest under this Plan for which it otherwise is not liable, and the liability of any Debtor for any such Claim or Interest shall not be affected by such substantive consolidation, (y) except as otherwise stated in this Article 7.2, affect Intercompany Claims of Debtors against Debtors, and (z) affect Interests in the Affiliate Debtors except as otherwise may be required in connection with the Restructuring Transactions contemplated by this Plan.
               (c) Unless the Bankruptcy Court has approved by a prior order the substantive consolidation of certain of the Debtors’ Estates, this Plan shall serve as, and shall be deemed to be, a request for entry of an order substantively consolidating certain of the Debtors’ Estates, but only for purposes of voting on this Plan and making distributions to holders of Claims and Interests under this Plan. If no objection to substantive consolidation of certain of the Debtors’ Estates is timely filed and served by any holder of an impaired Claim affected by the Plan as provided herein on or before the Voting Deadline or such other date as may be established by the Bankruptcy Court, the Confirmation Order shall serve as the order approving the substantive consolidation of certain of the Debtors’ Estates, but only for purposes of voting on this Plan and making distributions to holders of Claims and Interests under this Plan. If any such objections are timely filed and served, a hearing with respect to the substantive consolidation of certain of the Debtors’ Estates, but only for purposes of voting on this Plan and making distributions to holders of Claims and Interests under this Plan, and any objections thereto shall be part of the Confirmation Hearing.
          7.3 Restructuring Transactions. On or following the Confirmation Date, the Debtors or Reorganized Debtors, as the case may be, shall take such actions as may be necessary or appropriate to effect the relevant Restructuring Transactions as set forth in the Restructuring Transaction Notice (the form of which is attached hereto as Exhibit 7.3), including, but not limited to, all of the transactions described in this Plan. Such actions may include without limitation: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, or reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, guaranty, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of this Plan; (c) the filing of appropriate certificates of incorporation, merger, or consolidation with the appropriate governmental authorities under applicable law; and (d) all other actions that such Debtors and Reorganized Debtors determine are necessary or appropriate, including the making of filings or recordings in connection with the relevant Restructuring Transactions. The form of each Restructuring Transaction shall be determined by the boards of directors of a Debtor or Reorganized Debtor party to any Restructuring Transaction. In the event a Restructuring Transaction is a merger transaction, upon the consummation of such Restructuring Transaction, each party to such merger shall cease to exist as a separate corporate entity and thereafter the surviving Reorganized Debtor shall assume and perform the obligations of each merged Debtor under this Plan. In the event a Reorganized Debtor is liquidated, the Reorganized Debtors (or the Reorganized Debtor which owned the stock of such liquidating Debtor prior to such liquidation) shall assume and perform the obligations of such liquidating Debtor. Implementation of the Restructuring Transactions shall not affect the distributions under the Plan.

          7.4 Certificate Of Incorporation And Bylaws. The Certificate of Incorporation of Reorganized Delphi, attached hereto as Exhibit 7.4(a), and Bylaws of the Reorganized Delphi, attached hereto as Exhibit 7.4(b), shall be adopted and amended as may be required so that they are consistent with the provisions of this Plan and the Bankruptcy Code. The Certificate of Incorporation of Reorganized Delphi shall, among other things, authorize a sufficient number of shares of New Common Stock and New Preferred Stock to satisfy the transactions contemplated by the Plan and otherwise comply with section 1123(a)(6) of the Bankruptcy Code. Each Affiliate Debtor will amend its certificate of incorporation, charter, bylaws, or applicable organizational document to otherwise comply with section 1123(a)(6).
          7.5 Directors Of Reorganized Delphi.
               (a) Search Committee. A Search Committee shall be appointed consisting of the lead director of Delphi, one representative of Appaloosa, one representative of the Creditors’ Committee, one representative of the co-lead Plan Investors other than UBS, Goldman Sachs, and Merrill (who shall be determined by Appaloosa), and one representative of the Equity Committee reasonably acceptable to the other members of the Search Committee. Each member of the Search Committee shall be entitled to require the Search Committee to interview any person to serve as a director unless such proposed candidate is rejected by each of the Appaloosa representative, the Delphi representative, and the Creditors’ Committee representative. The entire Search Committee shall be entitled to participate in such interview and in a discussion of such potential director following such interview.
               (b) Constitution Of The Board Of Directors Of Reorganized Delphi. The board of directors of Reorganized Delphi shall consist of nine directors (which number shall not be expanded at all times that series A-1 of the New Preferred Stock has board rights), three of whom shall be Class III Directors (as defined below) and shall initially be nominated by Appaloosa and elected on the Effective Date by the holders of series A New Preferred Stock (and thereafter shall be elected directly by the holders of series A New Preferred Stock (the “Series A Directors”)), one of whom shall be a Class I Director (as defined below) and shall be the executive chairman, who will be selected in accordance with the terms of the Investment Agreement, one of whom shall be a Class I Director and shall be the chief executive officer of Reorganized Delphi, one of whom shall be a Class II Director (as defined below) and shall initially be selected by the Co-Lead Investors (as defined in Exhibit A to the Investment Agreement) representative on the Search Committee with the approval of either Delphi or the Creditors’ Committee (the “Joint Investor Director”), one of whom shall be a Class I Director and shall initially be selected by the Creditors’ Committee and two of whom shall be Class II Directors and shall initially be selected by the Creditors’ Committee (such directors selected by the Creditors’ Committee and the Joint Investor Director, the “Common Directors”). For the avoidance of doubt, all directors selected in accordance with this paragraph shall have been interviewed and/or discussed by the Search Committee. Each director so selected shall be appointed to the initial board of directors of Reorganized Delphi unless at least three members of the following four members of the Search Committee object to the appointment of such individual: the Appaloosa representative, the Delphi representative, the Creditors’ Committee representative, and the Equity Committee representative. Initially, the board shall be comprised of (a) six directors who satisfy all applicable independence requirements of the relevant stock exchange on which it is expected the New Common Stock will be traded and (b) six directors who are independent from the Plan Investors; provided, however, that the requirements of this sentence may be waived by the unanimous consent of Delphi, Appaloosa, and the Creditors’ Committee. Additionally, the Joint Investor Director must be independent from the Plan Investors.
               (c) Classification Of Directors. Directors initially shall be placed as set forth above in three classes. Directors in the first class shall have an initial term expiring at the annual meeting of stockholders to be held in 2009 (each, a “Class I Director”), directors in the second class shall have an initial term expiring at the annual meeting of stockholders to be held in 2010 (each, a “Class II Director”), and directors in the final class shall have an initial term expiring at the annual meeting of stockholders to be held in 2011 (each, a “Class III Director”). After the expiration of each initial term of each class of directors, the directors shall thereafter each have a one year term elected annually.
          7.6 Officers Of The Reorganized Debtors. The existing senior officers of the Debtors in office on the Effective Date shall serve in their current capacities after the Effective Date (except for the Executive Chairman), subject to their employment contracts and subject to the authority of the boards of directors or similar governing bodies of the Reorganized Debtors.
          7.7 Directors And Officers Of Affiliate Debtors. The existing directors and officers of the Affiliate Debtors shall continue to serve in their current capacities after the Effective Date, provided, however, that Reorganized Delphi reserves the right to identify new officers and members of the boards of directors or similar governing bodies of each such Affiliate Debtor at any time thereafter.
          7.8 Employment, Retirement, Indemnification, And Other Agreements, And Incentive Compensation Programs. The Debtors shall enter into employment, retirement, indemnification, and other agreements with the Debtors’ respective active directors, officers, and employees who shall continue in such capacities (or similar capacities) after the Effective Date, all as more fully stated on Exhibit 7.8 attached hereto; provided, however, that to enter into or obtain the benefits of any employment, retirement, indemnification, or other agreement with the Debtors or Reorganized Debtors, an employee must contractually waive and release any claims arising from pre-existing employment, retirement, indemnification, or other agreements with any of the Debtors. The Management Compensation Plan, as more fully described on Exhibit 7.8, may include equity, bonus, and other incentive plans as components of compensation to be paid to executives after the Effective Date (including a long-term incentive plan that assumes 8% of the available shares of Reorganized Delphi’s fully diluted New Common Stock will be reserved for future annual grants to executives, including but not limited to the initial target grant of equity awards). The Cash and equity emergence awards issued on the Effective Date shall be on market terms as determined by the Debtors’ board of directors based on the advice of the independent outside advisor to the compensation committee of the Debtors’ board of directors, which determination must be reasonably acceptable, on an aggregate basis, to the Creditors’ Committee and Appaloosa.
          7.9 Procedures For Asserting SERP Claims. All persons holding or wishing to assert Claims solely on the basis of future pension or other post-employment benefits arising out of the SERP, and whose SERP Claims vest or vested prior to the Effective Date, must file with the Bankruptcy Court and serve upon the Debtors a separate, completed, and executed proof of claim (substantially conforming to Form. No. 10 of the Official Bankruptcy Forms) no later than 30 days after the Effective Date. All such Claims not filed within such time shall be forever barred from assertion against the Debtors and their estates or the Reorganized Debtors and their property. Any Claims arising out of the SERP after the Effective Date shall be disallowed in their entirety. On the Effective Date, the Debtors shall reject or otherwise terminate the SERP and shall implement a new supplemental executive retirement program with respect to current eligible employees (subject to the execution of a waiver of claims), all as more fully described on Exhibit 7.8.
          7.10 Cancellation Of Existing Securities And Agreements. On the Effective Date, except as otherwise specifically provided for herein or as otherwise required in connection with any Cure, (a) the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Debtors as are Reinstated under this Plan, shall be cancelled; provided, however, that Interests in the Affiliate Debtors shall not be cancelled, and (b) the obligations of, Claims against, and/or Interests in the Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Existing Securities, and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Debtors as are Reinstated under this Plan, as the case may be, shall be released and discharged; provided, however, that any agreement (including the Indentures) that governs the rights of a holder of a Claim and that is administered by an indenture trustee, agent, or servicer (each hereinafter referred to as a “Servicer”) shall continue in effect solely for purposes of (x) allowing such Servicer to make the distributions on account of such Claims under this Plan as provided in Article IX of this Plan and (y) permitting such Servicer to maintain any rights or liens it may have for fees, costs, and expenses under such indenture or other agreement; provided further, however, that the preceding proviso shall not affect the discharge of Claims against or Interests in the Debtors under the Bankruptcy Code, the Confirmation Order, or this Plan, or result in any expense or liability to the Reorganized Debtors. The Reorganized Debtors shall not have any obligations to any Servicer (or to any Disbursing Agent replacing such Servicer) for any fees, costs, or expenses incurred on and after the Effective Date of the Plan except as expressly provided in Article 9.5 hereof; provided further, however, that nothing herein shall preclude any Servicer (or any Disbursing Agent replacing such Servicer) from being paid or reimbursed for prepetition or postpetition fees, costs, and expenses from the distributions being made by such Servicer (or any Disbursing Agent replacing such Servicer) pursuant to such agreement in accordance with the provisions set forth therein, all without application to or approval by the Bankruptcy Court.
          7.11 Plan Investors’ Contribution. Pursuant and subject to the terms and conditions of the Investment Agreement, the Plan Investors shall pay to the Debtors Cash in the amount specified in the Investment Agreement, a copy of which is attached hereto as Exhibit 7.11, to be utilized by the Reorganized Debtors to make Cash distributions as required under the Plan and for general working capital purposes.
          7.12 Sources of Cash For Plan Distributions. Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Reorganized Debtors to make payments pursuant to the Plan shall be obtained from the Exit Financing Arrangements, the Investment Agreement, the Rights Offerings, existing Cash balances, and the operations of the Debtors and the Reorganized Debtors.

          7.13 Establishment Of Cash Reserve. On the Effective Date, the Debtors shall fund the Cash Reserve in such amounts as determined by the Debtors to be necessary to make the required future payments to Administrative Claims, Priority Tax Claims, and as otherwise provided by this Plan.
          7.14 Post-Effective Date Financing. On the Effective Date, the Reorganized Debtors shall receive the proceeds of the Exit Financing Arrangements, which include an asset-backed revolving credit facility in an aggregate principal amount of $1.6 billion, a funded senior secured first-lien term facility in an aggregate principal amount of $3.7 billion, and a funded senior secured second-lien term facility in amount of $1.5 billion, of which up to $750 million will be in the form of the GM Note(s), the terms of which are described in the exit financing engagement letter and term sheet attached hereto as Exhibit 7.14, as such term sheet may be amended, modified, or supplemented, to repay the DIP Facility Revolver Claims, the DIP Facility First Priority Term Claims, and the DIP Facility Second Priority Term Claims, make other payments required to be made on the Effective Date, and conduct their post-reorganization operations. The Reorganized Debtors may execute all documents and enter into all agreements as may be necessary and appropriate in connection with the Exit Financing Arrangements.
          7.15 Rights Offerings.
               (a) Discount Rights Offering
          (i) Eligibility For Participation In Discount Rights Offering. Pursuant to the Registration Statement, and under the terms of Article 5.3 of this Plan and the Investment Agreement, Delphi shall commence a Discount Rights Offering to generate gross proceeds of up to $1.575 billion. Discount Rights Offering Eligible Holders shall be offered Discount Rights to purchase up to 41,026,309 shares of New Common Stock, in exchange for a Cash payment equal to $38.39 per share of New Common Stock (a 35.6% discount to the Plan Equity Value). Discount Rights shall be distributed to the Discount Rights Offering Eligible Holders based on each Discount Rights Offering Eligible Holder’s Pro Rata allocation of the Discount Rights as set forth in Article 5.3(b). If a Claim of a Discount Rights Offering Eligible Holder is not Allowed or otherwise reconciled by the Debtors by the date of commencement of the Confirmation Hearing, such Claim shall be temporarily allowed, solely for purposes of participation in the Discount Rights Offering, in the amount so estimated by the Bankruptcy Court or agreed to by the holder of the claim and the Debtors. Discount Rights distributed pursuant to the Discount Rights Offering shall be freely transferable.
          (ii) Discount Oversubscription Rights. Under the terms of Article 5.3 of this Plan and consistent with the Investment Agreement, to the extent the Discount Rights Offering is not fully subscribed, Exercising Creditors shall be eligible to exercise, at their discretion, Discount Oversubscription Rights to purchase shares of New Common Stock not otherwise purchased through the Discount Rights Offering in exchange for a Cash payment equal to $38.64 per share of New Common Stock for each Discount Oversubscription Right exercised. To the extent the number of the Discount Oversubscription Rights subscribed for by Exercising Creditors is greater than the number of Discount Oversubscription Rights available, the Discount Oversubscription Rights shall be available to Exercising Creditors (based upon such creditors’ underlying claim) on a Pro Rata basis (with respect to all Exercising Creditors) up to the amount of Discount Oversubscription Rights each Exercising Creditor has elected to exercise, until all Oversubscription Rights have been allocated.
          (iii) Distribution Of New Common Stock. All New Common Stock issued in connection with the exercise of Discount Rights and Discount Oversubscription Rights pursuant to the Discount Rights Offering shall be issued on the Effective Date and shall be distributed to holders of Rights who have exercised the Rights on, or as soon as reasonably practicable after, the Distribution Date.
          (iv) Exercise Of Discount Rights By Lead Plaintiffs. Pursuant to the approval orders of the Bankruptcy Court and/or the MDL Court, as necessary and applicable, the Lead Plaintiffs in the Securities Settlement, in lieu of paying the cash exercise price for the Discount Rights at the time they are exercised, will have the right to exercise the Discount Rights by delivering to Delphi a notice during the pendency of the rights offering for the Discount Rights stating (i) that the Lead Plaintiffs elect to participate in the rights offering for the Discount Rights, (ii) the number of shares of New Common Stock that the Lead Plaintiffs are purchasing through the Discount Rights Offering, and (iii) that the Lead Plaintiffs elect to reimburse Delphi, subsequent to the Effective Date of the Securities Settlement (as defined in the Securities Settlement), the amount of the rights offering exercise price in connection with the number of shares of New Common Stock purchased through the Discount Rights Offering by the Lead Plaintiffs on behalf of the class (collectively, the “MDL Group”). In the event such notice is timely delivered, the Lead Plaintiffs shall cause to be released and/or transferred to Delphi, subsequent to the Effective Date of the Securities Settlement, both (i) the cash proceeds obtained from parties (other than Delphi) to the Securities Settlement (which proceeds have already been received and escrowed pursuant to the terms of the Securities Settlement) up to an amount equal to the amount needed to reimburse Delphi for the rights offering exercise price for the MDL Group in connection with the number of shares of New Common Stock purchased pursuant to the Discount Rights Offering and (ii) if the amount delivered pursuant to clause (i) above does not fully cover the rights offering exercise price for the MDL Group, the cash proceeds from the sale of New Common Stock that the Lead Plaintiffs on behalf of the class are to receive on account of Section 510(b) Note Claims and Section 510(b) Equity Claims pursuant to the terms of the Securities Settlement to cover such shortfall. Notwithstanding anything contained herein, no distribution of the New Common Stock underlying the Discount Rights or certificates therefor shall be made to the disbursing agent appointed by the MDL Court until Delphi has received the amount needed to reimburse Delphi for the rights offering exercise price of the New Common Stock purchased by the MDL Group in connection with the Discount Rights Offering.
               (b) Par Value Rights Offering.
          (i) New Common Stock Offered In Par Value Rights Offering. Through the Par Value Rights Offering, 21,680,996 shares of New Common Stock shall be made available for subscription to holders of Existing Common Stock. Of the 21,680,996 shares of New Common Stock made available through the Par Value Rights Offering, 7,421,644 shares of the New Common Stock shall consist of New Common Stock otherwise distributable to the following groups of holders of Claims in the following amounts (in each case at $59.61 per share): (a) 648,745 shares of New Common Stock otherwise distributable to Appaloosa, (b) all of the New Common Stock distributable to the UAW, IUE-CWA, and USW (the “Contributing Unions”) based on such unions’ Allowed Claims, and (c) an amount of New Common Stock otherwise distributable to holders of Claims in Classes 1C through 12C as a whole (excluding the otherwise distributable New Common Stock referred to in clauses (a) and (b)) which is equal to the difference between 7,421,644 shares of New Common Stock and the sum of the number of shares of New Common Stock referred to in clause (a) and (b) (the “Contributing Creditors”).
          (ii) Eligibility For Participation In Par Value Rights Offering. Pursuant to the Registration Statement, and under the terms of Article 5.7 of this Plan, Delphi shall commence a Par Value Rights Offering pursuant to which each holder of Existing Common Stock on the Rights Offering Record Date shall be offered the opportunity to purchase their Pro Rata portion of 21,680,996 shares of New Common Stock, in exchange for a Cash payment equal to $59.61 per share of New Common Stock; provided, however, that Appaloosa and the other Plan Investors, if any, which have agreed to not participate in the Par Value Rights Offering shall not participate in the Par Value Rights Offering and Par Value Rights that would otherwise be distributed to Appaloosa and such other Plan Investors shall be instead distributed to the other holders of Existing Common Stock.
          (iii) Use Of Par Value Rights Offering Proceeds. Proceeds, if any, generated by the Par Value Rights Offering shall be allocated in the following order:
               (1) First, up to $850 million, to satisfy the amount, if any, by which the Liquidity Amount (as defined in Exhibit F to the Delphi-GM Global Settlement Agreement) is less than $3.189 billion (after giving effect to any Excess Amount (as defined in Exhibit F to the Delphi-GM Global Settlement Agreement));
               (2) Second, up to $850 million less the amount, if any, allocated pursuant to clause (1) above, to satisfy the shortfall, if any, required to satisfy the condition set forth in the third sentence of section 9(a)(xxvii) of the Investment Agreement;
               (3) Third, to satisfy the Allowed Claims of the Contributing Unions, on a Pro Rata basis among the Contributing Unions, based upon the number of shares of New Common Stock contributed by each Contributing Union to the Par Value Rights Offering as described in Article 7.15(b)(i), provided, however, that the distribution of proceeds from the Par Value Rights Offering pursuant to this clause (3) shall decrease the number of shares of New Common Stock otherwise distributable to the Contributing Unions pursuant to Article 5.3 of this Plan on a Pro Rata basis based upon the number of shares of

New Common Stock contributed to the Par Value Rights Offering by the Contributing Unions as described in Article 7.15(b)(i);
               (4) Fourth, up to $850 million less the amounts, if any, allocated pursuant to clauses (1) and (2) above, to GM as a Cash distribution, so as to reduce the number of shares of New Preferred Stock, at the price of $59.61 per share, that would be distributed to GM pursuant to Article 5.4 of the Plan; and
               (5) Fifth, to Appaloosa and the Contributing Creditors, on a Pro Rata basis among Appaloosa and the Contributing Creditors, based upon the number of shares of New Common Stock contributed by Appaloosa and the Contributing Creditors to the Par Value Rights Offering as described in Article 7.15(b)(i); provided, however, that the distribution of proceeds from the Par Value Rights Offering pursuant to this clause (5) shall decrease the number of shares of New Common Stock otherwise distributable to Appaloosa and the Contributing Creditors pursuant to Article 5.3 of this Plan on a Pro Rata basis based upon the number of shares of New Common Stock contributed to the Par Value Rights Offering by Appaloosa and the Contributing Creditors as described in Article 7.15(b)(i).
          (iv) Distribution Of New Common Stock. All New Common Stock issued in connection with the exercise of Par Value Rights pursuant to the Par Value Rights Offerings shall be issued on the Effective Date and shall be distributed to holders of Rights who have exercised the Rights on, or as soon as reasonably practicable after, the Distribution Date.
          7.16 Issuance Of New Common Stock.
               (a) New Common Stock. On the Effective Date, Reorganized Delphi shall authorize shares of New Common Stock in an amount to be determined on or before the date of the Confirmation Hearing. A summary of selected terms of the New Common Stock is attached hereto as 7.16(a). On the Distribution Date, or as soon as reasonably practicable thereafter, Reorganized Delphi shall be deemed to have issued a total number of shares of New Common Stock necessary to satisfy obligations on account of Claims and Interests under the Plan and obligations under the Rights Offerings and Investment Agreement. The issuance of the New Common Stock shall be in compliance with the applicable registration requirements or exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. The issuance and delivery of New Common Stock representing Direct Subscription Shares and Unsubscribed Shares shall be in accordance with the terms of the Investment Agreement and section 4(2) of the Securities Act.
               (b) Registration Rights. Without limiting the effect of section 1145 of the Bankruptcy Code, as of the Effective Date, the Reorganized Debtors shall enter into a Registration Rights Agreement, substantially in the form of Exhibit 7.16(b) attached hereto, with GM, the Plan Investors, and any Related Purchaser, Ultimate Purchaser (each as defined in the

Investment Agreement), affiliate of a Plan Investor who owns registrable securities, assignee, or transferee who executes a joinder agreement as contemplated by such Registration Rights Agreement. All Holders of General Unsecured Claims which receive a distribution of 10% or more of the New Common Stock of Reorganized Delphi (each, a “10% Holder”) shall be granted, in the aggregate, one demand registration right; provided, that (i) in no event shall Reorganized Delphi be required to grant more than one demand registration right to any and all 10% Holders, (ii) such demand registration right shall not, in any way, conflict with the registration rights of GM or the Plan Investors, and (iii) 10% Holders shall not receive piggyback registration rights except with respect to a demand by another 10% Holder pursuant to this sentence.
               (c) Listing On Securities Exchange Quotation System. On the Effective Date, Delphi or Reorganized Delphi shall use its commercially reasonable efforts to list and maintain the listing of the New Common Stock on a major New York based exchange. Persons receiving distributions of more than 5% of New Common Stock, by accepting such distributions, shall have agreed to cooperate with Reorganized Delphi’s reasonable requests to assist Reorganized Delphi in its efforts to list the New Common Stock on a national securities exchange quotation system.
          7.17 Issuance Of New Preferred Stock.
               (a) Pursuant to the Investment Agreement, on the Effective Date, Reorganized Delphi shall authorize, issue, and deliver the “Series A” and “Series B” New Preferred Stock in exchange for the contribution of the Plan Investors described in Article 7.11. A summary of selected terms of the “Series A” and “Series B” New Preferred Stock is attached hereto as Exhibit 7.17(a). The issuance and delivery of “Series A” and “Series B” New Preferred Stock shall be in accordance with the terms of the Investment Agreement and Section 4(2) of the Securities Act.
               (b) Pursuant to the terms of the Delphi-GM Global Settlement Agreement, on the Effective Date, Reorganized Delphi shall authorize, issue, and deliver the “Series C” New Preferred Stock to GM. A summary of the terms of the Series C New Preferred Stock is attached as Exhibit G to the Delphi-GM Global Settlement Agreement. The issuance and delivery of the “Series C” New Preferred Stock shall be in accordance with the terms of the Delphi-GM Global Settlement Agreement and section 1145(a) of the Bankruptcy Code.
          7.18 New Warrants.
               (a) Seven-Year Warrants. On the Effective Date, Reorganized Delphi shall authorize, and no later than the Distribution Date, Reorganized Delphi shall issue and deliver the Seven-Year Warrants, pursuant to the terms of the Seven-Year Warrant Agreement attached hereto as Exhibit 7.18(a), for 6,908,758 shares of New Common Stock of Reorganized Delphi (which comprises 5% of the fully diluted New Common Stock) at a strike price of $71.93 per share (a 20.7% premium to the Plan Equity Value). The issuance of the Seven-Year Warrants and the New Common Stock underlying the Seven-Year Warrants shall be in compliance with the applicable registration requirements or exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. The proceeds generated from the exercise of the Seven-Year Warrants shall be used by Reorganized Delphi for general corporate purposes.
               (b) Six-Month Warrants. On the Effective Date, Reorganized Delphi shall authorize, and no later than the Distribution Date, Reorganized Delphi shall issue and deliver the Six-Month Warrants, pursuant to the terms of the Six-Month Warrant Agreement attached hereto as Exhibit 7.18(b), to purchase up to $1 billion of shares New Common Stock of Reorganized Delphi at a strike price of $65.00 per share (a 9.0% premium to the Plan Equity Value). The issuance of the Six-Month Warrants and the New Common Stock underlying the Six-Month Warrants shall be in compliance with the applicable registration requirements or exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. The proceeds generated from the exercise of the Six-Month Warrants shall be allocated in the following order: first, to redeem any shares of “Series C” New Preferred Stock distributed to GM, if any shares remain outstanding, at the preferred liquidation preference value as defined in Exhibit G to the Delphi-GM Global Settlement Agreement; second, to redeem the GM Note(s), at par including accrued and unpaid interest; third, to be used by Reorganized Delphi for general corporate purposes.
               (c) Ten-Year Warrants. On the Effective Date, Reorganized Delphi shall authorize, and no later than the Distribution Date, Reorganized Delphi shall issue and deliver the Ten-Year Warrants, pursuant to the terms of the Ten-Year Warrant Agreement attached hereto as Exhibit 7.18(c), for 2,819,901 shares of New Common Stock of Reorganized Delphi (which comprises 2% of the fully diluted New Common Stock) at a strike price of $59.61 per share. The issuance of the Ten-Year Warrants and the New Common Stock underlying the Ten-Year Warrants shall be in compliance with the applicable registration requirements or exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. The proceeds generated from the exercise of the Ten-Year Warrants shall be used by Reorganized Delphi for general corporate purposes.
          7.19 MDL Settlements.
               (a) Securities Settlement. Upon the later of the Effective Date or the date the last order, as between the Bankruptcy Court and the MDL Court, approving the Securities Settlement, a copy of which is attached hereto as Exhibit 7.19(a), becomes a Final Order, Reorganized Delphi shall, in accordance with the Securities Settlement, distribute the New Common Stock and Discount Rights described in Articles 5.5 and 5.8 of this Plan to the disbursing agent appointed by the MDL Court. Such distribution shall be made in accordance with such order entered by the MDL Court which modifies distributions under the Securities Settlement on a non-material basis in furtherance of the monetization of the distribution hereunder for distribution by the disbursing agent appointed by the MDL Court. Pursuant to the approval orders of the Bankruptcy Court and/or the MDL Court, as necessary and applicable, the Lead Plaintiffs in the Securities Settlement, in lieu of paying the cash exercise price for the Discount Rights at the time they are exercised, will have the right to exercise the Discount Rights by delivering to Delphi a notice during the pendency of the rights offering for the Discount Rights stating that (i) the Lead Plaintiffs elect to participate in the rights offering for the Discount Rights, (ii) the number of shares of New Common Stock that the Lead Plaintiffs are purchasing through the Discount Rights

Offering, and (iii) the Lead Plaintiffs elect to reimburse Delphi, subsequent to the Effective Date of the Securities Settlement (as defined in the Securities Settlement), the amount of the rights offering exercise price in connection with the number of shares of New Common Stock purchased through the Discount Rights Offering by the Lead Plaintiffs on behalf of the class as described more particularly in Article 7.15(a)(iv) of this Plan. Notwithstanding anything contained herein, no distribution of the New Common Stock underlying the Discount Rights or certificates therefor shall be made to the disbursing agent appointed by the MDL Court until Delphi has received the amount needed to reimburse Delphi for the rights offering exercise price for the MDL Group in connection with the Discount Rights Offering.
               (b) ERISA Settlement. Upon the later of the Effective Date or the date the last order, as between the Bankruptcy Court and the MDL Court, approving the ERISA Settlement, a copy of which is attached hereto as Exhibit 7.19(b), becomes a Final Order, Reorganized Delphi shall, in accordance with the ERISA Settlement, distribute the New Common Stock and Discount Rights described in Article 5.9 of this Plan to the disbursing agent appointed by the MDL Court.
               (c) Insurance Settlement. In connection with the Securities Settlement and the ERISA Settlement, Delphi, certain defendants in the MDL Actions, and Delphi’s insurers entered into the Insurance Settlement, a copy of which is attached hereto as Exhibit 7.19(c).
          7.20 GM Settlement. This Plan constitutes a request to authorize and approve the (a) Delphi-GM Global Settlement Agreement, attached hereto as Exhibit 7.20(a), that shall resolve the GM Claim, and (b) the Delphi-GM Master Restructuring Agreement, attached hereto as Exhibit 7.20(b), that shall set forth the continuing obligations of GM and Delphi, which shall become effective on the Effective Date, subject to the terms contained therein. Each of the Delphi-GM Global Settlement Agreement and Delphi-GM Master Restructuring Agreement are incorporated by reference into this Plan in their entirety. In that regard, the Delphi-GM Global Settlement Agreement and Delphi-GM Master Restructuring Agreement address issues specifically relating to the present and future relationship of Delphi, GM, and their Affiliates that are otherwise addressed in this Plan and as they are intended to relate to holders of other Claims and Interests. For example, sections 4.01, 4.02, and 4.03 of the Delphi-GM Global Settlement Agreement require that the Plan contain the releases provided for therein; section 7.05 of the Delphi-GM Global Settlement Agreement and section 7.10 of the Delphi-GM Master Restructuring Agreement contain terms and provisions relating to the retention by the Bankruptcy Court of jurisdiction to hear and determine certain disputes arising under such agreements after the Effective Date; and Article 5 of the Delphi-GM Master Restructuring Agreement contains terms and provisions relating to the assumption and rejection of contracts by and among the parties thereto. In the event there are any conflicts between the terms and provisions of the Plan or Confirmation Order (and as each may be amended) and the terms and provisions of the Delphi-GM Global Settlement Agreement and Delphi-GM Master Restructuring Agreement, the terms of the Delphi-GM Global Settlement Agreement and Delphi-GM Master Restructuring Agreement shall govern, which terms are deemed incorporated by reference into the Plan.

          7.21 Collective Bargaining Agreements.
               (a) UAW. Pursuant to this Plan and in accordance with the UAW 1113/1114 Settlement Approval Order, a copy of which is attached hereto as Exhibit 7.21(a), on the Effective Date, the UAW-Delphi-GM Memorandum of Understanding, a copy of which is attached hereto as Exhibit 1 to the UAW 1113/1114 Settlement Approval Order, and all documents described in Attachment E to the UAW-Delphi-GM Memorandum of Understanding shall be automatically assumed by the applicable Reorganized Debtor under sections 365 and 1123 of the Bankruptcy Code.
               (b) IUE-CWA. Pursuant to this Plan and in accordance with the IUE-CWA 1113/1114 Settlement Approval Order, a copy of which is attached hereto as Exhibit 7.21(b), on the Effective Date, the IUE-CWA-Delphi-GM Memorandum of Understanding, a copy of which is attached hereto as Exhibit 1 to the IUE-CWA 1113/1114 Settlement Approval Order, and all documents described in Attachment E to the IUE-CWA-Delphi-GM Memorandum of Understanding shall be automatically assumed by the applicable Reorganized Debtor under sections 365 and 1123 of the Bankruptcy Code.
               (c) USW. Pursuant to this Plan and in accordance with the USW 1113/1114 Settlement Approval Order, a copy of which is attached hereto as Exhibit 7.21(c), on the Effective Date, (i) the USW-Home Avenue Memorandum of Understanding, a copy of which is attached hereto as Exhibit 1 to the USW 1113/1114 Settlement Approval Order, and all documents described in Attachment E to the USW-Home Avenue Memorandum of Understanding and (ii) the USW-Vandalia Memorandum of Understanding, a copy of which is attached hereto as Exhibit 2 to the USW 1113/1114 Settlement Approval Order, and all documents described in Attachment E to the USW-Vandalia Memorandum of Understanding shall be automatically assumed by the applicable Reorganized Debtor under sections 365 and 1123 of the Bankruptcy Code.
               (d) IUOE. Pursuant to this Plan and in accordance with the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order, a copy of which is attached hereto as Exhibit 7.21(d), on the Effective Date, (i) the IUOE Local 832S Memorandum of Understanding, a copy of which is attached hereto as Exhibit 1 to the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order, and all documents described in Attachment A to the IUOE Local 832S Memorandum of Understanding, (ii) the IUOE Local 18S Memorandum of Understanding, a copy of which is attached hereto as Exhibit 2 to the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order, and all documents described in Attachment A to the IUOE Local 18S Memorandum of Understanding, and (iii) the IUOE Local 101S Memorandum of Understanding, a copy of which is attached hereto as Exhibit 3 to the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order, and all documents described in Attachment A to the IUOE Local 101S Memorandum of Understanding shall be automatically assumed by the applicable Reorganized Debtor under sections 365 and 1123 of the Bankruptcy Code.
               (e) IBEW. Pursuant to this Plan and in accordance with the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order , a copy of which is attached hereto as

Exhibit 7.21(d), on the Effective Date, (i) the IBEW E&S Memorandum of Understanding, a copy of which is attached hereto as Exhibit 4 to the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order, and all documents described in Attachment A to the IBEW E&S Memorandum of Understanding and (ii) the IBEW Powertrain Memorandum of Understanding, a copy of which is attached hereto as Exhibit 5 to the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order, and all documents described in Attachment A to the IBEW Powertrain Memorandum of Understanding shall be automatically assumed by the applicable Reorganized Debtor under sections 365 and 1123 of the Bankruptcy Code.
               (f) IAM. Pursuant to this Plan and in accordance with the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order, a copy of which is attached hereto as Exhibit 7.21(d), on the Effective Date, the IAM-Delphi Memorandum of Understanding, a copy of which is attached hereto as Exhibit 6 to the IUOE, IBEW, and IAM 1113/1114 Settlement Approval Order, and all documents described in Attachment A to the IAM-Delphi Memorandum of Understanding shall be automatically assumed by the applicable Reorganized Debtor under sections 365 and 1123 of the Bankruptcy Code.
          7.22 Pension.
               (a) Hourly Pension Freeze. In accordance with applicable law and the Union Settlement Agreements, and except as otherwise set forth in the Union Settlement Agreements, the Reorganized Debtors shall amend, as of the first of the month following the Effective Date or as soon thereafter as practicable, the Delphi HRP so as to freeze benefit accruals for future credited service in the Delphi HRP.
               (b) Salaried Pension Freeze. In accordance with applicable law, the Reorganized Debtors shall amend, as of the first of the month following the Effective Date or as soon thereafter as practicable, the Delphi Retirement Program for Salaried Employees so as to freeze benefit accruals for future credited service in the Delphi Retirement Program for Salaried Employees.
               (c) IRC Section 414(l) Transfer. The Debtors shall transfer certain net underfunded pension obligations to the GM HRP pursuant to the IRC Section 414(l) Transfer promptly after the Effective Date. In conjunction with the IRC Section 414(l) Transfer, Reorganized Delphi shall deliver a note to GM as set forth in the Delphi-GM Definitive Documents. The note shall be paid within ten days of the transfer date (as defined in the Delphi-GM Global Settlement Agreement).
               (d) Pension Contribution Payment. No earlier than January 2, 2008, and no later than five days after the Effective Date, Reorganized Delphi shall contribute cash to the Pension Plans (as defined below) sufficient to meet ERISA minimum funding contributions not covered by the IRC Section 414(l) transfer, and upon such contribution, replacement liens, if any, granted to the PBGC on assets owned by any Debtor shall be discharged. During the period between the Effective Date and the date such replacement liens are discharged, such replacement liens shall be junior and subordinate to the liens securing the Exit Financing Arrangements.

               (e) PBGC. Pursuant to this Plan, and under the terms of the Union Settlement Agreements, as applicable, the following Debtors shall assume and continue the following plans, which shall be frozen on or before February 1, 2008: (i) Delphi Corporation: the Delphi Hourly Rate Employees Pension Plan and the Delphi Retirement Program for Salaried Employees; (ii) Delphi Mechatronic Systems, Inc.: the Delphi Mechatronic Systems Retirement Program; (iii) ASEC Manufacturing: the ASEC Manufacturing Retirement Program; and (iv) Packard-Hughes Interconnect Company: the Packard-Hughes Interconnect Bargaining Retirement Plan and the Packard-Hughes Interconnect Non-Bargaining Retirement Plan (collectively, the “ Pension Plans”). Nothing in this Plan shall be construed as discharging, releasing, or relieving the Debtors or the Debtors’ successors, including the Reorganized Debtors, or any party, in any capacity, from any liability for minimum funding under 26 U.S.C. § 412 and 29 U.S.C. § 1082 or liability under 29 U.S.C. § 1362 with respect to the Pension Plans or the PBGC. The PBGC and the Pension Plans shall not be enjoined or precluded from seeking to enforce such liability as a result of any provision of this Plan or the Confirmation Order.
          7.23 OPEB. Pursuant to this Plan, as of the Effective Date or as soon as practicable thereafter, and in accordance with the Union Settlement Agreements and applicable law and administrative requirements (the “Cessation Date”), Delphi shall cease to provide, offer, or have any liability for OPEB to its Union-represented hourly employees and retirees and their spouses, surviving spouses, dependents, or other beneficiaries. The cessation shall be administered on a “claims incurred” basis, and Delphi shall retain responsibility for all claims incurred but either unfiled or unpaid as of the Cessation Date. The cessation shall include elimination of the Special Benefit relating to Medicare Part B. With respect to UAW-represented employees or retirees, the cessation shall not include the cessation of OPEB provided to Delphi employees or retirees subject to the UAW-Delphi Supplemental Agreement dated April 29, 2004, as amended, except as provided in paragraph 18 of the UAW Benefit Guarantee Term Sheet.
          7.24 Preservation Of Causes Of Action. In accordance with section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in this Plan, the Reorganized Debtors shall retain and may (but are not required to) enforce all Retained Actions and all other similar claims arising under applicable state laws, including, without limitation, fraudulent transfer claims, if any, and all other Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code. The Debtors or the Reorganized Debtors, in their sole and absolute discretion, shall determine whether to bring, settle, release, compromise, or enforce such Retained Actions (or decline to do any of the foregoing), and shall not be required to seek further approval of the Bankruptcy Court for such action. The Reorganized Debtors or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action. Notwithstanding the foregoing, Causes of Action against Persons arising under section 544, 545, 547, 548, or 553 of the Bankruptcy Code or similar state laws shall not be retained by the Reorganized Debtors unless specifically listed on Exhibit 7.24 hereto.
          7.25 Reservation Of Rights. With respect to any avoidance causes of action under section 544, 545, 547, 548, or 553 of the Bankruptcy Code that the Debtors abandon in accordance with Article 7.24 of this Plan, the Debtors reserve all rights, including the right under section 502(d) of the Bankruptcy Code to use defensively the abandoned avoidance cause of action as a ground to object to all or any part of a claim against any Estate asserted by a creditor which remains in possession of, or otherwise obtains the benefit of, the avoidable transfer.

          7.26 Exclusivity Period. The Debtors shall retain the exclusive right to amend or modify this Plan, and to solicit acceptances of any amendments to or modifications of this Plan, through and until the Effective Date.
          7.27 Corporate Action. Each of the matters provided for under this Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved, and to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, creditors, or directors of any of the Debtors or the Reorganized Debtors.
          7.28 Effectuating Documents; Further Transactions. Each of the Chief Executive Officer, Chief Financial Officer, Chief Restructuring Officer, and General Counsel of the Debtors, or their respective designees, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan or to otherwise comply with applicable law. The secretary or assistant secretary of the Debtors shall be authorized to certify or attest to any of the foregoing actions.
          7.29 Consummation Of Divestiture Transactions. In the event that the Bankruptcy Court enters an order on or prior to the Effective Date authorizing a Debtor(s) to sell assets free and clear of liens, claims, and encumbrances, such Debtor(s) shall be permitted to close on the sale of such assets subsequent to the Effective Date free and clear of liens, claims, and encumbrances pursuant to sections 363 and 1123 of the Bankruptcy Code.
          7.30 Exemption From Certain Transfer Taxes And Recording Fees. Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to this Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors’ real or personal property, shall not be subject to any stamp taxes and any other similar tax or governmental assessment to the fullest extent contemplated by section 1146(c) of the Bankruptcy Code, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
          7.31 Trade And Other Unsecured Claims Threshold. Subject to the waiver described in Article 12.3 of this Plan with respect to Article 12.2(i) of this Plan, in the event that the Debtors fail to satisfy the condition set forth in Section 9(a)(xxii) of the Investment Agreement and ADAH waives such condition, to the extent the Debtors issue any shares of New Common Stock pursuant to the Plan (after giving effect to any Cash or other consideration provided to holders of Trade and Other Unsecured Claims under this Plan) as a result of Trade and Other Unsecured Claims aggregating in excess of $1.475 billion, then the Debtors shall (i) issue to the Plan Investors additional Direct Subscription Shares and (ii) adjust the conversion price of the New Series A Preferred Shares and the New Series B Preferred Shares each in accordance with the terms of Section 9(a)(xxii) of the Investment Agreement.

ARTICLE VIII
UNEXPIRED LEASES AND EXECUTORY CONTRACTS
     8.1 Assumed And Rejected Contracts And Leases.
          (a) Executory Contracts And Unexpired Leases. All executory contracts and unexpired leases as to which any of the Debtors is a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such executory contracts or unexpired leases (i) shall have been previously rejected by the Debtors by Final Order of the Bankruptcy Court, (ii) shall be the subject of a motion to reject pending on or before the Effective Date, (iii) shall have expired or terminated on or prior to December 31, 2007 (and not otherwise extended) pursuant to their own terms, (iv) are listed on the schedule of rejected executory contracts or unexpired leases attached hereto as Exhibit 8.1(a), or (v) are otherwise rejected pursuant to the terms of this Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the rejections and assumptions contemplated hereby pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Each executory contract or unexpired lease assumed pursuant to this Article 8.l(a) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any executory contract or unexpired lease. Notwithstanding the foregoing or anything else in this Article VIII, (i) all executory contracts or unexpired leases between GM and any of the Debtors shall receive the treatment described in the Delphi-GM Definitive Documents, (ii) all agreements, and exhibits or attachments thereto, between the Unions and Delphi shall receive the treatment described in Article 7.21 of this Plan and the Union Settlement Agreements, and (iii) all executory contracts memorializing Ordinary Course Customer Obligations shall receive the treatment described in Article 5.2 of this Plan.
          (b) Real Property Agreements. Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court or is otherwise rejected as a part of this Plan. In the event that the Effective Date does not occur, the Court shall retain jurisdiction with respect to any request to extend the deadline for assuming any unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code.
          (c) Exhibits Not Admissions. Neither the exclusion nor the inclusion by the Debtors of a contract or lease on Exhibit 8.1(a) nor anything contained in this Plan shall constitute an admission by the Debtors that such lease or contract is an unexpired lease or executory contract or that any Debtor, or its respective Affiliates, has any liability thereunder. The

Debtors reserve the right, subject to notice, to amend, modify, supplement, or otherwise change Exhibit 8.1(a) on or before the Confirmation Date.
     8.2 Payments Related To Assumption Of Executory Contracts And Unexpired Leases.
          (a) Material Supply Agreements. Any monetary amounts by which each Material Supply Agreement to be assumed pursuant to this Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code by Cure, and shall be paid to the non-Debtor counterparty to the Material Supply Agreement. To the extent that Cure has not already been agreed to between the Debtor party to the agreement and the non-Debtor party, the Debtors or Reorganized Debtors shall provide each party whose Material Supply Agreement is being assumed or assumed and assigned pursuant to the Plan, in accordance with the Cure procedures established under the Solicitation Procedures Order, with a notice that shall provide: (i) the contract or lease being assumed or assumed and assigned; (ii) the name of the proposed assignee, if any; (iii) the proposed cure amount (the “Cure Amount Claim”), if any, that the applicable Debtor or Reorganized Debtor believes it (or its assignee) would be obligated to pay in connection with such assumptions; (iv) an election for the payment terms of the Cure Amount Claim; and (v) the procedures for such party to object to the assumption or assumption and assignment of the applicable contract or lease or the amount of the proposed Cure Claim Amount (the “Cure Amount Notice”). The Cure Amount Notice shall be in substantially the form approved by the Court under the Solicitation Procedures Order and shall be served on each non-Debtor party or parties to a Material Supply Agreement. If the non-Debtor party does not timely respond to the Cure Amount Notice, the Cure Amount Claim shall be paid in New Common Stock and Discount Rights in the same proportion as that received by holders of Allowed General Unsecured Claims on or as soon as reasonably practicable after the Effective Date. If the non-Debtor party responds to the Cure Amount Notice in accordance with the procedures set forth in the Solicitation Procedures Order and the non-Debtor party asserts a dispute regarding (x) the nature or amount of any Cure, (y) the ability of the Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (z) any other matter pertaining to assumptions, the Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided that if there is a dispute as to the amount of Cure that cannot be resolved consensually among the parties, the Debtors shall have the right to reject the contract or lease for a period of five days after entry of a final order establishing a Cure amount in excess of that provided by the Debtors. The Creditors’ Committee shall be provided access to information regarding the Debtors’ proposed Cure Claim payments above a threshold amount to be reasonably agreed upon by the Creditors’ Committee and the Debtors, after which the Creditors’ Committee may object to a proposed Cure Claim payment; provided, however, that any unresolved objection shall be determined by the Bankruptcy Court after notice and hearing.
          (b) Other Executory Contracts And Other Unexpired Leases. The provisions (if any) of each Other Executory Contract or Other Unexpired Lease to be assumed under this Plan which are or may be in default shall be satisfied solely by Cure. Any party to an Other Executory Contract or Other Unexpired Lease who wishes to assert that Cure shall be required as a condition to assumption shall file and serve a proposed Cure Claim so as to be received by the Debtors or Reorganized Debtors, as applicable, and their counsel at the address set forth in Article 14.8 hereof within 45 days after entry of the Confirmation Order (the “Cure Claim Submission Deadline”), after which the Debtors or Reorganized Debtors, as the case may be, shall have 45 days to file any objections thereto. Should a party to an Other Executory Contract or Other Unexpired Lease not file a proposed Cure Claim by the Cure Claim Submission Deadline in accordance with the procedures set forth herein, then any default then existing shall be deemed cured as of the day following the Cure Claim Submission Deadline and such party shall forever be barred from asserting against the Debtors or the Reorganized Debtors, as applicable, a claim that arose on or prior to the Confirmation Date. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of any Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, the matter shall be set for hearing in the Bankruptcy Court on the next available hearing date, or such other date as may be agreed upon, and Cure, if any, shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided, however, that if there is a dispute as to the amount of Cure that cannot be resolved consensually among the parties, the Debtors shall have the right to reject the contract or lease for a period of five days after entry of a Final Order establishing a Cure amount in excess of that asserted by the Debtors. If the cure amount was filed and served in accordance with the procedures set forth herein and is not disputed, the Debtors or Reorganized Debtors, as the case may be, shall pay the Cure Claim, if any, to the claimant within 20 days after service of the Cure Claim. Disputed Cure amounts that are resolved by agreement or Final Order shall be paid by the Debtors within 20 days of such agreement or Final Order.
          (c) Intercompany Executory Contracts And Intercompany Unexpired Leases. Any Claim outstanding at the time of assumption of an Intercompany Executory Contract or an Intercompany Unexpired Lease shall be Reinstated and shall be satisfied in a manner to be agreed upon by the relevant Debtors and/or non-Debtor Affiliates.
          (d) Assignment Pursuant To Restructuring Transaction. To the extent the Debtor which is party to an executory contract or unexpired lease is to be merged or liquidated as part of a Restructuring Transaction, the non-Debtor parties to such executory contract or unexpired lease shall, upon assumption as contemplated herein, be deemed to have consented to the assignment of such executory contract or unexpired lease to the Reorganized Debtor that is the surviving entity after such Restructuring Transaction.
     8.3 Rejection Damages Bar Date. If the rejection by the Debtors (pursuant to this Plan or otherwise) of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, or such entities’ properties unless a proof of claim is filed with the Claims Agent and served upon counsel to the Debtors and the Creditors’ Committee within 30 days after the later of (a) entry of the Confirmation Order or (b) notice that the executory contract or unexpired lease has been rejected, unless otherwise ordered by the Bankruptcy Court.
     8.4 Assumption and Assignment of Divestiture-Related Executory Contracts and Unexpired Leases. In the event that the Bankruptcy Court enters an order on or prior to the Effective Date authorizing a Debtor(s) to assume and assign certain executory contracts or unexpired leases in connection with a divestiture transaction, but a Debtor(s) does not assume and assign such contracts and leases prior to the Effective Date: (a) notwithstanding anything to the contrary in the applicable sale order, such assumption shall be consummated pursuant to Article VIII of this Plan and service of notice and any cure payments owed to a non-Debtor counterparty under such contracts and leases shall be made pursuant to Article 8.2 of the Plan and (b) a Debtor(s) shall be permitted to assign such assumed executory contracts and unexpired leases subsequent to the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code and the applicable sale order.
ARTICLE IX
PROVISIONS GOVERNING DISTRIBUTIONS
     9.1 Time Of Distributions. Except as otherwise provided for herein or ordered by the Bankruptcy Court, distributions under this Plan shall be made on a Periodic Distribution Date.
     9.2 No Interest On Disputed Claims. Unless otherwise specifically provided for in this Plan or as otherwise required by section 506(b) of the Bankruptcy Code, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim becomes an Allowed Claim.
     9.3 Disbursing Agent. The Disbursing Agent shall make all distributions required under this Plan except with respect to any holder of a Claim or Interest whose Claim or Interest is governed by an agreement and is administered by a Servicer, which distributions shall be deposited with the appropriate Servicer, as applicable, who shall deliver such distributions to the holders of Claims or Interests in accordance with the provisions of this Plan and the terms of any governing agreement; provided, however, that if any such Servicer is unable to make such distributions, the Disbursing Agent, with the cooperation of such Servicer, shall make such distributions.
     9.4 Surrender Of Securities Or Instruments. On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing a Claim (a “Certificate”) shall surrender such Certificate to the Disbursing Agent, or, with respect to indebtedness that is governed by an agreement and administered by a Servicer, the respective Servicer, and such Certificate shall be cancelled solely with respect to the Debtors and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-a-vis one another to such instruments; provided, however, that this Article 9.4 shall not apply to any Claims Reinstated pursuant to the terms of this Plan. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the respective Servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the respective Servicer. Any holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the respective Servicer prior to the second anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary.

     9.5 Services Of Indenture Trustees, Agents, And Servicers. The services, with respect to implementation of the distributions contemplated by this Plan, of Servicers under the relevant agreements that govern the rights of holders of Claims and Interests shall be as set forth elsewhere in this Plan. The Reorganized Debtors shall reimburse any Servicer (including the Indenture Trustees) for reasonable and necessary services performed by it (including reasonable attorneys’ fees and documented out-of-pocket expenses) in connection with the making of distributions under this Plan to holders of Allowed Claims or Interests, without the need for the filing of an application with, or approval by, the Bankruptcy Court. To the extent that there are any disputes that the reviewing parties are unable to resolve with the Servicers, the reviewing parties shall report to the Bankruptcy Court as to whether there are any unresolved disputes regarding the reasonableness of the Servicers’ (and their attorneys’) fees and expenses. Any such unresolved disputes may be submitted to the Bankruptcy Court for resolution.
     9.6 Claims Administration Responsibility.
          (a) Reorganized Debtors. The Reorganized Debtors shall retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving all Claims against, and Interests in, the Debtors and making distributions (if any) with respect to all Claims and Interests, except as otherwise described in this Article IX.
          (b) Joint Claims Oversight Committee. On the Effective Date, there shall be formed a Joint Claims Oversight Committee. The Joint Claims Oversight Committee shall monitor the general unsecured claims reconciliation and settlement process conducted by the Reorganized Debtors, provide guidance to the Reorganized Debtors, and address the Bankruptcy Court if the Joint Claims Oversight Committee disagrees with the Reorganized Debtors’ determinations requiring claims resolution. The composition of the Joint Claims Oversight Committee shall be reasonably satisfactory to Appaloosa, but in any case, shall include at least one representative appointed by Appaloosa and one representative appointed by the Creditors’ Committee. For so long as the claims reconciliation process shall continue, the Reorganized Debtors shall make regular reports to the Joint Claims Oversight Committee. The Joint Claims Oversight Committee may employ, without further order of the Bankruptcy Court, professionals to assist it in carrying out its duties as limited above, including any professionals retained in these Chapter 11 Cases, and the Reorganized Debtors shall pay the reasonable costs and expenses of the Joint Claims Oversight Committee and its members, including reasonable professional fees, in the ordinary course without further order of the Bankruptcy Court.
          (c) Filing Of Objections. Unless otherwise extended by the Bankruptcy Court, any objections to Claims and/or Interests shall be served and filed on or before the Claims/Interests Objection Deadline. Notwithstanding any authority to the contrary, an objection to a Claim or Interest shall be deemed properly served on the holder of the Claim or Interest if the Debtors or Reorganized Debtors effect service in any of the following manners: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004, (ii) to the extent counsel for a holder of a Claim or Interest is unknown, by first class mail, postage prepaid, on the signatory on the proof of claim or other representative identified on the proof of claim or any attachment thereto (or at the last known addresses of such holders of Claims if no proof of claim is filed or if the Debtors have been notified in writing of a change of address), or (iii) by first class mail, postage prepaid, on any counsel that has appeared on behalf of the holder of the Claim or Interest in the Chapter 11 Cases and has not withdrawn such appearance.
          (d) Determination Of Claims Or Interests. Any Claim or Interest determined and liquidated pursuant to (i) the ADR Procedures, (ii) an order of the Bankruptcy Court, or (iii) applicable non-bankruptcy law (which determination has not been stayed, reversed, or amended and as to which determination (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending) shall be deemed an Allowed Claim or an Allowed Interest in such liquidated amount and satisfied in accordance with this Plan. Nothing contained in this Article 9.6 shall constitute or be deemed a waiver of any claim, right, or Cause of Action that the Debtors or the Reorganized Debtors may have against any Person in connection with or arising out of any Claim or Claims, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.
          (e) Claims Bar Date. Any Claim (whether a newly filed Claim or an amendment to a previously filed Claim) filed after the later of (i) the Effective Date, (ii) with respect to Claims for rejection damages, the bar date established pursuant to Article 8.3 of this Plan for the filing of such claims, or (iii) with respect to Claims that are Administrative Claims, the bar date established pursuant to Article 10.5 of this Plan, shall not be recognized, or recorded on the claims register, by the Claims Agent and shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors unless such untimely filing is expressly authorized by an order of the Bankruptcy Court. Nothing herein shall in any way alter, impair, or abridge the legal effect of the Bar Date Order, and the Debtors’, Reorganized Debtors’, and other parties in interest’s rights to object to such Claims on the grounds that they are time barred or otherwise subject to disallowance or modification.
     9.7 Delivery Of Distributions.
          (a) Allowed Claims. Distributions to holders of Allowed Claims shall be made by the Disbursing Agent or the appropriate Servicer (a) at the addresses set forth on the proofs of claim filed by such holders of Claims (or at the last known addresses of such holders of Claims if no proof of claim is filed or if the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of claim, (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or (d) in the case of a holder of a Claim whose Claim is governed by an agreement and administered by a Servicer, at the addresses contained in the official records of such Servicer.
          (b) Allowed Interests. For the purpose of making distributions (other than the Rights) to holders of Allowed Interests pertaining to Existing Common Stock, the transfer ledger in respect of the Existing Common Stock in Delphi shall be closed as of the close of business on the Effective Date, and the Disbursing Agent and its respective agents shall be entitled to recognize and deal for all purposes herein with only those holders of record stated on the transfer ledger maintained by the stock transfer agent for the Existing Common Stock in Delphi as of the close of business on the Effective Date.
          (c) Undeliverable Distributions. If any distribution to a holder of a Claim or Interest is returned as undeliverable, no further distributions to such holder of such Claim or Interest shall be made unless and until the Disbursing Agent or the appropriate Servicer is notified of the then-current address of such holder of the Claim or Interest, at which time all missed distributions shall be made to such holder of the Claim or Interest without interest. Amounts in respect of undeliverable distributions shall be returned to the Reorganized Debtors until such distributions are claimed. The Debtors shall make reasonable efforts to locate holders of undeliverable distributions. All claims for undeliverable distributions must be made on or before the later to occur of (i) the first anniversary of the Effective Date or (ii) six months after such holder’s Claim or Interest becomes an Allowed Claim or Allowed Interest, after which date all unclaimed property shall revert to the Reorganized Debtors free of any restrictions thereon and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding federal or state escheat laws to the contrary.
     9.8 Procedures For Treating And Resolving Disputed And Contingent Claims.
          (a) No Distributions Pending Allowance. No payments or distributions shall be made with respect to all or any portion of a Disputed Claim or Disputed Interest unless and until all objections to such Disputed Claim or Disputed Interest have been settled or withdrawn or have been determined by a Final Order of the Bankruptcy Court, and the Disputed Claim or Disputed Interest has become an Allowed Claim or Allowed Interest. All objections to Claims or Interests must be filed on or before the Claims Objection Deadline.
          (b) Distribution Reserve. The Debtors shall establish one or more Distribution Reserves of New Common Stock, New Warrants, Oversubscription Cash, and Cash raised by the Par Value Rights Offering for the purpose of effectuating distributions to holders of Disputed Claims or Disputed Interests pending the allowance or disallowance of such claims or interests in accordance with this Plan.
               (i) Distribution Reserve Related To New Common Stock And New Warrants Distributed Pursuant To The Plan. The Debtors or the Disbursing Agent shall establish a reserve to hold the New Common Stock and New Warrants that would otherwise be distributed to holders of Disputed Claims or Disputed Interests based on the amounts of such Claims or Interests estimated by the Bankruptcy Court or agreed to by the holder of such Claim or Interest and the Debtors.
               (ii) Distribution Reserve For Oversubscription Cash. The Debtors or Disbursing Agent shall establish a Distribution Reserve for the Oversubscription Cash. The Distribution Reserve shall be equal to the Pro Rata portion of the Oversubscription Cash to which Non-exercising Creditors would be entitled under this Plan as of the Effective Date, as if the Disputed Claims of such Non-exercising Creditors were Allowed Claims in their (a) Face Amount or (b) estimated amounts as approved by the Bankruptcy Court or agreed to by the holder of such Claim and the Debtors. Payments and distributions from the Distribution Reserve for Oversubscription Cash shall be made as appropriate to (i) any Non-exercising Creditor holding a Disputed Claim that has become an Allowed Claim, as soon as reasonably practicable after the date such Disputed Claim becomes an Allowed Claim, and (ii) any Non-exercising Creditors holding Allowed Claims if any Disputed Claim is disallowed in whole or in part.
               (iii) Estimation Of Claims For Distribution Reserves. To the extent that any Claims remain Disputed Claims as of the Effective Date, the Debtors or Reorganized Debtors shall seek an order from the Bankruptcy Court establishing the amounts to be withheld as part of the Distribution Reserves. Without limiting the foregoing, the Debtors or the Reorganized Debtors may at any time request that the Bankruptcy Court estimate any Disputed Claim, including any such Claim arising from the Debtors’ or Reorganized Debtors’ rejection of an executory contract, pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors have previously objected to such Claim, and the Bankruptcy Court shall retain jurisdiction to estimate any Disputed Claim at any time during litigation concerning any objection to any Disputed Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Disputed Claim, that estimated amount may, as determined by the Bankruptcy Court, constitute either (a) the Allowed amount of such Disputed Claim, (b) a maximum limitation on such Disputed Claim, or (c) in the event such Disputed Claim is estimated in connection with the estimation of other Claims within the same Class, a maximum limitation on the aggregate amount of Allowed Claims on account of such Disputed Claims so estimated; provided, however, that if the estimate constitutes the maximum limitation on a Disputed Claim, or on more than one such Claim within a Class of Claims, as applicable, the Debtors may elect to pursue supplemental proceedings to object to any ultimate allowance of any such Disputed Claim. All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. Disputed Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.
          (c) No Recourse To Debtors Or Reorganized Debtors. Any Disputed Claim or Disputed Interest that ultimately becomes an Allowed Claim or Allowed Interest, as the case may be, shall be entitled to receive its applicable distribution under the Plan solely from the Distribution Reserve established on account of such Disputed Claim or Disputed Interest. In no event shall any holder of a Disputed Claim or Disputed Interest have any recourse with respect to distributions made, or to be made, under the Plan to holders of such Claims or Interests to any Debtor or Reorganized Debtor on account of such Disputed Claim or Disputed Interest, regardless of whether such Disputed Claim or Disputed Interest shall ultimately become an Allowed Claim or Allowed Interest, as the case may be, or regardless of whether sufficient Cash, New Common Stock, New Warrants, or other property remains available for distribution in the Distribution Reserve established on account of such Disputed Claim or Disputed Interest at the time such Claim or Interest becomes entitled to receive a distribution under the Plan.

          (d) Distributions After Allowance. Payments and distributions from the Distribution Reserve to each respective holder of a Claim or Interest on account of a Disputed Claim or Disputed Interest, to the extent that it ultimately becomes an Allowed Claim or an Allowed Interest, shall be made in accordance with provisions of this Plan that govern distributions to such holder of a Claim or Interest. On the first Periodic Distribution Date following the date when a Disputed Claim or Disputed Interest becomes undisputed, noncontingent, and liquidated, the Disbursing Agent shall distribute to the holder of such Allowed Claim or Allowed Interest any Cash, New Common Stock, New Warrants, or other property, from the Distribution Reserve that would have been distributed on the dates when distributions were previously made had such Allowed Claim or Allowed Interest been an Allowed Claim or Allowed Interest on such dates. After a Final Order of the Bankruptcy Court has been entered, or other final resolution has been reached with respect to all Disputed Claims and Disputed Interests, (i) any remaining New Common Stock in the Distribution Reserve shall revert to the Reorganized Debtors and be held as treasury stock, (ii) any Oversubscription Cash remaining in the Distribution Reserve shall be distributed to Non-exercising Creditors on a Pro Rata basis based on the Allowed Claims of Non-exercising Creditors, and (iii) any property held in a distribution reserve established solely on account of Class 1G-1 shall not revert to the Debtors and shall be distributed to holders of Allowed Class 1G-1 Interests in accordance with Article 5.6 of this Plan. Subject to Article 9.2 of this Plan, all distributions made under this Article of this Plan on account of an Allowed Claim shall be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates when distributions were previously made to holders of Allowed Claims included in the applicable class. The Disbursing Agent shall be deemed to have voted any New Common Stock held in the Distribution Reserve in the same proportion as shares previously disbursed by the Disbursing Agent. The Servicers shall be deemed to have voted any New Common Stock held by such Servicers in the same proportion as shares previously disbursed by such Servicers.
          (e) De Minimis Distributions. Neither the Disbursing Agent nor any Servicer shall have any obligation to make a distribution on account of an Allowed Claim or Allowed Interest from any Distribution Reserve or otherwise if (i) the aggregate amount of all distributions authorized to be made from such Distribution Reserve or otherwise on the Periodic Distribution Date in question is or has a value less than $250,000; provided that the Debtors shall make a distribution on a Periodic Distribution Date of less than $250,000 if the Debtors expect that such Periodic Distribution Date shall be the final Periodic Distribution Date or (ii) the amount to be distributed to the specific holder of the Allowed Claim or Allowed Interest on the particular Periodic Distribution Date does not both (x) constitute a final distribution to such holder and (y) has a value less than $50.00.
     9.9 Section 510(b) Opt Out Claims. No Section 510(b) Opt Out Claim shall be an Allowed Claim unless and until such Claims has been allowed by Final Order of the Bankruptcy Court. Any Section 510(b) Opt Out Claim that ultimately becomes an Allowed Claim shall be entitled to receive its applicable distribution that would have otherwise been distributed under the Plan solely from the applicable portion of the Securities Settlement. In no event shall any holder of a Section 510(b) Opt Out Claim have any recourse with respect to distributions made, or to be made, under the Securities Settlement to holders of such Claims or Interests to any Debtor or Reorganized Debtor on account of such Section 510(b) Opt Out Claim, regardless of whether such Claim shall ultimately become an Allowed Claim or regardless of whether sufficient Cash or New Common Stock remains available for distribution at the time such Claim is Allowed.
     9.10 Fractional Securities.
          (a) Payments of fractions of shares of New Common Stock to holders of General Unsecured Claims shall not be made. Fractional shares of New Common Stock that would otherwise be distributed under the Plan shall be rounded to the nearest whole number of shares in accordance with the following method: (a) fractions of one-half (1/2) or greater shall be rounded to the next higher whole number of shares and (b) fractions of less than one-half (1/2) shall be rounded to the next lower whole number of shares.
          (b) In lieu of a distribution of fractional shares of New Common Stock and New Warrants to holders of Existing Common Stock, such fractional shares of New Common Stock and New Warrants shall be aggregated and sold, and the Cash generated by such sale shall be distributed Pro Rata to holders of Existing Common Stock; provided, however, that a holder of Existing Common Stock may elect to receive a distribution of a fractional warrant in lieu of cash; provided further; that a fractional warrant will not be exercisable unless it is aggregated with other fractional warrants so as to permit the exercise for one whole share as more fully described in the agreements governing the New Warrants.
ARTICLE X
ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS
     10.1 DIP Facility Claims
          (a) DIP Facility Revolver Claim. On the Effective Date, the DIP Facility Revolver Claim shall be allowed in an amount to be agreed upon by the Debtors and, as applicable, the DIP Lenders, or as ordered by the Bankruptcy Court, at least five Business Days prior to the Effective Date, and all obligations of the Debtors thereunder shall be paid in full in Cash in accordance with the DIP Credit Agreement on the Effective Date.
          (b) DIP Facility First Priority Term Claim. On the Effective Date, the principal amount of the DIP Facility First Priority Term Claim shall be allowed in an amount agreed upon by the Debtors and, as applicable, the DIP Lenders, or as ordered by the Bankruptcy Court, at least five Business Days prior to the Effective Date, and all obligations of the Debtors thereunder shall be paid in full in Cash in accordance with the DIP Credit Agreement on the Effective Date; provided, however, that with respect to letters of credit issued under the DIP Facility, such claims may be satisfied in full by the cash collateralization of such letters of credit, or by procuring back-up letters of credit, in each case, in accordance with the DIP Credit Agreement or as otherwise agreed to by the DIP Agent.

          (c) DIP Facility Second Priority Term Claim. On the Effective Date, the principal amount of the DIP Facility Second Priority Term Claim shall be allowed in an amount agreed upon by the Debtors and, as applicable, the DIP Lenders, or as ordered by the Bankruptcy Court, at least five Business Days prior to the Effective Date, and all obligations of the Debtors thereunder shall be paid in full in Cash in accordance with the DIP Credit Agreement on the Effective Date.
          (d) Cancellation Of Liens. Upon compliance with the foregoing clauses (a), (b), and (c), all liens and security interests granted to secure the DIP Facility Revolver Claim, the DIP Facility First Priority Term Claim, and the DIP Facility Second Priority Term Claim shall be deemed cancelled and shall be of no further force and effect. To the extent that the DIP Lenders or the DIP Agent have filed or recorded publicly any liens and/or security interests to secure the Debtors’ obligations under the DIP Facility, the DIP Lenders of the DIP Agent, as the case may be, shall take any commercially reasonable steps requested by the Debtors that are necessary to cancel and/or extinguish such publicly-filed liens and/or security interests.
     10.2 Investment Agreement Claims. The Investment Agreement Claims shall be allowed and paid pursuant to the terms of the Investment Agreement and the Investment Agreement Order and nothing contained herein shall in any way modify the parties’ rights and obligations thereunder.
     10.3 Professional Claims.
          (a) Final Fee Applications. All final requests for payment of Professional Claims and requests for reimbursement of expenses of members of the Statutory Committees must be filed no later than the last day of the second full month after the Effective Date or May 31, 2008, whichever is later. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Claims and expenses shall be determined by the Bankruptcy Court.
          (b) Payment Of Interim Amounts. Subject to the Holdback Amount, on the Effective Date, the Debtors or Reorganized Debtors shall pay all amounts owing to Professionals and members of the Statutory Committees for all outstanding amounts payable relating to prior periods through the Confirmation Date. To receive payment on the Effective Date for unbilled fees and expenses incurred through the Confirmation Date, the Professionals shall estimate fees and expenses due for periods that have not been billed as of the Confirmation Date and shall deliver such estimate to the Debtors, counsel for the Statutory Committees, and the United States Trustee for the Southern District of New York. Within 45 days after the Effective Date, a Professional receiving payment for the estimated period shall submit a detailed invoice covering such period in the manner and providing the detail as set forth in the Professional Fee Order or the Ordinary Course Professional Order, as applicable. Should the estimated payment received by any Professional exceed the actual fees and expenses for such period, this excess amount shall be credited against the Holdback Amount for such Professional or, if the award of the Holdback Amount for such matter is insufficient, disgorged by such Professional.

          (c) Holdback Amount. On the Effective Date, the Debtors or the Reorganized Debtors shall fund the Holdback Escrow Account with Cash equal to the aggregate Holdback Amount for all Professionals. The Disbursing Agent shall maintain the Holdback Escrow Account in trust for the Professionals with respect to whom fees have been held back pursuant to the Professional Fee Order. Such funds shall not be considered property of the Debtors, the Reorganized Debtors, or the Estates. The remaining amount of Professional Claims owing to the Professionals shall be paid to such Professionals by the Disbursing Agent from the Holdback Escrow Account when such claims are finally allowed by the Bankruptcy Court. When all Professional Claims have been paid in full, amounts remaining in the Holdback Escrow Account, if any, shall be paid to the Reorganized Debtors.
          (d) Post-Confirmation Date Retention. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors shall employ and pay Professionals in the ordinary course of business.
     10.4 Substantial Contribution Compensation And Expenses Bar Date. Any Person (including the Indenture Trustees) who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code shall file an application with the clerk of the Bankruptcy Court on or before the 45th day after the Effective Date (the “503 Deadline”), and serve such application on counsel for the Debtors, the Statutory Committees, the Plan Investors, the United States Trustee for the Southern District of New York, and such other parties as may be decided by the Bankruptcy Court and the Bankruptcy Code on or before the 503 Deadline, or be forever barred from seeking such compensation or expense reimbursement. Notwithstanding the foregoing, on or within 15 days after the Confirmation Date, the Indenture Trustees shall deliver to the Debtors, either (a) a statement indicating that such Indenture Trustee’s prepetition fees and expenses are less than the amounts set forth on Exhibit 10.4 or (b) their invoices for their respective fees and expenses, and the Debtor shall have the right to file an objection with the Bankruptcy Court, which objection must be filed within 15 days of receipt. If an Indenture Trustee has delivered notice that its prepetition fees and expenses are less than the amounts set forth on Exhibit 10.4 or absent any such objection, the Indenture Trustees’ invoice for its fees and expenses shall be paid by the Debtors or Reorganized Debtors, as applicable, on the Effective Date, or as soon thereafter as practicable, without need to file an application for the payment of its fees and without need for further order of the Bankruptcy Court.
     10.5 Other Administrative Claims. All other requests for payment of an Administrative Claim (other than as set forth in Article 10.1, Article 10.2, Article 10.3, or Article 10.4 of this Plan) must be filed, in substantially the form of the Administrative Claim Request Form attached hereto as Exhibit 10.5, with the Claims Agent and served on counsel for the Debtors and the Statutory Committees no later than 45 days after the Effective Date. Any request for payment of an Administrative Claim pursuant to this Article 10.5 that is not timely filed and served shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors. The Debtors or the Reorganized Debtors may settle an Administrative Claim without further Bankruptcy Court approval. Unless the Debtors or the Reorganized Debtors object to an Administrative Claim within 60 days after the Administrative Claims Bar Date (unless such objection period is extended by the Bankruptcy Court), such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable in the ordinary course of business.
ARTICLE XI
EFFECT OF THE PLAN ON CLAIMS AND INTERESTS
     11.1 Revesting Of Assets. Except as otherwise explicitly provided in this Plan, on the Effective Date, all property comprising the Estates (including Retained Actions, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in each of the Debtors which owned such property or interest in property as of the Effective Date, free and clear of all Claims, liens, charges, encumbrances, rights, and Interests of creditors and equity security holders. As of and following the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims or Interests without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan and the Confirmation Order.
     11.2 Discharge Of The Debtors. Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in this Plan or in the Confirmation Order, the distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims and Causes of Action, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, rights, and Interests, including, but not limited to, Claims and Interests that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of claim or interest based upon such Claim, debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim or Interest based upon such Claim, debt, right, or Interest is allowed under section 502 of the Bankruptcy Code, or (c) the holder of such a Claim, right, or Interest accepted this Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims against and Interests in the Debtors, subject to the occurrence of the Effective Date.
     11.3 Compromises And Settlements In accordance with Article 9.6 of this Plan, pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various (a) Claims against, or Interests in, the Debtors and (b) Causes of Action that the Debtors have against other Persons up to and including the Effective Date. After the Effective Date, any such right shall pass to the Reorganized Debtors as contemplated in Article 11.1 of this Plan, without the need for further approval of the Bankruptcy Court, provided, however, that Bankruptcy Court approval shall be required after the Effective Date if the Joint Claims Oversight Committee objects to a proposed settlement based on criteria established by the board of directors of Reorganized Delphi.

     11.4 Release By Debtors Of Certain Parties. Pursuant to section 1123(b)(3) of the Bankruptcy Code, but subject to Article 11.13 of this Plan, effective as of the Effective Date, each Debtor, in its individual capacity and as a debtor-in-possession for and on behalf of its Estate, shall release and discharge and be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged all Released Parties for and from any and all claims or Causes of Action existing as of the Effective Date in any manner arising from, based on, or relating to, in whole or in part, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, or any act, omission, occurrence, or event in any manner related to any such Claims, Interests, restructuring, or the Chapter 11 Cases. The Reorganized Debtors and any newly-formed entities that will be continuing the Debtors’ businesses after the Effective Date shall be bound, to the same extent the Debtors are bound, by the releases and discharges set forth above. Notwithstanding the foregoing, nothing in this Plan shall be deemed to release (i) any of the Debtors or GM from their obligations under the Delphi-GM Definitive Documents or the transactions contemplated thereby, (ii) any of the Debtors, the Unions, or GM from their obligations under the Union Settlement Agreements or the transactions contemplated thereby, or (iii) any of the Debtors or the Plan Investors or their affiliates from their obligations under the Investment Agreement or the transactions contemplated thereby.
     11.5 Release By Holders Of Claims And Interests. On the Effective Date, (a) each Person who votes to accept this Plan and (b) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, each entity (other than a Debtor), which has held, holds, or may hold a Claim against or Interest in the Debtors, in consideration for the obligations of the Debtors and the Reorganized Debtors under this Plan and Cash, New Common Stock, New Warrants, and other contracts, instruments, releases, agreements, or documents to be delivered in connection with this Plan (each, a “Release Obligor”), shall have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged all Released Parties for and from any claim or Cause of Action existing as of the Effective Date in any manner arising from, based on, or relating to, in whole or in part, the Debtors, the subject matter of, or the transaction or event giving rise to, the claim of such Release Obligor, the business or contractual arrangements between any Debtor and Release Obligor or any Released Party, the restructuring of the claim prior to the Chapter 11 Cases, or any act, omission, occurrence, or event in any manner related to such subject matter, transaction, obligation, restructuring, or the Chapter 11 Cases, including, but not limited to, any claim relating to, or arising out of the Debtors’ Chapter 11 Cases, the negotiation and filing of this Plan, the filing of the Chapter 11 Cases, the formulation, preparation, negotiation, dissemination, filing, implementation, administration, confirmation, or consummation of this Plan, the Disclosure Statement, the Plan Exhibits, the Union Settlement Agreements, any employee benefit plan, instrument, release, or other agreement or document created, modified, amended or entered into in connection with either this Plan or any other agreement with the Unions, including but not limited to the Union Settlement Agreements, or any other act taken or not taken consistent with the Union Settlement Agreements in connection with the Chapter 11 cases; provided, however, that (A) this Article 11.5 is subject to and limited by Article 11.13 of this Plan and (B) this Article 11.5 shall not release any Released Party from any Cause of Action held by a governmental entity existing as of the Effective Date based on (i) the Internal Revenue Code or other domestic state, city, or municipal tax code, (ii) the environmental laws of the United States or any domestic state, city, or municipality, (iii) any criminal laws of the United States or any domestic state, city, or municipality, (iv) the Exchange Act, the Securities Act, or other securities laws of the United States or any domestic state, city, or municipality, (v) the Employee Retirement Income Security Act of 1974, as amended, or (vi) the laws and regulations of the Bureau of Customs and Border Protection of the United States Department of Homeland Security. Notwithstanding the foregoing, all releases given by GM to (i) the Debtors and the Debtors’ Affiliates shall be as set forth in the Delphi-GM Global Settlement Agreement and (ii) the Unions shall be as set forth in the Union Settlement Agreements.
     11.6 Release By Unions. The releases provided for in (i) Section K.3 of the UAW-Delphi-GM Memorandum of Understanding, (ii) Section H.3 of the IUE-CWA-Delphi-GM Memorandum of Understanding, (iii) Section G.3 of the USW Memoranda of Understanding, (iv) Section F.3 of the IUOE Local 18S Memorandum of Understanding and IUOE Local 832S Memorandum of Understanding and Section E.3 of the IUOE Local 101S Memorandum of Understanding, (v) Section F.3 of the IBEW E&S Memorandum of Understanding and the IBEW Powertrain Memorandum of Understanding, and (vi) Section F.3 of the IAM Memorandum of Understanding are incorporated by reference herein in their entirety.
     11.7 Release Of GM By Debtors And Third Parties. On the Effective Date, GM shall receive all releases provided for in Article IV of the Delphi-GM Global Settlement Agreement, which provisions are incorporated by reference herein in their entirety.
     11.8 Release And Exculpation Of Plan Investors. In consideration of the contributions to the Debtors’ reorganization made by the Plan Investors, and pursuant to 9(a)(iv) of the Investment Agreement, on the Effective Date (a) each Plan Investor (in its capacity as such or otherwise), its Affiliates, shareholders, partners, directors, officers, employees, and advisors shall be released by the Debtors and each entity (other than a Debtor), which has held, holds, or may hold a Claim against or Interest in the Debtors from liability for participation in the transactions contemplated by the that certain Equity Purchase and Commitment Agreement, dated as of January 18, 2007 (the “Original Agreement”), the Investment Agreement, the preferred term sheet exhibit to the Investment Agreement, the Plan Framework Support Agreement, dated as of January 18, 2007 (the “Original PSA”), and the Plan,and any other investment in the Debtors discussed with the Debtors, whether prior to or after the execution of the foregoing, to the fullest extent permitted under applicable law, (b) each Plan Investor (in its capacity as such or otherwise), its Affiliates, shareholders, partners, directors, officers, employees, and advisors shall not have or incur any liability to any party with respect to all of the foregoing actions set forth in subclause (a) and shall be additionally exculpated to the same extent as the Debtors’ directors, officers, employees, attorneys, advisors, and agents are otherwise exculpated under the Plan pursuant to Article 11.11, and (c) each Plan Investor (in its capacity as an investor), its Affiliates, shareholders, partners, Debtors’ directors, officers, employees, and advisors shall be released to the same extent the Company’s directors, officers, employees, attorneys, advisors, and agents are otherwise released under the Plan pursuant to Article 11.4 and Article 11.5; provided, that such releases and exculpations shall not prohibit or impede the Debtors’ ability to assert defenses or counterclaims in connection with or relating to the Original Agreement or the Original PSA.

     11.9 Setoffs. Subject to Article 11.13 of this Plan, the Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such holder of such Claim.
     11.10 Subordination Rights.
          (a) All Claims against the Debtors and all rights and claims between or among holders of Claims relating in any manner whatsoever to distributions on account of Claims against or Interests in the Debtors, based upon any claimed subordination rights, whether asserted or unasserted, legal or equitable, shall be deemed satisfied by the distributions under the Plan to holders of Claims having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Effective Date; provided, that the subordination rights of the holders of Senior Debt (as such term is defined in the Subordinated Notes Indenture) shall be deemed satisfied through the distributions described in Article 5.3, and that as a result of the satisfaction of the subordination provisions of the Subordinated Notes Indenture, the holders of TOPrS Claims shall receive a distribution equal to 90% of the principal and accrued prepetition interest of the TOPrS. Except as otherwise specifically provided for in the Plan, distributions to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim by reason of any subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.
          (b) Except as otherwise provided in the Plan (including any Plan Exhibits) or the Confirmation Order, the right of any of the Debtors or Reorganized Debtors to seek subordination of any Claim or Interest pursuant to section 510 of the Bankruptcy Code is fully reserved, and the treatment afforded any Claim or Interest that becomes a subordinated Claim or Interest at any time shall be modified to reflect such subordination. Unless the Plan (including Plan Exhibits) or the Confirmation Order otherwise provide, no distributions shall be made on account of a Claim subordinated pursuant to this Article 11.10(b) unless the Claims senior to such subordinated Claims are satisfied in full.
     11.11 Exculpation And Limitation Of Liability. Subject to Article 11.13 of this Plan, the Debtors, the Reorganized Debtors, the Statutory Committees, the members of the Statutory Committees in their capacities as such, the UAW, the IUE-CWA, the USW, the IAM, the IBEW, the IUOE, the DIP Agent, the DIP Lenders in their capacities as such, GM, the Indenture Trustees in their capacities as such, and any of such parties’ respective current or former members, officers, directors, committee members, affiliates, employees, advisors, attorneys, representatives, accountants, financial advisors, consultants, investment bankers, or agents, and any of such parties’ successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action, or liability to any party, or any of its agents, employees, representatives, current or former members, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Debtors’ Chapter 11 Cases, the negotiation and filing of this Plan, the filing of the Chapter 11 Cases, the formulation, preparation, negotiation, dissemination, filing, implementation, administration, confirmation or consummation of this Plan, the Disclosure Statement, the Plan Exhibits, the Union Settlement Agreements, any employee benefit plan, instrument, release or other agreement or document created, modified, amended or entered into in connection with either this Plan or any agreement with the Unions, including but not limited to the Union Settlement Agreements, or any other act taken or not taken consistent with the Union Settlement Agreements in connection with the Chapter 11 Cases, except for their willful misconduct and gross negligence and except with respect to obligations arising under confidentiality agreements, joint interest agreements, and protective orders entered during the Chapter 11 Cases, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan. Other than as provided for in this Article and in Article 11.13, no party or its agents, employees, representatives, current or former members, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the parties listed in this Article for any act or omission in connection with, relating to, or arising out of the Chapter 11 Cases, the formulation, preparation, negotiation, dissemination, filing, implementation, administration, confirmation or consummation of this Plan, the Disclosure Statement, the Union Settlement Agreements, any employee benefit plan, instrument, release or other agreement or document created, modified, amended or entered into in connection with either this Plan or any agreement with the Unions, including but not limited to the Union Settlement Agreements, or any other act taken or not taken consistent with the Union Settlement Agreements in connection with the Chapter 11 Cases. For the avoidance of doubt, the exculpatory provisions of this Article, which apply to postpetition conduct, are not intended, nor shall they be construed, to bar any governmental unit from pursuing any police or regulatory action. Moreover, nothing in this Plan shall be deemed to release (i) any of the Debtors or GM from their obligations under the Delphi-GM Definitive Documents or the transactions contemplated thereby, (ii) any of the Debtors, the Unions, or GM from their obligations under the Union Settlement Agreements or the transactions contemplated thereby, (iii) any of the Debtors or the Plan Investors or their affiliates from their obligations under the Investment Agreement or the transactions contemplated thereby, or (iv) any of the Debtors from their obligations under this Plan or the transactions contemplated thereby.
     11.12 Indemnification Obligations. Subject to Article 11.13 of this Plan, in satisfaction and compromise of the Indemnitees’ Indemnification Rights: (a) all Indemnification Rights shall be released and discharged on and as of the Effective Date except for Continuing Indemnification Rights (which shall remain in full force and effect to the fullest extent allowed by law or contract on and after the Effective Date and shall not be modified, reduced, discharged, or otherwise affected in any way by the Chapter 11 Cases); (b) the Debtors or the Reorganized Debtors, as the case may be, shall maintain directors’ and officers’ insurance providing coverage for those Indemnitees currently covered by such policies for the remaining term of such policy and shall maintain tail coverage under policies in existence as of the Effective Date for a period of six years after the Effective Date, to the fullest extent permitted by such provisions, in each case insuring such parties in respect of any claims, demands, suits, Causes of Action, or proceedings against such Persons based upon any act or omission related to such Person’s service with, for, or on behalf of the Debtors in at least the scope and amount as currently maintained by the Debtors (the “Insurance Coverage”) and hereby further indemnify such Indemnitees without Continuing Indemnification Rights solely to pay for any deductible or retention amount that may be payable in connection with any claim covered under either the foregoing Insurance Coverage or any prior similar policy in an aggregate amount not to exceed $10 million; (c) the insurers who issue the

Insurance Coverage shall be authorized to pay any professional fees and expenses incurred in connection with any action relating to any Indemnification Rights and Continuing Indemnification Rights; and (d) the Debtors or the Reorganized Debtors, as the case may be, shall indemnify Indemnitees with Continuing Indemnification Rights and agree to pay for any deductible or retention amount that may be payable in connection with any claim covered under either the foregoing Insurance Coverage or any prior similar policy. Notwithstanding subclause (a) above, pursuant to the Stipulation and Agreement of Insurance Settlement (the “Insurance Stipulation,” a copy of which is attached as Exhibit 7.19(c)) the Delphi Officers’ and Directors’ (as defined in the Insurance Stipulation) indemnification claims related to the MDL Actions and related government investigations and proceedings have been estimated at $0 for all purposes in these cases, and the Delphi Officers and Directors have released all such indemnification claims against Delphi, subject to the Delphi Officers’ and Directors’ right to assert an indemnification claim against Delphi for legal fees and expenses incurred in the defense of unsuccessful claims asserted as a defense or set-off by Delphi against the Delphi Officers and Directors related to the MDL Actions or related government investigations and proceedings, all as more particularly set forth in the Insurance Stipulation.
     11.13 Exclusions And Limitations On Exculpation, Indemnification, And Releases. Notwithstanding anything in this Plan to the contrary, no provision of this Plan or the Confirmation Order, including, without limitation, any exculpation, indemnification, or release provision, shall modify, release, or otherwise limit the liability of any Person not specifically released hereunder, including, without limitation, any Person who is a co-obligor or joint tortfeasor of a Released Party or who is otherwise liable under theories of vicarious or other derivative liability.
     11.14 Injunction. Subject to Article 11.13 of this Plan, the satisfaction, release, and discharge pursuant to this Article XI shall act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim, Interest, or Cause of Action satisfied, released, or discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.
ARTICLE XII
CONDITIONS PRECEDENT
     12.1 Conditions To Confirmation. The following are conditions precedent to confirmation of this Plan that may be satisfied or waived in accordance with Article 12.3 of this Plan:
          (a) The Bankruptcy Court shall have approved by Final Order a Disclosure Statement with respect to this Plan in form and substance acceptable to the Debtors.
          (b) The Confirmation Order shall be in form and substance acceptable to the Debtors, and the Plan Investors shall be reasonably satisfied with the terms of the Confirmation Order to the extent that such terms would have a material impact on the Plan Investors’ proposed investment in the Reorganized Debtors.

     12.2 Conditions To The Effective Date. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Article 12.3 of this Plan:
          (a) The Reorganized Debtors shall have entered into the Exit Financing Arrangements and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof.
          (b) The Bankruptcy Court shall have approved the settlement between the Debtors and GM as documented in the Delphi-GM Definitive Documents, the Delphi-GM Definitive Documents shall have become effective in accordance with their terms, and GM shall have received the consideration from Delphi pursuant to the terms of the Delphi-GM Global Settlement Agreement.
          (c) The Bankruptcy Court shall have entered one or more orders, which may include the Confirmation Order, authorizing the assumption and rejection of unexpired leases and executory contracts by the Debtors as contemplated by Article 8.1 of this Plan.
          (d) The Confirmation Order shall have been entered by the Bankruptcy Court and shall be a Final Order, the Confirmation Date shall have occurred, and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.
          (e) Each Exhibit, document, or agreement to be executed in connection with this Plan shall be in form and substance reasonably acceptable to the Debtors.
          (f) The Bankruptcy Court shall have entered one or more orders, which may be the Confirmation Order, approving the MDL Settlements.
          (g) The MDL Court shall have entered one or more orders approving the MDL Settlements.
          (h) All conditions to the effectiveness of the Investment Agreement shall have been satisfied or waived in accordance with the terms of the Investment Agreement.
          (i) The aggregate amount of all Trade and Other Unsecured Claims that have been asserted or scheduled but not yet disallowed shall be allowed or estimated for distribution purposes by the Bankruptcy Court to be no more than $1.45 billion, excluding all applicable accrued Postpetition Interest thereon.

          (j) All conditions to effectiveness in the Delphi-GM Definitive Documents shall have been satisfied or waived in accordance with the terms of the Delphi-GM Definitive Documents.
     12.3 Waiver Of Conditions To Confirmation Or Consummation. The conditions set forth in Articles 12.1(a), 12.2(c), and 12.2(e) of this Plan may be waived, in whole or in part, by the Debtors without any notice to any other parties-in-interest or the Bankruptcy Court and without a hearing; provided, however that in connection with the satisfaction or waiver of the condition set forth in Article 12.2(e) of this Plan, no material modification of the Investment Agreement, the Delphi-GM Definitive Documents, and the exhibits to each such agreements (except exhibits B and C to the Investment Agreement) that have a material adverse effect on the recoveries of unsecured creditors or existing equity holders may be made without the consent of the Creditors’ Committee or the Equity Committee, as the case may be, and the respective non-Debtor counterparty to the agreement. Article 12.2(i) of this Plan may be waived jointly by the Debtors and Appaloosa (as lead Plan Investor), provided, however that no waiver of Article 12.2(i) of this Plan shall be effective unless notice is first given to the Creditors’ Committee; provided further, however, that such waiver shall be effective upon the earlier of (i) the Creditors’ Committee’s consent and (ii) 12:00 noon New York time on the third Business Day after the notice is given to the Creditors’ Committee unless the Creditors’ Committee has provided written notice pursuant to Article 14.8 of this Plan that the Creditors’ Committee has voted affirmatively to object to the effectiveness of the waiver solely on the basis that the recoveries of unsecured creditors would be materially adversely affected if the waiver were implemented (and in such case the waiver shall not become effective unless the Bankruptcy Court thereafter determines that the effectiveness of the waiver would not materially adversely affect unsecured creditors’ recoveries). No other condition set forth in Articles 12.1 and 12.2 of this Plan may be waived. The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.
ARTICLE XIII
RETENTION OF JURISDICTION
     Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and this Plan, including, among others, the following matters:
          (a) to hear and determine motions for (i) the assumption or rejection or (ii) the assumption and assignment of executory contracts or unexpired leases to which any of the Debtors are a party or with respect to which any of the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid;
          (b) to adjudicate any and all adversary proceedings, applications, and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases, this Plan, or that were the subject of proceedings before the Bankruptcy Court prior to the Effective

Date, proceedings to adjudicate the allowance of Disputed Claims and Disputed Interests, and all controversies and issues arising from or relating to any of the foregoing;
          (c) to adjudicate any and all disputes arising from or relating to the distribution or retention of the Rights, New Common Stock, or other consideration under this Plan;
          (d) to ensure that distributions to holders of Allowed Claims and Allowed Interests are accomplished as provided herein;
          (e) to hear and determine any and all objections to the allowance or estimation of Claims or Interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and to allow or disallow any Claim or Interest, in whole or in part;
          (f) to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified, and/or vacated;
          (g) to issue orders in aid of execution, implementation, or consummation of this Plan;
          (h) to consider any modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;
          (i) to hear and determine all applications for allowance of compensation and reimbursement of Professional Claims under this Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code;
          (j) to determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation and reimbursement of expenses of parties entitled thereto;
          (k) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan; provided that retention of jurisdiction as to disputes involving GM shall be as set forth in Article XIII (u);
          (l) to hear and determine all suits or adversary proceedings to recover assets of any of the Debtors and property of their Estates, wherever located;

          (m) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;
          (n) to resolve any matters relating to the pre- and post-confirmation sales of the Debtors’ assets;
          (o) to hear any other matter not inconsistent with the Bankruptcy Code;
          (p) to hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;
          (q) to enter a final decree closing the Chapter 11 Cases;
          (r) to enforce all orders previously entered by the Bankruptcy Court;
          (s) to hear and determine all matters relating to any Section 510(b) Note Claim, Section 510(b) Equity Claim, or Section 510(b) ERISA Claim and the implementation of the MDL Settlement for Plan distribution purposes;
          (t) to hear and determine all matters arising in connection with the interpretation, implementation, or enforcement of the Investment Agreement; and
          (u) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Delphi-GM Definitive Documents, except as provided in such documents.
Notwithstanding anything contained herein to the contrary, the Bankruptcy Court shall retain exclusive jurisdiction to adjudicate and to hear and determine disputes concerning Retained Actions and any motions to compromise or settle such disputes or Retained Actions. Despite the foregoing, if the Bankruptcy Court is determined not to have jurisdiction with respect to the foregoing, or if the Reorganized Debtors choose to pursue any Retained Actions in another court of competent jurisdiction, the Reorganized Debtors shall have authority to bring such action in any other court of competent jurisdiction.

ARTICLE XIV
MISCELLANEOUS PROVISIONS
     14.1 Binding Effect. Upon the Effective Date, this Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all current and former holders of Claims, all current and former holders of Interests, and all other parties-in-interest and their respective heirs, successors, and assigns.
     14.2 Payment Of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as of the entry of the Confirmation Order as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date. The Reorganized Debtors shall continue to pay fees pursuant to section 1930 of title 28 of the United States Code until the Chapter 11 Cases are closed.
     14.3 Modification And Amendments. The Debtors may alter, amend, or modify this Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing. The Debtors may alter, amend, or modify any Exhibits to this Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of this Plan with respect to any Debtor as defined in section 1101(2) of the Bankruptcy Code, any Debtor may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of this Plan.
     14.4 Rights Of Plan Investors. Notwithstanding anything herein to the contrary or an affirmative vote to accept the Plan submitted by any Plan Investor, nothing contained in the Plan shall alter, amend, or modify the rights of the Plan Investors under the Investment Agreement unless such alteration, amendment, or modification has been agreed to in writing by each Plan Investor.
     14.5 Withholding And Reporting Requirements. In connection with this Plan and all instruments issued in connection therewith and distributions thereunder, the Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.
     14.6 Committees. Effective on the Effective Date, the Statutory Committees shall dissolve automatically, whereupon their members, professionals, and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, provided that obligations arising under confidentiality agreements, joint interest agreements, and protective orders entered during the Chapter 11 Cases shall remain in full force and effect according to their terms, and the Statutory Committees may make applications for Professional Claims and members of the Statutory Committees may make requests for compensation and reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code for making a substantial contribution in any of the Chapter 11 Cases. The Professionals retained by the Statutory Committees and the respective members thereof shall not be entitled to compensation and reimbursement of expenses for services rendered after the Effective Date, except for services rendered in connection with challenges to any order confirming the Plan or any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or filed after the Effective Date and for the other duties and responsibilities of the Statutory Committees set forth in this Section and other services as may be requested by the Debtors, and the Reorganized Debtors shall pay the fees and expenses in respect of such services in the ordinary course of business without further order of the Bankruptcy Court. This Section shall apply for all purposes and to all Debtors and their respective Estates under the Plan.
     14.7 Revocation, Withdrawal, Or Non-Consummation.
          (a) Right to revoke or withdraw. Each of the Debtors reserves the right to revoke or withdraw this Plan with respect to such Debtor at any time prior to the Effective Date.
          (b) Effect of withdrawal, revocation, or non-consummation. If any of the Debtors revokes or withdraws this Plan as to such Debtor prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then this Plan, any settlement or compromise embodied in this Plan with respect to such Debtor or Debtors (including the fixing or limiting to an amount certain any Claim or Class of Claims with respect to such Debtor or Debtors, the effect of substantive consolidation for purposes under this Plan, or the allocation of the distributions to be made hereunder), the assumption or rejection of executory contracts or leases effected by this Plan with respect to such Debtor or Debtors, and any document or agreement executed pursuant to this Plan with respect to such Debtor or Debtors shall be null and void as to such Debtor or Debtors. In such event, nothing contained herein or in the Disclosure Statement, and no acts taken in preparation for consummation of this Plan, shall be deemed to constitute a waiver or release of any Claims by or against such Debtor or Debtors or any other Person, to prejudice in any manner the rights of any such Debtor or Debtors, the holder of a Claim or Interest, or any Person in any further proceedings involving such Debtor or Debtors or to constitute an admission of any sort by the Debtors or any other Person.
     14.8 Notices. Any notice required or permitted to be provided to the Debtors, Creditors’ Committee, Equity Committee, Plan Investors, or GM shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:
If to the Debtors:
Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098
Att’n:  David M. Sherbin
            General Counsel
with a copy to:
Skadden, Arps, Slate, Meagher &
  Flom LLP
333 West Wacker Drive, Suite 2100
Chicago, Illinois 60606

Att’n:  John Wm. Butler, Jr.
            George N. Panagakis
            Ron E. Meisler
– and –
Skadden, Arps, Slate, Meagher &
  Flom LLP
Four Times Square
New York, New York 10036
Att’n:	Kayalyn A. Marafioti
Thomas J. Matz
If to the Creditors’ Committee:
Latham & Watkins LLP
885 Third Avenue, Suite 1000
New York, New York 10022-4834
Att’n:	Robert J. Rosenberg
Mitchell A. Seider
Mark A. Broude
If to the Equity Committee:
Fried, Frank, Harris, Shriver& Jacobson LLP
One New York Plaza
New York, New York 10004
Att’n:	Brad E. Scheler
Vivek Melwani
Bonnie K. Steingart
If to the Plan Investors:
A-D Acquisition Holdings, LLC
c/o Appaloosa Management L.P.
26 Main Street
Chatham, New Jersey 07928
Att’n:	James E. Bolin
with a copy to:
White & Case LLP
Wachovia Financial Center
200 South Biscayne Boulevard
Suite 4900
Miami, Florida 33131-2352
Att’n:	Thomas E. Lauria
Michael C. Shepherd

– and –
White & Case LLP
1155 Avenue of the Americas
New York, New York 10036-2787
Att’n:  Gerard H. Uzzi
            Glenn M. Kurtz
            Douglas P. Baumstein
If to GM:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Att’n:  Jeffrey L. Tanenbaum
            Michael P. Kessler
            Robert J. Lemons
     14.9 Term Of Injunctions Or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Effective Date.
     14.10 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York shall govern the construction and implementation of this Plan, any agreements, documents, and instruments executed in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreements shall control). Corporate governance matters shall be governed by the laws of the state of incorporation of the applicable Debtor.
     14.11 No Waiver Or Estoppel. Upon the Effective Date, each holder of a Claim or Interest shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, be secured, or not be subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Creditors’ Committee and/or its counsel, the Equity Committee and/or its counsel, or any other party, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court.

     14.12 Conflicts. In the event that the provisions of the Disclosure Statement and the provisions of the Plan conflict, the terms of this Plan shall govern.
Dated:     December 10, 2007
                Troy, Michigan

DELPHI CORPORATION AND THE AFFILIATE DEBTORS
By:	/s/ John D. Sheehan
John D. Sheehan
Vice President, Chief Restructuring Officer

Exhibit 7.3
Restructuring Transactions Notice
[To be filed on or before the Exhibit Filing Date]

RESTRUCTURING TRANSACTION NOTICE
     The Restructuring Transactions listed on the following schedule will be implemented pursuant to the Plan as described, without limitation, in Article 7.3 of the Plan. Appropriate documentation of such transactions will be filed with the appropriate governmental authorities as necessary under applicable law, subject to the terms of the Confirmation Order.
     On or prior to the Effective Date, the Debtors and Reorganized Debtors shall take such actions as may be necessary or appropriate to effect the relevant Restructuring Transactions, including, but not limited to, all of the transactions described in this Plan. Such actions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, or reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of this Plan; (c) the filing of appropriate certificates of incorporation, merger or consolidation with the appropriate governmental authorities under applicable law; and (d) all other actions that such Debtors and Reorganized Debtors determine are necessary or appropriate, including the making of filings or recordings in connection with the relevant Restructuring Transactions.
     The form of each Restructuring Transaction shall be determined by the boards of directors of a Debtor or Reorganized Debtor party to any Restructuring Transaction.
     In the event a Restructuring Transaction is a merger transaction, upon the consummation of such Restructuring Transaction, each party to such merger shall cease to exist as a separate corporate entity and thereafter the surviving Reorganized Debtor shall assume and perform the obligations of each Reorganized Debtor under this Plan.
     In the event a Reorganized Debtor is liquidated, the Reorganized Debtors (or the Reorganized Debtor which owned the stock of such liquidating Debtor prior to such liquidation) shall assume and perform such obligations.

RESTRUCTURING TRANSACTIONS

Restructuring
Restructuring Debtor	Transaction	Surviving Party

3

Exhibit 7.4(a)
Certificate Of Incorporation For Reorganized Delphi
[To be filed on or before the Exhibit Filing Date]

Exhibit 7.4(b)
Bylaws Of Reorganized Delphi
[To be filed on or before the Exhibit Filing Date]

Exhibit 7.8
Management Compensation Plan

Compensation Committee Philosophy and Strategy

Delphi Corporation
Compensation Philosophy and Strategy
The Compensation Committee of the Board (the “Committee”) is committed to providing a total compensation program that supports Delphi’s business and people strategies and aligns with the interests of Delphi’s key stakeholders during the Chapter 11 and shareholders thereafter.
Objectives. The Committee’s overall objectives regarding executive compensation can be summarized as follows:
•	Provide a target total reward opportunity sufficient to attract and retain high-caliber executives (see the Definitions section below for an explanation of the various executive groups referred to herein) who can effectively manage Delphi’s complex global businesses, taking into account the competitive marketplace, as well as each executive’s experience and performance. In general, this involves developing and adjusting, in conjunction with the Committee’s independent compensation consultant, a target pay structure that provides median total direct compensation at planned levels of performance and total direct compensation above the median when Delphi achieves performance that exceeds plan. In this regard, the Committee assesses both total direct compensation, which is the sum of salary + annual incentive opportunity + long-term incentive opportunity, and total compensation, which includes other aspects of pay, including retirement benefits. Market total direct compensation comparisons for the members of the Delphi Strategy Board (DSB) are developed from proxy data from a comparable group of large, diversified companies, as well as from manufacturing and auto industry survey data. Market total direct compensation comparisons for non-DSB executives are developed from survey data only.

•	Link the majority of the total compensation opportunity to performance-based incentives, annual financial and strategic goals, and the creation of sustainable shareholder value consistent with Delphi’s long-term strategic goals.

•	Align Delphi executives’ interests with those of shareholders by making stock-based incentives a core element of our executives’ compensation and requiring that they retain a meaningful amount of common stock during their tenure.

•	Recognize the cyclical nature of Delphi’s businesses and the need to manage for value throughout the business cycle.

•	Provide flexibility to recognize, differentiate, and reward individual performance.
Reward Philosophy. The Committee believes the following items should be rewarded, and the Delphi compensation programs are customized to recognize company and individual performance and contribution regarding these items.
•	Financial — financial goals established by the Board of Directors are primary indicators of whether the company and its business units are achieving their annual and long-term business strategies and objectives.

1

Delphi Corporation
Compensation Philosophy and Strategy
•	Customer/Operational — customer important operating metrics are quality, delivery, product launch performance, as well as internal measures of efficiency such as manufacturing performance, engineering performance, safety performance, etc.

•	People — Delphi’s executives’ leadership attributes, including development of people, ethical conduct, and development of a diverse workforce are periodically assessed and evaluated.
Elements of Compensation. The Committee intends to structure an executive compensation program that consists primarily of the following integrated components, which together make up an executive’s total compensation.
•	Salary — The Committee intends to provide executives with salaries commensurate with their job responsibilities, experience, and performance, subject to the competitive marketplace.

•	Annual Incentive — Awards under the annual plan provide a direct link between executive compensation and the annual performance of the company and each executive. A target incentive pool will be created each year based on achievement of financial or operational metrics selected from time to time by the Board of Directors. Each executive will receive an award opportunity, with the award being earned based first on the company and division (if applicable) achieving specific financial goals and second on an assessment of the executive’s performance for the year. That assessment can result in the award being reduced to zero or increased to a specified maximum of an executive’s target opportunity.

•	Long-term Incentive — Awards under the long-term plan align the economic interest of executives and shareholders and are designed to encourage achievement of Delphi’s long-term strategic objectives. Each executive will receive a long-term incentive award opportunity each year consistent with competitive data, adjusted from time to time for his or her performance, leadership potential, and contribution, as well as changes in the competitive data.

The Committee will determine the vesting criteria for each award, including the duration of the vesting period, whether the vesting is graded or cliff, whether vesting is conditioned upon achievement of performance goals or continued service only, etc.

The Committee intends to use a variety of award vehicles, which could include stock options, stock appreciation rights, restricted stock or units, performance shares or units, cash awards, etc, as it deems appropriate from time to time.

The Committee also intends to make long-term incentive awards at approximately the same time each year to focus executives on the importance of creating long-term shareholder value.

•	Employment and Change in Control Agreements — To retain and attract highly-qualified executives and to protect the Company’s interests, the Committee believes that executive employment agreements are appropriate and that these objectives are achieved by offering each DSB member a competitive severance benefit in return for covenants not to compete and not to solicit.

2

Delphi Corporation
Compensation Philosophy and Strategy
The Committee also believes that separate change in control (CIC) agreements are appropriate. By entering into these CIC agreements before the occurrence of a CIC, the Committee expects each DSB member’s full attention and dedication to shareholders’ interests in the event any CIC is contemplated or occurs, and willingness to remain in his or her position until the completion of the CIC, even if it may mean the loss of his or her position.

•	Retirement Benefits — Retirement benefits also fulfill an important role with the Committee’s overall total compensation objectives because they provide a financial security component and promote retention. The Committee intends for Delphi’s retirement programs, including the amount of benefits, to be competitive and for employees and executives to bear a portion of the responsibility for funding their retirement benefits.

•	Perquisites — Perquisites and related benefits are consistent with the Committee’s overall total compensation objectives because they ensure competitiveness at the top executive level. The Committee, however, believes that any perquisites should be modest, reasonable in terms of cost, and aligned with business needs.
Performance Management. Each executive’s performance for the year is assessed under Delphi’s performance system. The assessment affects any merit increases in salary, the payment of annual incentive awards, and the amount of any long-term incentive awards. Indicated below is the person, or persons, including the Compensation Committee, responsible for each executive’s performance review:
•	Executive Chairman — by the Compensation Committee, subject to the review and approval of the Board of Directors

•	CEO — by the Compensation Committee, subject to the review and approval of the Board of Directors

•	Each DSB Member — by the CEO, subject to the review and approval of the Compensation Committee

•	Non-DSB Executives — by their direct supervisors, subject to the review and approval of the DSB officer to whom such executive ultimately reports. A non-DSB executive subject to Section 16 of the Securities Exchange Act of 1934 also has his or her compensation reviewed and approved (in the case of equity awards) by the Compensation Committee.
Definitions. Each of the key terms referred to above is defined as follows:
•	Delphi Strategy Board (DSB) — Delphi’s officer group (Vice Presidents and above), approximately 21 individuals, which includes the functional and staff heads of various Corporate functions

•	Non-DSB executives — Approximately 535 global executives who are eligible for compensation under Delphi’s Executive Compensation and Benefit programs. This group comprises Bands A-F under Delphi’s compensation structure.

3

Delphi Corporation
Compensation Philosophy and Strategy
•	Executives — The combined Delphi Strategy Board and non-DSB executives, approximately 560 executives

4

Summary Of Management Compensation Plans

Delphi Corporation Short-Term Incentive Plan

Authority, Delegation and Eligibility	•	administered by the Compensation Committee

	•	the Compensation Committee may delegate its administrative authority to the CEO, the Delphi Strategy Board or any other committee or individual to determine individual award grants to employees who are not members of the Delphi Strategy Board and not Section 16 officers

	•	only employees are eligible to receive awards under the plan

Term	•	10 years (effective on the consummation of the Company’s Plan of Reorganization)

Determination of the Annual Incentive Award	•	Annual target award and performance levels are established by the Compensation Committee before the commencement of or within the first 25% of the performance period (including minimum and maximum award performance levels)

	•	Awards are based on specified financial measures, including return on assets, return on equity, total stockholder return, net income and earning per share.

	•	The Committee may adjust performance levels upward or downward

Determination and Payment of the Final Annual Incentive Award	•	final awards will be based on the performance achieved versus the goals established at the beginning of the period

	•	adjustments to the final performance award may be made based on individual performance (“covered officer” adjustments may only be made to reduce, not increase, an award)

	•	awards are limited to an annual individual maximum of $7.5 million per year

Termination	•	if an employee quits or is dismissed for cause, the employee will not be eligible to receive a final award

	•	if employment terminates due to death, retirement, permanent disability or other reason approved by the Committee, the Committee may pay a reduced award based on a partial year’s employment

Change in Control	•	on the effective date of a change in control, all awards will be paid on a pro-rata basis based on the greater of the target award or actual performance

Amendments or Changes to Plan	•	the Committee has the right to amend, modify, suspend or terminate the plan

	•	stockholder approval required for certain amendments to preserve the exemption under Section 162(m) of the Code

Restatements	•	if the Company’s financial results are materially restated, the Committee may require repayment of past awards; if restatement is due to fraud and the employee participated in the fraud, the employee must repay any amounts that would not have been paid based upon the restated results

Delphi Corporation Long-Term Incentive Plan

Authority, Delegation and Eligibility	•	administered by the Compensation Committee

	•	the Compensation Committee may delegate its administrative authority to the CEO, the Delphi Strategy Board or any other committee or individual to determine individual award grants to employees who are not members of the Delphi Strategy Board and not Section 16 officers

	•	only employees are eligible to receive awards under the plan

Term	•	10 years (effective on the consummation of the Company’s Plan of Reorganization)

Types of Awards	•	Options and SARS

• the exercise price of a SAR or an option must be equal to or greater than the fair market value of the Company’s common stock on the date of grant

• the term of any SAR or option may not exceed 10 years

• options may be exercised by payment of cash, through delivery of previously acquired shares of the Company’s common stock or a combination of cash and such previously acquired shares

• participants may satisfy any withholding taxes in connection with the exercise of an option or SAR in cash or stock

	•	restricted stock and restricted stock units

	•	cash-based awards

• Performance goals established prior to the granting of the award target and prior to the expiration of 25% of the specified performance period

• awards to “covered officers” may only be adjusted to reduce, not increase, the award

• no award will be paid to a “covered officer” unless the performance is certified by the Compensation Committee

Annual Individual Limits	•	options or SARS: 1,000,000 shares

	•	restricted stock or RSUs: 500,000 shares

	•	cash awards: $10,000,000

Termination	•	Options and SARS

• Generally, awards are cancelled when an employee terminates employment for any reason prior to first anniversary of grant date

• upon retirement more than 1 year after grant, the award remains outstanding until the earlier of the expiration date or five years from the date of retirement

•   upon death or permanent disability more than one year after grant, the award remains outstanding until the earlier of the expiration date or three years from the date of death or permanent disability

	•	restricted stock and restricted stock units

• generally, awards are cancelled when an employee terminates employment for any reason prior to first anniversary of grant date

• upon retirement, permanent disability or death ,more than 1 year after grant, the award will vest immediately

	•	cash-based awards

• award must be outstanding for one year from the date of grant to remain outstanding upon eligible termination from the company

• pro-rated based on the number of eligible months employed over the total award period

Clawback Provision	•	any employee or former employee who engages in misconduct prior to the second anniversary of his or her termination of employment will be required to forfeit outstanding awards, forfeit the right to receive any future awards and repay any amounts received in connection with previous awards, including any profits realized on the sale of company stock received pursuant to an award.

Transferability	•	awards granted under the plan may not be transferred other than by will or by the laws of descent and distribution

Amendments or Changes to Plan	The Committee may amend the plan in its discretion. However, stockholder approval is required to

	•	to increase the maximum number of shares of common stock for which awards may be granted

	•	grant options or SARS at a discount

	•	permit exercise of an option without full payment at the time of exercise

	•	extend the exercise period of an option or SAR

	•	make an award to non-employees

	•	reprice any outstanding option or grant an option with a lower exercise price

	•	increase the annual individual limit on cash awards

	•	grant any award after the plan’s expiration date

Adjustments or Changes in Capitalization	•	the Compensation Committee may adjust the individual award limits or the number and exercise price of shares of common stock subject to outstanding awards

Change in Control	•	upon the occurrence of a change in control, all outstanding time-based equity awards will vest

	•	it is contemplated that award agreements will provide that performance-based equity awards will vest upon a sale of more than 50% of the Company’s then-outstanding shares or upon a sale of all or substantially all of the assets of the Company, if certain targets relating to internal rate of return are achieved in connection with such sale. Any performance-based cash awards will be paid on a pro-rata basis based on the greater of the target award and actual performance.

•	if consideration to shareholders in the change in control transaction is paid solely in cash, each award shall be cancelled in exchange for a payment equal to the excess of the per share consideration over the per share exercise price (if any), multiplied by the number of shares granted under the award

Change In Control1 Agreements

Term	•	effective on the consummation of the Company’s Plan of Reorganization through December 31, 2009

Severance Benefits upon Termination without Cause[2] or Resignation for Good Reason[3]	•	automatically renews each 1/1 commencing 1/1/2009 for additional one year term unless notice of non-renewal is given by either party before 9/30 of preceding year

	•	automatically renews for 2 years upon the occurrence of a change in control

	•	lump sum cash payment equal to 2 to 3 times (based on the executive’s position) the executive’s base salary and target bonus

	•	24 to 36 months (based on the executive’s position) of benefit continuation coverage for the executive and his/her dependents

	•	lump sum cash payment equal to the sum of (i) any unpaid cash incentive

[1]	Generally, “Change in Control” means (i) any person (or entity) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who constitute the Board on the Effective Date with any new director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended, (iii) a merger of the Company or any direct or indirect subsidiary of the Company with any other entity, other than a merger which results in the voting securities of the Company outstanding immediately prior to such merger continuing to represent more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately before the sale. “Change in Control” does not include consummation of the Plan of Reorganization or transactions contemplated thereunder.

[2]	Under the CIC agreement, the term “Cause” includes any of the following actions (if not cured by the executive within ten business days of the receipt of written notice thereof): (i) continued failure by the executive to satisfactorily perform his/her duties, (ii) willful misconduct or gross negligence, (iii) the commission of a felony or of a misdemeanor involving moral turpitude, (iv) the commission of an act involving dishonesty that results in harm to the Company, or (v) a material breach of the agreement.

[3]	Under the CIC agreement, the term “Good Reason” includes: (i) the assignment to the executive either of duties materially inconsistent with his status or substantially adversely different in nature or status (but ceasing to be a publicly-held corporation will not constitute Good Reason), (ii) a reduction in the executive’s base salary or a material reduction in the executive’s incentive compensation (except for an across-the-board reduction affecting all executives), (iii) the relocation of the executive’s principal place of employment more than 25 miles from its current location (unless the relocation is of the executive’s business unit or is due to the executive’s transfer to a position that the Company believes in good faith will enhance the executive’s career opportunities), (iv) the Company’s failure to pay the executive any current or deferred compensation within seven days of its due date or (v) a failure of a successor to assume the agreement. “Good Reason” also includes in the case of the CEO, any termination by him of his employment during the 30-day period commencing on the first anniversary of the Change in Control.

1

compensation allocated to executive for completed fiscal years and (ii) a pro-rata portion of any unpaid cash incentive compensation for uncompleted periods (assuming performance at target levels)

•
lump sum cash payment equal to the contributions that would have been made to any of the Company’s tax-qualified supplemental or excess defined contribution plans on behalf of the executive in the 2 to 3 years (based on the executive’s position) following the date of termination (assuming maximum contribution levels)

	•	outplacement services until the earlier of 1 year or the executive’s acceptance of employment

•
upon a change in control, vesting acceleration of service-based equity awards and vesting acceleration of performance-based equity awards upon a sale of more than 50% of the Company’s then-outstanding shares or upon a sale of all or substantially all of the assets of the Company if certain targets relating to internal rate of return are achieved in connection with such sale

Gross Up	•
if any of the payments and/or benefits will be subject to excise tax on “golden parachute” payments, the executive shall be entitled to a gross up payment (but only if the executive’s total payments and benefits exceeds 110% of the greatest pre-tax amount the executive could be paid without causing the executive to be liable for any excise taxes in connection with such payment)

Legal Fees	•	the Company is obligated to pay all of executive’s legal fees with respect to any good faith dispute of any issue under the CIC agreement

Restrictive Covenants	•	the agreement includes perpetual non-disclosure and invention assignment covenants

2

Executive Employment Agreements

Term	•	effective on the consummation of the Company’s Plan of Reorganization through December 31,2010

	•	automatically renews each 1/1 commencing 1/1/2011 for additional one year term unless 60 days advanced written notice of non-renewal is given by either party

Position and Duties	•	executive shall serve in an executive position reasonably consistent with his/her current position

Place of Performance	•	current work location; but can be relocated in connection with relocation of Executive’s principal business unit

Compensation and Benefits	•	executive shall receive a base salary at an annual rate equal to his/her current salary

• base salary is subject to annual review and increase

• base salary may not be reduced except pursuant to across-the-board salary reductions

	•	executive shall be eligible to participate in annual bonus plans at a level comparable to similarly situated executives

	•	executive shall be eligible to participate in long-term incentive compensation plans at a level comparable to similarly situated executives

	•	executive shall be eligible to participate in all employee benefit plans and arrangements made available by the Company to similarly-situated executives, including the defined benefit SERP

Compensation upon Termination without Cause[4] or Resignation for Good Reason[5]	•	18 months base salary and bonus (at target levels) paid over 18 months

	•	lump sum cash payment of any unvested amounts credited to the executive’s accounts under the Company’s tax-qualified supplemental or excess defined contribution plans

	•	vesting acceleration on all service-based equity awards

[4]	Under the employment agreement, the term “Cause” includes any of the following actions (if not cured by the executive within ten business days of the receipt of written notice thereof): (i) continued failure by the executive to satisfactorily perform his/her duties, (ii) willful misconduct or gross negligence, (iii) the commission of a felony or of a misdemeanor involving moral turpitude, (iv) the commission of an act involving dishonesty that results in harm to the Company, or (v) a material breach of the employment agreement.

[5]	Under the employment agreement, the term “Good Reason” means an event constituting a material breach of the employment agreement and includes: (i) the assignment to the executive either of duties materially inconsistent with his status or substantially adversely different in nature or status (but ceasing to be a publicly-held corporation will not constitute Good Reason), (ii) a reduction in the executive’s base salary or a material reduction in the executive’s incentive compensation (except for an across-the-board reduction affecting all executives), (iii) the relocation of the executive’s principal place of employment more than 25 miles from its current location (unless the relocation is of the executive’s business unit or is due to the executive’s transfer to a position that the Company believes in good faith will enhance the executive’s career opportunities), or (iv) the Company’s failure to pay the executive any current or deferred compensation within seven days of its due date.

1

Release	•	receipt of severance is conditioned on executive executing a release of claims in favor of the Company

Restrictive Covenants	•
receipt of severance is conditioned on executive’s compliance with a perpetual non-disclosure provision, invention assignment provision, 18 month non-competition provision and a 18 month non-solicitation (customers and employees) provision

2

Supplemental Executive Retirement Program

Administration	•	the plan is administered by the Company

	•	claims for benefits under the plan can be appealed to the Compensation Committee

Effective Date	•	effective on the consummation of the Company’s Plan of Reorganization

Amendment, Modification, Suspension or Termination	•	the company may amend, modify, suspend or terminate the plan at any time

Eligibility	•	to be eligible for a benefit, an executive employee must be (i) a regular executive employee at retirement, and (ii) have at least 10 years of service and be 55 years old at retirement.

•
an executive employee will be entitled to a benefit under the plan if he/she is involuntarily separated from service without cause (or with good reason if the executive employee has an employment agreement) and has at least 5 years of service and is at least 55 years old on the date he/she was involuntarily separated from service

	•	the plan is closed to new participants

	•	for a period of 2 years following separation from employment, any retired executive employee shall not compete with the Company without the Company’s consent

Regular Formula	•
2% of average monthly base salary multiplied by the employee’ s total years of SRP Part B and Part C service less the sum of (i) the unreduced monthly SRP pension benefits to which the executive is entitled and (ii) 2% multiplied by the maximum allowable social security benefit multiplied by the total of the executive’s SRP Part A and Part C service as of the effective date

Alternative Formula	•
1.5% of the average monthly base salary plus average monthly annual incentive compensation multiplied by the employee’s total years of SRP Part B and Part C service (not to exceed 35) less the sum of (i) the unreduced monthly SRP benefits to which the executive is entitled and (ii) the maximum allowable social security benefit

Amount of and Form of	•	the benefit under the plan will be paid as a 5-year monthly annuity

Distribution	•	the amount of the payment will be reduced for early retirement prior to age 62

Payment of Benefits	•
benefit payment will commence on the later of (i) the 1st day of the month at least 15 days after the employee’s separation from service or (ii) the 1st day of the 1st month following the employee’s 55th birthday

	•	any payment to a “specified employee” will be delayed 6 months

	•	benefits under the plan may be reduced by any amounts owed by the employee to the Company (no greater than $5,000 in any calendar year)

Death Benefits	•	death benefits will be paid in a lump sum to the spouse and/or beneficiary of an executive employee who was eligible for benefits under the plan at the time of his/her death

Salaried Retirement Equalization Savings Program

Grandfathering of Amounts Not Subject to 409A	•	amounts deferred before 1/1/05 that were earned and vested on 12/31/04 are separately accounted for

Participation	•	only directors and “management” or “highly compensated” employees may participate in the plan

Deferral Agreement	•	a deferral agreement must be timely executed for each plan year for which the participant wishes to defer compensation

	•	a deferral agreement may only be changed or revoked during the period specified by the administrator

•
a participant must elect a distribution event and a form of payment for the compensation subject to the deferral agreement and for any employer contributions that may be credited to the participants account in the plan year

	•	if a participant fails to execute a deferral election for a particular plan year, the participant will be deemed to have elected to receive a lump sum distribution upon separation of service

Employer Contributions	•	the employer may credit a participant’s account with such contributions as it shall specify

	•	the employer may credit a participant’s account with a matching contribution

Investment of Contributions	•	the amounts in a participant’s account shall be treated as invested in the investment options designated by the administrator

	•	the amount in a participant’s account will be adjusted for hypothetical investment earnings, expenses, gains or losses attributed to the investment options selected

Right to Benefits	•	a participant will vest in his employer and matching contributions as set forth in the adoption agreement

	•	a participant is always 100% vested in the amounts credited to his/her account that are attributable to participant deferrals

Distribution of Benefits	•	distributions will be made according to elections, made or deemed made by, the participant

•
a participant may elect at least 12 months before a scheduled distribution event to delay the payment date for a minimum of 5 years from the original payment date, as well as to change the form of payment

	•	a participant who experiences a separation from service before retirement will receive the vested amount credited to his/her account in a single lump sum

	•	distributions to key employees will not be made before a date that is six months after the key employee’s separation from service

	•	in the event of a change of control, the participant will receive the vested amount credited to his/her account in a lump sum

Permissible Delays in Payment	•
an employer may delay a distribution if it reasonably anticipates that its deduction with respect to such payment would be limited or restricted under Section 162(m) of the Code or the employer reasonably anticipates that the payment will violate the terms of a loan agreement or other similar contract

Amendment and Termination	•
the employer may terminate the plan and distribute all amounts credited to participant accounts within 30 days prior to or 12 months after a change of control (provided that all substantially similar arrangements are also terminated)

•
the employer may terminate the plan if all substantially similar arrangements are terminated, no payments (except required payments) are made within 12 months of termination, all payments are made within 24 months of termination, and the employer does not adopt a new substantially similar arrangement within 5 years following termination

Trust	•	the employer may establish a grantor trust to hold amounts contributed by the employer to correspond to amounts credited to participant accounts

Administration	•	the administrator has the full power and responsibility to administer the plan

	•	any person who believes he/she is being denied any rights or benefits may file a claim with the administrator

Form Of Change In Control Agreement

CHANGE IN CONTROL AGREEMENT
          THIS AGREEMENT, dated                     , 2007, is made by and between Delphi Corporation, a Delaware corporation (the “Company”), and                      (the “Executive”).
          WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continued employment of members of the Delphi Strategy Board; and
          WHEREAS, the Executive is a member of the Delphi Strategy Board; and
          WHEREAS, the Board recognizes that the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among members of the Delphi Strategy Board, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and
          WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Delphi Strategy Board, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;
          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:
     1. Defined Terms. The definitions of capitalized terms used in this Agreement are provided in the last Section hereof to the extent not otherwise defined herein.
     2. Term of Agreement. The Term of this Agreement shall commence on the consummation of the Company’s Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code and shall continue in effect through December 31, 2009; provided, however, that commencing on January 1, 2009 and each January 1 thereafter, the Term shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice not to extend the Term; and further provided, however, that if a Change in Control shall have occurred during the Term, the Term shall expire no earlier than [twenty-four (24) months]1 [twelve (12) months]2 beyond the month in which such Change in Control occurred.
     3. Compensation Other Than Severance Payments
          3.1 Following a Change in Control and during the Term, during any period that the Executive fails to perform the Executive’s full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive’s full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period (other than any disability plan), until the Executive’s employment is terminated by the Company for Disability.
          3.2 If the Executive’s employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay the Executive’s full salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Date of

[1]	3x employees

[2]	2x employees

Termination or, if higher, the rate in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company’s compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason.
          3.3 If the Executive’s employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay to the Executive the Executive’s normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company’s retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the occurrence of the first event or circumstance constituting Good Reason. Without limiting the generality of the foregoing and notwithstanding anything in Section 4, below, to the contrary, during the Term and upon the Executive’s termination of employment for any reason following a Change in Control and during the Term, the Executive shall be entitled to participate in the DB SERP in accordance with its terms as in effect on the date hereof, without regard to any amendment or termination of the DB SERP after the date hereof.
     4. Severance Payments Upon Termination of Employment Following a Change in Control.
          4.1 Subject to Section 4.2 hereof, if the Executive’s employment is terminated during the Term following a Change in Control, other than (a) by the Company for Cause, (b) by reason of death or Disability, or (c) by the Executive without Good Reason, then, the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in this Section 4.1 (“Severance Payments”) and Section 4.2, in addition to any payments and benefits to which the Executive is entitled under Section 3 hereof. For all purposes of this Agreement, the Executive’s employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason, if (i) the Executive’s employment is terminated by the Company without Cause prior to a Change in Control and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control, (ii) the Executive terminates his employment for Good Reason prior to a Change in Control and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person, or (iii) the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (provided, however, that such Change in Control referred to in clause (i), (ii) or (iii), as applicable, actually occurs). Notwithstanding the foregoing, payment of all amounts payable under this Section 4.1 shall be delayed, if necessary, until the Executive has incurred a separation from service under Code Section 409A.
               (A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to []3 times the sum of (i) the Executive’s base salary as in effect immediately prior to the Date of Termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, and (ii) the Executive’s target annual incentive compensation

[3]	The relevant multiplier will range from two to three.

2

under any incentive plan maintained by the Company in respect of the fiscal year in which occurs the Date of Termination or, if higher, the fiscal year in which occurs the first event or circumstance constituting Good Reason. Notwithstanding anything to the contrary, if the Change in Control event does not constitute a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Code Section 409A, then an amount equal to the amount that would have been paid under the Executive’s Employment Agreement upon a termination other than for cause (as defined in the Employment Agreement) or by the Executive for good reason (as defined in the Employment Agreement) had a Change in Control not occurred, shall be paid in installments for an eighteen (18) month period commencing on the first day of the month next following the Date of Termination and the remaining amounts payable under this clause (A) shall be paid in lump sum.
               (B) For the [     ]4 month period immediately following the Date of Termination, the Company shall arrange to provide the Executive and his dependents life, accident and health insurance benefits substantially similar to those provided to the Executive and his dependents immediately prior to the Date of Termination or, if more favorable to the Executive, those provided to the Executive and his dependents immediately prior to the first occurrence of an event or circumstance constituting Good Reason, at no greater after-tax cost to the Executive than the after-tax cost to the Executive immediately prior to such date or occurrence. Benefits otherwise receivable by the Executive pursuant to this Section 4.1(B) shall be reduced to the extent benefits of the same type are received by or made available to the Executive during the [     ] month period following the Executive’s termination of employment (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive); provided, however, that the Company shall reimburse the Executive for the excess, if any, of the after-tax cost of such benefits to the Executive over such cost immediately prior to the Date of Termination or, if more favorable to the Executive, the first occurrence of an event or circumstance constituting Good Reason. If the Severance Payments shall be decreased pursuant to Section 4.2 hereof, and the Section 4.1(B) benefits which remain payable after the application of Section 4.2 hereof are thereafter reduced pursuant to the immediately preceding sentence, the Company shall, no later than five (5) business days following such reduction, pay to the Executive the least of (i) the amount of the decrease made in the Severance Payments pursuant to Section 4.2 hereof, (ii) the amount of the subsequent reduction in these Section 4.1(B) benefits, or (iii) the maximum amount which can be paid to the Executive without being, or causing any other payment to be, nondeductible by reason of section 280G of the Code.
               (C) Notwithstanding any provision of any annual or long term cash incentive plan to the contrary, the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of (i) any unpaid incentive compensation which has been allocated or awarded to the Executive for a completed fiscal year or other measuring period preceding the Date of Termination under any such plan and which, as of the Date of Termination, is contingent only upon the continued employment of the Executive to a subsequent date and (ii) a pro rata portion to the Date of Termination of the aggregate value of all contingent, cash incentive compensation awards to the Executive for all then uncompleted periods under any such plan, calculated as to each such award by multiplying the award that the Executive would have earned on the last day of the performance award period, assuming the achievement, at the target level, of the individual and corporate performance goals established with respect to such award, by the fraction obtained by dividing the number of full months and any fractional portion of a month during such performance award period through the Date of Termination by the total number of months contained in such performance award period.

[4]	The relevant period will range from twenty-four to thirty-six months and will correspond to the severance multiplier.

3

               (D) In addition to the benefits to which the Executive is entitled under each DC Pension Plan, the Company shall pay the Executive a lump sum amount, in cash, equal to the amount that would have been contributed thereto or allocated thereunder by the Company on the Executive’s behalf in respect of the [     ] 5 years immediately following the Date of Termination, determined (i) as if the Executive made the maximum permissible contributions thereto during such period, (ii) as if the Executive earned compensation during such period at a rate equal to the Executive’s compensation (as defined in the DC Pension Plan) during the twelve (12) months immediately preceding the Date of Termination or, if higher, during the twelve (12) months immediately prior to the first occurrence of an event or circumstance constituting Good Reason, and (iii) without regard to any amendment to the DC Pension Plan made subsequent to a Change in Control, which amendment adversely affects in any manner the computation of benefits thereunder.
               (E) The Company shall provide the Executive with reasonable outplacement services suitable to the Executive’s position for a period of one year or, if earlier, until the first acceptance by the Executive of an offer of employment.
          4.2 (A) Whether or not the Executive becomes entitled to the Severance Payments, if any payment or benefit received or to be received by the Executive (including any payment or benefit received or to be received in connection with a Change in Control or the termination of the Executive’s employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, excluding the Gross-Up Payment, being hereinafter referred to as the “Total Payments”) will be subject (in whole or part) to the Excise Tax, then, subject to the provisions of subsection (B) of this Section 4.2, the Company shall pay to the Executive an additional amount (the “Gross-Up Payment”) such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, and after taking into account the phase out of itemized deductions and personal exemptions attributable to the Gross-Up Payment, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive’s residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-up Payment is calculated for purposes of this Section 4.2), net of the maximum reduction in federal income tax which could be obtained from deduction of such state and local taxes.
               (B) In the event that, after giving effect to any redeterminations described in subsection (D) of this Section 4.2, the aggregate Total Payments do not equal or exceed 110% of the Safe Harbor Amount (as defined below), then subsection (A) of this Section 4.2 shall not apply and the cash Severance Payments shall first be reduced (if necessary, to zero), and the noncash Severance Benefits shall thereafter be reduced (if necessary, to zero) to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax; provided, however, that the Executive may elect to have the noncash Severance Payments reduced (or eliminated) prior to any reduction of the cash Severance Payments. “Safe Harbor Amount” means the greatest pre-tax amount of Total Payments that could be paid to the Executive without causing the Executive to become liable for any Excise Tax in connection therewith.

[5]	The relevant multiplier will range from two to three years and will correspond to the severance multiplier.

4

               (C) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as “parachute payments” within the meaning of section 280G(b)(2) of the Code, unless in the opinion of tax counsel (“Tax Counsel”) reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company’s independent auditor (the “Auditor”), such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all “excess parachute payments” within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. Prior to the payment date set forth in Section 4.3 hereof, the Company shall provide the Executive with its calculation of the amounts referred to in this Section 4.2(C) and such supporting materials as are reasonably necessary for the Executive to evaluate the Company’s calculations. If the Executive disputes the Company’s calculations (in whole or in part), the reasonable opinion of Tax Counsel with respect to the matter in dispute shall prevail.
               (D) In the event that (i) amounts are paid to the Executive pursuant to subsection (A) of this Section 4.2, (ii) the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, and (iii) after giving effect to such redetermination, the Severance Payments are to be reduced pursuant to subsection (B) of this Section 4.2, the Executive shall repay to the Company, within five (5) business days following the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive), to the extent that such repayment results in (i) no portion of the Total Payments being subject to the Excise Tax and (ii) a dollar-for-dollar reduction in the Executive’s taxable income and wages for purposes of federal, state and local income and employment taxes) plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code. In the event that (x) the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive’s employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment) and (y) after giving effect to such redetermination, the Severance Payments should not have been reduced pursuant to subsection (B) of this Section 4.2, the Company shall make an additional Gross-Up Payment in respect of such excess and in respect of any portion of the Excise Tax with respect to which the Company had not previously made a Gross-Up Payment (plus any interest, penalties or additions payable by the Executive with respect to such excess and such portion) within five (5) business days following the time that the amount of such excess is finally determined.
          4.3 The payments provided in subsections (A), (C) and (D) of Section 4.1 hereof and in Section 4.2 hereof shall be made not later than the fifth business day following the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of Section 4.2 hereof); provided, however, that in no event shall payments be made later than the end of the Executive’s taxable year following the taxable year in which the Executive remits the related Excise Tax; provided, further, that if the amounts of such payments, and the limitation on such payments set forth in Section 4.2 hereof, cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Executive (or, in the case of payments under Section 4.2 hereof, in accordance with Section 4.2 hereof, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder

5

(or on all such payments to the extent the Company fails to make such payments when due) at 120% of the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).
          4.4 The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of the Executive’s employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement, or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Executive’s written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require; provided, however, that in no event shall payments be made later than the last day of the Executive’s taxable year following the taxable year in which the fee or expense was incurred. Notwithstanding the foregoing, in the event that the Executive does not prevail on at least one material issue in the relevant dispute or other proceeding, the Executive shall repay any amount previously paid by the Company pursuant to this Section 4.4 in respect of such dispute or other proceeding within ten (10) days of the final resolution thereof.
          4.5 Notwithstanding anything in this Agreement to the contrary, to the extent required by Section 409A, payment of the amounts payable under this Agreement shall commence no earlier than the earlier of (i) the first day of the first month commencing at least six (6) months following the Executive’s separation from service with the Company (within the meaning of Code Section 409A) or (ii) the Executive’s date of death. During the six month waiting period, such amounts payable will accumulate with interest (at 120% of the rate provided in Code Section 1274(b)(2)(B)) and be paid as soon as possible.
          4.6 Notwithstanding the foregoing, the Company’s obligations to pay or provide any benefits, other than as required by Section 3.2 and Section 3.3, shall (1) cease as of the date the Executive breaches any of the provisions of Section 5 and (2) be conditioned on the Executive signing a general release of claims in favor of the Company and its affiliates, which is satisfactory to the Company, and the expiration of any revocation period provided for in such release. In addition, in the event the Executive breaches any of the provisions of Section 5 herein, Executive shall repay the Company an amount equal to the payments made under Section 4.1(A) herein (reduced by an amount equal to the total such payments divided by [ ],6 which the Executive acknowledges is adequate consideration for the general release provided pursuant to clause (2) of the immediately preceding sentence) multiplied by a fraction, the numerator being the number of days remaining in the Restriction Period from the date of breach and the denominator being the number of days in the Restriction Period. Such repayment shall be made within ten (10) days of notice from the Company.
     4A. Vesting of Equity and Equity-Based Awards. If the Executive is employed by the Company through the date of a Change in Control:
               (A) The Company shall accelerate the vesting and cause the restrictions to lapse on all unvested or restricted time-vested equity or equity-based awards held by the

[6]	Either twenty-four or thirty-six (corresponding to the severance multiplier).

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Executive as of such Change in Control and permit each time-vested stock option to acquire common stock of the Company and each time-vested stock appreciation right held by the Executive as of such Change in Control to remain exercisable for a period of nine months following such Change in Control (but in no event beyond the remainder of its term).
               (B) If such Change in Control constitutes a Sale of the Company in which the Company’s investors as of the Effective Date realize a net internal rate of return (“IRR”) on their equity investment in the Company (using a cost basis equal to $45 per share) of at least 10%, assuming full vesting of all outstanding Company stock and stock options, the Company shall accelerate the vesting and cause the restrictions to lapse on all then-outstanding unvested or restricted performance-vested equity or equity-based awards held by the Executive as of such Sale of the Company and permit each performance-vested stock option to acquire common stock of the Company and each performance-vested stock appreciation right held by the Executive as of such Sale of the Company to remain exercisable for a period of six months following such Sale of the Company (but in no event beyond the remainder of its term). The Board or its compensation committee shall, in its discretion, adjust such IRR threshold at least every three years following the Effective Date, (i) with respect to awards granted after the date of such adjustment, or (ii) to appropriately reflect the effects of any mergers, acquisitions, recapitalizations or other corporate transactions involving the Company.
     5. Restrictive Covenants. In recognition of the compensation to be paid to the Executive pursuant to Sections 3, 4 and 4A of this Agreement, and Section 5 of the Employment Agreement, the Executive agrees to be bound by the provisions of this Section 5 (the “Restrictive Covenants”). The Restrictive Covenants will apply without regard to whether any termination or cessation of the Executive’s employment is initiated by the Company or the Executive, and without regard to the reason for that termination or cessation.
          5.1 Return of Company Property. The Executive agrees that following the termination of the Executive’s employment for any reason, or at any time prior to the Executive’s termination upon the request of the Company, he or she shall return all property of the Company, its parent, subsidiaries, affiliates and any divisions thereof, which is then in or thereafter comes into his or her possession, including, but not limited to, any Confidential Information (as defined below) or Intellectual Property (as defined below), or any other documents, contracts, agreements, plans, photographs, projections, books, notes, records, electronically stored data and all copies, excerpts or summaries of the foregoing, as well as any automobile or other materials or equipment supplied by the Company, its parent, subsidiaries, affiliates and any divisions thereof to the Executive, if any.
          5.2 Confidentiality.
               (A) The Executive acknowledges and agrees that: (A) the Executive holds a position of trust and confidence with the Company and that his or her employment by the Company will require that the Executive have access to and knowledge of valuable and sensitive information, material, and devices relating to the Company and/or its business, activities, products, services, customers and vendors, including, but not limited to, the following, regardless of the form in which the same is accessed, maintained or stored: the identity of the Company’s actual and prospective customers and their representatives; prior, current or future research or development activities of the Company and/or its customers; the products and services provided or offered by the Company to customers or potential customers and the manner in which such services are performed or to be performed; the product and/or service needs of actual or prospective customers; pricing and cost information; information concerning the development, engineering, design, specifications, acquisition or disposition of products and/or services of the Company; unique and/or proprietary computer equipment, programs, software and source codes, licensing information, personnel information, vendor information, marketing plans and techniques, forecasts, and other trade secrets (“Confidential Information”); (B) the direct and indirect disclosure of any such Confidential Information would place the Company at a competitive disadvantage and would do damage, monetary or otherwise, to the

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Company’s business; and (C) the engaging by the Executive in any of the activities prohibited by this Section 5.2(A) may constitute misappropriation and/or improper use of trade secrets in violation of the Michigan Uniform Trade Secrets Act, as well as a violation of this Agreement.
               (B) During the Term and at all times thereafter, the Executive shall not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, consultant, principal or agent of any business, or in any other capacity, publish or make known, disclose, furnish, reproduce, make available, or utilize any of the Confidential Information without the prior express written approval of an officer of the Company, other than in the proper performance of the duties contemplated herein, unless and until such Confidential Information is or shall become general public knowledge through no fault of the Executive.
               (C) In the event that the Executive is required by law to disclose any Confidential Information, the Executive agrees to give the Company prompt advance written notice thereof and to provide the Company with reasonable assistance in obtaining an order to protect the Confidential Information from public disclosure.
               (D) The failure to mark any Confidential Information as confidential shall not affect its status as Confidential Information under this Agreement.
          5.3 Intellectual Property.
               (A) The Executive hereby assigns to the Company or its designees, without further consideration and free and clear of any lien or encumbrance, the Executive’s entire right, title and interest (within the United States and all foreign jurisdictions), to any and all inventions, discoveries, improvements, developments, works of authorship, concepts, ideas, plans, specifications, software, formulas, databases, designees, processes and contributions to Confidential Information created, conceived, developed or reduced to practice by the Executive (alone or with others) during the Term which (A) are related to the Company’s current or anticipated business, activities, products, or services, (B) result from any work performed by Executive for the Company, or (iii) are created, conceived, developed or reduced to practice with the use of Company property, including any and all Intellectual Property Rights (as defined below) therein (“Work Product”). Any Work Product which falls within the definition of “work made for hire”, as such term is defined in the Copyright Act (17 U.S.C. Section 101), shall be considered a “work made for hire”, the copyright in which vests initially and exclusively in the Company. The Executive waives any rights to be attributed as the author of any Work Product and any “droit morale” (moral rights) in Work Product. The Executive agrees to immediately disclose to the Company all Work Product. For purposes of this Agreement, “Intellectual Property” shall mean any patent, copyright, trademark or service mark, trade secret, or any other proprietary rights protection legally available.
               (B) The Executive agrees to execute and deliver any instruments or documents, and to do all other things reasonably requested by the Company in order to more fully vest the Company with all ownership rights in the Work Product. If any Work Product is deemed by the Company to be patentable or otherwise registrable, the Executive shall assist the Company (at the Company’s expense) in obtaining letters of patent or other applicable registration therein and shall execute all documents and do all things, including testifying (at the Company’s expense) necessary or appropriate to apply for, prosecute, obtain, or enforce any Intellectual Property Right relating to any Work Product. Should the Company be unable to secure the Executive’s signature on any document deemed necessary to accomplish the foregoing, whether due to the Executive’s disability or other reason, the Executive hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as the Executive’s agent and attorney-in-fact to act for and on the Executive’s behalf and stead to take any of the actions required of Executive under the previous sentence, with the same effect as if executed and delivered by the Executive, such appointment being

8

coupled with an interest.
          5.4 Non-Competition.
               (A) The Executive acknowledges and agrees that: (1) the Business (as defined below) is intensely competitive and conducted by the Company throughout the world; and (2) reasonable limits on the Executive’s ability to engage in activities which are competitive with the Company are warranted in order to, among other things, reasonably protect trade secrets and proprietary information of the Company and to maintain and develop the Company’s reputation, customer relationships, goodwill and overall status in the marketplace.
               (B) During the period of the Executive’s employment with the Company and for a period of [    ]7 months (the “Restriction Period”) following the termination of the Executive’s employment for any reason, and provided that the Company is making the payments, if any, required under Section 4.1(A), subject to Section 4.6, the Executive shall not engage in Competition (as defined below) with the Company.
               (C) For purposes of this Agreement, “Competition” by the Executive shall mean the Executive’s engaging in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting the Executive’s name to be used in connection with the activities of any other business or organization anywhere in the world which competes, directly or indirectly, with the Company in the Business; provided, however, it shall not be a violation of this Section 5.4(C) for the Executive to become the registered or beneficial owner of up to three percent (3%) of any class of the capital stock of a corporation in Competition with the Company that is registered under the Securities Exchange Act of 1934, as amended, provided that the Executive does not otherwise participate in the business of such corporation.
For purposes of this Agreement, “Business” means the creation, development, manufacture, sale, promotion and distribution of vehicle electronics, transportation components, integrated systems and modules and other electronic technology and any other business which the Company engages in, or is preparing to become engaged in, at the time of the Executive’s termination.
          5.5 Non-Solicitation; Non-Interference. During the period of the Executive’s employment with the Company and for a period of [    ]8 months following the termination of the Executive’s employment for any reason the Executive agrees that he will not, directly or indirectly, for the Executive’s benefit or for the benefit of any other person, firm or entity, do any of the following:
               (A) solicit from any customer doing business with the Company as of the Executive’s termination or within six (6) months prior to the Date of Termination, business of the same or of a similar nature to the Business;
               (B) solicit from any known potential customer of the Company business of the same or of a similar nature to that which has been the subject of a known written or oral bid, offer or proposal by the Company, or of substantial preparation with a view to making such a bid, proposal or offer, within six (6) months prior to the Date of Termination;

[7]	The relevant period will be 12 or 18 months depending upon the Executive’s severance period.

[8]	The relevant period will be 12 or 18 months depending upon the Executive’s severance period.

9

               (C) solicit the employment or services of, or hire or engage, any person who was employed or engaged by the Company as of the Date of Termination, or within 6 months thereof; or
               (D) otherwise interfere with the business or accounts of the Company, including, but not limited to, with respect to any relationship or agreement between the Company and any vendor or supplier.
          5.6 Injunctive Relief; Indemnity of Company. The Executive agrees that any breach or threatened breach of Sections 5.2, 5.3, 5.4 or 5.5 would result in irreparable injury and damage to the Company for which an award of money to the Company would not be an adequate remedy. The Executive therefore also agrees that in the event of said breach or any reasonable threat of breach, the Company shall be entitled to seek an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, but not limited to, remedies available under this Agreement and the recovery of damages. The Executive and the Company further agree that the provisions of this Section 5 are reasonable. The Executive agrees to indemnity and hold harmless the Company from and against all reasonable expenses (including reasonable fees and disbursements of counsel) which may be incurred by the Company in connection with, or arising out of, any violation of this Agreement by the Executive.
          5.7 Definition of Company: For purposes of this Section 5, the “Company,” as used above, shall be construed to include the Company and its parent, subsidiaries and affiliates, including, without limitation, any divisions managed or supervised by the Executive.
          5.8 Survival: The provisions of this Section 5 survive the termination of Executive’s employment with the Company, regardless of the reason for such termination, for the duration expressly stated in any such provision or, if no duration is stated, then indefinitely.
     6. Termination Procedures and Compensation During Dispute.
          6.1 Notice of Termination. After a Change in Control and during the Term, any purported termination of the Executive’s employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 9 hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated. A purported termination of the Executive’s employment by the Company for Cause shall not be treated as a termination for Cause hereunder unless, within thirty (30) days following the Company’s delivery of a Notice of Termination for Cause, the Company provides the Executive with a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and a reasonable opportunity for the Executive, together with the Executive’s counsel, to be heard before the Board) finding that, in the opinion of the Board, the Executive was guilty of conduct constituting Cause and specifying the particulars thereof in detail.
          6.2 Date of Termination. “Date of Termination,” with respect to any purported termination of the Executive’s employment after a Change in Control and during the Term, shall mean (i) if the Executive’s employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance

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of the Executive’s duties during such thirty (30) day period), and (ii) if the Executive’s employment is terminated for any other reason, the date specified in the Notice of Termination (which shall not be less than thirty (30) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).
          6.3 Compensation During Dispute. With respect to any termination of the Executive’s employment during the Term and following a Change in Control, if within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the earlier of (i) the date on which the Term ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that this Section 6.3 shall be applicable in the event of a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence. Amounts paid under this Section 6.3 are not in addition to other amounts due under this Agreement and shall be offset against and reduce any amounts otherwise due under Section 4.1 hereof.
     7. No Mitigation. The Company agrees that, if the Executive’s employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 3 or 4 hereof. Further, except as specifically provided in Section 4.1(B) hereof, no payment or benefit provided for in this Agreement shall be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or otherwise, except for amounts actually owed by the Executive to the Company as of the Date of Termination.
     8. Successors; Binding Agreement.
          8.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.
          8.2 This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive’s estate.
     9. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive’s signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either

11

party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:
To the Company:
Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098
Attention: General Counsel
     10. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party [including but not limited to the Change in Control Agreement entered into between the Company and the Executive dated as of [    ]]; provided, however, that this Agreement shall supersede any agreement setting forth the terms and conditions of the Executive’s employment with the Company only in the event that the Executive’s employment with the Company is terminated on or following a Change in Control, by the Company other than for Cause or by the Executive for Good Reason; and provided, further, that prior to a Change in Control, this Agreement shall not affect or supersede any agreement setting forth the terms and conditions of the Executive’s employment with the Company or the termination thereof prior to a Change in Control. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 4, 5 and 6 hereof) shall survive such expiration.
     11. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
     12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
     13. Settlement of Disputes; Claims.
          13.1 All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive’s claim has been denied.
          13.2 The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Michigan, without regard to its conflicts of law principles. The parties hereby irrevocably consent and submit to the jurisdiction of the federal

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and state courts located within the state of Michigan in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement.
     14. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:
               (A) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
               (B) “Auditor” shall have the meaning set forth in Section 4.2 hereof.
               (C) “Base Amount” shall have the meaning set forth in section 280G(b)(3) of the Code.
               (D) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
               (E) “Board” shall mean the Board of Directors of the Company.
               (F) “Cause” for termination by the Company of the Executive’s employment shall mean (I) continued failure by the Executive to satisfactorily perform his duties; (II) willful misconduct or gross negligence by the Executive in the performance of his duties hereunder, including insubordination; (III) the Executive’s commission of any felony or the Executive’s commission of any misdemeanor involving moral turpitude (including entry of a guilty or nolo contendere plea); (IV) the Executive’s commission of any act involving dishonesty that results in financial, reputational or other harm, monetary or otherwise, to the Company or its affiliates and subsidiaries, including but not limited to an act constituting misappropriation or embezzlement of the property of the Company or its parent, affiliates or subsidiaries, as determined in good faith by the Board; or (V) any material breach by the Executive of this Agreement. The occurrence of any of the foregoing shall be a reason for Cause, provided that, if the Company determines that the circumstances constituting Cause are curable, then such circumstances shall not constitute Cause unless and until the Executive has been informed by the Company of the existence of Cause and given an opportunity of ten business days to cure, and such Cause remains uncured at the end of such ten day period.
               (G) A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
               (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than 50% of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below;
               (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose

13

appointment, election or nomination for election was previously so approved or recommended;
               (III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (i) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or
               (IV) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of (i) the consummation of the Company’s Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code, including, but not limited to, the issuance of the Company’s Series A-1 Preferred Stock, Series A-2 Preferred Stock, and Series B Preferred Stock (the “Preferred Stock”), (ii) the consummation of any of the transactions contemplated by [insert appropriate reference to the purchase agreement, Company charter or other documentation setting forth the terms of the preferred stock and other corporate governance provisions] including, but not limited to, the conversion of the Preferred Stock into common stock of the Company and the conversion of Series B Preferred Stock into Series A-1 Preferred Stock or Series A-2 Preferred Stock, or (iii) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
               (H) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
               (I) “Company” shall mean Delphi Corporation and, except in determining under Section 14(G) hereof whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.
               (J) “DB SERP” shall mean the Company’s frozen defined benefit Supplemental Executive Retirement Program.
               (K) “DC Pension Plan” shall mean any tax-qualified, supplemental or excess defined contribution plan maintained by the Company and any other defined contribution plan

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or agreement entered into between the Executive and the Company which is designed to provide the Executive with supplemental retirement benefits.
               (L) “Date of Termination” shall have the meaning set forth in Section 6.2 hereof.
               (M) “Disability” shall be deemed the reason for the termination by the Company of the Executive’s employment, if, as a result of the Executive’s incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive’s duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive’s duties.
               (N) “Employment Agreement” shall mean the employment agreement entered into by and between the Company and the Executive.
               (O) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
               (P) “Excise Tax” shall mean any excise tax imposed under section 4999 of the Code.
               (Q) “Executive” shall mean the individual named in the first paragraph of this Agreement.
               (R) “Good Reason” for termination by the Executive of the Executive’s employment shall mean the occurrence after any Change in Control, or prior to a Change in Control under the circumstances described in clauses (ii) and (iii) of the second sentence of Section 4.1 hereof (provided, however, that a Change in Control actually occurs), without the written consent of the Executive, of any of the following events that has not been fully cured within ten (10) business days after written notice thereof has been given by the Executive to the Company setting forth in sufficient detail the conduct or activities the Executive believes constitute grounds for Good Reason:
               (I) the assignment to the Executive of any duties materially inconsistent with the Executive’s status as a senior officer of the Company or a substantial adverse alteration in the nature or status of the Executive’s responsibilities; provided, however, that any such assignment or substantial adverse alteration that occurs merely as a result of the Company’s ceasing to be a publicly-held corporation shall not constitute Good Reason within the meaning of this Section 14(R)(I);
               (II) a reduction by the Company in the Executive’s base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all executives of the Company;
               (III) a material reduction in the Executive’s incentive compensation opportunity or benefits, except for, in each case, across-the-board reductions similarly affecting all executives of the Company;
               (IV) the relocation of the Executive’s principal place of employment to a location more than 25 miles from the Executive’s principal place of employment as of immediately prior to such relocation or the Company’s requiring the Executive to be based anywhere other than such principal place of employment (or permitted

15

relocation thereof) except for (i) required travel on the Company’s business to an extent substantially consistent with the Executive’s present business travel obligations, (ii) the relocation of the Executive’s principal place of employment, in connection with the relocation of all or substantially all of the operations of the Executive’s principal business unit, to the new location of such principal business unit or (iii) the relocation of the Executive’s principal place of employment in connection with a transfer of the Executive to a new position that in the Company’s reasonable, good faith belief, enhances the career opportunities of the Executive through additional responsibilities and management experiences (provided that such transfer does not otherwise constitute Good Reason (including under clause (I) above));
               (V) the failure by the Company to pay to the Executive any portion of the Executive’s current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due; or
               (VI) a failure of a successor to assume this Agreement in accordance with Section 8.1 of this Agreement.
[Any termination by the Executive of his employment during the 30-day period commencing on the first anniversary of the occurrence of a Change in Control shall be deemed to be for Good Reason for all purposes of this Agreement.]9
               (S) “Gross-Up Payment” shall have the meaning set forth in Section 4.2 hereof.
               (T) “Notice of Termination” shall have the meaning set forth in Section 6.1 hereof.
               (U) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
               (V) “Sale of the Company” shall mean any transaction or series of transactions (whether structured as a stock sale, merger, consolidation, reorganization, asset sale or otherwise), which results in the sale or transfer of (i) beneficial ownership of more than 50% of the Company’s then-outstanding shares of capital stock(determined based on fair market value), or (ii) all or substantially all of the assets of the Company and its subsidiaries taken as a whole (determined based on fair market value), in each case, other than to a Person, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or transfer.
               (W) “Severance Payments” shall have the meaning set forth in Section 4.1 hereof.

[9]	CEO agreement only.

16

S

               (X) “Term” shall mean the period of time described in Section 2 hereof (including any extension, continuation or termination described therein).
               (Y) “Total Payments” shall mean those payments so described in Section 4.2 hereof.
          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DELPHI CORPORATION

By:

Name:
Title:

EXECUTIVE

Address:

(Please print carefully)

17

Form Of Employment Agreement

EMPLOYMENT AGREEMENT
          AGREEMENT, dated [          ], 2007 by and between Delphi Corporation, a Delaware corporation (the “Company”), and [     ] (the “Executive”).
          WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continued employment of members of the Delphi Strategy Board;
          WHEREAS, the Executive is a member of the Delphi Strategy Board;
          WHEREAS, the Company wishes to secure the employment of the Executive pursuant to the terms and conditions set forth in this Agreement and the Executive desires to be employed by the Company pursuant to the terms and conditions of this Agreement;
          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Executive agree as follows:
          1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.
          2. Term. The Executive’s employment with the Company pursuant to this Agreement will commence upon the consummation of the Company’s Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code (the “Effective Date”) and will end on December 31, 2010, unless earlier terminated as provided herein. Notwithstanding the foregoing, commencing on January 1, 2011 and each January 1 thereafter (each, an “Extension Effective Date”), the term of this Agreement shall be extended, without further action by the Company or the Executive, for successive periods of twelve months each, unless either party shall have given 60 days advance written notice to the other party, in the manner set forth in Section 14 below, prior to the Extension Effective Date in question, that the term of this Agreement that is in effect at the time such written notice is given is not to be extended or further extended, as the case may be (the period during which this Agreement is effective being referred to as the “Term”).
          3. Position and Duties. During the Term, the Executive shall serve in an executive position reasonably consistent with his or her current position with the Company or in such other position or positions with a level of duties and responsibilities consistent with the foregoing with the Company and/or its subsidiaries and affiliates as the Board may specify from time to time. During the Term, the Executive shall have the duties, responsibilities and obligations customarily assigned to individuals serving in the position or positions in which the Executive serves hereunder. The Executive agrees to devote all of his or her working time and efforts to the performance of his or her duties for the Company.
          4. Place of Performance. In connection with the Executive’s employment by the Company, the Executive shall be based at the Company location or facility at which he or she is currently based, except for travel necessary in connection with the requirements of the Executive’s position; provided, however, that in connection with the relocation of all or substantially all the operations of the Executive’s principal business unit the Executive’s place of performance may be changed to the new location or facility of such business unit; provided further, however, that the Company may relocate the Executive’s principal place of employment in connection with a transfer of the Executive to a new position that in the Company’s reasonable, good faith belief, enhances the career opportunities of the Executive through additional responsibilities and management experiences.
          5. Compensation and Related Matters.
               (a) Base Salary. As compensation for the performance by the Executive of his or her obligations hereunder, during the Term, the Company shall pay the Executive a base salary at an annual rate equal to the annual rate in effect on the date hereof. Base salary shall be payable in accordance with the Company’s customary payroll practices for executives, as in effect from time to time. The Board may conduct an annual review of the base salary and may increase such base salary in its discretion. Once increased, base salary shall not thereafter be decreased, except pursuant to across-the-board salary reductions similarly affecting other Company executives. The term “Base Salary” shall refer to the annual base salary as in effect from time to time.

               (b) Annual Incentive Compensation. During the Term, the Executive shall be eligible to participate, at a level comparable to similarly situated executives of the Company, in such discretionary annual (or such shorter period) incentive compensation plans as may be authorized from time to time by the Board.
               (c) Long-Term Incentive Compensation. During the Term, the Executive shall be eligible to participate, at a level comparable to similarly situated executives of the Company, in such long-term compensation arrangements as may be authorized from time to time by the Board.
               (d) Expenses. The Company shall promptly reimburse the Executive for all reasonable business expenses incurred during the Term by the Executive in performing his or her duties hereunder provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.
               (e) Other Benefits. During the Term, the Executive shall be entitled to participate in all of the employee benefit plans and arrangements made available by the Company to its similarly situated executives, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Without limiting the generality of the foregoing and notwithstanding anything in Section 9, below, to the contrary, during the Term and thereafter the Executive shall be entitled to participate in (1) the Company’s frozen defined benefit Supplemental Executive Retirement Program (the “DB SERP”) in accordance with its terms as in effect on the date hereof, without regard to any amendment or termination of the DB SERP after the date hereof and (2) the Company’s defined contribution Supplemental Executive Retirement Program in accordance with its terms as in effect from time to time.
          6. Offices. The Executive agrees to serve without additional compensation, if elected or appointed thereto, as a director of the Company or any parent or subsidiaries of the Company, as a member of any committees of the board of directors of any such entity, and in one or more executive positions of any of the Company’s subsidiaries, provided that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided to any other director of the Company or any of its subsidiaries, or any such executive position, as the case may be.
          7. Termination. The Executive’s employment hereunder may be terminated as follows:
               (a) Death. The Executive’s employment hereunder shall terminate upon his death.
               (b) Cause. The Company may terminate the Executive’s employment hereunder for Cause. The occurrence of any of the following, as reasonably determined by the Company, shall be a reason for Cause, provided that, if the Company determines that the circumstances constituting Cause are curable, then such circumstances shall not constitute Cause unless and until the Executive has been informed by the Company of the existence of Cause and given an opportunity of ten business days to cure, and such Cause remains uncured at the end of such ten-day period:
                    (i) continued failure by the Executive to satisfactorily perform his duties;
                    (ii) willful misconduct or gross negligence by the Executive in the performance of his duties hereunder, including insubordination;
                    (iii) the Executive’s commission of any felony or the Executive’s commission of any misdemeanor involving moral turpitude (including entry of a guilty or nolo contendere plea);
                    (iv) the Executive’s commission of any act involving dishonesty that results in financial, reputational or other harm, monetary or otherwise, to the Company or its affiliates and subsidiaries, including but not limited to an act constituting misappropriation or embezzlement of the property of the Company or its parent, affiliates or subsidiaries, as determined in good faith by the Board; or
                    (v) any material breach by the Executive of this Agreement.

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               (c) Good Reason. The Executive may terminate his employment hereunder for “Good Reason” upon the occurrence, without the written consent of the Executive, of an event constituting a material breach of this Agreement (including a failure of a successor to assume this Agreement in accordance with Section 13 hereof) by the Company that has not been fully cured within ten (10) business days after written notice thereof has been given by the Executive to the Company setting forth in sufficient detail the conduct or activities the Executive believes constitute grounds for Good Reason, including but not limited to:
(1)	the assignment to the Executive of any duties materially inconsistent with the Executive’s status as a senior officer of the Company or a substantial adverse alteration in the nature or status of the Executive’s responsibilities; provided, however, that the Company’s ceasing to be a publicly-held corporation shall not constitute Good Reason within the meaning of this Section 7(c)(1);

(2)	a reduction by the Company in the Executive’s Base Salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all executives of the Company;

(3)	a material reduction in the Executive’s incentive compensation opportunity or benefits, except for, in each case, across-the-board reductions similarly affecting all executives of the Company

(4)	the relocation of the Executive’s principal place of employment to a location more than 25 miles from the Executive’s principal place of employment as of immediately prior to such relocation or the Company’s requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for (i) required travel on the Company’s business to an extent substantially consistent with the Executive’s present business travel obligations, (ii) the relocation of the Executive’s principal place of employment, in connection with the relocation of all or substantially all of the operations of the Executive’s principal business unit, to the new location of such principal business unit or (iii) the relocation of the Executive’s principal place of employment in connection with a transfer of the Executive to a new position that in the Company’s reasonable, good faith belief, enhances the career opportunities of the Executive through additional responsibilities and management experiences (provided that such transfer does not otherwise constitute Good Reason (including under clause (1) above)); or

(5)	the failure by the Company to pay to the Executive any portion of the Executive’s current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due.
               (d) Without Cause by the Company; Without Good Reason by the Executive. The Company may terminate the Executive’s employment hereunder at any time without Cause in accordance with Section 8. The Executive may terminate the Executive’s employment voluntarily for any reason or no reason at any time in accordance with Section 8.
          8. Termination Procedure.
               (a) Notice of Termination. Any termination of the Executive’s employment by the Company or by the Executive (other than termination pursuant to Section 7(a)) shall be communicated by a written notice (“Notice of Termination”) to the other party hereto in accordance with Section 14.

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               (b) Date of Termination. The “Date of Termination” shall mean (i) if the Executive’s employment is terminated by the Executive’s death, the date of his death, (ii) if the Executive’s employment is terminated by the Company for Cause, the date specified in the Notice of Termination and (iii) if the Executive’s employment is terminated under any circumstances other than those described in clause (i) or (ii) immediately preceding, the date specified in the Notice of Termination (which shall not be less than [sixty (60) days]1[thirty (30) days]2, nor more than ninety (90) days, respectively, from the date such Notice of Termination is given.
          9. Compensation upon Termination
               (a) Death. If the Executive’s employment is terminated by reason of the Executive’s death, the Company shall have no further obligations to the Executive under this Agreement and the Executive’s benefits shall be determined under the Company’s retirement, insurance and other benefit and compensation plans or programs then in effect in accordance with the terms of such plans and programs.
               (b) By Company without Cause or by the Executive for Good Reason. If during the Employment Period the Executive’s employment is terminated by the Company other than for Cause or by the Executive for Good Reason, the Company shall:
                    (i) continue to pay and otherwise provide to the Executive, during any notice period (in accordance with Section 8), all compensation, base salary and previously earned but unpaid incentive compensation (e.g., pro-rata) if any, and shall continue to allow the Executive to participate in any benefit plans in accordance with the terms of such plans;
                    (ii) pay to the Executive any accrued unused vacation pay;
                     (iii) pay to the Executive, in lieu of benefits under any severance plan or policy of the Company, an amount equal to the sum of the Executive’s Base Salary as in effect as of the Date of Termination and the Executive’s annual target incentive compensation as in effect for the year in which the Date of Termination occurs (annualized in the event the incentive compensation plan in which the Executive then participates is based on a period less than one year), divided by twelve (12). Such amount shall be paid monthly for an eighteen (18) month period commencing on the first day of the month next following the Date of Termination;
                    (iv) pay to the Executive a lump sum amount, in cash, equal to the excess, if any, of the Executive’s total account balance in the DC Pension Plan (as defined below) over the portion of the Executive’s account balance in the DC Pension Plan that is vested as of the Date of Termination. For purposes of this section, “DC Pension Plan” shall mean any tax-qualified, supplemental or excess defined contribution plan maintained by the Company and any other defined contribution plan or agreement entered into between the Executive and the Company which is designed to provide the Executive with supplemental retirement benefits; and
                    (v) accelerate the vesting and cause the restrictions to lapse on all unvested or restricted time-vested equity or equity-based awards held by the Executive as of the Date of Termination and permit each time-vested stock option to acquire common stock of the Company and each time-vested stock appreciation right held by the Executive as of the Date of Termination to remain exercisable for a period of nine (9) months following the Date of Termination (but in no event beyond the remainder of its term).
          All amounts payable under this Section 9(b) shall be paid (in the case of subsections (ii) and (iv)) or commence to be paid (in the case of subsections (i) and (iii)), as applicable, as soon as practicable following the Executive’s termination of employment; provided that if the period during which the Executive is legally entitled to consider the terms of the release required under Section 11 hereof expires in the calendar year following the calendar year in which such termination of employment occurs

[1]	3x employees

[2]	2x employees

4

(whether or not the Executive waives some or all of such period), then the amounts payable under this Section 9(b) shall be paid or commence to be paid on the later of January 2 of such later year or the date on which such amounts would otherwise have been paid under this agreement without regard to this sentence. Notwithstanding the foregoing, payment of all amounts payable under this Section 9(b) shall be delayed, if necessary, until the Executive has incurred a separation from service under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
               (c) By Company for Cause or by the Executive other than for Good Reason. If the Executive’s employment shall be terminated by the Company for Cause or by the Executive other than for Good Reason, the Company shall pay the Executive his Base Salary (at the rate in effect at the time Notice of Termination is given) through the Date of Termination, and the Company shall have no additional obligations to the Executive under this Agreement except as set forth in Section 9(d).
               (d) Compensation Upon any Termination. Following any termination of the Executive’s employment, the Company shall pay the Executive all amounts, if any, to which the Executive is entitled as of the Date of Termination under any compensation plan or benefit plan or program of the Company, at the time such payments are due in accordance with the terms of such plans or programs.
               (e) Return of Company Property. The Executive agrees that following the termination of the Executive’s employment for any reason, or at any time prior to the Executive’s termination upon the request of the Company, he or she shall return all property of the Company, its parent, subsidiaries, affiliates and any divisions thereof, which is then in or thereafter comes into his possession, including, but not limited to, any Confidential Information (as defined below) or Intellectual Property (as defined below), or any other documents, contracts, agreements, plans, photographs, projections, books, notes, records, electronically stored data and all copies, excerpts or summaries of the foregoing, as well as any automobile or other materials or equipment supplied by the Company, its parent, subsidiaries, affiliates and any divisions thereof to the Executive, if any.
               (f) Requirement for a Release. Notwithstanding the foregoing, the Company’s obligations to pay or provide any benefits, other than as required by Section 9(d), shall (1) cease as of the date the Executive breaches any of the provisions of Section 12, other than the first monthly payment due under Section 9(b)(iii), which the Executive acknowledges is adequate consideration for the general release provided pursuant to clause (2) of this sentence; and (2) be conditioned on the Executive signing a general release of claims in favor of the Company and its affiliates, which is satisfactory to the Company, and the expiration of any revocation period provided for in such release.
          10. Disability. If the Executive becomes “disabled” (within the meaning of the applicable disability plan, program or arrangement of the Company, as in effect from time to time), the Executive shall be entitled to such benefits as may be provided under such plan, policy or arrangement, but shall not be entitled to any payments under Section 9(b) hereof (unless the Executive returns to active employment and becomes entitled to such payments as a result of a subsequent termination of the Executive’s active employment).
          11. Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for the Executive hereunder by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for the Executive hereunder be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or otherwise, except for amounts actually owed by the Executive to the Company as of the Date of Termination.
          12. Confidentiality; Intellectual Property; Non-Competition Requirement; etc. In recognition of the compensation to be paid to the Executive pursuant to Sections 5 and 9 of this Agreement, the Executive agrees to be bound by the provisions of this Section 12 (the “Restrictive Covenants”). The Restrictive Covenants will apply without regard to whether any termination or cessation of the Executive’s employment is initiated by the Company or the Executive, and without regard to the reason for that termination or cessation.
               (a) Confidentiality.

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                    (i) The Executive acknowledges and agrees that: (A) the Executive holds a position of trust and confidence with the Company and that his employment by the Company will require that the Executive have access to and knowledge of valuable and sensitive information, material, and devices relating to the Company and/or its business, activities, products, services, customers and vendors, including, but not limited to, the following, regardless of the form in which the same is accessed, maintained or stored: the identity of the Company’s actual and prospective customers and their representatives; prior, current or future research or development activities of the Company and/or its customers; the products and services provided or offered by the Company to customers or potential customers and the manner in which such services are performed or to be performed; the product and/or service needs of actual or prospective customers; pricing and cost information; information concerning the development, engineering, design, specifications, acquisition or disposition of products and/or services of the Company; unique and/or proprietary computer equipment, programs, software and source codes, licensing information, personnel information, vendor information, marketing plans and techniques, forecasts, and other trade secrets (“Confidential Information”); (B) the direct and indirect disclosure of any such Confidential Information would place the Company at a competitive disadvantage and would do damage, monetary or otherwise, to the Company’s business; and (C) the engaging by the Executive in any of the activities prohibited by this Section 12(a) may constitute misappropriation and/or improper use of trade secrets in violation of the Michigan Uniform Trade Secrets Act, as well as a violation of this Agreement.
                    (ii) During the Employment Period and at all times thereafter, the Executive shall not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, consultant, principal or agent of any business, or in any other capacity, publish or make known, disclose, furnish, reproduce, make available, or utilize any of the Confidential Information without the prior express written approval of an officer of the Company, other than in the proper performance of the duties contemplated herein, unless and until such Confidential Information is or shall become general public knowledge through no fault of the Executive.
                    (iii) In the event that the Executive is required by law to disclose any Confidential Information, the Executive agrees to give the Company prompt advance written notice thereof and to provide the Company with reasonable assistance in obtaining an order to protect the Confidential Information from public disclosure.
                    (iv) The failure to mark any Confidential Information as confidential shall not affect its status as Confidential Information under this Agreement.
               (b) Intellectual Property.
                    (i) The Executive hereby assigns to the Company or its designees, without further consideration and free and clear of any lien or encumbrance, the Executive’s entire right, title and interest (within the United States and all foreign jurisdictions), to any and all inventions, discoveries, improvements, developments, works of authorship, concepts, ideas, plans, specifications, software, formulas, databases, designees, processes and contributions to Confidential Information created, conceived, developed or reduced to practice by the Executive (alone or with others) during the Employment Period which (A) are related to the Company’s current or anticipated business, activities, products, or services, (B) result from any work performed by Executive for the Company, or (iii) are created, conceived, developed or reduced to practice with the use of Company property, including any and all Intellectual Property Rights (as defined below) therein (“Work Product”). Any Work Product which falls within the definition of “work made for hire”, as such term is defined in the Copyright Act (17 U.S.C. Section 101), shall be considered a “work made for hire”, the copyright in which vests initially and exclusively in the Company. The Executive waives any rights to be attributed as the author of any Work Product and any “droit morale” (moral rights) in Work Product. The Executive agrees to immediately disclose to the Company all Work Product. For purposes of this Agreement, “Intellectual Property” shall mean any patent, copyright, trademark or service mark, trade secret, or any other proprietary rights protection legally available.

6

                    (ii) The Executive agrees to execute and deliver any instruments or documents, and to do all other things reasonably requested by the Company in order to more fully vest the Company with all ownership rights in the Work Product. If any Work Product is deemed by the Company to be patentable or otherwise registrable, the Executive shall assist the Company (at the Company’s expense) in obtaining letters of patent or other applicable registration therein and shall execute all documents and do all things, including testifying (at the Company’s expense) necessary or appropriate to apply for, prosecute, obtain, or enforce any Intellectual Property Right relating to any Work Product. Should the Company be unable to secure the Executive’s signature on any document deemed necessary to accomplish the foregoing, whether due to the Executive’s disability or other reason, the Executive hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as the Executive’s agent and attorney-in-fact to act for and on the Executive’s behalf and stead to take any of the actions required of Executive under the previous sentence, with the same effect as if executed and delivered by the Executive, such appointment being coupled with an interest.
               (c) Non-Competition.
                    (i) The Executive acknowledges and agrees that: (A) the Business (as defined below) is intensely competitive and conducted by the Company throughout the world; and (B) reasonable limits on the Executive’s ability to engage in activities which are competitive with the Company are warranted in order to, among other things, reasonably protect trade secrets and proprietary information of the Company and to maintain and develop the Company’s reputation, customer relationships, goodwill and overall status in the marketplace.
                    (ii) During the Employment Period and for a period of eighteen (18) months following the termination of the Executive’s employment for any reason, and provided that the Company is making the payments, if any, required under Section 9(b), subject to Section 9(f), the Executive shall not engage in Competition (as defined below) with the Company.
                    (iii) For purposes of this Agreement, “Competition” by the Executive shall mean the Executive’s engaging in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting the Executive’s name to be used in connection with the activities of any other business or organization anywhere in the world which competes, directly or indirectly, with the Company in the Business; provided, however, it shall not be a violation of this Section 12(c) for the Executive to become the registered or beneficial owner of up to three percent (3%) of any class of the capital stock of a corporation in Competition with the Company that is registered under the Securities Exchange Act of 1934, as amended, provided that the Executive does not otherwise participate in the business of such corporation.
For purposes of this Agreement, “Business” means the creation, development, manufacture, sale, promotion and distribution of vehicle electronics, transportation components, integrated systems and modules and other electronic technology and any other business which the Company engages in, or is preparing to become engaged in, at the time of the Executive’s termination.
               (d) Non-Solicitation; Non-Interference. During the Employment Period and for a period of eighteen (18) months following the termination of the Executive’s employment for any reason the Executive agrees that he or she will not, directly or indirectly, for the Executive’s benefit or for the benefit of any other person, firm or entity, do any of the following:
                    (i) solicit from any customer doing business with the Company as of the Executive’s termination or within six (6) months prior to the Date of Termination, business of the same or of a similar nature to the Business;
                    (ii) solicit from any known potential customer of the Company business of the same or of a similar nature to that which has been the subject of a known written or oral bid, offer or proposal by the Company, or of substantial preparation with a view to making such a bid, proposal or offer, within six (6) months prior to the Date of Termination;

7

                    (iii) solicit the employment or services of, or hire or engage, any person who was employed or engaged by the Company as of the Date of Termination, or within 6 months thereof; or
                    (iv) otherwise interfere with the business or accounts of the Company, including, but not limited to, with respect to any relationship or agreement between the Company and any vendor or supplier.
               (e) Injunctive Relief; Indemnity of Company. The Executive agrees that any breach or threatened breach of subsections (a), (b), (c) or (d) of this Section 12 would result in irreparable injury and damage to the Company for which an award of money to the Company would not be an adequate remedy. The Executive therefore also agrees that in the event of said breach or any reasonable threat of breach, the Company shall be entitled to seek an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, but not limited to, remedies available under this Agreement and the recovery of damages. The Executive and the Company further agree that the provisions of this Section 12 are reasonable. The Executive agrees to indemnify and hold harmless the Company from and against all reasonable expenses (including reasonable fees and disbursements of counsel) which may be incurred by the Company in connection with, or arising out of, any violation of this Agreement by the Executive.
               (f) Definition of Company: For purposes of this Section 12, the “Company,” as used above, shall be construed to include the Company and its parent, subsidiaries and affiliates, including, without limitation, any divisions managed or supervised by the Executive.
               (g) Survival: The provisions of this Section 12 survive the termination of Executive’s employment with the Company, regardless of the reason for such termination, for the duration expressly stated in any such provision or, if no duration is stated, then indefinitely.
          13. Assignment; Successors. This Agreement and all rights hereunder are personal to the Executive and may not, unless otherwise specifically permitted herein, be assigned by the Executive. If the Executive should die while any amounts would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s devisee, legatee, or other designee or, if there be no such designee, to the Executive’s estate. The Company will require any and all successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.
          14. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:
          If to the Executive, at the Executive’s most recent address shown in the records of the Company; and
If to the Company:
Delphi Corporation
5725 Delphi Drive
Troy Michigan 48098
Attention: General Counsel

8

          or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
          15. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by its Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement is not intended and shall not be construed to confer any rights or remedies upon any other person or entity, other than the parties hereto.
          16. No Duplication of Benefits. Nothing in this Agreement shall be construed in a manner that would result in a duplication of benefits to the Executive.
          17. Taxes.
               (a) Any amounts payable pursuant to this Agreement shall be subject to applicable withholdings.
               (b) Notwithstanding anything in this Agreement to the contrary, to the extent required by Section 409A, payment of the amounts payable under this Agreement shall commence no earlier than the earlier of (i) the first day of the first month commencing at least six (6) months following the Executive’s separation from service with the Corporation (within the meaning of Code Section 409A) or (ii) the Executive’s date of death. During the six month waiting period, such amounts payable will accumulate without interest and be paid as soon as possible.
          18. Validity; Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby. Moreover, without limiting the generality of the foregoing, if any one or more of the provisions contained in this agreement shall be held to be unreasonable or unenforceable in any respect, including excessively broad as to duration, scope, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.
          19. Governing Law; Consent to Jurisdiction. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Michigan, without regard to its conflicts of law principles. The parties hereby irrevocably consent and submit to the jurisdiction of the federal and state courts located within the state of Michigan in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement.
          20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
          21. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, understandings, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled [including but not limited to the Employment Agreement entered into between the Company and the Executive dated as of [    ]]; provided, however, that this Agreement shall not supersede the Change in Control Agreement entered into with the Company on [    ], 2007; and provided further that if the Executive becomes entitled to payments and benefits under the Change in Control Agreement as a result of his termination of employment, he shall not be entitled to receive any payments or benefits under Section 9(b) of this Agreement. Except as noted above, the compensation and benefits payable to the Executive under Section 9 of this Agreement shall be in lieu of any other severance benefits to which the Executive may

9

otherwise be entitled upon the Executive’s termination of employment under any severance plan, program, policy or arrangement of the Company or any of its subsidiaries or affiliates.
          IN WITNESS WHEREOF, the parties have executed this Agreement on the date below.

Delphi Corporation
By:
Name:
Title:

Date:

10

Exhibit 7.11
Investment Agreement
[Previously filed with the Securities and Exchange Commission as
Exhibit 10(d) to Delphi’s Quarterly Report on Form 10-Q for the period ended June 30, 2007, filed
August 8, 2007 as amended by Exhibit 99(a) to Delphi’s Current Report on Form 8-K/A filed December 12, 2007]

Exhibit 7.14
Exit Financing Arrangements
[Previously filed with the Securities and Exchange Commission as part of
Exhibit 99(b) to Delphi’s Current Report on Form 8-K filed November 19, 2007]

Exhibit 7.16(a)
Summary Of Terms Of New Common Stock
[To be filed on or before the Exhibit Filing Date]

Exhibit 7.16(b)
Registration Rights Agreement
[To be filed on or before the Exhibit Filing Date]

Exhibit 7.17(a)
Summary Of Terms Of Series A and Series B New Preferred Stock
[Previously filed with the Securities and Exchange Commission as
Exhibit A to Exhibit 99(a) to Delphi’s Current Report on Form 8-K/A filed December 12, 2007]

Exhibit 7.18(a)
Seven-Year Warrant Agreement
[To be filed on or before the Exhibit Filing Date]

Exhibit 7.18(b)
Six-Month Warrant Agreement
[To be filed on or before the Exhibit Filing Date]

Exhibit 7.18(c)
Ten-Year Warrant Agreement
[To be filed on or before the Exhibit Filing Date]

Exhibit 7.19(a)
Securities Settlement Stipulation
[Previously filed with the Securities and Exchange Commission as
Exhibit 99(a) to Delphi’s Current Report on Form 8-K filed September 5, 2007]

Exhibit 7.19(b)
ERISA Settlement Stipulation
[Previously filed with the Securities and Exchange Commission as
Exhibit 99(b) to Delphi’s Current Report on Form 8-K filed September 5, 2007]

Exhibit 7.19(c)
Insurance Settlement Stipulation
[Previously filed with the Securities and Exchange Commission as
Exhibit 99(c) to Delphi’s Current Report on Form 8-K filed September 5, 2007]

Exhibit 7.20(a)
Delphi-GM Global Settlement Agreement

Conformed Copy Which Includes Second Restated First Amendment
GLOBAL SETTLEMENT AGREEMENT
BETWEEN
DELPHI CORPORATION,
on behalf of itself and certain of its subsidiaries and Affiliates,
AND
GENERAL MOTORS CORPORATION
DATED SEPTEMBER 6, 2007,
AS AMENDED DECEMBER 7, 2007

		Page
Section 1.38	“GM HRP”	8
Section 1.39	“GM IUE-CWA Payment”	8
Section 1.39(a)	“GM Note”	8
Section 1.40	“GM Pension Trust”	8
Section 1.41	“GM Proof of Claim”	8
Section 1.42	“GM Purchase Order”	8
Section 1.43	“GM-Related Parties”	9
Section 1.44	“GM Surviving Claims”	9
Section 1.45	“Gross Liability”	9
Section 1.45(a)	“HMO”	9
Section 1.46	“IAM”	9
Section 1.47	“IAM MOU”	9
Section 1.48	“IAM Releasing Parties”	9
Section 1.49	“IBEW”	9
Section 1.50	“IBEW MOUs”	9
Section 1.51	“IBEW Releasing Parties”	9
Section 1.52	“Incremental PRP Obligation”	10
Section 1.53	“Initial UAW SAP”	10
Section 1.54	“IP License”	10
Section 1.55	“IRS”	10
Section 1.56	“IRS Ruling”	10
Section 1.57	“IUE-CWA”	10
Section 1.58	“IUE-CWA Benefit Guarantee”	10
Section 1.59	“IUE-CWA Benefit Guarantee Term Sheet”	10
Section 1.60	“IUE-CWA Buy Down Amount”	10
Section 1.61	“IUE-CWA Buy Down Amount Invoice”	10
Section 1.62	“IUE-CWA Buy Out Payments”	10
Section 1.63	“IUE-CWA MOU”	10
Section 1.64	“IUE-CWA-Related Reimbursements”	10
Section 1.65	“IUE-CWA Reimbursement Invoice”	11
Section 1.66	“IUE-CWA Releasing Parties”	11
Section 1.67	“IUE-CWA Retirement Incentives”	11
Section 1.68	“IUE-CWA SAP”	111
Section 1.69	“IUOE”	11
Section 1.70	“IUOE MOUs”	11
Section 1.71	“IUOE Releasing Parties”	11
Section 1.72	“Labor MOUs”	11
Section 1.73	“Medical Claims Reimbursement Amount”	11
Section 1.74	“Medicare Part D Subsidy Receipts”	11
Section 1.75	“Net Liability Transfer”	11
Section 1.76	“Non-Represented Employees Releasing Parties”	12
Section 1.77	“Non-Represented EPBO”	12
Section 1.78	“Non-Represented and Splinter EPBO Payment”	12
Section 1.79	“Non-Represented Employees Term Sheet”	12
Section 1.80	“Normal Cost”	12

ii

iii

iv

		Page
Section 7.19	Expenses	55
Section 7.20	Entire Agreement; Parties’ Intentions; Construction	55
Section 7.21	Severability	55
Section 7.22	Headings	55
Section 7.23	Affiliates	55
Section 7.24	Counterparts	56
Section 7.25	EPCA Amendments	56

v

EXHIBITS

Exhibit A	Warranty Settlement Agreement

Exhibit B	IP License

Exhibit C	Master Restructuring Agreement

Exhibit D	PHI Protection Agreement

Exhibit E	Outstanding Delphi Invoices for which GM Has Withheld Payment Due To Outstanding Prepetition Activities

Exhibit F	Terms of GM Note

Exhibit G	Summary of Terms of Series C Preferred Stock

GLOBAL SETTLEMENT AGREEMENT
          This Settlement Agreement (the “Agreement”), is entered into as of September 6, 2007, as amended December 7, 2007, by and between Delphi Corporation (“Delphi”), on behalf of itself and its subsidiaries and Affiliates operating as debtors and debtors in possession in the Chapter 11 Cases (together with Delphi, the “Debtors”), and General Motors Corporation (“GM”). Each of the Debtors and GM is referred to herein individually as a “Party,” and collectively, as the “Parties.” As used herein, the phrases “this Agreement,” “hereto,” “hereunder,” and phrases of like import shall mean this Agreement. All capitalized terms shall have the meanings ascribed to them in Article I hereof. Unless otherwise defined in this Agreement, capitalized terms in Articles II and III hereof shall have the meanings as set forth in the Labor MOUs.
RECITALS
          WHEREAS, on October 8, 2005 and October 14, 2005, the Debtors commenced the Chapter 11 Cases in the Bankruptcy Court for the purpose of restructuring their businesses and related financial obligations pursuant to an overall transformation strategy that would incorporate the following structural components:
(i)	Modification of Delphi’s labor agreements;

(ii)	Allocation of responsibilities between Delphi and GM concerning (a) certain legacy obligations, including various pension and other post-employment benefit obligations; (b) costs associated with the transformation of the Debtors’ business (including the provision of financial and other forms of support by GM in connection with certain businesses that Delphi will retain and certain businesses that Delphi intends to sell or wind down); (c) the restructuring of ongoing contractual relationships; and (d) the amount and treatment of GM’s claims in the Chapter 11 Cases;

(iii)	Streamlining of Delphi’s product portfolio to capitalize on its world-class technology and market strengths and making the necessary manufacturing alignment with its new focus;

(iv)	Transformation of Delphi’s salaried work force in keeping with a sustainable cost structure and streamlined product portfolio; and

(v)	Resolution of Delphi’s pension issues.
          WHEREAS, on March 22, 2006 Delphi, GM, and the UAW entered into the Initial UAW SAP, which was authorized and approved by the Bankruptcy Court by order entered on May 12, 2006 (Docket No. 3754);

GSA-1

          WHEREAS, on March 31, 2006, Delphi filed a motion under Bankruptcy Code sections 1113 and 1114 seeking to reject the majority of its collective bargaining agreements with its key unions and to modify retiree benefits (Docket No. 3035);
          WHEREAS, on March 31, 2006, the Debtors filed the Section 365 Motion seeking authority to reject 5,472 supply contracts with GM pursuant to section 365 of the Bankruptcy Code (Docket No. 3033);
          WHEREAS, on June 5, 2006, Delphi, GM, and the UAW entered into a supplement to the Initial UAW SAP to provide hourly UAW-represented employees with certain expanded options under the Initial UAW SAP, which was authorized and approved by the Bankruptcy Court by order entered on July 7, 2006 (Docket No. 4461);
          WHEREAS, on June 16, 2006, Delphi, GM, and the IUE-CWA entered into the IUE-CWA SAP to provide, with financial support from GM, an attrition program to certain of the Debtors’ IUE-CWA-represented employees, which was authorized and approved by the Bankruptcy Court by order entered on July 7, 2006 (Docket No. 4461);
          WHEREAS, the Debtors, the UCC, and the Equity Committee have asserted that they may have causes of action against GM and defenses to any claims GM may have against the Debtors, including but not limited to those set forth in the GM Proof of Claim, arising from the Separation, post-Separation conduct by GM, and other matters;
          WHEREAS, on June 22, 2007, Delphi, GM, and the UAW entered into the UAW MOU, which was ratified by Delphi’s UAW-represented employees on June 28, 2007 and the UAW MOU was authorized and approved by the Bankruptcy Court by order entered on July 19, 2007 (Docket No. 8693) and is attached to the Plan as Exhibit 7.21(a);
          WHEREAS, on June 22, 2007, Delphi, GM, and the UAW entered into the UAW Benefit Guarantee Term Sheet regarding (i) the freezing of the Delphi HRP, (ii) Delphi’s cessation of OPEB, and (iii) the terms of a consensual triggering and application of the UAW Benefit Guarantee; the UAW Benefit Guarantee Term Sheet is annexed as Attachment B to the UAW MOU and was authorized and approved by the Bankruptcy Court by order entered on July 19, 2007 (Docket No. 8693);
          WHEREAS, on July 31, 2006, GM, on behalf of itself and certain of its Affiliates and subsidiaries, filed the GM Proof of Claim;
          WHEREAS, on July 31, 2007, Delphi, GM, and each of the IAM and IBEW entered into the IAM MOU and the IBEW MOUs, respectively, and on August 1, 2007, Delphi, GM, and the IUOE entered into the IUOE MOUs, each of which has been ratified by the Splinter Union Employees; the IAM MOU, the IBEW MOUs, and the IUOE MOU were authorized and approved by the Bankruptcy Court by order entered on August 16, 2007 (Docket No. 9107) and are attached to the Plan as Exhibits 7.21(d)-(i);

GSA-2

          WHEREAS, on July 31, 2007, Delphi, GM, and each of the IAM, IBEW, and IUOE entered into the “Term Sheet – Delphi Cessation and GM Provision of OPEB,” which is annexed as Attachment B to each of the IAM MOU, IBEW MOU, and IUOE MOU and was authorized and approved by the Bankruptcy Court by order entered on August 16, 2007 (Docket No. 9107);
          WHEREAS, on August 3, 2007, Delphi and GM entered into the Non-Represented Employees Term Sheet which was authorized and approved by the Bankruptcy Court by order entered on August 16, 2007 (Docket No. 9107);
          WHEREAS, on August 5, 2007, Delphi, GM, and the IUE-CWA entered into the IUE-CWA MOU, which was ratified by Delphi’s IUE-CWA-represented employees on August 18, 2007, which was authorized and approved by the Bankruptcy Court by order entered on August 16, 2007 (Docket No. 9106) and is attached to the Plan as Exhibit 7.21(b);
          WHEREAS, on August 5, 2007, Delphi, GM, and the IUE-CWA entered into the IUE-CWA Benefit Guarantee Term Sheet regarding (i) the freezing of the Delphi HRP, (ii) Delphi’s cessation of OPEB, and (iii) the terms of a consensual triggering and application of the IUE-CWA Benefit Guarantee; the IUE-CWA Benefit Guarantee Term Sheet is annexed as Attachment B to the IUE-CWA MOU and was authorized and approved by the Bankruptcy Court by order entered on August 16, 2007 (Docket No. 9106);
          WHEREAS, on August 16, 2007, Delphi, GM, and the USW entered into the USW MOUs, which were ratified by Delphi’s USW-represented employees on August 31, 2007; the USW MOUs were authorized and approved by the Bankruptcy Court by order entered on August 29, 2007 (Docket No. 9169) and are attached to the Plan as Exhibit 7.21(c);
          WHEREAS, on August 16, 2007, Delphi, GM, and the USW entered into the USW Benefit Guarantee Term Sheet regarding (i) the freezing of the Delphi HRP, (ii) Delphi’s cessation of OPEB, and (iii) the terms of a consensual triggering and application of the USW Benefit Guarantee; the USW Benefit Guarantee Term Sheet is annexed as Attachment B to the USW MOU and was authorized and approved by the Bankruptcy Court by order entered on August 29, 2007 (Docket No. 9169);
          WHEREAS, on August 14, 2007, Delphi and GM entered into the Warranty Settlement Agreement to resolve, compromise, and/or settle certain outstanding warranty claims and issues; the Warranty Settlement Agreement is subject to Bankruptcy Court approval and is attached hereto as Exhibit A;
          WHEREAS, on September 6, 2007, Delphi and GM entered into the IP License, which is subject to Bankruptcy Court approval and which is attached hereto as Exhibit B;
          WHEREAS, contemporaneously herewith, the Parties are entering into the Restructuring Agreement, which is attached hereto as Exhibit C;

GSA-3

          WHEREAS, on the date hereof the Debtors have filed with the Bankruptcy Court a disclosure statement and a proposed Plan, to which this Agreement is attached as Exhibit 7.20(a), and to which the Restructuring Agreement is attached as Exhibit 7.20(b);
          WHEREAS, (i) on October 29, 2007, the Debtors filed with the Bankruptcy Court certain proposed amendments to the Disclosure Statement and Plan and to certain exhibits thereto, including this Agreement and the Restructuring Agreement, (ii) on or before November 16, 2007, the Debtors filed with the Bankruptcy Court further proposed amendments to the Disclosure Statement and Plan and to certain exhibits thereto, including this Agreement and the Restructuring Agreement, (iii) on December 3, 2007, the Debtors filed with the Bankruptcy Court further proposed amendments to the Disclosure Statement and Plan and to certain exhibits thereto, including this Agreement and the Restructuring Agreement and (iv) on or about December 5, 2007, the Debtors filed with the Bankruptcy Court further proposed amendments to the Disclosure Statement and Plan and to certain exhibits thereto, including this Agreement and the Restructuring Agreement;
          WHEREAS, by this Agreement the Parties desire to resolve all outstanding issues among them that have arisen or may hereafter arise prior to the effective date of this Agreement and the Plan (collectively, the “Outstanding Issues”);
          WHEREAS, resolution of the Outstanding Issues requires the Parties to make certain commitments, take certain actions, and receive certain consideration pursuant to, and subject to the terms and conditions of, this Agreement, the Non-Represented Employee Term Sheet, the Labor MOUs, the UAW SAP, the IUE-CWA SAP, the IP License, the Warranty Settlement Agreement, the Restructuring Agreement, and the Plan.
          NOW, THEREFORE, in consideration for the mutual promises and agreements, the receipt and adequacy of which are mutually acknowledged, each Party hereby agrees as follows:
ARTICLE I
DEFINITIONS
          Section 1.01 “Active Splinter EPBO” shall have the meaning ascribed to such term in section 2.02(e)(ii)(2) hereof.
          Section 1.02 “Actual HMO and DHMO Premiums” shall have the meaning ascribed to such term in section 2.02(a)(ii) hereof.
          Section 1.03 “Actual Prescription Drug PBM Rebate Amount” shall have the meaning ascribed to such term in section 2.02(a)(iv) hereof.
          Section 1.04 “Additional Releasing Parties” shall mean (i) creditors of any of the Debtors and current and former holders of equity interests in Delphi, (ii) the Creditors’ Committee and all current and former members of the Creditors’ Committee in their respective

GSA-4

capacities as such, (iv) the Equity Committee and all current and former members of the Equity Committee in their respective capacities as such, (v) the DIP Agent in its capacity as such, (vi) the DIP Lenders solely in their capacities as such, (vii) all Professionals, (viii) the Plan Investors, and (ix) with respect to each of the above-named persons or entities, and only in their aforementioned capacities, such person’s or entity’s Affiliates, current and former principals, officers, directors, agents, employees, advisors, and representatives (including any attorneys, financial advisors, investment bankers, and other professionals retained by such persons or entities), in their capacities as such, but shall not include the Delphi-Related Parties, the Delphi Affiliate Parties, the UAW Releasing Parties, the IUE-CWA Releasing Parties, the USW Releasing Parties, the IAM Releasing Parties, the IBEW Releasing Parties, the IUOE Releasing Parties, and the Non-Represented Employees Releasing Parties.
          Section 1.05 “Affiliates” shall mean, with respect to any entity, any other entity directly or indirectly, controlling, controlled by or under direct or indirect common control with such entity.
          Section 1.06 “Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as amended and in effect on the Petition Date.
          Section 1.07 “Bankruptcy Court” shall mean the United States Bankruptcy Court for the Southern District of New York or such other court as may have jurisdiction over the Chapter 11 Cases.
          Section 1.08 “Bankruptcy Rules” shall mean the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.
          Section 1.09 “Benefit Guarantees” shall mean the UAW Benefit Guarantee, the IUE Benefit Guarantee, and the USW Benefit Guarantee, collectively.
          Section 1.10 “Benefit Guarantee Term Sheets” shall mean, collectively, the UAW Benefit Guarantee Term Sheet, the IUE-CWA Benefit Guarantee Term Sheet, and the USW Benefit Guarantee Term Sheet, the IAM, IBEW, and IUOE “Term Sheet-Delphi Cessation and GM Provision of OPEB,” and the Non-Represented Employees Term Sheet.
          Section 1.11 “Carrier Administrative Fees” shall have the meaning ascribed to such term in section 2.02(a)(iii) hereof.
          Section 1.12 “Chapter 11 Cases” shall mean the chapter 11 cases of the Debtors pending in the Bankruptcy Court and being jointly administered with one another under Case No. 05-44481, and the phrase “Chapter 11 Case” when used with reference to a particular Debtor shall mean the particular case under Chapter 11 of the Bankruptcy Code commenced by such Debtor in the Bankruptcy Court.

GSA-5

          Section 1.13 “Completion Costs” shall have the meaning ascribed to such term in section 2.02(a)(i) hereof.
          Section 1.14 “Confirmation Order” shall mean the order entered by the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code and which shall, among other things, contain a finding by the Bankruptcy Court in connection with the feasibility of the Plan that Delphi has or will have on the Effective Date the financial wherewithal to consummate all transactions contemplated by section 2.03(c) hereof in accordance with the terms of such section and shall direct Delphi to consummate such transactions.
          Section 1.14(a) “Consideration” shall have the meaning ascribed to such term in section 4.04(a) hereof.
          Section 1.15 “Continuing Agreements” shall mean the agreements that will be assumed, ratified, or reinstated pursuant to section 5.01 of the Restructuring Agreement and any agreements entered into by any Delphi-Related Party and/or Delphi Affiliate Party, on the one hand, and any GM Related Party, on the other hand, after October 8, 2005.
          Section 1.16 “Covered Employees” shall have the meaning ascribed to such term in each of the Benefit Guarantee Term Sheets.
          Section 1.17 “DAS” shall mean Delphi Automotive Systems LLC, a Delaware limited liability company.
          Section 1.18 “Debtors” shall have the meaning ascribed to such term in the Recitals.
          Section 1.19 “Delphi” shall have the meaning ascribed to such term in the Preamble.
          Section 1.20 “Delphi Affiliate Parties” shall mean Affiliates of the Debtors (other than the Delphi-Related Parties), and each of such Affiliate’s current and former principals, officers, directors, agents, employees, advisors, and representatives (including any attorneys, financial advisors, investment bankers, and other professionals retained by such persons or entities) in their respective capacities.
          Section 1.21 “Delphi-Related Parties” shall mean the Debtors, the estates of the Debtors as created under Bankruptcy Code section 541, the Delphi HRP, the Delphi Health Care Program for Hourly Employees, the Delphi Life and Disability Benefits Program for Hourly Employees, any other Delphi pension or welfare benefit plan, and each of their respective current and former principals, officers, directors, agents, employees, advisors, and representatives (including any attorneys, financial advisors, investment bankers, and other professionals retained by such persons or entities) in their respective capacities.

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          Section 1.22 “Delphi HRP” shall mean the Delphi Hourly-Rate Employees Pension Plan.
          Section 1.23 “Delphi Pension Trust” shall have the meaning ascribed to such term in section 2.03(c)(vi) hereof.
          Section 1.24 “Delphi Surviving Claims” shall have the meaning ascribed to such term in section 4.03(a) hereof.
          Section 1.24(a) “DHMO” shall mean “dental health maintenance organization.”
          Section 1.25 “DIP Agent” shall mean the administrative agent for the DIP Lenders as defined in the DIP Credit Agreement.
          Section 1.26 “DIP Credit Agreement” shall mean that certain Revolving Credit, Term Loan and Guaranty Agreement, dated as of January 9, 2007, by and among the Debtors, the DIP Agent, and the DIP Lenders, which was executed by the Debtors in connection with the DIP Facility, as amended, supplemented, or otherwise modified from time to time, and all documents executed in connection therewith.
          Section 1.27 “DIP Lenders” shall mean the lenders and issuers from time to time party to the DIP Credit Agreement.
          Section 1.28 “Disclosure Statement” shall mean the written disclosure statement (including all schedules thereto or referenced therein) that relates to the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified, or supplemented from time to time.
          Section 1.29 “Disclosure Statement Approval Date” shall mean the date on which the Bankruptcy Court enters an order approving the Disclosure Statement.
          Section 1.30 “Effective Date” shall mean the Business Day determined by the Debtors as provided in Article 1.68 of the Plan on which all conditions to the consummation of the Plan set forth in Article 12.2 of the Plan have been either satisfied or waived and the day upon which the Plan is substantially consummated.
          Section 1.31 “EPBO” shall have the meaning ascribed to such term in section 2.02(e) hereof.
          Section 1.32 “EPCA” shall mean that certain Equity Purchase and Commitment Agreement, dated August 3, 2007 as amended pursuant to an amendment attached as an annex to the letter from the Plan Investors to Delphi dated December 7, 2007, between Delphi and the Plan Investors, without giving effect to any subsequent amendments, waivers, or other modifications thereto.

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          Section 1.33 “Equity Committee” shall mean the official committee of equity security holders appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases on April 28, 2006, as reconstituted from time to time.
          Section 1.34 “ERISA” shall have the meaning ascribed to such term in section 2.01(f) hereof.
          Section 1.35 “Final Order” shall mean an order or judgment, the operation or effect of which has not been reversed, stayed, modified or amended, and as to which order or judgment (or any reversal, stay, modification, or amendment thereof) (a) the time to appeal, seek certiorari, or request reargument or further review or rehearing has expired and no appeal, petition for certiorari, or request for reargument or further review or rehearing has been timely filed, or (b) any appeal that has been or may be taken or any petition for certiorari or request for reargument or further review or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed, from which certiorari was sought, or to which the request was made, and no further appeal or petition for certiorari or request for reargument or further review or rehearing has been or can be taken or granted.
          Section 1.36 “First Tranche Date” shall have the meaning ascribed to such term in section 2.03(c)(iii)(2) hereof.
          Section 1.37 “GM” shall have the meaning ascribed to such term in the Preamble.
          Section 1.38 “GM HRP” shall mean the General Motors Hourly-Rate Employees Pension Plan.
          Section 1.39 “GM IUE-CWA Payment” shall have the meaning ascribed to such term in section 3.03(b) hereof.
          Section 1.39(a) “GM Note” shall have the meaning ascribed to such term in section 4.04(a) hereof.
          Section 1.40 “GM Pension Trust” shall have the meaning ascribed to such term in section 2.03(c)(vi) hereof.
          Section 1.41 “GM Proof of Claim” shall mean proof of claim no. 13659 filed by GM on August 6, 2006 in the Chapter 11 Cases.
          Section 1.42 “GM Purchase Order” shall mean a purchase order issued by GM or any and all of its Affiliates and accepted by DAS according to Standard GM Terms, it being agreed by the Parties that DAS shall be deemed to have accepted all such purchase orders accepted by the Delphi-Related Parties pursuant to Standard GM Terms; provided, however, that no purchase orders issued or to be issued by GM or any of its Affiliates to any Affiliate of Delphi that is not a Delphi-Related Party shall be a GM Purchase Order.

GSA-8

          Section 1.43 “GM-Related Parties” shall mean GM, each of its Affiliates, the GM HRP, the GM Health Care Program for Hourly Employees, the GM Life and Disability Benefits Program for Hourly Employees, any other GM pension or welfare benefit plan, and each of their respective current and former principals, officers, directors, agents, employees, advisors, and representatives (including any attorneys, financial advisors, investment bankers, and other professionals retained by such persons or entities) in their respective capacities.
          Section 1.44 “GM Surviving Claims” shall have the meaning ascribed to such term in section 4.03(b) hereof.
          Section 1.45 “Gross Liability” shall have the meaning ascribed to such term in section 2.03(c)(iii)(1) hereof.
          Section 1.45(a) “HMO” shall mean “health maintenance organization.
          Section 1.46 “IAM” shall mean, collectively, the International Association of Machinists and Aerospace Workers and its local unions that represent or formerly represented employees and former employees of the applicable Debtor entity.
          Section 1.47 “IAM MOU” shall mean the “IAM-Delphi GM Memorandum of Understanding-Delphi Restructuring” entered into as of July 31, 2007, as approved by the Bankruptcy Court on August 16, 2007, by and among Delphi, GM, and the IAM, including all attachments and exhibits thereto and all IAM-Delphi collective bargaining agreements referenced therein as modified.
          Section 1.48 “IAM Releasing Parties” shall mean the IAM, all employees and former employees of Delphi-Related Parties represented or formerly represented by the IAM, and all persons or entities with claims derived from or related to any relationship with such employees or former employees of Delphi-Related Parties.
          Section 1.49 “IBEW” shall mean, collectively, the International Brotherhood of Electrical Workers and its local unions that represent or formerly represented employees and former employees of the applicable Debtor entity.
          Section 1.50 “IBEW MOUs” shall mean the “IBEW-Delphi Powertrain-GM Memorandum of Understanding – Delphi Restructuring” and the “IBEW-Delphi Electronics & Safety – GM Memorandum of Understanding – Delphi Restructuring,” entered into as of July 31, 2007, as approved by the Bankruptcy Court on August 16, 2007, by and among Delphi, GM, and the IBEW, including all attachments and exhibits thereto and all IBEW-Delphi collective bargaining agreements referenced therein as modified.
          Section 1.51 “IBEW Releasing Parties” shall mean the IBEW, all employees and former employees of Delphi-Related Parties represented or formerly represented by the IBEW, and all persons or entities with claims derived from or related to any relationship with such employees or former employees of Delphi-Related Parties.

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          Section 1.52 “Incremental PRP Obligation” shall have the meaning ascribed to such term in section 2.03(c)(v) hereof.
          Section 1.53 “Initial UAW SAP” shall mean the “UAW GM Delphi Special Attrition Program” entered into as of March 22, 2006, by and among Delphi, GM, and the UAW and subsequently clarified by the parties on March 27, 2006.
          Section 1.54 “IP License” shall mean the intellectual property license agreement between Delphi and GM, dated as of September 6, 2007.
          Section 1.55 “IRS” shall have the meaning ascribed to such term in section 2.03(c)(ii) hereof.
          Section 1.56 “IRS Ruling” shall have the meaning ascribed to such term in section 2.03(c)(ii) hereof.
          Section 1.57 “IUE-CWA” shall mean the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers-Communication Workers of America and its applicable local unions.
          Section 1.58 “IUE-CWA Benefit Guarantee” shall mean the Benefit Guarantee agreement between GM and the IUE-CWA, dated November 13, 1999, and signed November 14, 1999.
          Section 1.59 “IUE-CWA Benefit Guarantee Term Sheet” shall mean the agreement among Delphi, GM, and the IUE-CWA, dated as of August 5, 2007, and annexed as Attachment B to the IUE-CWA MOU.
          Section 1.60 “IUE-CWA Buy Down Amount” shall have the meaning ascribed to such term in section 3.03(a)(iv) of this Agreement.
          Section 1.61 “IUE-CWA Buy Down Amount Invoice” shall have the meaning ascribed to such term in section 3.03(a)(iv)(2) of this Agreement.
          Section 1.62 “IUE-CWA Buy Out Payments” shall mean the buy out payments required to be made by Delphi pursuant to Section C.3.b of the IUE-CWA MOU.
          Section 1.63 “IUE-CWA MOU” shall mean the IUE-CWA-Delphi-GM Memorandum of Understanding – Delphi Restructuring, entered into as of August 5, 2007, as approved by the Bankruptcy Court on August 16, 2007, among the IUE-CWA, Delphi, and GM, and all attachments and exhibits thereto and the IUE-CWA-Delphi National Agreement referenced therein as modified.
          Section 1.64 “IUE-CWA-Related Reimbursements” shall have the meaning ascribed to such term in section 3.03(e)(i) hereof.

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          Section 1.65 “IUE-CWA Reimbursement Invoice” shall have the meaning ascribed to such term in section 3.03(e)(iv) hereof.
          Section 1.66 “IUE-CWA Releasing Parties” shall mean the IUE-CWA, all employees and former employees of Delphi-Related Parties represented or formerly represented by the IUE-CWA, and all persons or entities with claims derived from or related to any relationship with such employees or former employees of Delphi-Related Parties.
          Section 1.67 “IUE-CWA Retirement Incentives” shall mean the $35,000 retirement incentives to be offered by Delphi pursuant to Section C.3.a of the IUE-CWA MOU and Attachment C thereto.
          Section 1.68 “IUE-CWA SAP” shall mean the “IUE-CWA-GM-Delphi Special Attrition Program” entered into as of June 16, 2006, by and among Delphi, GM, and the IUE-CWA.
          Section 1.69 “IUOE” shall mean collectively the International Union of Operating Engineers and its local unions that represent or formerly represented employees and former employees of the applicable Debtor entity.
          Section 1.70 “IUOE MOUs” shall mean the “IOUE Local 18S-Delphi-GM Memorandum of Understanding – Delphi Restructuring,” the “IUOE Local 101S-Delphi-GM Memorandum of Understanding – Delphi Restructuring,” and the “IUOE Local 832S-Delphi-GM Memorandum of Understanding – Delphi Restructuring,” all entered into as of August 1, 2007, as approved by the Bankruptcy Court on August 16, 2007, by and among Delphi, GM, and the IUOE, including all attachments and exhibits thereto and all IUOE-Delphi collective bargaining agreements referenced therein as modified.
          Section 1.71 “IUOE Releasing Parties” shall mean the IUOE, all employees and former employees of Delphi-Related Parties represented or formerly represented by the IUOE, and all persons or entities with claims derived from or related to any relationship with such employees or former employees of the Delphi-Related Parties.
          Section 1.72 “Labor MOUs” shall mean the UAW MOU, the IUE-CWA MOU, the USW MOUs, the IAM MOU, the IBEW MOUs, and IUOE MOUs, collectively.
          Section 1.73 “Medical Claims Reimbursement Amount” shall have the meaning ascribed to such term in section 2.02(a)(i) hereof.
          Section 1.74 “Medicare Part D Subsidy Receipts” shall have the meaning ascribed to such term in section 2.02(a)(v) hereof.
          Section 1.75 “Net Liability Transfer” shall have the meaning ascribed to such term in section 2.03(c)(iii) hereof.

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          Section 1.76 “Non-Represented Employees Releasing Parties” shall mean all non-represented hourly employees and former hourly employees of Delphi-Related Parties, and all persons or entities with claims derived from or related to any relationship with such employees or former employees of the Delphi-Related Parties.
          Section 1.77 “Non-Represented EPBO” shall have the meaning ascribed to such term in section 2.02(e)(ii)(1) hereof.
          Section 1.78 “Non-Represented and Splinter EPBO Payment” shall have the meaning ascribed to such term in section 2.02(e) hereof.
          Section 1.79 “Non-Represented Employees Term Sheet” shall mean the “Term Sheet — Delphi Cessation and GM Provision of OPEB for Certain Unrepresented Delphi Employee and Retirees” entered into on or about July 31, 2007, by and among Delphi and GM.
          Section 1.80 “Normal Cost” shall have the meaning ascribed to such term in section 2.03(b)(iii) hereof.
          Section 1.81 “Note” shall have the meaning ascribed to such term in section 2.03(c)(iv) hereof.
          Section 1.82 “OPEB” shall mean post-retirement health care benefits and employer-paid post-retirement basic life insurance benefits, collectively.
          Section 1.83 “Ordinary Course Relationship” shall mean the ordinary course customer/supplier obligations owing between any Delphi-Related Party or any Delphi Affiliate Party, on the one hand, and any GM-Related Party, on the other hand, and matters related to, environmental, recall, product liability, and warranty obligations, but excluding matters relating to the agreements entered into in connection with the Separation and Settled Claims (as defined in the Warranty Settlement Agreement) other than the Environmental Matters Agreement (as defined in the Restructuring Agreement).
          Section 1.84 “Outstanding Issues” shall have the meaning ascribed to such term in the Recitals hereof.
          Section 1.85 “Party” or “Parties” shall have the meanings ascribed to such terms in the Preamble.
          Section 1.86 “PBM” shall have the meaning ascribed to such term in section 2.02(a)(iv) hereof.
          Section 1.87 “PBO” shall have the meaning ascribed to such term in section 2.03(c)(iii) hereof.
          Section 1.88 “Petition Date” shall mean, as applicable, (a) October 8, 2005 with respect to those Debtors filing their petitions for relief in the Bankruptcy Court on such

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date, or (b) October 14, 2005 with respect to those Debtors filing their petitions for relief in the Bankruptcy Court on such date.
          Section 1.89 “Plan” shall mean the chapter 11 plan of reorganization proposed by the Debtors in the Chapter 11 Cases, the terms of which are acceptable to GM which was filed with the Bankruptcy Court on September 6, 2007 and amended as per the amended terms filed with the Bankruptcy Court on or about December 10, 2007 and to which this Agreement is attached as Appendix 7.20(b).
          Section 1.90 “Plan Investors” shall mean A-D Acquisition Holdings, LLC, Harbinger Del-Auto Investment Company, Ltd., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Goldman Sachs & Co., and Pardus DPH Holding LLC.
          Section 1.91 “Preliminary Transferred Asset Amount” shall have the meaning ascribed to such term in section 2.03(c)(iii)(2)(A) hereof.
          Section 1.92 “Professional” shall mean any Person retained in the Chapter 11 Cases by separate Bankruptcy Court order pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise; provided, however, that Professional does not include any Person retained pursuant to the Ordinary Course Professionals Order.
          Section 1.93 “Proof of Claim” shall mean the proof of claim, as amended, filed by GM, on behalf of itself and certain of its Affiliates and subsidiaries, in the Chapter 11 Cases.
          Section 1.94 “PVB” shall have the meaning ascribed to such term in section 2.03(c)(v)(1) hereof.
          Section 1.95 “Reimbursement Period” shall have the meaning ascribed to such term in section 2.02(a) hereof.
          Section 1.96 “Restructuring Agreement” shall mean the Master Restructuring Agreement between Delphi and GM, dated as of September 6, 2007, as amended.
          Section 1.97 “Retired Splinter EPBO” shall have the meaning ascribed to such term in section 2.02(e)(ii)(3) hereof.
          Section 1.98 “Second Tranche Date” shall have the meaning ascribed to such term in section 2.03(c)(iii)(2)(B) hereof.
          Section 1.99 “Section 365 Motion” shall mean the motion filed by the Debtors on March 31, 2006, with the Bankruptcy Court seeking authority to reject 5,472 supply contracts with GM pursuant to section 365 of the Bankruptcy Code.
          Section 1.100 “Separation” shall mean the transactions among GM, the Debtors, and Delphi Affiliate Parties occurring in connection with the entry into the Master Separation Agreement between Delphi and GM on January 1, 1999 and the transfer by GM and

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certain of its Affiliates of assets, liabilities, manufacturing sites, and employees relating to the former Delphi business sector of GM to certain of the Debtors and Delphi Affiliate Parties.
          Section 1.101 “Settlement Dispute” shall mean one or more defaults or disputes between GM and any of the Debtors in which (i) the aggregate amount in controversy (including the monetary value or impact of any injunctive relief) exceeds $500,000 (five hundred thousand dollars) and (ii) the claims asserted require the application or construction of this Agreement, the attachments or exhibits hereto (except for the Restructuring Agreement), or the provisions of the Plan relating to the subject matter of this Agreement. By way of clarification, it is not intended by the Parties that the term Settlement Dispute shall include commercial disputes that arise in the ordinary course of business with respect to the various current and future contracts pursuant to which any of the Debtors and/or the Delphi Affiliate Parties supplies components, component systems, goods, or services to any of the GM-Related Parties.
          Section 1.102 “Splinter Union Employees” shall mean the Delphi hourly employees or retirees who are or were represented by the IAM, the IBEW, or the IUOE.
          Section 1.103 “Standard GM Terms” shall mean the GM Terms and Conditions as revised in September 2004.
          Section 1.104 “Transfer Date” shall have the meaning ascribed to such term in section 2.03(c)(iii) hereof.
          Section 1.105 “Transferred Asset Amount” shall have the meaning ascribed to such term in section 2.03(c)(iii)(1) hereof.
          Section 1.106 “True-up Amount” shall have the meaning ascribed to such term in section 2.03(c)(iii)(2)(B) hereof.
          Section 1.107 “UAW” means the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America and its applicable local unions.
          Section 1.108 “UAW Benefit Guarantee” shall mean the Benefit Guarantee agreement between GM and the UAW, dated as of September 30, 1999.
          Section 1.109 “UAW Benefit Guarantee Term Sheet” shall mean the agreement among Delphi, GM, and the UAW, dated June 22, 2007, and annexed as Attachment B to the UAW MOU.
          Section 1.110 “UAW Buy Down Payments” shall mean the buy down payments required to be made by Delphi pursuant to Section C.5.c of the UAW MOU.
          Section 1.111 “UAW Buy Out Payments” shall mean the buy out payments required to be made by Delphi pursuant to Section C.5.b of the UAW MOU.

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          Section 1.112 “UAW MOU” shall mean the “UAW-Delphi-GM Memorandum of Understanding – Delphi Restructuring” entered into as of June 22, 2007, as approved by the Bankruptcy Court on July 19, 2007, by and among Delphi, GM, and the UAW, including all attachments and exhibits thereto and the UAW-Delphi National Agreement referenced therein as modified.
          Section 1.113 “UAW Reimbursement Invoice” shall have the meaning ascribed to such term in section 3.02(j)(iv) hereof.
          Section 1.114 “UAW-Related Reimbursements” shall have the meaning ascribed to such term in section 3.02(j)(i) hereof.
          Section 1.115 “UAW Retirement Incentives” shall mean the $35,000 retirement incentives to be offered by Delphi pursuant to Section C.5.a of the UAW MOU and Attachment C thereto.
          Section 1.116 “UAW Releasing Parties” shall mean the UAW, all employees and former employees of Delphi-Related Parties represented or formerly represented by the UAW, and all persons or entities with claims derived from or related to any relationship with such employees or former employees of Delphi-Related Parties.
          Section 1.117 “UAW SAP” shall mean the Initial UAW SAP, as supplemented by the “Supplement to UAW-GM-Delphi Special Attrition Program Agreement Dated March 22, 2006” entered into as of June 5, 2006, by and among Delphi, GM, and the UAW.
          Section 1.118 “UCC” shall mean the statutory committee of unsecured claimholders appointed in the Chapter 11 Cases.
          Section 1.119 “Unsecured Claims” shall mean trade claims and other unsecured claims (excluding unsecured funded debt claims, claims by the GM Parties, GM Surviving Claims, securities claims, customer and environmental obligations, employee-related (excluding collective bargaining obligations) and other obligations, and litigation exposure and other liabilities that are covered by insurance) against the Debtors in the Chapter 11 Cases that are either (x) allowed or (y) asserted but not yet expunged or disallowed.
          Section 1.120 “USW” shall mean collectively the United Steelworkers of America and its local unions that represent or formerly represented the employees or former employees of the applicable Debtor entity.
          Section 1.121 “USW Benefit Guarantee” shall mean the Benefit Guarantee agreement between GM and the USW, dated December 13, 1999, and signed December 16 and 17, 1999.
          Section 1.122 “USW Benefit Guarantee Term Sheet” shall mean the agreement among Delphi, GM, and the USW, dated as of August 16, 2007, and annexed as Attachment B to the USW MOUs.

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          Section 1.123 “USW Buy Out Payments” shall mean the buy out payment required to be made by Delphi pursuant to Section C.2 of the USW MOU – Home Avenue and Section C.1 of the USW MOU – Vandalia and Attachment C thereto.
          Section 1.124 “USW MOUs” shall mean collectively the “USW-Delphi-GM Memorandum of Understanding and Special Attrition Program – Vandalia – Delphi Restructuring” (“USW MOU – Vandalia”) and the “USW-Delphi-GM Memorandum of Understanding – Home Avenue – Delphi Restructuring” (“USW MOU – Home Avenue”), each entered into as of August 16, 2007, as approved by the Bankruptcy Court on August 29, 2007, by and among Delphi, GM, and the USW, including all attachments and exhibits thereto and all USW-Delphi collective bargaining agreements referenced therein as modified.
          Section 1.125 “USW-Related Reimbursements” shall have the meaning ascribed to such term in section 3.04(d)(i) hereof.
          Section 1.126 “USW Reimbursement Invoice” shall have the meaning ascribed to such term in section 3.04(d)(iv) hereof.
          Section 1.127 “USW Releasing Parties” shall mean the USW, all employees and former employees of Delphi-Related Parties represented or formerly represented by the USW, and all persons or entities with claims derived from or related to any relationship with such employees or former employees of Delphi-Related Parties.
          Section 1.128 “USW Retirement Incentives” shall mean the $35,000 retirement incentives to be offered by Delphi pursuant to Section C.1.a of the USW- MOU — Home Avenue and Attachment C thereto and the payments required to be made by Delphi pursuant to Section C.6 of the USW — MOU - Home Avenue.
          Section 1.129 “Warranty Settlement Agreement” shall mean the Warranty, Settlement and Release Agreement and Covenant Not to Sue between Delphi and GM, dated as of August 14, 2007.
ARTICLE II
COMMITMENTS REGARDING OPEB AND PENSION OBLIGATIONS
          Section 2.01 The Labor MOUs. To help facilitate the Debtors’ business, financial and operational restructuring, the Parties have resolved certain matters concerning Delphi’s OPEB and pension obligations by entering into the Labor MOUs and Non-Represented Employees Term Sheet, all of which are incorporated herein by reference as if fully set forth herein. This summary of the terms of the Labor MOUs is qualified entirely by, and is subject to, the actual terms and conditions of the Labor MOUs. Nothing in Article II or III hereof is intended to limit, amend, modify, or supersede any term or condition in any of the Labor MOUs. The Labor MOUs provide, among other things, for:
               (a) the freezing in certain respects of the Delphi HRP;

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               (b) Delphi’s cessation of hourly OPEB;
               (c) the extension of the period of time on or before which GM’s obligations under the GM-UAW Benefit Guarantee and GM – USW Benefit Guarantee may be triggered;
               (d) the extension of the period of time on or before which certain of Delphi’s obligations under the GM-Delphi Indemnification Agreement as to the UAW may be triggered;
               (e) the consensual triggering of the Benefit Guarantees and GM provision of OPEB to certain Delphi employees and retirees in a manner which relieves Delphi’s provision of OPEB;
               (f) the transfer of certain assets and liabilities from the Delphi HRP to the GM HRP pursuant to section 414(l) of the Internal Revenue Code of 1986, as amended (the “Code”) and Section 208 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and
               (g) GM provision of OPEB as referenced in the UAW SAP, the IUE-CWA SAP, the Non-Represented Term Sheet, and the special attrition programs negotiated with each union as part of the Labor MOUs.
          Section 2.02 Certain Payments Between GM and Delphi Relating To Hourly Employee Benefits.
               (a) GM Reimbursement for Delphi OPEB Costs. GM shall reimburse Delphi for Delphi’s aggregate cash spending for all actual, documented amounts paid by Delphi to provide OPEB to hourly retirees under the Delphi Health Care Program for Hourly Employees and the Delphi Life and Disability Benefits Program for Hourly Employees for the period commencing on January 1, 2007 and continuing through the Cessation Date (the “Reimbursement Period”). The first two reimbursement payments of amounts due under this section 2.02(a) shall be made within thirty (30) days of receipt of all of the documentation referenced in sections 2.02(b)(i) through 2.02(b)(iii) hereof reasonably sufficient to support such amounts and a representation from Delphi that such documentation is substantially complete and substantially accurate in all respects. The final reimbursement payment of amounts due under this section 2.02(a) shall be made within thirty (30) days of receipt of all of the documentation referenced in sections 2.02(b)(i) through 2.02(b)(vi) hereof supporting such amounts and a representation from Delphi that such documentation is substantially complete and substantially accurate in all respects. The reimbursement amount shall be calculated as follows: the amounts set forth in sections 2.02(a)(i), 2.02(a)(ii), 2.02(a)(iii), 2.02(c), and any other amounts that the Parties may mutually agree in writing to include, reduced by the amounts set forth in sections 2.02(a)(iv) and 2.02(a)(v).
               (i) The actual self-insured Medical Claims (HSM, Durable Medical Equipment, Mental Health, Substance Abuse, Prescription Drug,

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Dental and Vision) for hourly retirees incurred in the Reimbursement Period and paid through the Cessation Date plus six months; plus the estimated additional claims costs completion value (the “Completion Costs”) for incurred but not paid claims for hourly retirees as calculated by Watson Wyatt and agreed to by GM (the “Medical Claims Reimbursement Amount”). No additional reimbursement shall be provided for the value of any medical claims costs associated with payment run-out not comprehended by the six month period and Completion Costs. GM shall reimburse Delphi for the Medical Claims Reimbursement Amount in three payments. The first payment shall reimburse claims incurred in the Reimbursement Period that are paid through the Cessation Date. The second payment shall reimburse the claims incurred in the Reimbursement Period that are paid in the three months following the Cessation Date. The third and final payment shall reimburse the claims incurred in the Reimbursement Period that are paid in the four to six months following the Cessation Date plus the Completion Costs.
               (ii) The actual paid HMO and DHMO premiums for hourly retirees (the “Actual HMO and DHMO Premiums”) for the Reimbursement Period.
               (iii) Actual administration fees paid to Delphi Health Care Program for Hourly Employees carriers (the “Carrier Administrative Fees”) based only on Delphi hourly retired contract counts for the Reimbursement Period; provided, however, that for carriers whom Delphi does not pay on a per contract basis, the Carrier Administrative Fees shall be determined by taking Delphi’s total administrative fees paid to such carrier during the Reimbursement Period, dividing that amount by the total population of Delphi participants serviced by the carrier during the Reimbursement Period, and then multiplying the quotient by the total number of retirees for whose OPEB GM is obligated to reimburse Delphi during the Reimbursement Period.
               (iv) Allocated actual Prescription Drug Pharmacy Benefit Manager (“PBM”) rebates (the “Actual Prescription Drug PBM Rebate Amount”) received by Delphi from its PBM for the value of Delphi hourly retiree Prescription Drug claims for the Reimbursement Period. The Actual Prescription Drug PBM Rebate Amount shall consist of the amount of total PBM rebates attributable to hourly retirees received by Delphi for claims incurred during the Reimbursement Period. The Actual Prescription Drug PBM Rebate Amount shall be a credit against GM’s third and final payment of the Medical Claims Reimbursement Amount referenced in section 2.02(a)(i) hereof. If the Actual Prescription Drug PBM Rebate Amount is not available at the time the third and final payment of the Medical Claims Reimbursement Amount referenced in section 2.02(a)(i) is due, such payment shall be delayed until the Actual Prescription Drug PBM Rebate Amount is available; provided, however, that no later than one hundred eighty (180) days after GM receives the documentation

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referenced in sections 2.02(b)(i) through 2.02(b)(vi) (other than any incomplete or missing documentation under sections 2.02(b)(iv) and (b)(v) hereof), GM shall make an estimated payment to Delphi of the third and final payment of the Medical Claims Reimbursement Amount, which shall be reconciled upon receipt of any remaining documentation under sections 2.02(b)(iv) and (b)(v) hereof.
               (v) Actual Medicare Part D subsidy receipts related to Prescription Drug claims for Delphi hourly retirees incurred during the Reimbursement Period (the “Medicare Part D Subsidy Receipts”). The Medicare Part D Subsidy Receipts shall be a credit against GM’s third and final payment of the Medical Claims Reimbursement Amount referenced in section 2.02(a)(i) hereof. If the Medicare Part D Subsidy Receipts amount is not available at the time the third and final payment of the Medical Claims Reimbursement Amount, referenced in section 2.02(a)(i) is due, such payment shall be delayed until the Medicare Part D Subsidy Receipts amount is available; provided, however, that no later than one hundred eighty (180) days after GM receives the documentation referenced in sections 2.02(b)(i) through 2.02(b)(vi) hereof (other than any incomplete or missing documentation under sections 2.02(b)(iv) and (b)(v) hereof), GM shall make an estimated payment to Delphi of the third and final payment of the Medical Claims Reimbursement Amount, which shall be reconciled upon receipt of any remaining documentation under sections 2.02(b)(iv) and (b)(v) hereof.
               (vi) Upon final settlement of sections 2.02(a)(i), (a)(ii), (a)(iii), (a)(iv), and (a)(v), Delphi shall advise GM of any open credits, uncollected receivables, potential litigation settlements or other recoverable amounts directly associated with or allocable to Delphi hourly retirees for Medical Claims incurred in the Reimbursement Period. At that time, GM and Delphi shall establish a mutually agreed upon process to ensure GM is reimbursed these recoverable amounts within thirty (30) days of Delphi’s receipt of such recoveries. GM shall only be reimbursed for credits, uncollected receivables, potential litigation settlements, or other recoverable amounts to the extent GM paid Delphi for the initial claim; provided, however, that where such amounts are not tied to specific claims, the reimbursement amount shall be determined as follows: (x) for carriers and service providers that only provide services relating to Delphi’s hourly plan, the reimbursement amount shall be determined by taking the amount of the credits, uncollected receivables, potential litigation settlements, and other recoverable amounts, dividing that amount by the total population of Delphi hourly participants, and then multiplying the quotient by the total number of Delphi’s hourly retirees, and (y) for carriers and service providers which provide services for both the Delphi and salaried plans, the reimbursement amount shall be determined by taking the amount of the credits, uncollected receivables, potential litigation settlements, and other recoverable amounts, dividing that amount by the total population of Delphi participants, and then multiplying the quotient by the total number of Delphi’s hourly retirees.

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               (vii) Escheatment responsibility for self-insured carriers’ uncashed checks, including those payments reimbursed by GM in section 2.02(a)(i) hereof, remain with Delphi or its carriers. GM does not assume any responsibility for escheatments related to the Delphi Health Care Program for Hourly Employees.
               (viii) Any hourly retiree claims appeals associated with Medical Claims or HMO and DHMO premiums incurred in the Reimbursement Period and any retroactive adjustments related to sections 2.02(a)(ii) and (a)(iii) hereof not comprehended in the original billing documentation shall be aggregated and addressed once per year following the final reimbursement payment.
               (b) Health Care Information Sharing. GM shall execute the PHI Protection Agreement, a copy of which is attached hereto as Exhibit D. Subject to GM’s execution of the PHI Protection Agreement, Delphi shall provide (to the extent available) GM with the eligibility records, self-insured Medical Claims, and insured health care arrangements for Delphi retirees for health care coverage provided by Delphi during the Reimbursement Period. The following documentation (to the extent available), including social security numbers and all identifying information, shall be made readily available to GM to document Delphi’s costs for the Delphi retirees, surviving spouses and dependents:
               (i) To document all incurred and paid self-insured Medical Claims (the Medical Claims Reimbursement Amount), Delphi shall provide to GM, as of the Cessation Date and monthly thereafter for a period of six months, full electronic claims and eligibility records, as available, transferred from Delphi’s data warehouse to GM’s similar data warehouse. Delphi shall also provide to GM claims data, in a mutually agreeable format, to document self-insured dental and vision coverages;
               (ii) To document Actual HMO and DHMO Premiums, Delphi shall provide to GM, as of the Cessation Date, a data file listing all of the Delphi retirees enrolled for coverage under these insured arrangements along with the plan name, family status, and total individual monthly premium paid;
               (iii) To document Carrier Administrative Fees, Delphi shall provide GM mutually agreed upon eligibility records supporting hourly retiree contract counts and appropriate Carrier agreement schedules that document per contract administrative fees;
               (iv) To document the Actual Prescription Drug PBM Rebate Amount, Delphi shall provide PBM, banking, or other cash disbursement records to substantiate the amount of total PBM rebates received by Delphi for claims incurred during the Reimbursement Period and the amount of total Delphi prescription drug claims incurred during the Reimbursement Period;

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               (v) To document final Medicare Part D Subsidy Receipts, Delphi shall provide a data file, in a mutually agreeable format, of complete claim levels Medicare Part D subsidy reimbursement records and rebate factors applied; and
               (vi) Delphi shall also provide the most recent documentation and audit papers relative to claims or eligibility records along with supporting documentation on collection of overpayments incurred but not fully collected during the Reimbursement Period;
               (vii) GM recognizes that some of the information that Delphi will provide pursuant to this section 2.02 is proprietary to Delphi and its carriers and administrators. GM agrees that such information, which Delphi identifies in writing as being proprietary, including but not limited to rebate amounts, carrier administrative fees, and HMO/DHMO premium rates, shall not be disclosed to third parties (other than GM’s employees, agents, and advisors) except to the extent required by law, or to the extent such information otherwise becomes publicly available.
               (c) Post-Retirement Basic Life Insurance Reimbursement. GM agrees that reimbursement payments for employer paid life insurance premiums and administration of employer paid life insurance shall be made within thirty (30) days of receipt of appropriate documentation supporting such premiums and life insurance administration costs paid by Delphi relating to providing hourly employer-paid post-retirement life insurance benefits for the Reimbursement Period.
               (i) Until Covered Employees can be enrolled in the GM Life and Disability Benefits Program and the systems that support that program, Delphi shall maintain administration of the hourly employer-paid post-retirement life insurance benefits for employees through the current administrator (MetLife). Delphi and its current administrator shall assist GM in the transition of records to the GM life insurance administrator to be completed by March 1, 2008.
               (ii) Delphi shall immediately direct and use commercially reasonable efforts to cause its life insurance carrier (MetLife) to transfer to GM current reserves as of January 1, 2007, associated with Delphi hourly employer-paid post-retirement life insurance.
               (iii) Delphi shall immediately direct and use commercially reasonable efforts to cause its Optional Life, Dependent Life and Personal Accident Insurance Plan carrier (MetLife) to transfer the Delphi Rate Reduction Reserves for the Optional Life, Dependent Life and Personal Accident Insurance Plans to GM. The amount that will be transferred for each Plan shall be calculated by MetLife using the methodology agreed upon for flowbacks and check the box retirees. Upon the transfer, GM shall assume any and all obligations from Delphi to provide the benefits relating to the Delphi Rate

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Reduction Reserves for the Optional Life, Dependent Life and Personal Accident Insurance Plans transferred.
          (d) Delphi Payments for Benefit Avoidance.
               (i) Consistent with the applicable Benefit Guarantee Term Sheet, neither Delphi, a successor company, nor any Delphi operation divested after October 8, 2005 shall provide to Covered Employees any payments, contributions (matching or otherwise), or accruals to any defined benefit plan, defined contribution plan, or retiree welfare benefit plan (including, but not limited to payments, contributions, or accruals in a retiree medical account):
                    (1) relating to pension, for the period of time the Covered Employee is eligible to accrue credited service in the GM HRP in accordance with the applicable Benefit Guarantee Term Sheet; and
                    (2) relating to OPEB, to any Covered Employee or other employee who attains or can attain eligibility for GM provided or GM funded OPEB through any means; provided, however, that UAW-represented employees shall not be excluded solely by reason of the possibility that they could flow back to GM and, provided further, that IUE-CWA represented employees shall not be excluded solely by reason of the possibility that they could participate in the SEPO (i.e., Attachment G to the IUE-CWA MOU).
               (ii) UAW-Represented Covered Employees. During the period when UAW-represented Covered Employees accrue credited service in the GM HRP under paragraph 8.a of the UAW Benefit Guarantee Term Sheet, Delphi shall pay GM annually, by January 31 of each year for the preceding calendar year, an amount equal to (x) the FAS-87 service cost for a non-elective 5.4% of wages contribution to the Individual Retirement Plan provisions of the Delphi HRP that, but for the UAW Benefit Guarantee Term Sheet, these Covered Employees would otherwise be eligible for under the UAW-Delphi Supplemental Agreement dated April 29, 2004, as amended; provided, however, that such amount shall be adjusted for interest based on Delphi’s discount rate for FAS-87 pension accounting, and/or (y) if Delphi provides accruals in or contributions to any other defined benefit or defined contribution pension plan, the FAS-87 service cost of such benefits/accruals or the amount of such contributions that, but for the UAW Benefit Guarantee Term Sheet, such Covered Employees would otherwise be eligible for, provided, however, that such amount shall be adjusted for interest based on Delphi’s discount rate for FAS-87 pension accounting. Delphi shall have no reimbursement obligation relating to the Delphi Personal Savings Plan matching contribution that, but for the UAW Benefit Guarantee Term Sheet, these Covered Employees would otherwise be eligible for under the UAW-Delphi Supplemental Agreement dated April 29, 2004, as amended.
               (iii) IUE-CWA Represented Covered Employees.

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                    (1) During the period IUE-CWA-represented Covered Employees accrue credited service in the GM HRP under paragraph 8.a of the IUE-CWA Benefit Guarantee Term Sheet, Delphi shall pay GM annually, by January 31 of each year for the preceding calendar year, an amount equal to (x) the non-elective 7% defined contributions based upon a standard 2,080 hour work year that these Covered Employees would otherwise be eligible for under the Delphi Personal Savings Plan in accordance with the IUE-CWA MOU, and/or (y) if Delphi provides accruals in or contributions to any other defined benefit or defined contribution pension plan, the FAS-87 service cost of such benefits/accruals or the amount of such contributions that, but for the IUE-CWA Benefit Guarantee Term Sheet, such Covered Employees would otherwise be eligible for.
                    (2) Commencing on the Effective Date of the IUE-CWA MOU (as defined therein), Delphi shall pay GM annually, by January 31 of each year for the preceding year, an amount equal to (x) the 1% defined contributions in lieu of OPEB, based upon a standard 2,080 hour work year, that IUE-CWA Covered Employees who can attain eligibility for GM-provided or GM-funded OPEB through any means (other than becoming employed by GM pursuant to the SEPO attachment to the IUE-CWA MOU) would otherwise be eligible for under the Delphi Personal Savings Plan in accordance with the IUE-CWA MOU, but for the IUE-CWA Benefit Guarantee Term Sheet, and/or (y) if Delphi provides accruals in or contributions to any other retiree welfare benefit plan, the FAS-87 service cost of such benefits/accruals or the amount of such contributions that, but for the IUE-CWA Benefit Guarantee Term Sheet, such Covered Employees would otherwise be eligible for. Such payments shall continue until the year following the year the last such Covered Employee separates or retires from Delphi.
               (iv) USW Represented Covered Employees.
                    (1) During the period USW-represented Covered Employees accrue credited service in the GM HRP under paragraph 8.a of the USW Benefit Guarantee Term Sheet, Delphi shall pay GM annually, by January 31 of each year for the preceding calendar year, an amount equal to (x) the non-elective 7% defined contributions based upon a standard 2,080 hour work year that these Covered Employees would otherwise be eligible for under the Delphi Personal Savings Plan in accordance with the USW MOU, and/or (y) if Delphi provides accruals in or contributions to any other defined benefit or defined contribution pension plan, the FAS-87 service cost of such benefits/accruals or the amount of such contributions that, but for the USW Benefit Guarantee Term Sheet, such Covered Employees would otherwise be eligible for.
                    (2) Commencing on the Effective Date of the USW MOUs (as defined therein), Delphi shall pay GM annually, by January 31 of each

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year for the preceding year, an amount equal to (x) 25% of the notional accrual amount for Delphi-paid post retirement life insurance and the retiree medical account that USW Covered Employees who can attain eligibility for GM-provided or GM-funded OPEB through any means would otherwise be eligible for in accordance with the USW MOUs, but for the USW Benefit Guarantee Term Sheet, and/or (y) if Delphi provides accruals in or contributions to any other retiree welfare benefit plan, the FAS-87 service cost of such benefits/accruals or the amount of such contributions that, but for the USW Benefit Guarantee Term Sheet, such Covered Employees would otherwise be eligible for. Such payments shall continue until the year following the year the last such Covered Employee separates or retires from Delphi.
               (v) Forecasts. By December 1 of each year (including 2007), Delphi shall provide to GM a forecast of all payments referenced in this section 2.02(d) that are to be made by January 31 for the following two years.
               (vi) Supporting Documentation. In conjunction with the payments referenced in this section 2.02(d), Delphi shall provide to GM at the time of such payment supporting documentation by individual employee.
          (e) Delphi Payment for GM Assumption of OPEB for Active and Retired Splinter Union Employees and Active and Retired Non-Represented Hourly Employees. Consistent with Attachment B to the IAM MOU, IBEW MOUs, and IUOE MOUs and the Non-Represented Employees Term Sheet, GM is assuming OPEB responsibility for certain active and retired Splinter Union Employees and non-represented hourly active and retired employees. In exchange for this, Delphi shall pay GM within thirty (30) days of receipt of all of the documentation referenced in section 2.02(e)(i) the amounts of the Expected Post Retirement Benefit Obligation (“EPBO”) assumed by GM for active and retired Splinter Union Employees and non-represented hourly active and retired employees (the “Non-Represented and Splinter EPBO Payment”).
               (i) To document the Non-Represented and Splinter EPBO Payment, GM shall provide Delphi within ninety (90) days of the Effective Date a calculation by GM’s actuaries (Watson Wyatt and MetLife). The EPBO shall be valued at the GM’s IUE plan value, as measured in GM’s first OPEB valuation on or after the Effective Date.
               (ii) The Non-Represented and Splinter EPBO Payment shall be the sum of the following:
                    (1) 100% of the EPBO assumed by GM as of or prior to the Effective Date for active and retired non-represented hourly employees, eligible to receive OPEB from GM (the “Non-Represented EPBO”);

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               (2) 100% of the EPBO assumed by GM as of the Effective Date for active Splinter Union Employees (the “Active Splinter EPBO”); and
               (3) 50% of the EPBO assumed by GM as of or prior to the Effective Date for retired Splinter Union Employees eligible to receive OPEB from GM (the “Retired Splinter EPBO”).
               (f) Cessation of Delphi OPEB True-up Obligations. Delphi has no obligation to make any OPEB true-up payments for or in relation to hourly employees at business units divested from Delphi prior to May 28, 1999 or Delphi-to-GM flowback employees regardless of when such flowback occurred or occurs.
               (g) Audit Rights. GM and its representatives at GM’s expense shall have the right to audit all information used to derive any calculation or payment amount referenced in this section 2.02; provided, however, that (1) GM shall provide reasonable advance written notice of such audit and (2) such audit shall be conducted during normal business hours to the extent feasible without unreasonably interfering with Delphi’s normal operations. Delphi’s service providers, subject to and consistent with the applicable service provider contract, shall fully cooperate with any such audit. Each Party’s actuaries shall have the right to review the actuarial calculations, including underlying actuarial assumptions, for payments referenced in this section 2.02. Delphi and GM shall comply with reasonable requests from the other company’s principal outside corporate auditors regarding this section 2.02.
               (h) Information List. Delphi shall provide to GM within ten (10) business days after the Effective Date an initial list of the following information as of the Effective Date for all Delphi active (with a seniority date on or before May 28, 1999) and retired hourly employees: social security number, name, birth date, credited service, wage rate, union affiliation, and active or retired status, and whether Delphi has them designated as a Covered Employee who can attain eligibility for GM-provided or GM-funded OPEB through any means (other than becoming employed by GM pursuant to the SEPO attachment to the IUE-CWA MOU or becoming a flowback pursuant to the UAW CBA). The final determination of who is such a Covered Employee shall be made by GM. The list shall also include the applicable information for eligible surviving spouses of such Covered Employees. Three months after the date the initial list is provided, Delphi shall provide a final list with the information requested.
               (i) Offset. Notwithstanding anything to the contrary in this Agreement or the Restructuring Agreement, any payment by GM or Delphi of any invoiced amount pursuant to this section 2.02 shall be subject to the right of GM or Delphi, as applicable, to offset all or part of such payment as provided in section 7.04 hereof.
          Section 2.03 Treatment of Delphi’s Pension Plans. To help facilitate the Debtors’ business and financial restructuring, the Parties have resolved certain matters concerning Delphi’s pension obligations by entering into the Labor MOUs, all of which are incorporated herein by reference as if fully set forth herein. The Parties agree to the following actions with respect to Delphi’s pension plans:

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               (a) Pension Freeze. Pursuant to the Plan and the Labor MOUs, Delphi shall amend the Delphi HRP as set forth in the Labor MOUs so as to freeze benefit accruals for future service as soon as practicable following the Effective Date; provided, however, that the Individual Retirement Plan provisions of the Delphi HRP shall not be frozen.
               (b) GM Reimbursement for Delphi Normal Cost Credited Service.
               (i) GM shall reimburse Delphi for the “Normal Cost” of credited service accrued in the Delphi HRP by hourly employees (other than employees participating in the 2006 UAW or IUE-CWA Special Attrition Programs and, for employees participating in the pre-retirement program option in the 2007 UAW, IUE-CWA, or USWA Special Attrition Program – Transformation, other than normal cost of credited service accrued following the commencement of the pre-retirement program period) between the Trigger Date and the Freeze Date.
               (ii) Payment shall be made by GM to Delphi following the Freeze Date and within thirty (30) days of receipt by GM of an agreed-upon calculation from Watson Wyatt that sets forth the “normal cost” of such accrued credited service. The amount shall be calculated by Watson Wyatt acting on behalf of Delphi and confirmed by Watson Wyatt acting on behalf of GM; provided, however, that GM shall make such payment within thirty (30) days of GM’s receipt of the original calculation made by Watson Wyatt acting on behalf of Delphi.
               (iii) “Normal Cost” shall be defined as the current liability normal cost at the Trigger Date (as defined under ERISA calculated at the highest allowable interest rate) incurred by Delphi to the Delphi HRP for credited service earned by such individuals in the specified time period less the normal cost that would have been incurred with respect to such individuals during this time period had the Delphi HRP been frozen as of the Trigger Date.
               (c) Transfer of Certain Pension-Related Assets and Liabilities.
               (i) Delphi and GM shall cause a transfer of pension assets and liabilities from the Delphi HRP to the GM HRP as set forth in the Labor MOUs. This transfer is part of the overall Delphi restructuring and is designed to improve the funding level of the Delphi HRP. The transfer shall have no effect on accrued pension benefits for employees who either remain in the Delphi HRP or are transferred to the GM HRP. Such transfer shall be in the amount set forth in section 2.03(c)(iii)(1) hereof and shall be conducted in accordance with Section 414(l) of the Code and Section 208 of ERISA.
               (ii) IRS Ruling.

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               The transfer shall be subject to the Internal Revenue Service (“IRS”) ruling issued to Delphi and GM on May 29, 2007 related to the transfer (the “IRS Ruling”) and the continued application of the funding waiver with respect to the Delphi HRP issued to Delphi by the IRS on May 1, 2007, as modified by the IRS on July 13, 2007, including any modifications to either of such rulings approved by the IRS. Delphi shall use all commercially reasonable efforts to promptly seek any other rulings that may be required in the future to minimize the inclusion of contributions receivable in the transfer calculation and to otherwise minimize the level of assets to be transferred while still achieving the full net liability transfer.
               (iii) Mechanics.
                    (1) Notwithstanding the valuation of assets and liabilities under the IRS Ruling (including the required assumptions), it is agreed that the Net Liability Transfer from the Delphi HRP to the GM HRP shall approximate $1.5 billion, within $0.5 million, calculated as of the Transfer Date. For purposes of this Agreement, the “Transfer Date” shall mean the effective date of the 414(l) transfer which shall occur as soon as practicable in calendar year 2008 provided that the Effective Date has occurred and in no event later than five (5) days after the occurrence of the Effective Date. For purposes of this Agreement, the term “Net Liability Transfer” shall be defined as the FAS 87 Projected Benefit Obligation (the “PBO”) transferred from the Delphi HRP as of the Transfer Date, based on GM’s assumptions and methods as of the latest measurement date for annual pension expense purposes of the GM HRP and the discount rate as of the last day of the month when the transfer takes place (the “Gross Liability”), less the market value of corresponding assets calculated pursuant to Section 414(l) of the Code and the IRS Ruling using assumptions and methods agreed to with the IRS and agreed upon by GM and Delphi actuaries, that are transferred to the GM HRP as of the Transfer Date (the “Transferred Asset Amount”).
                    (2) Delphi shall make the transfer of the Transferred Asset Amount in two tranches. The first tranche shall be completed within ten (10) days of the Transfer Date, or such later date as agreed to by GM and Delphi (the “First Tranche Date”).
                    (A) With the first tranche, 90% of the Transferred Asset Amount shall be transferred from the Delphi HRP to the GM HRP based on the most recent valuation work by Delphi’s actuaries, Watson Wyatt, projected to the Transfer Date (the “Preliminary Transferred Asset Amount”). The Delphi HRP shall make all benefit payments after the Transfer Date and through the First Tranche Date, and the GM HRP shall reimburse the Delphi HRP for these benefit payments after the First Tranche Date with applicable interest at the FAS 87 discount rate for the

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GM HRP used to calculate the Net Liability Transfer. The GM HRP shall make all benefit payments after the First Tranche Date or, if not administratively practicable, such later date as agreed to by GM and Delphi.
                    (B) The second tranche shall be completed within five months of the First Tranche Date, or such later date as agreed to by GM and Delphi (the “Second Tranche Date”). The second tranche shall consist of the remaining plan assets (the “True-up Amount”) necessary to be transferred so that 100% of the Transferred Asset Amount is transferred. The True-Up Amount shall equal the amount of the 414(l) assets based on actual data as of the Transfer Date less the Preliminary Transferred Asset Amount. The assets transferred on the First or Second Tranche Date shall be adjusted to reflect the Delphi HRP’s actual rate of return on assets for the time period between the Transfer Date and the date the assets are actually transferred to the GM HRP.
                    (3) Additional terms of the transfer, including the determination of the participants for whom benefit liabilities and corresponding assets shall be included in the transfer, shall be as set forth in the Benefit Guarantee Term Sheets.
               (iv) Delphi Note. On the Transfer Date, Delphi shall issue a note (the “Note”) to GM in the principal amount of $1.5 billion, with an interest rate to be agreed upon such that the market value of the Note will be equal to $1.5 billion. The Note shall be paid within ten (10) days of the Transfer Date. Within ten (10) days after the date the True-up Amount is determined, the Delphi actuary shall calculate the actual amount of the Net Liability Transfer using the actuarial assumptions and methods described above. GM or Delphi shall pay, within ten (10) days after determination of the Net Liability Transfer, to the other party the difference between the Net Liability Transfer and $1.5 billion, plus applicable interest. GM shall pay Delphi if the Net Liability Transferred is less than $1.5 billion. Delphi shall pay GM if the Net Liability Transfer is greater than $1.5 billion. The applicable interest rate shall be the discount rate used to calculate the Gross Liability as of the Transfer Date. The GM HRP actuary shall be entitled to review the calculations of the Net Liability Transfer to confirm their reasonableness and accuracy. In the event that due to an error or omission regarding the individuals whose assets and liabilities are transferred, any net liability in addition to the amounts described above is subsequently transferred to the GM HRP or returned to the Delphi HRP, Delphi or GM, as applicable, shall make a cash payment to the other company equal to such additional amount.

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               (v) Delphi Obligation for Delphi Active PRP Participants. To the extent that active Delphi PRP participants are included in the transfer, GM shall assume the responsibility for providing future service for this population under the GM HRP subject to Delphi providing GM with compensation equal to the value of this additional obligation (“Incremental PRP Obligation”) through an increase in the value of the Note or direct cash payment on the Transfer Date. The Incremental PRP Obligation shall equal the difference between:
                    (1) the present value of benefits (“PVB”) for Delphi PRP participants assuming the full Delphi HRP basic benefit and early retirement supplement (and related benefits) payable at thirty (30) years of credited service shall be earned; and
                    (2) the PBO for Delphi PRP participants including the portion of the Delphi HRP basic benefit and early retirement supplement (and related benefits) earned based on credited service on the Transfer Date. For this purpose, the early retirement supplement shall be deemed “earned” pro rata over thirty (30) years of service, even though a participant who terminates before thirty (30) years of service generally is not entitled to a supplement.
                    (3) The PBO and PVB referenced in this section 2.03(c)(v) shall be calculated based on GM’s assumptions and methods as of the latest measurement date for pension expense purposes of the GM HRP and the discount rate as of the last day of the month in which the Transfer Date takes place.
               (vi) Description of Delphi Pension Trust. Assets of the Delphi HRP are held in a pension trust (the “Delphi Pension Trust”) and the assets of the GM HRP are also held in a pension trust (the “GM Pension Trust”). The Delphi Pension Trust and the GM Pension Trust have assets invested in the same commingled trusts and other investment vehicles. The assets involve a combination of privately-held and publicly held securities and other investment forms. The determination of which Delphi HRP assets are transferred on each of the First Tranche Date and Second Tranche Date will, with GMIMCo’s assistance, be mutually agreed by Delphi and GM. The determination shall be in accordance with the 414(l) asset allocation of the Delphi HRP participant liabilities to be transferred. Assets shall be transferred in-kind in a trust-to-trust transfer.
               (vii) Tax Treatment of the Note. The Note shall be deducted by Delphi and included in the taxable income of GM when issued.
               (d) Pension Funding. As soon as practicable following the Effective Date, Delphi shall fund an amount that satisfies the minimum funding standard for the Delphi HRP under Code Section 412 but in no event before the transfer of Delphi HRP liabilities under Code Section 414(l) discussed in Section 2.03 above.

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               (e) Rights to Review Calculations. Each Party’s actuaries shall have the right to review the actuarial calculations, including underlying actuarial assumptions, for payments referenced in this section 2.03. Delphi and GM shall comply with reasonable requests from the other company’s principal outside corporate auditors regarding this section 2.03.
               (f) Information List. Delphi shall provide to GM within ten (10) business days after the Effective Date an initial list of the following information as of the Effective Date for all Delphi active (with a seniority date on or before May 28, 1999) and retired hourly employees: social security number, name, birth date, credited service, wage rate, union affiliation, and active or retired status, and whether Delphi has them designated as a Covered Employee. The final determination of who is a Covered Employee shall be made by GM. The list shall also include information regarding surviving spouses of potential Covered Employees who may have a pension benefit under the Retirement Equity Act of 1984. Three months after the initial list is provided, Delphi shall provide a final list with the information requested.
               (g) Offset. Notwithstanding anything to the contrary in this Agreement or the Restructuring Agreement, any payment by GM or Delphi of any invoiced amount pursuant to this section 2.03 shall be subject to the right of GM or Delphi, as applicable, to offset all or part of such payment as provided in section 7.04 hereof.
ARTICLE III
OTHER GM CONTRIBUTIONS TO LABOR MATTERS
          To assist Delphi in its continued transformation to more competitive wage and benefit levels, to address capacity, divestiture, work rules, and staffing level issues, and to better position Delphi to retain existing business and attract new business, GM has agreed to make or hereby agrees to make, as applicable, certain additional contributions as set forth below. All references herein to contributions already agreed to by GM in the Restructuring Agreement, the UAW SAP, the IUE-CWA SAP, and the Labor MOUs are qualified entirely by, and are subject to, the actual terms and conditions of such agreements. Nothing in Article III hereof is intended to limit, amend, modify, or supersede any term or condition in any of the Restructuring Agreement, the UAW SAP, the IUE-CWA SAP, or the Labor MOUs.
          Section 3.01 Assumption of Labor-Related Obligations. GM is agreeing in the Restructuring Agreement to assume certain labor-related obligations set forth in Article IV therein.
          Section 3.02 UAW. With respect to the UAW-represented employees:
               (a) UAW SAP. GM agreed in the UAW SAP to provide financial support for an attrition program to certain UAW-represented employees as set forth therein, which support included: (i) reimbursing Delphi for certain retirement incentives; (ii) assuming OPEB for certain UAW-represented employees; (iii) backstopping active healthcare and life insurance coverage for certain UAW-represented employees; and (iv) reimbursing Delphi for one-half of certain buy-out payments actually paid by Delphi;

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               (b) UAW MOU. GM agreed pursuant to the UAW MOU to provide financial support for an additional attrition program to certain UAW-represented employees as set forth in Section C.5 of the UAW MOU and Attachment C thereto, which support included: (i) assuming OPEB for certain UAW-represented employees and (ii) backstopping active healthcare and life insurance coverage for certain UAW-represented employees;
               (c) UAW Retirement Incentives. GM agrees to reimburse Delphi using the procedure set forth in section 3.02(j) herein for the $35,000 UAW Retirement Incentives actually paid by Delphi pursuant to Section C.5.a of the UAW MOU and Attachment C thereto;
               (d) UAW Buy Out Payments. GM agrees to reimburse Delphi using the procedure set forth in section 3.02(j) herein for one-half of the UAW Buy Out Payments actually paid by Delphi pursuant to Section C.5.b of the UAW MOU and Attachment C thereto;
               (e) UAW Buy Down Payments. GM agrees to reimburse Delphi using the procedure set forth in section 3.02(j) herein for all of the UAW Buy Down Payments actually paid by Delphi pursuant to Section C.5.c of the UAW MOU;
               (f) Flowbacks. GM agreed pursuant to the UAW MOU to provide UAW-represented employees, who were on roll prior to October 8, 2005, without a valid flowback application on file, a final opportunity to apply for flowback by October 1, 2007, as set forth in Section C.1 therein;
               (g) Job Opportunities. GM agreed pursuant to the UAW MOU to offer job opportunities at GM, as set forth in Section C.2 therein, to certain UAW-represented employees who were hired after October 18, 1999, but prior to October 8, 2005;
               (h) UAW Claim. GM agreed pursuant to the UAW MOU to settle the UAW’s claim against Delphi, which claim Delphi has not acknowledged, by making a payment in the amount of $450 million, which the UAW has directed to be paid directly to the DC VEBA established pursuant to the settlement agreement approved by the court in the case of Int‘l Union, UAW, et al. v. General Motors Corp., Civil Action No. 05-73991, in the United States District Court for the Eastern District of Michigan; and
               (i) Costs of Pre-Retirement Program. Delphi agrees to continue to provide monthly wage payments and active employment benefits to PRP participants pursuant to the UAW MOU. Commencing October 1, 2007, notwithstanding the requirements of the UAW MOU, Delphi shall continue to provide PRP participants with active health care coverage from Delphi in accordance with the “traditional option” of its pre-October 1, 2007 hourly health care program. This level of coverage shall be higher than that called for in the UAW-Delphi Supplemental Agreement dated April 29, 2004. GM shall bear the financial responsibility for any difference in the level of coverage between that which Delphi is continuing to provide per this section 3.02(i) and that which Delphi otherwise provides to its active UAW-represented employees as of October 1, 2007. Upon the conclusion of the GM-UAW national contract negotiations but in no event later than December 31, 2007, GM and Delphi shall cooperate to implement an appropriate administrative fix consistent with their respective contractual

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obligations regarding the level of health care for PRP participants; it being understood that Delphi shall bear financial responsibility for the level of PRP active health care coverage Delphi provides other active UAW represented employees as of October 1, 2007, and GM shall bear financial responsibility only to the extent that the GM level of active health care coverage for active GM UAW-represented employees exceeds the Delphi level.
               (j) Reimbursement Procedure. The reimbursements of the UAW Retirement Incentives, the UAW Buy Out Payments, and the UAW Buy Down Payments shall be made according to the following procedure:
               (i) GM shall reimburse Delphi for 100% of the UAW Retirement Incentives, 50% of the UAW Buy Out Payments, and 100% of the UAW Buy Down Payments, as applicable, plus 100% of the incremental Delphi portion of FICA taxes paid due to the UAW Retirement Incentives, 50% of the incremental Delphi portion of FICA taxes paid due to the UAW Buy Out Payments, and 100% of the incremental Delphi portion of FICA taxes paid due to the UAW Buy Down Payments, as applicable (collectively, the “UAW-Related Reimbursements”).
               (ii) The UAW Retirement Incentives, the UAW Buy Out Payments, and the UAW Buy Down Payments shall be made through Delphi payroll in the month that the employee retirement or buy out is effective, or, regarding buy down, the month each required payment is made, or as soon as possible thereafter. Delphi shall be responsible for all information reporting obligations arising from the UAW Retirement Incentives, the UAW Buy Out Payments, and the UAW Buy Down Payments and for remittance of all associated tax withholding and payroll taxes to the applicable taxing authorities.
               (iii) The UAW Retirement Incentives, the UAW Buy Out Payments, and the UAW Buy Down Payments shall be reviewed by Delphi for garnishments, child support, or other payments for which Delphi is legally required to reduce payments to be made to an employee. GM shall reimburse Delphi the full amount due hereunder without regard to any legally required reduction of payments to an employee.
               (iv) The amount of the UAW-Related Reimbursements and supporting detail showing the UAW Retirement Incentives, the UAW Buy Out Payments, and the UAW Buy Down Payments made by Delphi shall be provided in an invoice to GM (the “UAW Reimbursement Invoice”). The UAW Reimbursement Invoice shall be supported by the following information regarding each Delphi employee receiving such payment: name, social security number, CISCO code, last plant location, last employment status, date of retirement (if applicable), retirement type code (if applicable) (e.g. 30 & out, 85 point, 60 & 10, normal), date of separation (if applicable), the nature and amount of the payment, payment date, roll number, and detail showing the incremental

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Delphi portion of FICA tax payments made due to the UAW Retirement Incentives, the UAW Buy Out Payments, or the UAW Buy Down Payments, as applicable. Such UAW Reimbursement Invoice shall contain a representation that such information is substantially complete and substantially accurate in all respects.
               (v) GM shall pay all amounts in each UAW Reimbursement Invoice that contains all information and representations required by section 3.02(j)(iv) hereof within thirty (30) days following the receipt by GM of each respective UAW Reimbursement Invoice or as otherwise agreed by GM and Delphi (if the 30th day falls on a weekend or holiday, GM shall pay Delphi on the next business day).
               (k) Audit Rights. Delphi shall (a) permit GM and/or its agents at GM’s expense to audit all information used to derive any calculation or payment amount referenced in this section 3.02, and (b) reasonably cooperate with GM and its agents in any such audit activities in a timely manner; provided, however, that (x) GM shall provide Delphi with reasonable advance written notice identifying the records and information that GM intends to audit, and (y) GM shall reasonably cooperate with Delphi and its agents in any such audit activities.
               (l) Offset. Notwithstanding anything to the contrary in this Agreement or the Restructuring Agreement, any payment by GM of any invoiced amount pursuant to this section 3.02 shall be subject to GM’s right to offset all or part of such payment as provided in section 7.04 hereof.
          Section 3.03 IUE-CWA. With respect to the IUE-CWA-represented employees:
               (a) IUE-CWA Labor Transformation.
               (i) IUE-CWA SAP. GM agreed in the IUE-CWA SAP to provide financial support for an attrition program to certain IUE-CWA-represented employees as set forth therein, which support included: (1) assuming OPEB for certain IUE-CWA-represented employees; (2) backstopping active healthcare and life insurance coverage for certain IUE-CWA-represented employees; (3) reimbursing Delphi for certain retirement incentives; and (4) reimbursing Delphi for one-half of certain buy-out payments actually paid by Delphi.
               (ii) IUE-CWA MOU. GM agreed pursuant to the IUE-CWA MOU to provide financial support for an attrition program for certain IUE-CWA-represented employees as set forth in Section C.3 of the IUE-CWA MOU and Attachment C thereto, which support included: (1) assuming OPEB for certain IUE-CWA-represented employees; and (2) backstopping active healthcare and life insurance coverage for certain IUE-CWA-represented employees.

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               (iii) SEPO Opportunities. GM agreed pursuant to the IUE-CWA MOU to offer SEPO Opportunities to all current active IUE-CWA Employees hired prior to October 18, 1999 (other than those IUE-CWA Employees employed at the Gadsden Site) as set forth in Attachment G of the IUE-CWA MOU.
               (iv) IUE-CWA Buy Down Amount.
                    (1) To fund the IUE-CWA buy downs, GM agrees to pay to Delphi an amount equal to the sum of $105,000 times the number of production employees who do not accept an attrition option in any amount at any site (excluding Gadsden and temporary employees) plus $10,000 times the number of skilled trades employees who do not accept an attrition option in any amount at any site (excluding Gadsden and temporary employees) as set forth in Section C.3.c. and Attachments A and F of the IUE-CWA MOU (the “IUE-CWA Buy Down Amount”).
                    (2) No later than thirty (30) days before the Effective Date, Delphi shall deliver to GM an invoice for the IUE-CWA Buy Down Amount (the “IUE-CWA Buy Down Amount Invoice”), which shall include the names of the Delphi employees referenced in section 3.03(a)(iv)(1), and the last plant location, last employment status, job classification of, and shall contain a representation that such information is substantially complete and substantially accurate in all respects.
                    (3) GM shall pay the amount in the IUE-CWA Buy Down Amount Invoice on the later of (i) the Effective Date and (ii) thirty (30) days following the receipt by GM of the IUE-CWA Buy Down Amount Invoice that contains all information and representations required by section 3.03(a)(iv)(2).
               (v) IUE-CWA Buy Out Payments. GM agrees to reimburse Delphi using the procedure set forth in section 3.03(e) herein for one-half of the IUE-CWA Buy Out Payments actually paid by Delphi pursuant to Section C.3.b of the IUE-CWA MOU and Attachment C thereto.
               (vi) Retirement Incentives. GM agrees to reimburse Delphi using the procedure set forth in section 3.03(e) herein for the $35,000 IUE-CWA Retirement Incentives actually paid by Delphi pursuant to Section C.3.a of the IUE-CWA MOU and Attachment C thereto.
               (b) GM IUE-CWA Payment. GM agrees to pay Delphi a sum total amount of $25 million (the “GM IUE-CWA Payment”) on the Effective Date to provide for costs and expenses incurred by Delphi in connection with the execution and performance of the IUE-CWA MOU.

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               (c) IUE-CWA Claim. GM agrees to pay an amount equal to $26 million on the Effective Date as reimbursement to Delphi for a portion of the allowed claim under the IUE-CWA MOU.
               (d) Costs of Pre-Retirement Program. Delphi agrees to continue to provide monthly wage payments and active employment benefits to PRP participants pursuant to the IUE-CWA MOU. Commencing October 1, 2007, notwithstanding the requirements of the IUE-CWA MOU, Delphi shall continue to provide PRP participants with active health care coverage from Delphi in accordance with the pre-October 1, 2007 hourly health care program option applicable to each of the PRP participants. This level of coverage shall be higher than called for in the IUE-CWA MOU. GM shall bear the financial responsibility for any difference in the level of coverage between that which Delphi is continuing to provide per this section 3.03(d) and that which Delphi otherwise provides to its active IUE-CWA represented employees as of October 1, 2007. Upon the conclusion of the GM-IUE-CWA national contract negotiations but in no event later than December 31, 2007, GM and Delphi shall cooperate to implement an appropriate administrative fix consistent with their respective contractual obligations regarding the level of health care for PRP participants; it being understood that Delphi shall bear financial responsibility for the level of PRP active health care coverage Delphi provides other active IUE-CWA represented employees as of October 1, 2007, and GM shall bear financial responsibility only to the extent that the GM level of active health care coverage for active GM IUE-CWA represented employees exceeds the Delphi level.
               (e) Reimbursement Procedure. The reimbursement or payment, as applicable, of the IUE-CWA Retirement Incentives and the IUE-CWA Buy Out Payments shall be made according to the following procedures:
               (i) GM shall reimburse Delphi for 100% of the IUE-CWA Retirement Incentives, 50% of the IUE-CWA Buy Out Payments, 100% of the incremental Delphi portion of FICA taxes paid due to the IUE-CWA Retirement Incentives, and 50% of the incremental Delphi portion of FICA taxes paid due to the IUE-CWA Buy Out Payments, as applicable (collectively, the “IUE-CWA-Related Reimbursements”).
               (ii) The IUE-CWA Retirement Incentives, and the IUE-CWA Buy Out Payments shall be made through Delphi payroll in the month that the employee retirement or buy out is made, or as soon as possible thereafter. Delphi shall be responsible for all information reporting obligations arising from the IUE-CWA Retirement Incentives and the IUE-CWA Buy Out Payments, and for remittance of all associated tax withholding and payroll taxes to the applicable taxing authorities.
               (iii) The IUE-CWA Retirement Incentives and the IUE-CWA Buy Out Payments shall be reviewed by Delphi for garnishments, child support, or other payments for which Delphi is legally required to reduce payments to be made to an employee. GM shall reimburse Delphi the full amount

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due hereunder with respect to the IUE-CWA Retirement Incentives and the IUE-CWA Buy Out Payments without regard to any legally required reduction of payments to an employee.
               (iv) The amount of the IUE-CWA-Related Reimbursements and the supporting detail showing the IUE-CWA Retirement Incentives and the IUE-CWA Buy Out Payments made by Delphi shall be provided in an invoice to GM (the “IUE-CWA Reimbursement Invoice”). The IUE-CWA Reimbursement Invoice shall be supported by the following information regarding each Delphi employee receiving such payment: name, social security number, CISCO code, last plant location, last employment status, date of retirement (if applicable), retirement type code (if applicable) (e.g. 30 & out, 85 point, 60 & 10, normal), date of separation (if applicable), the nature and amount of the payment, payment date, roll number, and detail showing the incremental Delphi portion of FICA tax payments made related to the IUE-CWA-Related Reimbursements. Such IUE-CWA Reimbursement Invoice shall contain a representation that such information is substantially complete and substantially accurate in all respects.
               (v) GM shall pay all amounts in each IUE-CWA Reimbursement Invoice that contains all information and representations required by section 3.03(e)(iv) hereof within thirty (30) days following the receipt by GM of each respective IUE-CWA Reimbursement Invoice or as otherwise agreed by GM and Delphi (if the 30th day falls on a weekend or holiday, GM shall pay Delphi on the next business day).
               (f) Audit Rights. Delphi shall (i) permit GM and/or its agents at GM’s expense to audit all information used to derive any calculation or payment amount referenced in this section 3.03 and (ii) reasonably cooperate with GM and its agents in any such audit activities in a timely manner; provided, however, that (x) GM shall provide Delphi with reasonable advance written notice identifying the records and information that GM intends to audit and (y) GM shall reasonably cooperate with Delphi and its agents in any such audit activities.
               (g) Notwithstanding anything to the contrary in this Agreement, GM shall make no payments or reimbursements under this section 3.03 that relate to the Gadsden facility.
               (h) Offset. Notwithstanding anything to the contrary in this Agreement or the Restructuring Agreement, any payment by GM of any invoiced amount pursuant to this section 3.03 shall be subject to GM’s right to offset all or part of such payment as provided in section 7.04 hereof.
          Section 3.04 USW. With respect to the USW-represented employees:
               (a) USW MOUs.

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               (i) USW SAP. GM agreed pursuant to the USW MOUs to provide financial support for the USW SAP as set forth in Section C of the USW MOU-Home Avenue and Attachment C thereto, which support shall include: (i) assuming OPEB for certain USW-represented employees and (ii) backstopping active healthcare and life insurance coverage for certain USW-represented employees.
               (ii) USW Buy Out Payments. GM agrees to reimburse Delphi using the procedure set forth in section 3.04(d) herein for one-half of the USW Buy Out Payments actually paid by Delphi pursuant to Section C.2 of the USW MOU – Home Avenue and Section C.1 of the USW MOU – Vandalia and Attachment C thereto.
               (iii) Retirement Incentives. GM agrees to reimburse Delphi using the procedure set forth in section 3.04(d) herein for the USW Retirement Incentives actually paid by Delphi pursuant to Section C of the USW MOU-Home Avenue and Attachment C thereto.
               (b) USW Claim. In resolution of certain claims asserted by the USW, including in connection with the modification of retiree benefit programs, and without any acknowledgement by either GM or Delphi of those claims, GM agreed pursuant to the USW MOU – Home Avenue to pay the amount of $9 million to the VEBA described in Section F.3 of the USW MOU – Home Avenue.
               (c) Costs of Pre-Retirement Program. Delphi agrees to continue to provide monthly wage payments and active employment benefits to PRP participants pursuant to the USW MOU – Home Avenue. Delphi shall provide such PRP participants active health care as described in Section E.12 of the USW MOU – Home Avenue. GM shall have no obligation to reimburse Delphi for providing this level of active health care to the USW PRP participants.
               (d) Reimbursement Procedure. The reimbursement or payment, as applicable of the USW Retirement Incentives and the USW Buy Out Payments shall be made according to the following procedure:
               (i) GM shall reimburse Delphi for 100% of the USW Retirement Incentives and 50% of the USW Buy Out Payments, as applicable, plus 100% of the incremental Delphi portion of FICA taxes paid due to the USW Retirement Incentives and 50% of the incremental Delphi portion of FICA taxes paid due to the USW Buy Out Payments, as applicable (collectively, the “USW-Related Reimbursements”).
               (ii) The USW Retirement Incentives and the USW Buy Out Payments shall be made through Delphi payroll in the month that the employee retirement or buy out is made, or as soon as possible thereafter. Delphi shall be responsible for all information reporting obligations arising from the USW Retirement Incentives and the USW Buy Out Payments and for remittance

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of all associated tax withholding and payroll taxes to the applicable taxing authorities.
               (iii) The USW Retirement Incentives and the USW Buy Out Payments shall be reviewed by Delphi for garnishments, child support, or other payments for which Delphi is legally required to reduce payments to be made to an employee. GM shall reimburse Delphi the full amount due hereunder without regard to any legally required reduction of payments to an employee.
               (iv) The amount of the USW-Related Reimbursements and supporting detail showing the USW Retirement Incentives and the USW Buy Out Payments made by Delphi shall be provided in an invoice to GM (the “USW Reimbursement Invoice”). The USW Reimbursement Invoice shall be supported by the following information regarding each Delphi employee receiving such payment: name, social security number, CISCO code, last plant location, last employment status, date of retirement (if applicable), retirement type code (if applicable) (e.g. 30 & out, 85 point, 60 & 10, normal), date of separation (if applicable), the nature and amount of the payment, payment date, roll number, and detail showing the incremental Delphi portion of FICA tax payments made related to the USW-Related Reimbursements. Such USW Reimbursement Invoice shall contain a representation that such information is substantially complete and substantially accurate in all respects.
               (v) GM shall pay all amounts in each USW Reimbursement Invoice that contains all information and representations required by section 3.04(c)(iv) hereof within thirty (30) days following the receipt by GM of each respective USW Reimbursement Invoice or as otherwise agreed by GM and Delphi (if the 30th day falls on a weekend or holiday, GM shall pay Delphi on the next business day).
               (e) Audit Rights. Delphi shall (i) permit GM and/or its agents at GM’s expense to audit all information used to derive any calculation or payment amount referenced in this section 3.04 and (ii) reasonably cooperate with GM and its agents in any such audit activities in a timely manner; provided, however, that (x) GM shall provide Delphi with reasonable advance written notice identifying the records and information that GM intends to audit, and (y) GM shall reasonably cooperate with Delphi and its agents in any such audit activities.
               (f) Offset. Notwithstanding anything to the contrary in this Agreement or the Restructuring Agreement, any payment by GM of any invoiced amount pursuant to this section 3.04 shall be subject to GM’s right to offset all or part of such payment as provided in section 7.04 hereof.

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ARTICLE IV
RELEASES AND CLAIMS TREATMENT
          In partial consideration for the promises and agreements made by the Debtors and GM pursuant to this Agreement, the Restructuring Agreement, the Plan, the Labor MOUs, the Non-Represented Employees Term Sheet, the UAW SAP, the IUE-CWA SAP, the IP License and the Warranty Settlement Agreement, and subject to the provisions of section 4.03 of this Agreement, Delphi and GM agree to the following terms to resolve claims in existence as of the Effective Date that each of the Delphi-Related Parties or Delphi Affiliate Parties, on the one hand, and the GM-Related Parties, on the other hand, have or may have against each other, and that each of the Additional Releasing Parties, the UAW Releasing Parties, the IUE-CWA Releasing Parties, the USW Releasing Parties, the IAM Releasing Parties, the IBEW Releasing Parties, the IUOE Releasing Parties, and the Non-Represented Employees Releasing Parties have or may have against the GM-Related Parties.
          Section 4.01 Release of GM-Related Parties.
               (a) The Debtors agree, and the Plan shall provide, that effective as of the Effective Date, the GM-Related Parties shall be forever released by the Delphi-Related Parties from any and all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities whatsoever (excepting only the Delphi Surviving Claims), which the Delphi-Related Parties ever had, now have, or hereafter may have, whether known or unknown, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, foreseen or unforeseen, existing as of the Effective Date, in law, at equity, or otherwise, that are directly or indirectly related to any of the Delphi-Related Parties, including without limitation claims based in whole or in part upon any act or omission, transaction, agreement, event, action, or other occurrence taking place or failing to take place on or before the Effective Date related to (i) the Separation, (ii) any collective bargaining agreements to which any Delphi-Related Party is now or has been a party, (iii) any agreement or obligation related to any employees or former employees of the Delphi-Related Parties, (iv) the Chapter 11 Cases, or (v) the formulation, preparation, negotiation, dissemination, confirmation, or consummation (but not performance) of the Plan, the Disclosure Statement, this Agreement, the Restructuring Agreement, the Labor MOUs, the Non-Represented Employees Term Sheet, the UAW SAP, the IUE-CWA SAP, the IP License, the Warranty Settlement Agreement, or any contract, instrument, or other agreement or document created, modified, amended, or entered into in connection with any of the foregoing. The releases provided for in this section 4.01(a) include any and all claims that any of the Delphi-Related Parties has or would have been legally entitled to assert in its own right (whether individually or collectively) and shall be effective against any person or entity (including, without limitation, any holder of a claim against or equity interest in any of the Delphi-Related Parties) that would have been legally entitled to assert such claim derivatively or otherwise on behalf of any of the Delphi-Related Parties.

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               (b) The Debtors agree, and the Plan shall provide, that effective as of the Effective Date, the GM-Related Parties shall be forever released by the Delphi Affiliate Parties from any and all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities whatsoever (excepting only the Delphi Surviving Claims), which the Delphi Affiliate Parties ever had, now have, or hereafter may have, whether known or unknown, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, foreseen or unforeseen (whether based in whole or in part upon any act or omission, transaction, agreement, event, action, or other occurrence taking place or failing to take place on or before the Effective Date) existing as of the Effective Date, in law, at equity, or otherwise, that are related to (i) the Separation, (ii) any collective bargaining agreements to which any Delphi-Related Party is now or has been a party, (iii) any agreement or obligation related to any employees or former employees of the Delphi-Related Parties, (iv) the Chapter 11 Cases, (v) the formulation, preparation, negotiation, dissemination, confirmation, or consummation (but not performance) of the Plan, the Disclosure Statement, this Agreement, the Restructuring Agreement, the Labor MOUs, the Non-Represented Employees Term Sheet, the UAW SAP, the IUE-CWA SAP, the IP License, the Warranty Settlement Agreement, or any contract, instrument, or other agreement or document created, modified, amended, or entered into in connection with any of the foregoing or (vi) any obligation of the GM Related Parties which is directly related to any obligation which is being released by the Delphi-Related Parties pursuant to section 4.01(a) of this Agreement. The releases provided for in this section 4.01(b) include any and all claims that any of the Delphi Affiliate Parties have or would have been legally entitled to assert in its own right (whether individually or collectively) and shall be effective against any person or entity (including without limitation, any holder of a claim against or equity interest in any of the Delphi Affiliate Parties) that would have been legally entitled to assert such claim derivatively or otherwise on behalf of any of the Delphi Affiliate Parties.
               (c) The Plan shall provide that effective as of the Effective Date, the GM-Related Parties shall be forever released by the Additional Releasing Parties from any and all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities whatsoever, which the Additional Releasing Parties ever had, now have, or hereafter may have, whether known or unknown, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, foreseen or unforeseen, existing as of the Effective Date, in law, at equity, or otherwise, that are directly or indirectly related to any of the Delphi-Related Parties, including without limitation claims based in whole or in part upon any act or omission, transaction, agreement, event, action, or other occurrence taking place or failing to take place on or before the Effective Date related to (i) the Separation, (ii) any collective bargaining agreements to which any Delphi-Related Party is now or has been a party, (iii) any agreement or obligation related to any employees or former employees of the Delphi-Related Parties, (iv) the Chapter 11 Cases, or (v) the formulation, preparation, negotiation, dissemination, confirmation, or consummation (but not performance) of the Plan, the Disclosure Statement, this Agreement, the Restructuring Agreement, the Labor MOUs, the Non-Represented Employees Term Sheet, the UAW SAP, the IUE-CWA SAP, the IP License, the Warranty Settlement Agreement, or any contract, instrument, or other agreement or document created, modified, amended, or entered into in connection with any

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of the foregoing. The releases provided for in this section 4.01(c) shall include any and all claims that any of the Additional Releasing Parties have or would have been legally entitled to assert in its own right (whether individually or collectively) and shall be effective against any person or entity that would have been legally entitled to assert such claim derivatively or otherwise on behalf of any of the Additional Releasing Parties.
               (d) The Plan shall provide that effective as of the Effective Date, the GM-Related Parties shall be released by the UAW Releasing Parties as set forth in the UAW MOU.
               (e) The Plan shall provide that effective as of the Effective Date, the GM-Related Parties shall be released by the IUE-CWA Releasing Parties as set forth in the IUE-CWA MOU.
               (f) The Plan shall provide that effective as of the Effective Date, the GM-Related Parties shall be released by the USW Releasing Parties as set forth in the USW MOUs.
               (g) The Plan shall provide that effective as of the Effective Date, the GM-Related Parties shall be released by the IAM Releasing Parties as set forth in the IAM MOU.
               (h) The Plan shall provide that effective as of the Effective Date, the GM-Related Parties shall be released by the IBEW Releasing Parties as set forth in the IBEW MOUs.
               (i) The Plan shall provide that effective as of the Effective Date, the GM-Related Parties shall be released by the IUOE Releasing Parties as set forth in the IUOE MOUs.
               (j) The Plan shall provide that effective as of the Effective Date, the GM-Related Parties shall be released by the Non-Represented Employees Releasing Parties as set forth in the Non-Represented Employees Term Sheet.
               (k) The Parties acknowledge that (x) the consideration provided by GM pursuant to this Agreement, the Restructuring Agreement, the Labor MOUs, the Non-Represented Employees Term Sheet, the UAW SAP, the IUE-CWA SAP, the IP License, and the Warranty Settlement Agreement constitutes a substantial contribution to the Plan that is necessary to the success of the Plan, and (y) GM would not have made this contribution without the releases provided for in this Agreement and in the Plan. The Parties further acknowledge that nothing in the preceding sentence shall give rise to, or entitle GM to seek or be allowed, any claim against, or consideration from, any entity, including Delphi, other than as specifically approved by the Bankruptcy Court in the Confirmation Order and as agreed to by Delphi and GM in this Agreement or the Restructuring Agreement.

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          Section 4.02 Release of Delphi-Related Parties and the Delphi Affiliate Parties.
               (a) GM agrees, and the Plan shall provide, that effective as of the Effective Date, the Delphi-Related Parties shall be forever released by the GM-Related Parties from any and all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities whatsoever (excepting only the GM Surviving Claims), which the GM-Related Parties ever had, now have, or hereafter may have, whether known or unknown, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, foreseen or unforeseen, existing as of the Effective Date, in law, at equity, or otherwise, that are directly or indirectly related to any of the Delphi-Related Parties, including without limitation claims based in whole or in part upon any act or omission, transaction, agreement, event, action, or other occurrence taking place or failing to take place on or before the Effective Date related to (i) Separation, (ii) any collective bargaining agreements to which any Delphi-Related Party is now or has been a party, (iii) any agreement or obligation related to any employees or former employees of the Delphi-Related Parties, (iv) the Chapter 11 Cases, or (v) the formulation, preparation, negotiation, dissemination, confirmation, or consummation (but not performance) of the Plan, the Disclosure Statement, this Agreement, the Restructuring Agreement, the Labor MOUs, the Non-Represented Employees Term Sheet, the UAW SAP, the IUE-CWA SAP, the IP License, the Warranty Settlement Agreement, or any contract, instrument, or other agreement or document created, modified, amended, or entered into in connection with any of the foregoing. The releases provided for in this section 4.02(a) shall include any and all claims that any of the GM-Related Parties have or would have been legally entitled to assert in its own right (whether individually or collectively) and shall be effective against any person or entity that would have been legally entitled to assert such claim derivatively or otherwise on behalf of any of the GM-Related Parties.
               (b) GM agrees, and the Plan shall provide, that effective as of the Effective Date, the Delphi Affiliate Parties shall be forever released by the GM-Related Parties from any and all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities whatsoever (excepting only the GM Surviving Claims), which the GM-Related Parties ever had, now have, or hereafter may have, whether known or unknown, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, foreseen or unforeseen, (whether based in whole or in part upon any act or omission, transaction, agreement, event, action, or other occurrence taking place or failing to take place on or before the Effective Date, existing as of the Effective Date,) in law, at equity, or otherwise, that are related to (i) the Separation, (ii) any collective bargaining agreements to which any Delphi-Related Party is now or has been a party, (iii) any agreement or obligation related to any employees or former employees of the Delphi-Related Parties, (iv) the Chapter 11 Cases, (v) the formulation, preparation, negotiation, dissemination, confirmation, or consummation (but not performance) of the Plan, the Disclosure Statement, this Agreement, the Restructuring Agreement, the Labor MOUs, the Non-Represented Employees Term Sheet, the UAW SAP, the IUE-CWA SAP, the IP License, the Warranty Settlement Agreement, or any contract, instrument, or other

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agreement or document created, modified, amended, or entered into in connection with any of the foregoing, or (vi) any obligation of the Delphi Affiliate Parties which is directly related to any obligation which is being released by GM pursuant to section 4.02(a) of this Agreement. The releases provided for in this section 4.02(b) include any and all claims that any of the GM-Related Parties have or would have been legally entitled to assert in its own right (whether individually or collectively) and shall be effective against any person or entity (including without limitation, any holder of a claim against or equity interest in any of the GM-Related Parties) that would have been legally entitled to assert such claim derivatively or otherwise on behalf of any of the GM-Related Parties.
               (c) Without limiting any of the foregoing releases contained in Article IV, GM agrees, and the Plan shall provide, that effective as of the Effective Date, Delphi and Delphi Canada Inc. shall be released by GM and General Motors of Canada Limited from any and all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities which GM and General Motors of Canada Limited may have arising out of or related to the separation of leased employees from the Oshawa facility as contemplated in the Oshawa Labour and Management Services Agreement entered into as of May 1, 2000, by and among Delphi Canada Inc. and General Motors of Canada Limited.
          Section 4.03 Surviving Claims.
               (a) Each release by a Delphi-Related Party or Delphi Affiliate Party of the GM-Related Parties pursuant to section 4.01 of this Agreement and the Plan shall not release the GM-Related Parties from any claims arising in connection with the Ordinary Course Relationship, the Continuing Agreements, and rights, remedies, claims, or interests that such Delphi-Related Party or Delphi Affiliate Party may be expressly receiving or expressly retaining pursuant to this Agreement, the Restructuring Agreement, the Labor MOUs, the Non-Represented Employees Term Sheet, the UAW SAP, the IUE-CWA SAP, the IP License, or the Warranty Settlement Agreement on or after the Effective Date (collectively, the “Delphi Surviving Claims”).
               (b) (i) Each GM-Related Party’s release of the Delphi-Related Parties or Delphi Affiliate Parties pursuant to section 4.02 of this Agreement and the Plan shall not release (A) the Delphi-Related Parties from: (1) claims that arose in connection with the Ordinary Course Relationship; provided, however, that asserted claims arising from an Ordinary Course Relationship that are specifically identified in Section II of the GM Proof of Claim shall not survive except those in an amount that shall not exceed $8,000,869.04 in the aggregate for all such claims; provided further, however, that any payments by Delphi to GM with respect to any such claims shall be subject to either the Parties reaching agreement with respect to the issues related thereto or a judicial determination requiring Delphi to make such payments; (2) claims arising in connection with the Financial Services Supply Agreement and the Energy Services Agreement that are specifically identified in Sections III (b) and (c) of the GM Proof of Claim, which shall be deemed an allowed claim in the amount of $448,245.28 for all such claims and shall be paid

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in full in cash on the Effective Date; (3) claims that arose in connection with the Assignment and Assumption Agreement – Industrial Revenue Bonds (as defined in the Restructuring Agreement) that are specifically identified in Section XII(b) of the GM Proof of Claim; provided, however, that any payments by Delphi to GM with respect to any such claims shall be subject to either the Parties reaching agreement with respect to the issues related thereto or a judicial determination requiring Delphi to make such payments; (4) claims asserted in Section XI of the GM Proof of Claim with respect to tax matters; provided further, however, that any payments by Delphi to GM with respect to any such claims shall be subject to either the Parties reaching agreement with respect to the issues related thereto or a judicial determination requiring Delphi to make such payments; and (5) any postpetition claims arising under Continuing Agreements or pursuant to the Ordinary Course Relationship, (B) the Delphi Affiliate Parties from any claims arising in connection with the Continuing Agreements or the Ordinary Course Relationship, provided that such claims as are identified in the GM Proof of Claim shall also be released with respect to the Delphi Affiliate Parties except to the extent that such parties are also liable for claims in the GM Proof of Claim described in subsections (A)(1), (3), (4) and (5) above but such liability shall not increase the aggregate claims cap established in (A)(1) above, or (C) any rights, remedies, claims, or interests that such GM-Related Party may be expressly receiving or expressly retaining pursuant to the Plan, this Agreement, the Restructuring Agreement, the Labor MOUs, the Non-Represented Employees Term Sheet, the IP License, or the Warranty Settlement Agreement (collectively, the “GM Surviving Claims”) and (ii) the Plan and Confirmation Order shall expressly provide that the GM Surviving Claims are reinstated pursuant to Bankruptcy Code section 1124 and are not discharged pursuant to the Plan or the Confirmation Order subject to the subsequent allowance of the surviving portion of the GM Proof of Claim as to which the rights of the Delphi-Related Parties and Delphi Affiliate Parties are reserved.
          Section 4.04 Consideration to be Received by GM..
               (a) On the Effective Date, and pursuant to the Plan, Delphi shall provide the following consideration to GM (collectively, the “Consideration”): (i) $1.5 billion in a combination of at least $750 million in cash and a 2nd lien note (the “GM Note”) with the amount of such cash and the terms of the GM Note established as set forth in Exhibit F hereto; provided, however, that terms other than those set forth in Exhibit F and the form of the GM Note must be satisfactory to GM to the extent that such terms (it being understood that none of the terms on Exhibit F may be changed without GM’s written consent) or form would have a material impact on GM, on the benefits GM reasonably is expected to receive under the Plan (including, without limitation, GM’s distributions thereunder), the Restructuring Agreement, or this Agreement, or on the ability of the Debtors to fulfill any obligations to any GM-Related Parties under the Plan, the Restructuring Agreement, this Agreement, or any agreements assumed, reinstated, or ratified under the Restructuring Agreement, and (ii) $1.073 billion (as such amount may be reduced in accordance with the terms of Section 7.15(b) of the Plan) in junior preferred convertible stock with the terms set forth in Exhibit G hereto; provided, however, that terms other than those set forth in Exhibit G and the form of the certificate of designation of the junior preferred convertible stock must be satisfactory to GM to the extent that such terms (it being understood

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that none of the terms on Exhibit G may be changed without GM’s written consent) or form would have a material impact on GM, on the benefits GM reasonably is expected to receive under the Plan (including, without limitation, GM’s distributions thereunder), the Restructuring Agreement, or this Agreement, or on the ability of the Debtors to fulfill any obligations to any GM-Related Parties under the Plan, the Restructuring Agreement, this Agreement, or any agreements assumed, reinstated, or ratified under the Restructuring Agreement.
               (b) The Consideration to be received by GM pursuant to this section 4.04 and the survival of the GM Surviving Claims shall be in (i) satisfaction of all claims asserted or assertable under sections 501, 502, 503, 506, and 507 of the Bankruptcy Code or otherwise by the GM-Related Parties against the Debtors in the Chapter 11 Cases, including those asserted in the GM Proof of Claim, and (ii) settlement of the GM Proof of Claim.
ARTICLE V
IMPLEMENTATION
          Section 5.01 Bankruptcy Court Filing. Simultaneously with the filing of the Plan with the Bankruptcy Court, the Debtors shall file this Agreement with the Bankruptcy Court as an exhibit to the Plan. Simultaneously with the filing of further proposed amendments to the Plan with the Bankruptcy Court on or about December 5, 2007, the Debtors shall file an amendment to this Agreement with the Bankruptcy Court as an exhibit to the Plan.
          Section 5.02 Actions Concerning Debtors’ Section 365 Motion. Within ten (10) days following the Disclosure Statement Approval Date, the Debtors shall withdraw the Section 365 Motion without prejudice.
          Section 5.03 Actions Concerning Debtors’ 1113/1114 Motions. Upon approval by the Bankruptcy Court of a Labor MOU with respect to a particular Union, the Debtors shall withdraw, without prejudice, the 1113/1114 Motion solely with respect to such Union.
ARTICLE VI
CONDITIONS TO EFFECTIVENESS
          Section 6.01 The provisions of this Agreement, except for the provisions in Article V hereof (which shall become effective upon execution of this Agreement), shall become effective upon the occurrence of all of the following events unless waived by consent of the Parties:
               (a) All Unions shall have ratified their respective Labor MOUs, and the Bankruptcy Court shall have entered orders in form and substance satisfactory to Delphi, GM, and the applicable Union approving such MOUs, which orders shall have become Final Orders;

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               (b) (i) The Bankruptcy Court shall have approved this Agreement in the Confirmation Order in connection with confirmation of the Plan, and such order shall have become a Final Order;
               (ii) The approval of this Agreement by the Bankruptcy Court as set forth in the Confirmation Order shall be in form and substance satisfactory to the Parties; and
               (iii) GM shall have consented to all other provisions of the Confirmation Order; provided, however, that GM’s consent shall be required only to the extent that such provisions would have a material impact on GM, on the benefits GM reasonably is expected to receive under the Plan (including, without limitation, GM’s distributions thereunder), the Restructuring Agreement, or this Agreement, or on the ability of the Debtors to fulfill any obligations to any GM-Related Parties under the Plan, the Restructuring Agreement, this Agreement, or any agreements assumed, reinstated, or ratified under the Restructuring Agreement.
               (c) To the extent that the terms of any of the following would have a material impact on GM, on the benefits GM reasonably is expected to receive under the Plan (including, without limitation, GM’s distributions thereunder), the Restructuring Agreement, or this Agreement, or on the ability of any Debtors to fulfill any obligations to any GM-Related Parties under the Plan, the Restructuring Agreement, this Agreement, or any agreements assumed, reinstated, or ratified under the Restructuring Agreement, GM shall have consented in writing to any and all of the following: (1) amendments, supplements, or other modifications to the Plan; (2) (i) any exhibits or other attachments to the Plan, (ii) any documents or instruments incorporated by reference or otherwise into the Plan or into any exhibits or other attachments thereto, and (iii) any and all amendments, supplements, or other modifications to any of the exhibits, attachments, documents, or instruments described in clauses (i) or (ii) of this sentence; and (3) the proposed Confirmation Order and any and all amendments, supplements, or other modifications thereto; provided, however, that GM shall provide written notice to Delphi of which item described in clauses (1) through (3) of this sentence required GM’s consent pursuant to this sentence but was withheld, and Delphi may seek resolution by the Bankruptcy Court of whether GM’s consent was so required; provided further, however, that the Parties agree that, among other things, any increase in the amount of distributions (or change in the form of distributions) to holders of claims or equity interests under the Plan, any change in any of the provisions of section 4.01, 4.02, or 4.03 hereof, or any change in the identity of the Plan Investors other than as permitted by the EPCA shall be deemed for purposes of Articles VI and VII of this Agreement to have a material impact on GM, on the benefits that GM is expected to receive under the Plan, the Restructuring Agreement, and this Agreement, and on the ability of the Debtors to fulfill obligations to GM-Related Parties under the Plan, the Restructuring Agreement, this Agreement, and agreements assumed, reinstated, or ratified under the Restructuring Agreement; and

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               (d) The Effective Date shall have occurred and GM shall have received the Consideration;
provided, however, that no statute, rule or regulation or order, judgment or decree of any court or administrative agency or other governmental entity shall be in effect which prohibits the consummation of one or more of the transactions to be consummated under this Agreement, unless such transaction is severed pursuant to section 7.21 hereof; provided further, however, that the substantial majority of all assets, whether real or personal, used to produce any products pursuant to GM Purchase Orders shall be owned or leased by DAS (other than tooling owned by GM) and all obligations pursuant to the GM Purchase Orders shall be the responsibility of DAS. GM irrevocably consents to the performance of the GM Purchase Orders by DAS and any Delphi-Related Party that is directly or indirectly wholly-owned by Delphi, as directed by DAS; provided, however, that any change of the location of production shall require GM’s prior written consent. Regardless of whether the transaction is severed, each of the Parties shall use reasonable efforts to prevent the entry of, and to appeal promptly, any injunction or other order prohibiting one or more of the transactions to be consummated under this Agreement.
ARTICLE VII
MISCELLANEOUS
          Section 7.01 Resolution of Pending Setoff Issues(a) . On the MNS-2 payment date immediately following the Effective Date, GM shall pay to Delphi the aggregate amount of all outstanding Delphi invoices related to tooling procured by Delphi in accordance with GM Purchase Orders, for which GM has withheld payment due to outstanding prepetition amounts due to Delphi’s sub-suppliers, including the invoices set forth on Exhibit E to this Agreement, provided that Delphi (i) confirms, in writing, GM’s ownership of the applicable tooling free and clear of liens, claims and encumbrances, and (ii) agrees to indemnify and hold GM harmless from and against any liens, claims and encumbrances with respect to the applicable tooling.
          Section 7.02 No Undisclosed Agreements or Commitments. There are no undisclosed agreements or commitments between or among the Parties regarding matters subject to the terms of this Agreement.
          Section 7.03 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned as follows:
               (a) by mutual written consent of both Delphi and GM;
               (b) by GM if Delphi files with, or presents to, the Bankruptcy Court without GM’s prior written consent any of the following, but only to the extent that any of the following would have a material impact on GM, on the benefits GM reasonably is expected to receive under the Plan (including, without limitation, GM’s distributions thereunder), the Restructuring Agreement, or this Agreement, or on the ability of any Debtors to fulfill any obligations to any GM-Related Parties under the Plan, the Restructuring Agreement, this Agreement, or any agreements assumed, reinstated, or ratified under the Restructuring

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Agreement: (i) amendments, supplements, or other modifications to the Plan; (ii) exhibits or other attachments to the Plan, or any amendments, supplements, or other modifications thereto; or (iii) the proposed Confirmation Order or any amendments, supplements, or other modifications thereto; provided, however, that GM shall provide Delphi with written notice of its intent to terminate this Agreement pursuant to this section 7.03(b), which notice shall indicate which item described in clauses (i) through (iii) of this sentence is the basis for GM’s intent to terminate this Agreement pursuant to this section 7.03(b); provided further, however, that Delphi shall have thirty (30) days from the provision of such notice to (x) withdraw or amend such item in a manner that no longer gives rise to GM’s termination right in respect of such item before GM may actually terminate this Agreement, and/or (y) obtain a determination by the Bankruptcy Court that GM does not have a right to terminate this Agreement pursuant to this section 7.03(b);
               (c) by GM if (i) any of the Chapter 11 Cases is converted into a case under chapter 7 of the Bankruptcy Code, or (ii) a trustee is appointed pursuant to section 1104 of the Bankruptcy Code in any of the Chapter 11 Cases;
               (d) by either Delphi or GM if the Effective Date has not occurred by March 31, 2008 or, if the EPCA has not been terminated by such date, the first to occur of the termination of the EPCA or April 30, 2008; or
               (e) by GM if it shall not have received the Consideration by March 31, 2008 or, if the EPCA has not been terminated by such date, the first to occur of the termination of the EPCA or April 30, 2008.
          Section 7.04 No Offset. Notwithstanding anything to the contrary contained in this Agreement or the Restructuring Agreement, the Parties’ payment obligations under this Agreement and the Restructuring Agreement are absolute and unconditional and will not be subject to any offset (except as expressly set forth in the proviso below) or defense of any nature whatsoever including upon a breach by Delphi or any of its Affiliates or GM or any of its Affiliates, as applicable, of any of their obligations under this Agreement, the Restructuring Agreement, or any other agreement; provided, however, that any payments by GM pursuant to this Agreement or the Restructuring Agreement shall be subject to GM’s right to offset all or part of such payment from any future amounts GM owes Delphi under this Agreement or the Restructuring Agreement only if (i) agreed upon by GM and Delphi or (ii) GM determines that it made an overpayment of any amount paid pursuant to this Agreement or the Restructuring Agreement and GM and Delphi are unable to resolve GM’s claim for such amounts pursuant to the applicable dispute resolution provisions of this Agreement or the Restructuring Agreement and GM provides Delphi with five (5) days’ written notice before implementing such offset; provided further, however, that if it is judicially determined that GM did not have the right to offset such amount, GM shall pay Delphi such amount plus interest accruing on such amount from the date of setoff through the repayment date at the rate of 7.5% per annum. Neither this section 7.04 nor any other provision of this Agreement or the Restructuring Agreement shall prohibit, restrict, or limit in any way the application of GM’s contractual rights of setoff arising under any GM Purchase Order pursuant to GM’s standard purchase order terms and conditions

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against other obligations arising under any GM Purchase Orders or agreements other than this Agreement and the Restructuring Agreement.

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          Section 7.05 Governing Law; Jurisdiction; Venue. This Agreement shall be governed and construed in accordance with the internal laws of the State of New York, the forum state in which the Bankruptcy Court sits, without regard to any conflict of law provision that could require the application of the law of any other jurisdiction. Pursuant to the Plan and the Confirmation Order, this Agreement is incorporated by reference in its entirety into the Plan and forms an integral part thereof. Accordingly, by its execution and delivery of this Agreement, each Party hereby irrevocably and unconditionally agrees that the Bankruptcy Court shall retain exclusive jurisdiction over all matters related to the construction, interpretation or enforcement of this Agreement and the Restructuring Agreement; provided, however, that the Bankruptcy Court shall not have jurisdiction over (i) disputes arising out of the provisions set forth in Article III of the Restructuring Agreement or the agreements referenced in sections 5.01(c) and (d) of the Restructuring Agreement, or (ii) disputes arising out of agreements between any Delphi-Affiliate Party on the one hand and GM or any of its Affiliates on the other in which disputes no Delphi-Related Party has an interest; and provided further that after the second anniversary of the Effective Date, the Bankruptcy Court shall retain non-exclusive jurisdiction over all matters related to the construction, interpretation or enforcement of this Agreement and the Restructuring Agreement; and provided further that the jurisdiction of the Bankruptcy Court over all matters related to this Agreement and the Restructuring Agreement shall terminate upon the fourth anniversary of the Effective Date. Each Party further agrees to waive any objection based on forum non conveniens.
          Section 7.06 Dispute Resolution. In the event a Settlement Dispute arises among the Parties, upon the written request of either Party, such Settlement Dispute shall be referred to the Director of Business Development at GM and the Finance Director of Automotive Holdings Group or the Director, Strategic Planning at Delphi (at Delphi’s discretion) for resolution in good faith. In the event that GM’s Director of Business Development and Delphi’s Finance Director of Automotive Holdings Group or the Director, Strategic Planning are unable to resolve such dispute, such Settlement Dispute shall be referred, at either Party’s written request, to the Assistant Treasurer of GM and the Assistant Treasurer or Treasurer of Delphi (at Delphi’s discretion). If within ten (10) days after such referral, GM’s Assistant Treasurer and Delphi’s Assistant Treasurer or Treasurer are unable to resolve the Settlement Dispute, the Settlement Dispute may be elevated by either Party to GM’s Treasurer or Chief Financial Officer (at GM’s discretion) and Delphi’s Chief Executive Officer or Chief Financial Officer (at Delphi’s discretion) for resolution. To the extent that the job title of any of the foregoing positions is changed, this section 7.06 shall be deemed to apply to such successor title or, if the position is eliminated or vacated, to the job title of the party taking over the responsibility of the eliminated or vacated position.
          Section 7.07 Joint Communication Program. Delphi and GM shall work together to develop and implement a joint communication plan with respect to the subject matter of this Agreement.

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          Section 7.08 No Solicitation. Each Party acknowledges that this Agreement is not and shall not be deemed to be a solicitation to accept or reject a plan in contravention of Bankruptcy Code section 1125(b). Each Party further acknowledges that no securities of any Debtor are being offered or sold pursuant to this Agreement and that this Agreement does not constitute an offer to sell or a solicitation of an offer to buy any securities of any Debtor.
          Section 7.09 Negotiations Not Admissible. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto are not admissible into evidence in any proceeding; provided, however, that this Agreement may be admissible in a proceeding to enforce the terms of this Agreement.
          Section 7.10 Specific Performance. Each Party acknowledges that the other Party would be irreparably damaged if this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms of this Agreement in addition to any other remedy to which the Parties may be entitled, at law, in equity or under this Agreement.
          Section 7.11 Representations and Warranties of the Debtors and GM. Each Party represents and warrants, as to itself only (other than Delphi which represents and warrants on behalf of itself and the other Debtors), to the other Parties, that the following statements, as applicable to it, are true, correct, and complete as of the date of this Agreement:
               (a) It is duly organized, validly existing, and in good standing under the laws of its state of organization and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder;
               (b) The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on its part; provided, however, that the Debtors’ authority to enter into this Agreement is subject to Bankruptcy Court approval;
               (c) This Agreement has been duly executed and delivered by it and constitutes its legal, valid, and binding obligation, enforceable against it and all of the parties for whom it signed this Agreement in accordance with the terms hereof, subject to satisfaction of all conditions set forth in Article VI of this Agreement; and
               (d) The execution, delivery, and performance by it (when such performance is due) of this Agreement do not and shall not (i) violate any current provision of law, rule, or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.
     Section 7.12 Waiver; Modification; Amendment. Except as otherwise specifically provided herein, this Agreement may not be modified, waived, amended or

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supplemented unless such modification, waiver, amendment or supplement is in writing and has been signed by each Party. No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver be deemed a continuing waiver.
          Section 7.13 Binding Effect; Assignments. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, administrators, and representatives. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement shall be sold, assigned, or otherwise transferred by any Party without the prior written consent of the other Parties; provided, however, that neither the foregoing nor any other provision of this Agreement shall limit (i) any assignment in connection with the transfer of all or substantially all of the assets of Delphi and its Affiliates or (ii) any assignment not reasonably expected to have a material impact on GM, on the benefits GM reasonably is expected to receive under the Plan (including, without limitation, GM’s distributions thereunder), the Restructuring Agreement, or this Agreement, or on the ability of the Debtors to fulfill any obligations to any GM-Related Parties under the Plan, the Restructuring Agreement, this Agreement, or any agreements assumed, reinstated, or ratified under the Restructuring Agreement.
          Section 7.14 Third Party Beneficiaries. Except as otherwise provided in Article IV hereof with respect to releases of GM-Related Parties, Delphi-Related Parties and Delphi Canada Inc., nothing contained in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any person or entity other than the Parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to any Party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any Party to this Agreement.
          Section 7.15 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given (and shall be deemed to have been duly given upon receipt) if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Debtors:

Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098
Attn:	John D. Sheehan
David M. Sherbin, Esq.
Sean P. Corcoran, Esq.

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With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Chicago, Illinois 60606-1285
Attn:	John Wm. Butler, Jr., Esq. Ron E. Meisler, Esq.

and

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn:	Eric L. Cochran, Esq. Kayalyn A. Marafioti, Esq.

If to GM:

General Motors Corporation
767 Fifth Avenue
14th Floor
New York, New York 10153
Attn: Director of Business Development

and	General Motors Corporation
300 GM Renaissance Center
Detroit, Michigan 48265
Attn: General Counsel

With a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn:	Harvey R. Miller, Esq.
Jeffrey L. Tanenbaum, Esq.
Michael P. Kessler, Esq.
or to such other place and with such other copies as either party may designate as to itself by written notice to the other party. Rejection, any refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

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          Section 7.16 Waiver of Right to Trial by Jury. Each Party waives any right to trial by jury in any proceeding arising under or related to this Agreement.
          Section 7.17 Service of Process. Each Party irrevocably consents to the service of process in any legal proceeding arising out of this Agreement by receipt of mailed copies thereof by national courier service or certified United States mail, postage prepaid, return receipt requested, to its applicable registered agent. The foregoing, however, shall not limit the right of a Party to effect service of process on the other Party by any other legally available method.
          Section 7.18 Interpretation.
               (a) In the event of any conflict between this Agreement and any of the Labor MOUs, the Non-Represented Employees Term Sheet, the UAW SAP, the IUE-CWA SAP, the Warranty Settlement Agreement, and the IP License, the provisions of such documents other than this Agreement shall govern.
               (b) Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto), in the event that any of the terms of the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) conflict with any of the terms of this Agreement, the terms of this Agreement shall govern.
               (c) Any reference herein to any section of this Agreement shall be deemed to include a reference to any exhibit, attachment or schedule referred to within such section.
               (d) All references to “$” and dollars shall refer to United States currency.
               (e) Consistent with Bankruptcy Rule 9006(a), if the due date for any action to be taken under this Agreement (including the delivery of notices) is not a business day, then such action shall be considered timely taken if performed on or prior to the next business day following such due date. Any reference to “days” in this Agreement shall mean calendar days unless otherwise specified.

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          Section 7.19 Expenses. Notwithstanding anything else contained in this Agreement or the Restructuring Agreement, each Party shall bear all costs and expenses incurred or to be incurred on or after the Effective Date by such Party in connection with this Agreement and the consummation and performance of the transactions contemplated hereby.
          Section 7.20 Entire Agreement; Parties’ Intentions; Construction. This Agreement, including all exhibits and attachments hereto and to the Plan (e.g., the Restructuring Agreement, the Labor MOUs, and the Non-Represented Employees Term Sheet) and the Confidentiality and Non-Disclosure Agreement between GM and Delphi dated September 12, 2005, as amended, constitute the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, whether oral or written, with respect to such subject matter other than with respect to the agreements expressly assumed, ratified or reinstated in Article V of the Restructuring Agreement. The attachments and exhibits attached hereto are an integral part of this Agreement and are hereby incorporated into this Agreement and made a part hereof as if set forth in full herein. This Agreement is the product of negotiations between the Parties and represents the Parties’ intentions. In any action to enforce or interpret this Agreement, this Agreement shall be construed in a neutral manner, and no term or provision of this Agreement, or this Agreement as a whole, shall be construed more or less favorably to any Party.
          Section 7.21 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nonetheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or unenforceable in any respect, the Parties shall negotiate in good faith to modify this Agreement to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.
          Section 7.22 Headings. The table of contents and the headings of the Articles and sections herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.
          Section 7.23 Affiliates. The Confirmation Order shall provide that the Affiliates of GM and Delphi are deemed to have acknowledged and shall be bound by the terms hereof. GM and Delphi further agree to commercially reasonable efforts to cause their respective Affiliates to sign an acknowledgement agreeing to be bound by the terms hereof.

GSA-55

          Section 7.24 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Electronic delivery of an executed signature page of this Agreement shall be effective as delivery of a manually executed signature page of this Agreement.
          Section 7.25 EPCA Amendments Notwithstanding anything contained herein, the Parties agree that amendments to be made to the Plan or the EPCA in the form (other than immaterial and non-substantive changes) of the drafts of the proposed amendments to the Plan filed with the Bankruptcy Court on or about December 10, 2007 and the EPCA amendment attached as an annex to the letter from the Plan Investors to Delphi dated December 7, 2007, shall not result in the non-satisfaction of the condition set forth in Section 6.01(c) hereof or in the triggering of the termination right set forth in Section 7.03(b) hereof.
[Signature pages follow.]

GSA-56

     IN WITNESS HEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their respective, duly authorized officers, all as of the date first written above.

DELPHI CORPORATION,	GENERAL MOTORS CORPORATION
including on behalf of its Debtor subsidiaries and Debtor Affiliates

By:	By:

Name: John D. Sheehan		Name: Frederick A. Henderson
Title: Vice President, Chief Restructuring Officer		Title: Vice Chairman and Chief Financial Officer

GSA-57

Exhibit 7.20(b)
Delphi-GM Master Restructuring Agreement

Conformed Copy Which Includes Second Restated First Amendment
MASTER RESTRUCTURING AGREEMENT
BETWEEN
DELPHI CORPORATION
AND
GENERAL MOTORS CORPORATION
DATED SEPTEMBER 6, 2007,
AS AMENDED DECEMBER 7, 2007

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EXHIBITS

Exhibit 1.23	Assumed Liabilities

Exhibit 1.166	Retained Liabilities

Exhibit 1.169	Excluded Saginaw Assets

Exhibit 1.178	Separation Costs

Exhibit 3.01(a)	Price Down Arrangements and Related Matters

Exhibit 3.01(a)(i)	Outstanding GM Purchase Orders

Exhibit 3.01(b)	Recently Awarded Business

Exhibit 3.02	Contract Extensions

Exhibit 3.03(c)	Changes in Manufacturing Location

Exhibit 3.07	New Business Awards

Exhibit 3.08(a)	FOP Programs

Exhibit 3.08(b)	First Opportunity Process

Exhibit 3.12	Sites Providing Product Identified in Exhibit 3.01(a) That Are on New Business Hold As of August 29, 2007

Exhibit 4.01(a)	Form of Monthly Invoice for Excess Labor Costs

Exhibit 4.02(b)	Form of Monthly Invoice for the Aggregate Amount of the Applicable Cash Burn Percentage of Production Cash Burn Incurred at all Support Facilities

Exhibit 4.02(i)	Letter from Bill Hurles, of GM, to Jeff Paprocki, of Delphi, dated February 1, 2007

Exhibit 4.06(a)(xiv)	Proposed Purchaser

Exhibit 5.01(a)(i)	Environmental Matters Agreement between Delphi Automotive Systems Corporation (n/k/a Delphi) and GM, dated as of “October 1998”

Exhibit 5.01(a)(iv)	Amended and Restated Agreement for the Allocation of United States Federal, State and Local Income Taxes dated as of December 16, 1998 between Delphi Automotive Systems Corporation (n/k/a Delphi) and GM

Exhibit 5.01(a)(v)	Agreement for Indemnification of United States Federal, State and Local Non-Income Taxes dated as of December 16, 1998 between Delphi Automotive Systems Corporation (n/k/a Delphi) and GM

Exhibit 5.01(a)(vi)	Assignment and Assumption Agreement – Industrial Development Bonds dated as of January 1, 1999 between DAS and GM

Exhibit 5.01(a)(vii)(i)	Lease Agreement dated as of May 1, 2000 between Delphi Canada Inc. and General Motors of Canada Limited, as amended August 1, 2002

Exhibit 5.01(a)(vii)(ii)	Oshawa Labour & Management Agreement between Delphi Canada, Inc. and General Motors Canada Limited dated as of May 1, 2000.

Exhibit 5.01(a)(vii)(iii)	Administrative Services Agreement between Delphi Canada, Inc. and General Motors Canada Limited dated as of May 1, 2000.

Exhibit 5.01(a)(viii)	Trademark and Trade Name Agreement dated as of January 1, 1999 between Delphi Automotive Systems Corporation (n/k/a Delphi), DAS, and GM

Exhibit 5.01(a)(ix)	Intellectual Property Contracts Transfer Agreement dated as of December 4, 1998, between DTI and GM, as amended October 31, 2001

Exhibit 5.01(a)(x)	Intellectual Property License Agreement dated as of December 4, 1998, between DTI and GM

Exhibit 5.01(a)(xi)	Intellectual Property Transfer Agreement dated as of December 4, 1998 between DTI and GM

Exhibit 5.01(a)(xii)	Technology Transfer Agreement dated December 4, 1998, between DTI and GM

Exhibit 5.01(a)(xiv)	Real Estate Assignment and Assumption Agreements

Exhibit 5.01(b)(i)	UAW – GM – Delphi Memorandum of Understanding Regarding Benefit Plan Treatment between UAW, GM, and Delphi Automotive Systems Corporation (n/k/a Delphi) dated September 30, 1999

Exhibit 5.01(b)(ii)	Letter agreement dated March 4, 1999 between Delphi and GM concerning certain asbestos liability, as supplemented by letter agreement dated May 10, 1999 between Delphi and GM

Exhibit 5.01(b)(iii)	Investment Tax Credit Transfer Agreement dated December 8, 2000 between Delphi Automotive Systems Corporation (n/k/a Delphi) and GM

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Exhibit 5.01(b)(iv)	Management Services Agreement dated September 19, 2002, as amended, among Delphi Corporation and General Motors Management Corporation, Delphi Mechatronic Systems, Inc., Packard-Hughes Interconnect Company and ASEC Manufacturing

Exhibit 5.01(b)(v)	Battery Facilitation Agreement – Transaction Summary dated as of March 21, 2005 between Delphi and GM

Exhibit 5.01(b)(vi)	Agreement dated as of June 3, 2005 between Delphi and GM concerning certain matters related to Collins & Aikman Corporation

Exhibit 5.11(c)	Certain Employment Related Claims

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MASTER RESTRUCTURING AGREEMENT
          This Master Restructuring Agreement (the “Agreement”) is entered into as of September 6, 2007, as amended December 7, 2007, by and between Delphi Corporation (“Delphi”) and General Motors Corporation (“GM”). Each of Delphi and GM is referred to herein individually as a “Party,” and collectively, as the “Parties.” As used herein, the phrases “this Agreement,” “hereto,” “hereunder,” and phrases of like import shall mean this Agreement.
RECITALS
          WHEREAS, on October 8, 2005 and October 14, 2005, the Debtors commenced the Chapter 11 Cases in the Bankruptcy Court for the purpose of restructuring their businesses and related financial obligations pursuant to an overall transformation strategy (the “Transformation Plan”) that would incorporate the following structural components:
(i)	Modification of Delphi’s labor agreements;

(ii)	Allocation of responsibilities between Delphi and GM concerning (a) certain legacy obligations, including various pension and other post-employment benefit obligations; (b) costs associated with the transformation of the Debtors’ business (including the provision of financial and other forms of support by GM in connection with certain businesses that Delphi shall retain and certain businesses that Delphi intends to sell or wind down); (c) the restructuring of ongoing contractual relationships; and (d) the amount and treatment of GM’s claims in the Chapter 11 Cases;

(iii)	Streamlining of Delphi’s product portfolio to capitalize on its world-class technology and market strengths and making the necessary manufacturing alignment with Delphi’s new focus;

(iv)	Transformation of Delphi’s salaried work force in keeping with a sustainable cost structure and streamlined product portfolio; and

(v)	Resolution of Delphi’s pension issues.
          WHEREAS, the Parties have an extensive commercial relationship and an intertwined corporate and organizational history which has given rise to certain alleged claims and causes of action. Prior to 1999, GM operated Delphi’s businesses through various divisions and subsidiaries. Delphi was incorporated as a wholly owned subsidiary of GM in 1998. Effective January 1, 1999, GM transferred the assets and liabilities of certain divisions and subsidiaries to Delphi in accordance with the terms of a Master Separation Agreement between Delphi and GM. GM remains Delphi’s single largest customer, and Delphi is GM’s single largest supplier. Accordingly, resolution of the issues identified in clause (ii) of the first Recital is critical to the success of Delphi’s restructuring and vitally important to GM.

          WHEREAS, pursuant to the Plan and the Confirmation Order, and subject to the requirements of Bankruptcy Rule 9019, the Parties have determined to settle various disputes and compromise certain claims as provided by two principal agreements: (i) the Settlement Agreement and (ii) this Agreement. Together, the Settlement Agreement and this Agreement provide that the Parties shall perform the obligations set forth therein, financial or otherwise, in exchange for, among other things, the mutual releases of the Parties, their subsidiaries and Affiliates, and various third parties from all claims and causes of action other than as specified in the Settlement Agreement.
          WHEREAS, the Settlement Agreement addresses primarily those matters for which the Parties have agreed upon resolutions that can be implemented in the short term. Accordingly, most obligations set forth in the Settlement Agreement are to be performed upon, or as soon as reasonably practicable after, the occurrence of the Effective Date. By contrast, resolution of most of the matters addressed in this Agreement shall require a significantly longer period that shall extend for a number of years after confirmation of the Plan. Performance of the obligations set forth in this Agreement is critical to the successful implementation of the Debtors’ Transformation Plan and is also vitally important to GM.
          WHEREAS, GM will work cooperatively with Delphi in good faith to address issues relating to competitiveness at the UAW Keep Facilities after the expiration of the current collective bargaining agreements referenced in the applicable Labor MOUs.
          WHEREAS, the effectiveness of this Agreement is conditioned on the approval of the Bankruptcy Court and the satisfaction of other conditions set forth herein.
          WHEREAS, as set forth in the Plan and the Confirmation Order, the Settlement Agreement and this Agreement are incorporated by reference in their entirety into the Plan and form integral parts thereof.
          NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, and subject to the terms and conditions hereof, the Parties, intending to be legally bound, hereby agree as follows:

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ARTICLE I
DEFINITIONS
     Section 1.01 “401K Matching” shall mean cash paid by Delphi related to company match of employee contributions to employee retirement accounts pursuant to the applicable collective bargaining agreement, to hourly employees during the time period included in calculating the Labor Cost Amount.
     Section 1.02 “Active Basic Life Insurance” shall mean Basic Life Insurance, as defined in the applicable collective bargaining agreement, expenses accrued by Delphi to fund cash reserves maintained by METLife (or any other basic life insurance provider used by Delphi), with respect to hourly employees during the time period included in calculating the Labor Cost Amount.
     Section 1.03 “Actual Adjustment” shall have the meaning ascribed to such term in section 3.03(a)(ii) of this Agreement.
     Section 1.04 “Actual Applicable Labor Reimbursement Percentage” shall be calculated (i) for the calendar years 2008 through 2014, by (x) subtracting from the aggregate net sales across all the UAW Keep Facilities for a given calendar year the greater of zero or the excess, if any, of the Non-GM Business during such calendar year over the Approved Annual Amount, (y) dividing the remainder by the aggregate net sales across the UAW Keep Facilities for such calendar year, and (z) multiplying the quotient by 100 (i.e., (annual net sales – (the greater of zero or (Non-GM Business minus Approved Annual Amount))/ annual net sales) x 100); and (ii) for the calendar year 2015, by (x) subtracting from the aggregate net sales across all the UAW Keep Facilities from January 1, 2015 through September 14, 2015 the greater of zero or the excess, if any, of the Non-GM Business during such period over the Approved Annual Amount, (y) dividing the remainder by the aggregate net sales across the UAW Keep Facilities from January 1, 2015 through September 14, 2015, and (z) multiplying the quotient by 100.
     Section 1.05 “Actual Pre-Effective Date Subsidy” shall have the meaning ascribed to such term in section 4.01(b)(i) of this Agreement.
     Section 1.06 “Adjusted Sale Proceeds” shall mean the amount of the Sale Proceeds from the sale of any of the Sale Businesses following and taking into account any post-closing adjustments related to Net Working Capital, future gainsharing mechanisms or any other adjustments provided for in any purchase agreement between Delphi and the buyer; provided that Delphi shall use commercially reasonable efforts to mitigate any unfavorable post-closing adjustments.
     Section 1.07 “Adjustment Determination Date” shall mean(a) the date or dates determination of any post-closing adjustments to the Sale Proceeds, including payments relating

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to any gainsharing mechanism, should be known or can be determined, or (b) 30 days after any measurement or reassessment date of Net Working Capital.
     Section 1.08 “Adjustment Payment Calculation” shall have the meaning given in Section 4.04(i).
     Section 1.09 “Adjustment Payment Date” shall mean the date that is 30 days after Delphi’s delivery of an Adjustment Payment Calculation.
     Section 1.10 “Administrative Costs – National Benefit Center” shall mean accruals to fund a reserve to make cash payments by Delphi for administrative services provided for hourly employee benefit plans as applied to employees by the National Benefit Center for the period to which the calculation of the Labor Cost Amount applies.
     Section 1.11 “Adrian Facility” shall mean the facility located at 1450 East Beecher Street, Adrian, Michigan 49221.
     Section 1.12 “Affiliates” shall mean, with respect to any entity, any other entity directly or indirectly, controlling, controlled by or under direct or indirect common control with such entity.
     Section 1.13 “Agreement” shall have the meaning ascribed to such term in the Preamble of this Agreement.
     Section 1.14 “Anaheim Facility” shall mean the facility located at 1201 North Magnolia Avenue, Anaheim, California 92801.
     Section 1.15 “Anderson Facility” shall mean the facility located at 2620 East 38th Street, Anderson, Indiana 46016.
     Section 1.16 “Applicable Hours” shall mean the actual hours worked and estimated month end hours accrued consistent with current payroll processes for all active hourly employees (including straight time and overtime temporary employees, but excluding PRP Employees and employees in JOBs banks or on layoff or leaves) of Delphi at all Delphi Facilities for which Delphi is eligible to receive the labor reimbursement pursuant to section 4.01 hereof during any period referred to in section 4.01(c) hereof; provided, however, that hours worked by hourly employees of Delphi the cash expenditures in respect of which are not included in the definition of Labor Cost Amount shall not be Applicable Hours.
     Section 1.17 “Applicable Labor Reimbursement Percentage” shall mean (a) for any calendar month during the calendar year 2008, 100%; and (b) for any calendar month during the calendar years 2009 through 2015, the Actual Applicable Labor Reimbursement Percentage for the immediately preceding calendar year.
     Section 1.18 “Applicable Production Cash Burn Percentage” shall mean (x) for any month during which net sales to GM and GM’s direct and indirect tiered suppliers for GM production are 95% or more of such Support Facility’s total net sales, 100%; (y) for any month during which net sales to GM and GM’s direct and indirect tiered suppliers for GM production

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are less than 95% of such Support Facility’s total net sales and such Support Facility has net sales to any other customer, the GM Percentage (as defined below); and (z) for any month in which a Support Facility has no net sales to any customer, the percentage that applied to the last month in which such Support Facility had net sales to any customer. “GM Percentage” shall mean the percentage of a Support Facility’s total net sales comprised by net sales to GM and GM’s direct and indirect tiered suppliers for GM production; provided, however, that for the last two (2) months of GM production at any Support Facility, the GM Percentage shall be the Applicable Production Cash Burn Percentage applicable to the month immediately preceding the last two months of GM production at such Support Facility.
     Section 1.19 “Applicable Workers’ Compensation” shall mean accrued expenses by Delphi for workers’ compensation claims related to workers’ compensation claims based on work performed on or after January 1, 2006, by hourly employees for the time period included in calculating the Labor Cost Amount.
     Section 1.20 “Approved Annual Amount” shall mean (i) for calendar years 2008 through 2014, $240 million, unless GM and Delphi have otherwise agreed in writing, and (ii) for the period commencing on January 1, 2015 and ending on September 14, 2015, $170 million, unless GM and Delphi have otherwise agreed in writing.
     Section 1.21 “Article III Dispute” shall have the meaning ascribed to such term in section 3.10 of this Agreement.
     Section 1.22 “Assignment and Assumption Agreement – Industrial Revenue Bonds” shall have the meaning ascribed to such term in section 5.01(a)(vi).
     Section 1.23 “Assumed Liabilities” shall have the meaning ascribed to such term on Exhibit 1.23 to this Agreement.
     Section 1.24 “Athens Facility” shall mean the facilities consisting of two buildings located on U.S. Highway 31 South, Athens, Alabama 35611.
     Section 1.25 “Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as in effect on the Petition Date.
     Section 1.26 “Bankruptcy Court” shall mean the United States Bankruptcy Court for the Southern District of New York or such other court as may have jurisdiction over the Chapter 11 Cases.
     Section 1.27 “Bankruptcy Rules” shall mean the Federal Rules of Bankruptcy Procedure.
     Section 1.28 “Base Monthly Warranty Level” shall have the meaning ascribed to such term in section 4.02(e) of this Agreement.

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     Section 1.29 “Bereavement Leave” shall mean cash paid by Delphi for paid time off for specified bereavement periods, pursuant to the applicable collective bargaining agreement, to hourly employees for the time period included in calculating the Labor Cost Amount.
     Section 1.30 “Booked Business” shall have the meaning ascribed to such term in section 3.01(b) of this Agreement.
     Section 1.31 “Business Closing Date” shall have the meaning set forth in section 4.06(a)(ii) of this Agreement.
     Section 1.32 “Business Optionee” shall have the meaning set forth in section 4.06(a)(i) of this Agreement.
     Section 1.33 “Business Optionees” shall have the meaning set forth in section 4.06(a)(i) of this Agreement.
     Section 1.34 “Business Optionor” shall have the meaning set forth in section 4.06(a)(i) of this Agreement.
     Section 1.35 “Business Outside Date” shall have the meaning set forth in section 4.06(a)(vi) of this Agreement.
     Section 1.36 “Business Transaction” shall have the meaning set forth in section 4.06(a)(i) of this Agreement.
     Section 1.37 “Brookhaven Facility” shall mean the facility located at 925 Industrial Park Road, Brookhaven, Mississippi 39601.
     Section 1.38 “BTAB Process” shall have the meaning ascribed to such term in section 4.03(b) of this Agreement.
     Section 1.39 “Cancellation Claims” shall have the meaning ascribed to such term in section 7.06(a) of this Agreement.
     Section 1.40 “Capital Procurement Agreement” shall mean the Capital Procurement Agreement, dated June 5, 2007, between GM and Delphi.
     Section 1.41 “Capital Procurement Payment” shall mean the amount due from Delphi to GM under that certain Capital Procurement Agreement dated June 5, 2007 pursuant to Delphi’s purchase of the New Tooling and Equipment (as defined in the Capital Procurement Agreement) from GM in connection with a sale of the Sandusky Business.
     Section 1.42 “Chapter 11 Cases” shall mean the cases commenced by the Debtors on October 8, 2005, and October 14, 2005, under the Bankruptcy Code in the Bankruptcy Court.
     Section 1.43 “Clinton Facility” shall mean the facilities located at 1001 Clinton Industrial Park, Clinton, Mississippi 39056.

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     Section 1.44 “Closing Date” shall mean the date of closing of a sale of any of the Sale Businesses.
     Section 1.45 “COLA” shall mean cash paid by Delphi for Cost of Living Allowance, as defined in the applicable collective bargaining agreement, to hourly employees for the time period included in calculating the Labor Cost Amount. The definition of the Labor Cost Amount shall not include COLA after it ceases to be paid under the applicable collective bargaining agreement.
     Section 1.46 “Columbus Facility” shall mean the facility located at 200 Georgesville Road, Columbus, Ohio 43228.
     Section 1.47 “Component Parts” shall have the meaning ascribed to such term in section 3.01(a) hereof.
     Section 1.48 “Confirmation Order” shall mean the order entered by the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code and which shall, among other things, contain a finding by the Bankruptcy Court in connection with feasibility of the Plan that Delphi has or will have on the Effective Date the financial wherewithal to consummate all transactions contemplated by section 2.03(c) of the Settlement Agreement in accordance with the terms of such section and shall direct Delphi to consummate such transactions.
     Section 1.49 “Contract Term” shall have the meaning ascribed to such term in section 3.01(b).
     Section 1.50 “Contractual Savings” shall have the meaning ascribed to such term in section 3.03(c).
     Section 1.51 “Contribution Date” shall have the meaning ascribed to such term in section 5.06 of this Agreement.
     Section 1.52 “Coopersville Facility” shall mean the facility located at 999 Randall Road, Coopersville, Michigan 49404.
     Section 1.53 “DAS” shall mean Delphi Automotive Systems LLC, a Delaware limited liability company.
     Section 1.54 “Debtors” shall mean Delphi Corporation and its subsidiaries and Affiliates operating as debtors and debtors-in-possession in the Chapter 11 Cases.
     Section 1.55 “Delphi” shall have the meaning ascribed to such term in the Preamble of this Agreement.
     Section 1.56 “Delphi Assets” shall mean all assets contributed or transferred to Delphi or its Affiliates at the Contribution Date.
     Section 1.57 “Delphi Automotive Systems Business” means the business conducted by the Delphi Automotive Systems Sector of GM at any time on or before the Contribution Date.

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     Section 1.58 “Delphi Material Impact” shall have the meaning ascribed to such term in section 7.03(e) of this Agreement.
     Section 1.59 “Delphi Guaranty Parties” shall have the meaning ascribed to such term in section 7.03(a) of this Agreement.
     Section 1.60 “Delphi Notice” shall have the meaning ascribed to such term in section 7.03(e) of this Agreement.
     Section 1.61 “Delphi Parties” shall mean Delphi and any and all of its subsidiaries and Affiliates.
     Section 1.62 “Delphi Products” shall have the meaning ascribed to such term in section 5.09(a) of this Agreement.
     Section 1.63 “Delphi-Related Parties” shall mean the Debtors, the estates of the Debtors as created under Bankruptcy Code section 541, the Delphi Hourly-Rate Employees Pension Plan, the Delphi Health Care Program for Hourly Employees, the Delphi Life and Disability Benefits Program for Hourly Employees, any other Delphi pension or welfare benefit plan, and each of their respective current and former principals, officers, directors, agents, employees, advisors, and representatives (including any attorneys, financial advisors, investment bankers, and other professionals retained by such persons or entities) in their respective capacities.
     Section 1.64 “Delphi Retained Employment Liabilities” shall mean all liabilities and obligations relating to employees and former employees at the Employment Transfer Facilities arising from acts or events relating to employment occurring on or before the date the Employment Transfer takes place (regardless of when any related claim is made), all Delphi obligations under the UAW Benefit Guarantee Term Sheet, all accrued or vested pension benefits, all Delphi obligations for retired employees or employees who are PRP participants, all WARN Act notice obligations arising from the transactions contemplated in section 4.06 hereof, and all Delphi obligations under the SAP and SAP-T. For the avoidance of doubt, obligations under Section 2.02(d) of the Settlement Agreement which are attributable to periods after the date the Employment Transfer takes place shall be assumed by the applicable Employment Party.
     Section 1.65 “Delphi Supplier Cancellation Claims” shall have the meaning ascribed to such term in section 7.06(b) of this Agreement.
     Section 1.66 “Delphi Suppliers” shall mean any and all entities that supply components, component systems, goods, or services to Delphi Parties.
     Section 1.67 “Disability/Sickness & Accident” shall mean cash paid by Delphi for sickness and accident and accrued expense for extended disability, pursuant to the applicable collective bargaining agreement, to hourly employees during the time period included in calculating the Labor Cost Amount.
     Section 1.68 “Dispute Resolution Termination Date” shall have the meaning ascribed to such term in section 7.03(e) of this Agreement.

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     Section 1.69 “DTI” shall have the meaning ascribed to such term in section 5.01(a)(i) hereof.
     Section 1.70 “Effective Date” shall have the meaning ascribed to such term in section 6.01 hereof.
     Section 1.71 “Employer Taxes” shall mean cash paid by Delphi for state unemployment taxes, federal unemployment taxes, and social security taxes related to hourly employees for the time period included in calculating the Labor Cost Amount.
     Section 1.72 “Employment Outside Date” shall have the meaning set forth in section 4.06(b)(i) of this Agreement.
     Section 1.73 “Employment Party” shall have the meaning set forth in section 4.06(b)(i) of this Agreement.
     Section 1.74 “Employment Transfer” shall have the meaning set forth in section 4.06(b)(i) of this Agreement.
     Section 1.75 “Employment Transfer Facility” shall have the meaning set forth in section 4.06(b)(i) of this Agreement.
     Section 1.76 “Encumbrance” shall mean: (i) with respect to the equity interests in the joint venture companies, any voting trust, shareholder agreement, proxy or other similar restriction; and (ii) with respect to any property or asset (including capital stock or other equity interests) any lien, charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security interest, option or other encumbrance (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction or a similar law relating to security interests in and over personal property).
     Section 1.77 “Environmental Matters Agreement” shall have the meaning ascribed to such term in section 5.01(a)(i) of this Agreement.
     Section 1.78 “Estimated Payment Amount” shall have the meaning ascribed to such term in section 3.03(a) of this Agreement.
     Section 1.79 “Excess Interiors Proceeds” shall mean an amount equal to (a) the Initial Sale Proceeds or Adjusted Sale Proceeds, as applicable, in connection with the sale of the Global Interiors & Closures Business, less (b) the lesser of (i) $91 million and (ii) the Net Working Capital associated with the Global Interiors & Closures Business as of the Closing Date (to the extent included as part of the sale), and less (c) any Unrecovered Separation Costs; provided, however, that in no event shall the Excess Interiors Proceeds be less than zero.
     Section 1.80 “Excess Labor Costs” shall mean (x) the product of the number of Applicable Hours multiplied by $26 and subtracted from (y) the Labor Cost Amount.

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     Section 1.81 “Excess Sandusky Proceeds” shall mean an amount equal to (a) the Initial Sale Proceeds or Adjusted Sale Proceeds, as applicable, in connection with the sale of the Sandusky Business, less (b) the Capital Procurement Payment, less (c) the lesser of (i) $35 million and (ii) the Net Working Capital associated with the Sandusky Business as of the Closing Date (to the extent included as part of the sale), and less (d) any Unrecovered Separation Costs; provided, however, that in no event shall the Excess Sandusky Proceeds be less than zero.
     Section 1.82 “Excess Steering Proceeds” shall mean an amount equal to (a) the Initial Sale Proceeds or Adjusted Sale Proceeds, as applicable, in connection with the sale of the Global Steering Business, less (b) the lesser of (i) $314.5 million and (ii) the Net Working Capital associated with the Global Steering Business as of the Closing Date (to the extent included as part of the sale), and less (c) any Unrecovered Separation Costs; provided, however, that in no event shall the Excess Steering Proceeds be less than zero.
     Section 1.83 “Existing Agreements” shall have the meaning ascribed to such term in section 3.01(a) of this Agreement.
     Section 1.84 “Financial Services Supply Agreement” shall have the meaning ascribed to such term in section 5.01(a)(iii) of this Agreement.
     Section 1.85 “Fitzgerald Facility” shall mean the facility located at 342 Perry Road, Fitzgerald, Georgia 31750.
     Section 1.86 “Flint East Facility” shall mean the facility located at 1300 Dort Highway, Flint, Michigan 48558.
     Section 1.87 “Flint West Facility” shall mean the facility located at North Chevrolet Avenue, Flint, Michigan 48555.
     Section 1.88 “Footprint Facilities” shall mean the UAW Footprint Facilities and the Kettering Facility.
     Section 1.89 “Global Interiors & Closures Business” shall mean the properties, assets, rights, titles and interests owned by Delphi and its Affiliates that are primarily used or held for use in their global latches and door modules, cinching latches and strikers (except as set forth below), and instrument panels and cockpit modules business, including without limitation, the following assets, to the extent used primarily in, or primarily related to, such business: real property, personal property, inventory, contracts, administrative assets, permits, intellectual property, technical documentation, goodwill, interests in all joint ventures and any sale proceeds with respect to a sale of any of the foregoing (excluding de minimis asset sales and sales in the ordinary course of business, including sales of surplus and obsolete machinery and equipment), but excluding: (A) third party assets, including customer bailed assets such as tooling, dunnage, dies and molds, (B) Delphi corporate trademark rights (other than a transitional license to use any trademarks to the extent contained in tooling, molds, equipment, inventory or other stock on hand) and intellectual property which is not used primarily in connection with such business (subject to the non-exclusive license to use such intellectual property described in section 4.06(a)(viii)), (C) cash, cash equivalents and accounts receivable, (D) corporate insurance policies, (E) books and records that are required to be retained by law; provided that, subject to

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applicable legal requirements, GM and the applicable Business Optionee shall have access at all times to such books and records and such books and records will be retained and not destroyed without providing GM or the applicable Business Optionee with a reasonable opportunity to obtain them, (F) claims related to excluded assets and Retained Liabilities, (G) tax returns, refunds, credits, prepayments and deferred tax assets; provided, however, that in no event shall a Business Optionee or GM be required to make a payment to Delphi or a Business Optionor with respect to any of the foregoing other than providing to Delphi any tax refunds received by GM or the Business Optionee with respect to taxes paid by Delphi or any of its Affiliates, (H) assets used in common Delphi services (including, without limitation, accounting, insurance, IT, tax, legal, etc.) to the extent not primarily used in connection with such business; (I) pooled vehicles and vehicles under Delphi’s corporate vehicle program, (J) personnel records other than transferable records relating to transferred employees; provided that, subject to applicable legal requirements, GM and the applicable Business Optionee shall have access at all times to such records and such records will be retained and not destroyed without providing GM or the applicable Business Optionee with a reasonable opportunity to obtain them, (K) material subject to an attorney-client privilege which has not been waived or otherwise invalidated, (L) pension assets associated with Retained Liabilities, (M) the Columbus real property, (N) real property and inventory at Vandalia, Ohio and Grossepetersdorf, Austria, (O) all shared technical center or sales office properties, and (P) all assets relating to: (i) HVAC products, including condenser radiator form modules, (ii) power products, and (iii) any integral cinching latch, advanced development power cinching striker and advanced development power cinching latch products.
     Section 1.90 “Global Sourcing” shall mean, for purposes of this Agreement only, the transfer of production by GM of any Component Part to a new supplier.
     Section 1.91 “Global Steering Business” shall mean the properties, assets, rights, titles and interests owned by Delphi and its Affiliates that are primarily used or held for use in their global steering and halfshaft businesses, including without limitation, the following assets, to the extent used primarily in, or primarily related to, such businesses: real property, personal property, inventory, accounts receivable, contracts, administrative assets, permits, intellectual property, technical documentation, goodwill, interests in all joint ventures (other than Korea Delphi Automotive Systems Corporation (“KDAC”)) and any sale proceeds with respect to a sale of any of the foregoing (excluding (i) any proceeds received with respect to a disposition of any of Delphi’s interest in KDAC or any assets of KDAC and (ii) de minimis asset sales and sales in the ordinary course of business, including sales of surplus and obsolete machinery and equipment), but excluding: (A) third party assets, including customer bailed assets such as tooling, dunnage, dies and molds, (B) Delphi corporate trademark rights (other than a transitional license to use any trademarks to the extent contained in tooling, molds, equipment, inventory or other stock on hand) and intellectual property which is not used primarily in connection with such business (subject to the non-exclusive license to use such intellectual property described in section 4.06(a)(viii)), (C) cash and cash equivalents, (D) corporate insurance policies, (E) books and records that are required to be retained by law; provided that, subject to applicable legal requirements, GM and the applicable Business Optionee shall have access at all times to such books and records and such books and records will be retained and not destroyed without providing GM or the applicable Business Optionee with a reasonable opportunity to obtain them, (F) claims related to excluded assets and Retained Liabilities, (G) tax returns, refunds, credits, prepayments and deferred tax assets; provided that, in no event shall a Business Optionee or GM

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be required to make a payment to Delphi or a Business Optionor with respect to any of the foregoing other than providing to Delphi any tax refunds received by GM or the Business Optionee with respect to taxes paid by Delphi or any of its Affiliates, (H) assets used in common Delphi services (including, without limitation, accounting, insurance, IT, tax, legal, etc.) to the extent not primarily used in connection with such business, (I) pooled vehicles and vehicles under Delphi’s corporate vehicle program, (J) personnel records other than transferable records relating to transferred employees; provided that, subject to applicable legal requirements, GM and the applicable Business Optionee shall have access at all times to such records and such records will be retained and not destroyed without providing GM or the applicable Business Optionee with a reasonable opportunity to obtain them, (K) material subject to an attorney-client privilege which has not been waived or otherwise invalidated, (L) pension assets associated with Retained Liabilities, (M) real property located at Suzhou, China, Livorno, Italy and all shared technical center or sales office properties, (N) all properties, rights and obligations relating to the former facility of the Global Steering Business located at Cadiz, Spain (excluding any contract which may have been performed at the Cadiz facility but was transferred to another facility which is a part of the Global Steering Business) and (O) all assets, business lines, rights, contracts and claims of KDAC.
     Section 1.92 “GM GPSC” shall mean GM’s Global Purchasing and Supply Chain organization and any successor organization.
     Section 1.93 “GM Parties” shall mean GM and any and all of its subsidiaries and Affiliates.
     Section 1.94 “GM Purchase Order” shall mean a purchase order issued by GM or any and all of its Affiliates and accepted by DAS according to Standard GM Terms, it being agreed by the Parties that DAS shall be deemed to have accepted all such purchase orders accepted by the Delphi-Related Parties pursuant to Standard GM Terms; provided, however, that no purchase orders issued or to be issued by GM or any of its Affiliates to any Affiliate of Delphi that is not a Delphi-Related Party shall be a GM Purchase Order.
     Section 1.95 “GM-Related Parties” shall mean GM, each of its Affiliates, the General Motors Hourly-Rate Employees Pension Plan, the GM Health Care Program for Hourly Employees, the GM Life and Disability Benefits Program for Hourly Employees, any other GM pension or welfare benefit plan, and each of their respective current and former principals, officers, directors, agents, employees, advisors, and representatives (including any attorneys, financial advisors, investment bankers, and other professionals retained by such persons or entities) in their respective capacities.
     Section 1.96 “GM Suppliers” shall mean any and all entities that supply components, component systems, goods, or services to GM Parties (excepting only the Delphi Parties).
     Section 1.97 “Grand Rapids Facility” shall mean the facility located at 21000 S.W. Burlingame, Wyoming, Michigan 40509.
     Section 1.98 “Guaranteed Agreements” shall have the meaning ascribed to such term in section 7.03(a) hereof.

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     Section 1.99 “Holiday” shall mean cash paid by Delphi for specified holidays, pursuant to the applicable collective bargaining agreement, to hourly employees for the time period included in calculating the Labor Cost Amount, but not to include any straight time or overtime payments for hours worked.
     Section 1.100 “Home Avenue Facility” shall mean the facility located at 2701 Home Avenue, Dayton, Ohio 45417.
     Section 1.101 “IAM MOU” shall mean the “IAM-Delphi GM Memorandum of Understanding-Delphi Restructuring” entered into as of July 31, 2007, as approved by the Bankruptcy Court on August 16, 2007, by and among Delphi, GM, and the IAM, including all attachments and exhibits thereto and all IAM-Delphi collective bargaining agreements referenced therein as modified.
     Section 1.102 “IBEW MOUs” shall mean the “IBEW-Delphi Powertrain-GM Memorandum of Understanding – Delphi Restructuring” and the “IBEW-Delphi Electronics & Safety – GM Memorandum of Understanding – Delphi Restructuring,” entered into as of July 31, 2007, as approved by the Bankruptcy Court on August 16, 2007, by and among Delphi, GM, and the IBEW, including all attachments and exhibits thereto and all IBEW-Delphi collective bargaining agreements referenced therein as modified.
     Section 1.103 “Including” or “including” shall mean including without limitation.
     Section 1.104 “Income Tax Allocation Agreement” shall have the meaning ascribed to such term in section 5.01(a)(iv) of this Agreement.
     Section 1.105 “Independence Week” shall mean cash paid by Delphi for the Independence Week, as defined in the applicable collective bargaining agreement, to hourly employees for the time period included in calculating the Labor Cost Amount, but not to include any straight time or overtime payments for hours worked. The definition of the Labor Cost Amount shall not include Independence Week after it ceases to be paid under the applicable collective bargaining agreement.
     Section 1.106 “Information” shall have the meaning ascribed to such term in section 5.06 of this Agreement.
     Section 1.107 “Initial Payment Date” shall mean the later of the Effective Date and January 2, 2008.
     Section 1.108 “Initial Sale Proceeds” shall mean the amount of the Sale Proceeds from the sale of each of the Sale Businesses calculated as of the Closing Date without taking into account any post-closing adjustments.
     Section 1.109 “Intellectual Property Contracts Transfer Agreement” shall have the meaning ascribed to such term in section 5.01(a)(ix) of this Agreement.
     Section 1.110 “Intellectual Property License Agreement” shall have the meaning ascribed to such term in section 5.01(a)(x) of this Agreement.

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     Section 1.111 “Intellectual Property Transfer Agreement” shall have the meaning ascribed to such term in section 5.01(a)(xi) of this Agreement.
     Section 1.112 “Interiors Advance” shall have the meaning ascribed to such term in section 4.04(c)(i) of this Agreement.
     Section 1.113 “Invoice Delivery Date” shall mean (a) December 1, 2007 for the Interiors Advance, the Sandusky Advance and the Steering Advance; (b) 5 days prior to any Closing Date for payments owing under subsection 4.04(b)(i) or (b)(ii), (c)(ii), (d)(i) or (ii), (e)(ii), (f)(i) or (ii) or (g)(iii); and (c) 30 days after the end of each calendar year for adjustments under 4.04(g)(ii).
     Section 1.114 “IP License” shall mean the intellectual property license agreement between Delphi and GM, dated as of September 6, 2007.
     Section 1.115 “IUE-CWA” shall mean the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers-Communication Workers of America and its applicable local unions.
     Section 1.116 “IUE-CWA Business” shall have the meaning ascribed to such term in section 3.01(c).
     Section 1.117 “IUE-CWA Keep Facilities” shall mean the Brookhaven Facility, the Clinton Facility, and the Warren Facility.
     Section 1.118 “IUE-CWA MOU” shall mean the IUE-CWA-Delphi-GM Memorandum of Understanding – Delphi Restructuring, entered into as of August 5, 2007, as approved by the Bankruptcy Court on August 16, 2007, among the IUE-CWA, Delphi, and GM, and all attachments thereto and the IUE-Delphi National Agreement referenced therein as modified.
     Section 1.119 “IUOE MOUs” shall mean the “IOUE Local 18S-Delphi-GM Memorandum of Understanding – Delphi Restructuring,” the “IUOE Local 101S-Delphi-GM Memorandum of Understanding – Delphi Restructuring,” and the “IUOE Local 832S-Delphi-GM Memorandum of Understanding – Delphi Restructuring,” all entered into as of August 1, 2007, as approved by the Bankruptcy Court on August 16, 2007, by and among Delphi, GM, and the IUOE, including all attachments and exhibits thereto and all IUOE-Delphi collective bargaining agreements referenced therein as modified.
     Section 1.119(a) “JOBs banks” shall mean the Job Opportunity Bank – Security Program as defined in the applicable Labor MOU.
     Section 1.120 “Jury Duty” shall mean cash paid by Delphi for paid time off for specified periods of jury duty, pursuant to the applicable collective bargaining agreement, to hourly employees for the time period included in calculating the Labor Cost Amount.
     Section 1.121 “Kettering Facility” shall mean the facility located at 2000 Forrer Boulevard, Kettering, Ohio 05420.

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     Section 1.122 “Kokomo Facility” shall mean the facility located at 1800 East Lincoln, Kokomo, Indiana 46904.
     Section 1.123 “Labor Cost Amount” shall mean Delphi’s aggregate expense for the Labor Cost Line Items attributable to all hourly employees (including temporary employees, inactive employees, employees on layoff or leaves or in JOBs banks, but excluding PRP Employees) of Delphi at all Delphi facilities for which Delphi is eligible to receive the labor reimbursement pursuant to section 4.01 hereof during any period referred to in section 4.01(c) hereof; provided, however, that cash expenditures or accruals for Profit Sharing shall not be included in calculations of the Labor Cost Amount for periods after the Red Circle Period; provided further that with respect to any facility at which production for GM and GM’s direct and indirect tiered suppliers ceases after October 1, 2007, beginning twenty (20) calendar days after the termination of GM production at any facility for which Delphi is receiving a labor subsidy under section 4.01 hereof, no cash expenditures other than for Supplemental Unemployment Benefits, Severance, and PAYGO Health Care (but only in respect of those hourly employees at such facility who are receiving Supplemental Unemployment Benefits) shall be included in calculations of the Labor Cost Amount in respect of such facility; provided further that if Delphi has not obtained GM’s consent in writing prior to hiring any hourly employees at UAW Keep Facilities after April 5, 2007 (which consent shall not be unreasonably withheld), then cash expenditures or accruals for any hourly employee hired by Delphi after April 5, 2007, at UAW Keep Facilities shall not be included in calculations of the Labor Cost Amount for any periods unless (a) GM later consents in writing to any such hiring, which consent shall not be unreasonably withheld, and (b) with respect to any temporary employee who is converted to permanent employment status, Delphi has notified GM in writing as soon as practicable after Delphi’s receipt of a request from the applicable union to convert such temporary employee to permanent employment status, but in no event later than two (2) weeks prior to the date such proposed conversion would occur; and, provided further, that in the event Delphi fails to seek GM’s consent to the hiring of temporary employees at UAW Keep Facilities, cash expenditures and accruals for such hourly temporary employees shall be included in the calculations of the Labor Cost Amount. In the absence of GM’s written consent, no amount shall be included in the Labor Cost Amount that is based on an increase in benefits or payment rates or requirements over those required by the terms of the applicable collective bargaining agreements (as modified by the applicable Labor MOU) in effect as of the Effective Date. Although it is the intent of the Parties that the Labor Cost Amount be based on cash cost, the Parties recognize that for administrative ease expenses or accruals are used instead of cash cost in some instances to measure certain of the Labor Cost Line Items. The Parties believe that amounts calculated based on expense or the accrual method should equal amounts calculated based on a cash method within a period not to exceed one (1) year. If either Party determines that these amounts do not equal each other within a period not to exceed one (1) year, the Parties shall consult to reach a mutually agreeable resolution to effect the intent of the Parties.
     Section 1.124 “Labor Cost Line Items” shall mean Active Basic Life Insurance, Straight Time, COLA, Overtime Premium, Night Shift Premium, Independence Week, Vacation, Holiday, Bereavement Leave, Jury Duty, Military Leave, Profit Sharing, Suggestion Awards, Performance Bonus, Employer Taxes, Applicable Workers’ Compensation, PAYGO Health Care, Supplemental Unemployment Benefits, Severance, Disability/Sickness & Accident, Administrative Costs – National Benefit Center, 401(k) matching, Training and Legal, and any

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other items that the Parties may mutually agree upon in writing (which may include grievance financial settlements) in order to reflect their intent that Delphi’s Labor Cost Amount at Delphi facilities for which Delphi is entitled to receive a subsidy based on the Labor Cost Amount under section 4.01 be capped at $26 per hour (subject to certain exclusions from the cost line items); provided, however, that Supplemental Unemployment Benefits (including any PAYGO Health Care associated therewith) and Severance shall not be included with respect to any of the Wind-down Facilities or Footprint Facilities.
     Section 1.125 “Labor MOUs” shall mean the UAW MOU, the IUE-CWA MOU, the USW MOUs, the IAM MOU, the IBEW MOUs, and the IUOE MOUs, collectively.
     Section 1.126 “Laurel Facility” shall mean the facility located at 1 Thames Avenue, Laurel, Mississippi 39440.
     Section 1.127 “Lockport Facility” shall mean the facility located at 200 Upper Mountain Road, Lockport, New York 14094.
     Section 1.128 “Master Separation Agreement” shall have the meaning ascribed to such term in section 5.01(a)(i) of this Agreement.
     Section 1.129 “Military Leave” shall mean cash paid by Delphi for paid time off for specified periods of military duty, pursuant to the applicable collective bargaining agreement, to hourly employees included in the calculation of Labor Cost Amount for the time period included in calculating the Labor Cost Amount.
     Section 1.130 “Milwaukee E&C Facility” shall mean the south part of the facility located at 7929 South Howell Avenue, Oak Creek, Wisconsin 53154, which is dedicated to production of catalytic converters.
     Section 1.131 “Milwaukee E&S Facility” shall mean the north part of the facility located at 7929 South Howell Avenue, Oak Creek, Wisconsin 53154, which is dedicated to production of control modules (body, engine, powertrain and transmission) and other miscellaneous Component Parts.
     Section 1.132 “MNS-2 Payment” shall mean GM’s monthly payment to the Delphi Parties pursuant to GM’s Multilateral Netting System.
     Section 1.133 “Moraine Facility” shall mean the facility located at 3535 Kettering Boulevard, Moraine, Ohio 45439.
     Section 1.134 “Needmore Road Facility” shall mean the facilities located at (i) 3100 Needmore Road, Ohio 45414 and (ii) 1515 Cincinnati Street, Dayton, Ohio 45408.
     Section 1.135 “Net Working Capital” shall mean the sum of accounts receivable and inventory less accounts payable.

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     Section 1.136 “Night Shift Premium” shall mean cash paid by Delphi for the shift premium, pursuant to the applicable collective bargaining agreement, to hourly employees for the time period included in calculating the Labor Cost Amount, for working on specified shifts.
     Section 1.137 “Non-GM Business” shall mean, during any given time period, the aggregate net sales, across all the UAW Keep Facilities, that are not attributable to GM or GM’s direct and indirect tiered suppliers.
     Section 1.138 “Non-Income Tax Indemnification Agreement” shall have the meaning ascribed to such term in section 5.01(a)(v) of this Agreement.
     Section 1.139 “OE” shall mean original equipment.
     Section 1.140 “OE Parts” shall mean original equipment parts.
     Section 1.141 “Olathe Facility” shall mean the facility located at 400 West Dennis Avenue, Olathe, Kansas 66061.
     Section 1.142 “Option Designee” shall have the meaning ascribed to such term in section 4.06(a) hereof.
     Section 1.143 “Outstanding GM Purchase Order” shall have the meaning ascribed to such term in section 3.01(a) of this Agreement.
     Section 1.144 “Overtime Premium” shall mean cash paid by Delphi for the overtime premium, pursuant to the applicable collective bargaining agreement, to hourly employees for the time period included in calculating the Labor Cost Amount.
     Section 1.145 “Paid Pre-Effective Date Subsidy” shall have the meaning ascribed to such term in section 4.01(b)(i) of this Agreement.
     Section 1.146 “Party” or “Parties” shall have the meanings ascribed to such terms in the Preamble of this Agreement.
     Section 1.147 “PAYGO Health Care” shall mean health care accrual expenses related to Delphi’s applicable collective bargaining agreements, during the time period included in calculating the Labor Cost Amount for hourly employees.
     Section 1.148 “Performance Bonus” shall mean cash paid by Delphi for the additional pay based on qualified earnings, pursuant to the applicable collective bargaining agreement, to hourly employees included in the calculation of Labor Cost Amount for the time period included in calculating the Labor Cost Amount.
     Section 1.149 “Permitted Encumbrance” shall mean: (i) security interests relating to vendor tooling arising in the ordinary course of business and not delinquent; (ii) any Encumbrance that may be created by or on behalf of GM, its affiliates or the Business Optionee; (iii) in relation to real property: (a) Encumbrances relating to any current real estate or ad valorem taxes or assessments not yet delinquent or being contested in good faith by appropriate

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proceedings; provided that Delphi provides GM with a specific indemnity with respect to such taxes or assessments; (b) mechanic’s, materialmen’s, laborer’s and carrier’s liens and other similar liens arising by operation of law or statute in the ordinary course of business for obligations which are not delinquent and which will be paid or discharged prior to the Business Closing Date in the ordinary course of business; (c) matters which an ALTA survey, or a similar survey in any other country, would disclose (other than the failure of the applicable Business Optionee to own the relevant real property); (d) rights of the public and adjoining property owners in streets and highways abutting and adjacent to the real property; (e) easements, covenants, restrictions and other encumbrances of public record (provided that in the event any such Encumbrance relates to a sum owed, the applicable Business Optionor shall indemnify GM and the applicable Business Optionee against any costs or expenses arising therefrom); and (f) such other Encumbrances, the existence of which, in the aggregate, would not materially interfere with or materially affect the use of the respective underlying asset to which such Encumbrances relate as used on the Business Closing Date; and (iv) in the case of equity interests in the joint venture companies, restrictions contained in the joint venture agreement, shareholders agreement or related agreements affecting such equity interests.
     Section 1.150 “Person” shall mean any individual, corporation, partnership, limited partnership, joint venture, limited liability company, association, trust, business trust, government, governmental subdivision, or other entity of any type whatsoever.
     Section 1.151 “Petition Date” shall mean, as applicable, (a) October 8, 2005 with respect to those Debtors which filed their petitions for reorganization relief in the Bankruptcy Court on such date or (b) October 14, 2005 with respect to those Debtors which filed their petitions for reorganization relief in the Bankruptcy Court on such date.
     Section 1.152 “Plan” shall mean the chapter 11 plan of reorganization proposed by the Debtors in the Chapter 11 Cases, the terms of which are acceptable to GM, which was filed with the Bankruptcy Court on September 6, 2007 and amended as per the amended terms filed with the Bankruptcy Court on or about December 10,2007 and to which this Agreement is attached as Plan Appendix 7.20(a).
     Section 1.153 “Possessor” shall have the meaning ascribed to such term in section 5.06 of this Agreement.
     Section 1.154 “Pre-Effective Date Subsidy Statement” shall have the meaning ascribed to such term in section 4.01(b)(i) of this Agreement.
     Section 1.155 “Price Down Arrangements” shall have the meaning ascribed to such term in section 3.03(a) of this Agreement.
     Section 1.156 “Prior Relationship” shall have the meaning ascribed to such term in section 5.06 of this Agreement.
     Section 1.157 “Production Cash Burn” for each facility shall mean, during a given period of time, the sum of all cash expenditures and, to the extent expressly indicated on Exhibit 4.02(b) hereto, accrued expenses by Delphi at any Support Facility for items marked “Included” on Exhibit 4.02(b) hereto less net sales attributable to such Support Facility (for the

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avoidance of doubt, any cash expenditures or accruals by Delphi for items marked as “Excluded” on Exhibit 4.02(b) hereto shall not be included in the calculation of Production Cash Burn); provided, however, that, sixty (60) calendar days after the termination of GM production at a Support Facility, Production Cash Burn for such Support Facility shall mean the sum of all cash expenditures by Delphi attributable to hourly employees (including temporary employees, but excluding PRP Employees) of Delphi at such Support Facility for Severance, Supplemental Unemployment Benefits, and PAYGO Health Care (but only, in the case of PAYGO Health Care, in respect of those hourly employees at such Support Facility who are receiving Supplemental Unemployment Benefits during such period), if such sum is less than what Production Cash Burn would be for such Support Facility using the calculation described in the first clause of this sentence. With respect to the Flint East Facility, each invoice for Production Cash Burn shall exclude costs associated with warranty and recall, and costs in excess of $25,000 per month associated with quality issues and plant disruptions related to quality. As set forth on Exhibit 4.02(b) hereto, with respect to the Flint East Facility, Production Cash Burn shall include an additional payment equal to 6.5% of revenue derived from sale of VIDs manufactured for GM at the Flint East Facility. As set forth in Exhibit 4.02(b) hereto, for the purposes of determining Production Cash Burn, overhead shall be deemed to be a fixed 2.25% of net sales for all Support Facilities except for the Flint East Facility, the Sandusky Facility, the Saginaw Steering Facility, the Adrian Facility, and the Athens Facility where overhead shall be deemed to be 5.0% of net sales. As set forth in Exhibit 4.02(b) hereto, overhead shall be substituted for SG&A and allocated items which are marked “excluded-captured in % of sale” in Exhibit 4.02(b) hereof.
     Section 1.158 “Profit Sharing” shall mean cash payments for Profit Sharing paid pursuant to the applicable collective bargaining agreement, to hourly employees.
     Section 1.159 “Proposed Purchaser” shall have the meaning set forth in Section 4.06(a)(xiv) of this Agreement.
     Section 1.160 “PRP Employees” shall mean all employees of Delphi who are participating in a pre-retirement program under any Delphi attrition program.
     Section 1.161 “Red Circle Period” shall mean the period from October 1, 2006 through September 14, 2007.
     Section 1.162 “Reimbursement Adjustment Amount” shall mean the difference between the Applicable Labor Reimbursement Percentage of Excess Labor Costs for each calendar year and the Actual Applicable Labor Reimbursement Percentage of Excess Labor Costs for such calendar year.
     Section 1.163 “Related Parties” shall have the meaning ascribed to such term in section 5.06 of this Agreement.
     Section 1.164 “Requestor” shall have the meaning ascribed to such term in section 5.06 of this Agreement.
     Section 1.165 “Restructuring Dispute” shall mean one or more defaults or disputes between GM and any of the Debtors in which (i) the aggregate amount in controversy (including the monetary value or impact of any injunctive relief) exceeds $500,000 (five hundred thousand

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dollars) and (ii) the claims asserted require the application or construction of this Agreement or the provisions of the Plan relating to the subject matter of this Agreement. By way of clarification, it is not intended by the Parties that the term Restructuring Dispute shall include commercial disputes that arise in the ordinary course of business with respect to the various current and future contracts pursuant to which any of the Delphi Parties supplies components, component systems, goods, or services to any of the GM-Related Parties.
     Section 1.166 “Retained Liabilities” shall have the meaning ascribed to such term on Exhibit 1.166 to this Agreement.
     Section 1.167 “Retention Period” shall mean ten (10) years from the Contribution Date, or for any longer period as may be required by any government agency, litigation (including applicable “Litigation Holds”), law, regulation, audit, or appeal of taxes, tax examination, or the expiration of the periods described in section 5.07(a) hereof, where applicable.
     Section 1.168 “Rochester Facility” shall mean the facility located at 1000 Lexington Avenue, Rochester, New York 14606.
     Section 1.169 “Saginaw E&C Assets” shall mean the Saginaw E&C Facility and the manufacturing equipment, test and development equipment, and other personal property which is owned by DAS LLC and located at the Saginaw E&C Facility that is necessary for the production of Component Parts for GM (excluding the assets identified on Exhibit 1.169 and any inventory).
     Section 1.170 “Saginaw E&C Facility” shall mean the facility located at 2328 East Genesee, Saginaw, Michigan 48601.
     Section 1.171 “Saginaw Steering Facility” shall mean the facility located at 3900 East Holland Road, Saginaw, Michigan 48601.
     Section 1.172 “Sale Businesses” shall mean the Global Interiors & Closures Business, the Global Steering Business and the Sandusky Business, and “Sale Business” shall mean any of the Sale Businesses individually.
     Section 1.173 “Sale Facility” or “Sale Facilities” shall mean the Adrian Facility, the Athens Facility, the Saginaw Steering Facility, and the Sandusky Facility.
     Section 1.174 “Sale Proceeds” shall mean the gross amount received from a third party purchaser for the purchase of any of the Sale Businesses, whether as a going concern or an asset sale, in whole or in part, whether through cash, promissory note, assumption of indebtedness or other valuable consideration, less reasonable amounts actually paid by Delphi for break-up fees or expense reimbursement payments and a success fee for Delphi’s investment banker.
     Section 1.175 “Sandusky Advance” shall have the meaning ascribed to such term in section 4.04(e)(i) of this Agreement.
     Section 1.176 “Sandusky Business” shall mean the properties, assets, rights, titles and interests owned by Delphi and its Affiliates that are primarily used or held for use in the wheel

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bearings business conducted at the Sandusky Facility, including without limitation, the following assets, to the extent used primarily in, or primarily related to, such business: the Sandusky Facility, all personal property, inventory, contracts, administrative assets, permits, intellectual property used primarily in the bearings business which is operated at the Sandusky Facility, technical documentation, goodwill, interests in all joint ventures, if any, and any sale proceeds received or due with respect to a sale of any of the foregoing (excluding de minimis asset sales and sales in the ordinary course of business, including sales of surplus and obsolete machinery and equipment), but excluding: (A) third party assets, including customer bailed assets such as tooling, dunnage, dies and molds, (B) Delphi corporate trademark rights (other than a transitional license to use any trademarks to the extent contained in tooling, molds, equipment, inventory or other stock on hand) and intellectual property which is not used primarily in connection with such business (subject to the non-exclusive license to use such intellectual property described in section 4.06(a)(viii)), (C) cash, cash equivalents and accounts receivable, (D) corporate insurance policies, (E) books and records that are required to be retained by law; provided that, subject to applicable legal requirements, GM and the applicable Business Optionee shall have access at all times to such books and records and such books and records will be retained and not destroyed without providing GM or the applicable Business Optionee with a reasonable opportunity to obtain them, (F) claims related to excluded assets and Retained Liabilities, (G) tax returns, refunds, credits, prepayments and deferred tax assets; provided that in no event shall a Business Optionee or GM be required to make a payment to Delphi or a Business Optionor with respect to any of the foregoing other than providing to Delphi any tax refunds received by GM or the Business Optionee with respect to taxes paid by Delphi or any of its Afilliates, (H) assets used in common Delphi services (including, without limitation, accounting, insurance, IT, tax, legal, etc.) primarily used in connection with such business, (I) pooled vehicles and vehicles under Delphi’s corporate vehicle program, (J) personnel records other than transferable records relating to transferred employees; provided that, subject to applicable legal requirements, GM and the applicable Business Optionee shall have access at all times to such records and such records will be retained and not destroyed without providing GM or the applicable Business Optionee with a reasonable opportunity to obtain them, (K) material subject to an attorney-client privilege which has not been waived or otherwise invalidated, (L) pension assets associated with Retained Liabilities, and (M) manufacturing assets at Cadiz, Spain.
     Section 1.177 “Sandusky Facility” shall mean the facility located at 2509 Hayes Avenue, Sandusky, Ohio 44870.
     Section 1.178 “Separation Costs” shall mean costs incurred by Delphi as a direct consequence of the sale of the Sale Businesses for information technology separation costs and also unrecovered transition costs and unrecovered restructuring costs related to the sale of the Global Interiors & Closures Business, in an amount equal to $74 million and as more fully described on Exhibit 1.178 to this Agreement; provided, however, that Separation Costs shall be reduced by any amounts associated with line items on Exhibit 1.178 which the buyer specifically agrees to pay.
     Section 1.179 “SEPO” shall have the meaning ascribed to such term in section 5.11(a) of this Agreement.

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     Section 1.180 “Settlement Agreement” shall mean the Global Settlement Agreement, by and between Delphi, on behalf of itself and certain of its subsidiaries and Affiliates, and GM, dated as of September 6, 2007, as amended.
     Section 1.181 “Severance” shall mean (x) for purposes of section 4.01 hereof, cash paid by Delphi for Severance Payments as specified in the workforce transition provisions of the Labor MOUs to hourly employees for the time period included in calculating the Labor Cost Amount, and (y) for purposes of section 4.02 hereof, cash paid by Delphi for Severance Payments as specified in the workforce transition provisions of the Labor MOUs to hourly employees for the time period included in calculating the Production Cash Burn.
     Section 1.182 “Standard GM Terms” shall mean the GM Terms and Conditions as revised in September 2004.
     Section 1.183 “Straight Time” shall mean cash paid by Delphi for the base wage, pursuant to the applicable collective bargaining agreement, to hourly employees for the time period included in the calculating Labor Cost Amount.
     Section 1.184 “Steering Advance” shall have the meaning ascribed to such term in section 4.04(g) of this Agreement.
     Section 1.185 “Suggestion Awards” shall mean cash paid by Delphi during the time period included in calculating the Labor Cost Amount, for cost savings ideas submitted under the applicable suggestion plan program, pursuant to the applicable collective bargaining agreement, to hourly employees included in the calculation of Labor Cost Amount.
     Section 1.186 “Supplemental Unemployment Benefits” shall mean (x) for purposes of section 4.01 hereof, cash payments made by Delphi in lieu of straight time wages to hourly employees on layoff from Delphi and other applicable benefits, pursuant to the applicable collective bargaining agreement, for the time period included in calculating the Labor Cost Amount, and (y) for purposes of section 4.02 hereof, cash payments made by Delphi in lieu of straight time wages to hourly employees on layoff from Delphi, pursuant to the applicable collective bargaining agreement, for the time period included in calculating the Production Cash Burn.
     Section 1.187 “Support End Date” shall mean the date that is the earlier of (x) the later of sixty (60) calendar days after the termination of GM production at the applicable facility or the last date on which Delphi makes any cash expenditure for any Severance, Supplemental Unemployment Benefits, or PAYGO Health Care (but only in respect of those hourly employees at such facility who are receiving Supplemental Unemployment Benefits) in respect of such facility, or (y) the date that responsibility for the operation of future production at such facility is transferred to any party other than Delphi and no bargaining unit employees at such facility remain as Delphi employees; provided, however, that no Support End Date shall be later than December 31, 2015.
     Section 1.188 “Support Facilities” shall have the meaning set forth in section 4.02(a) of this Agreement.

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     Section 1.189 “Support Period” shall have the meaning set forth in section 4.02(a) of this Agreement.
     Section 1.190 “Tooling” shall have the meaning ascribed to such term in section 7.07(a) hereof.
     Section 1.191 “Trademark and Trade Name Agreement” shall have the meaning ascribed to such term in section 5.01(a)(viii) of this Agreement.
     Section 1.192 “Training and Legal” shall mean accrual expenses associated with national, local and health and safety (training funds) and all legal related cash flows as applicable (legal funds), as identified in the applicable collective bargaining agreement, to hourly employees for the time period included in calculating the Labor Cost Amount. The definition of the Labor Cost Amount shall not include Training and Legal Funds cost after it ceases to be paid under the applicable collective bargaining agreement.
     Section 1.193 “Transformation Plan” shall have the meaning ascribed to such term in the Recitals of this Agreement.
     Section 1.194 “UAW” shall mean collectively the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America and its applicable local unions.
     Section 1.195 “UAW Footprint Facilities” shall mean the Flint East Facility, the Needmore Road Facility, and the Saginaw E&C Facility.
     Section 1.196 “UAW Keep Business” shall have the meaning ascribed to such term in section 3.01(c).
     Section 1.197 “UAW Keep Facilities” shall mean the Grand Rapids Facility, the Kokomo Facility, the Lockport Facility, and the Rochester Facility.
     Section 1.198 “UAW MOU” shall mean the “UAW-Delphi-GM Memorandum of Understanding – Delphi Restructuring” entered into as of June 22, 2007, as approved by the Bankruptcy Court on July 19, 2007, by and among Delphi, GM, and the UAW, including all attachments and exhibits thereto and the UAW-Delphi National Agreement referenced therein as modified.
     Section 1.199 “UAW Sale Business” shall have the meaning ascribed to such term in section 3.01(c).
     Section 1.200 “UAW Wind-down Facilities” shall mean the Anderson Facility, the Columbus Facility, the Coopersville Facility, the Fitzgerald Facility, the Flint West Facility, the Laurel Facility, the Milwaukee E&C Facility, the Milwaukee E&S Facility, the Olathe Facility, and the Wichita Falls Facility.
     Section 1.201 “Unrecovered Separation Costs” shall mean any portion of the Separation Costs not previously recovered by Delphi from Sale Proceeds, reducing as the

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Separation Costs are recovered by Delphi from Sale Proceeds in accordance with the provisions of section 4.04.
     Section 1.202 “Unsold Business” shall have the meaning set forth in Section 4.06(a)(i) of this Agreement.
     Section 1.203 “USW” shall mean collectively the United Steelworkers of America and its local unions which represent Delphi employees.
     Section 1.204 “USW MOUs” shall mean collectively the “USW- GM-Delphi Memorandum of Understanding – Vandalia Operations and Special Attrition Program” and the “USW-GM-Delphi Memorandum of Understanding – Home Avenue Operations and Special Attrition Program,” each entered into as of August 16, 2007, as approved by the Bankruptcy Court on August 29, 2007, by and among Delphi, GM, and the USW, including all attachments and exhibits thereto and all USW-Delphi collective bargaining agreements referenced therein as modified.
     Section 1.205 “Vacation” shall mean cash paid by Delphi during the time period included in calculating the Labor Cost Amount for paid vacation time off, pursuant to the applicable collective bargaining agreement, to hourly employees.
     Section 1.206 “Vandalia Facility” shall mean the facility located at 250 Northwoods Boulevard, Vandalia, Ohio 45377.
     Section 1.207 “Warranty Settlement Agreement” shall mean the Warranty, Settlement and Release Agreement and Covenant Not to Sue between Delphi and GM, dated as of August 14, 2007.
     Section 1.208 “Warren Facility” shall mean the eight (8) facilities located at the following locations: (i) Larchmont & North River Road, Warren, Ohio 44483; (ii) 5245 South Prospect Street, Rootstown, Ohio 44266; (iii) 500 West Main Street, Cortland, Ohio 44410; (iv) 4551 Research Parkway, Education Drive, Warren, Ohio 44483; (v) 408 Dana Street, Warren, Ohio 44483; (vi) 3400 Acropark Drive, Vienna, Ohio 44473; (vii) Griswold Street & Paige Avenue, Warren, Ohio 44483; and (viii) 650 Mondial Parkway, Streetboro, Ohio 44241.
     Section 1.209 “Wichita Falls Facility” shall mean the facility located at 8600 Central Freeway North, Wichita Falls, Texas 76305.
     Section 1.210 “Wind-down Facilities” shall mean the Anaheim Facility, the Anderson Facility, the Columbus Facility, the Coopersville Facility, the Fitzgerald Facility, the Flint West Facility, the Home Avenue Facility, the Laurel Facility, the Milwaukee E&C Facility, the Milwaukee E&S Facility, the Moraine Facility, the Olathe Facility, and the Wichita Falls Facility.

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ARTICLE II
CERTAIN EXHIBITS TO BE FILED UNDER SEAL
     Section 2.01 Identification of Exhibits to the Filed Under Seal.
          (a) The Parties agree that certain documents attached as exhibits hereto contain sensitive and confidential business terms which, if publicly disclosed, could detrimentally affect the Debtors or GM. Certain of these documents contain detailed proprietary information describing certain aspects of the business relationship between the Parties and the Parties believe these documents contain sensitive and confidential information of a type not typically disclosed to the public or made available in the automotive industry. Moreover, certain of these documents contain confidentiality provisions which compel the Parties to maintain the confidentiality of the terms of such agreements.
          (b) The Parties agree to use commercially reasonable efforts to obtain approval by the Bankruptcy Court of an order authorizing the Parties to file the following exhibits hereto under seal:

—	Exhibit 1.23. Assumed Liabilities.
—	Exhibit 1.166. Retained Liabilities.
—	Exhibit 1.169. Excluded Saginaw Assets.
—	Exhibit 1.178. Separation Costs.
—	Exhibit 3.01(a). Price Down Arrangements and Related Matters.
—	Exhibit 3.01(a)(i). Outstanding GM Purchase Orders.
—	Exhibit 3.01(b). Recently Awarded Business.
—	Exhibit 3.02. Contract Extensions.
—	Exhibit 3.03(c). Changes in Manufacturing Location.
—	Exhibit 3.07. New Business Awards.
—	Exhibit 3.08(a). FOP Programs.
—	Exhibit 3.08(b). First Opportunity Process.
—	Exhibit 3.12. Sites Providing Product Identified in Exhibit 3.01(a) That Are on New Business Hold As of August 29, 2007.
—	Exhibit 4.02(b). Form of Monthly Invoice for the Aggregate Amount of the Applicable Cash Burn Percentage of Production Cash Burn Incurred at all Support Facilities.
—	Exhibit 4.02(i). Letter from Bill Hurles, of GM, to Jeff Paprocki, of Delphi, dated February 1, 2007.
—	Exhibit 4.06(a)(xiv). Proposed Purchaser.

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ARTICLE III
REVENUE PLAN
     Section 3.01 Existing Agreements.
          (a) Unless otherwise expressly provided in this Agreement or the Settlement Agreement, GM and DAS shall continue to honor the terms and conditions of all existing GM Purchase Orders and other contractual agreements with any of the Debtors (including long term and lifetime contracts and other formal and verifiable agreements) in effect as of the Effective Date regarding the purchase and supply of motor vehicle related components and component systems (“Component Parts”), including all Component Parts that have been awarded to a Debtor pursuant to an award letter issued by GM and not rejected by a Debtor in writing within a commercially reasonable period of time not to exceed ten (10) business days, regardless of whether the production of Component Parts for such program has commenced (“Existing Agreements”); provided, however, that certain Existing Agreements shall be subject to the price reductions specified in Exhibit 3.01(a) to this Agreement. The term “Existing Agreements” includes all GM Purchase Orders issued to a Debtor by GM on or before the Effective Date that a Debtor has accepted in accordance with the Standard GM Terms, regardless of whether a Debtor has formally accepted the applicable GM Purchase Order in writing; provided, however, that “Existing Agreements” do not include the GM Purchase Orders and award letters which a Debtor has, in writing, rejected or otherwise declined to accept or which a Debtor has accepted subject to conditions which remain outstanding (each an “Outstanding GM Purchase Order”). Other than those purchase orders and award letters identified on Exhibit 3.01(a)(i), neither GM nor Delphi is aware of any Outstanding GM Purchase Orders. In the event that Outstanding GM Purchase Orders are identified by either Party following the execution of this Agreement, GM and Delphi shall cooperate to promptly resolve any disputes or open issues relating to such Outstanding GM Purchase Order. In the event that the Parties are unable to promptly resolve the disputes or open issues relating to such Outstanding GM Purchase Order, then such matters shall be resolved in accordance with section 3.10 of this Agreement. On the Effective Date Delphi hereby rescinds, those certain letters dated August 24, 2005, August 31, 2005 and March 31, 2006 along with any amendments and related correspondence, regarding Delphi’s requirement that all purchase order renewals and extensions be accepted in writing by authorized Delphi executives in order to be binding on Delphi. Notwithstanding anything to the contrary contained herein, the Parties acknowledge that pursuant to section 7.03 of this Agreement all Existing Agreements shall be deemed assigned to DAS and, unless otherwise requested by Delphi, and consented to by GM, all GM Purchase Orders issued on or after the date hereof and before September 14, 2015, including confirming GM Purchase Orders issued pursuant to sections 3.02 and 3.03(c) of this Agreement and GM Purchase Orders issued in connection with business awarded pursuant to sections 3.04 through 3.07 of this Agreement, shall be issued to DAS.
          (b) The business covered by the Existing Agreements together with any business awarded pursuant to sections 3.04 through 3.06 of this Agreement, any business awarded pursuant to section 3.07 of this Agreement that shall be produced at UAW Keep Facilities or IUE-CWA Keep Facilities, and the business set forth on Exhibit 3.01(b) to this Agreement constitutes the “Booked Business.” On and after the Effective Date, the initial price for Booked Business that is subject to an Existing Agreement shall be the price set forth on the

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relevant GM Purchase Order or, if there is no GM Purchase Order, the relevant award letter, all subject, as applicable, to section 3.03 below. The Existing Agreements for Booked Business are, and the GM Purchase Orders issued in connection with the Booked Business that is not yet subject to an Existing Agreement shall be, binding contracts for the “Contract Term” as defined in section 3.01(c) below.
          (c) The “Contract Term” for each Component Part manufactured at UAW Keep Facilities, whether subject to an Existing Agreement or to be awarded under section 3.04 or 3.07 below, is or shall be the life of the applicable program (the “UAW Keep Business”). The “Contract Term” for each Component Part manufactured at Sale Facilities, whether subject to an Existing Agreement or to be awarded under section 3.04 or 3.07 below, is or shall be the life of the applicable program until each Sale Facility is sold (the “UAW Sale Business”). Additionally, in no event shall either the UAW Keep Business or the UAW Sale Business be subject to termination for convenience until after December 31, 2009 or such longer or shorter period expressly provided for in this Agreement, including the exhibits to this Article III. The “Contract Term” for each Component Part manufactured at IUE-CWA Keep Facilities, whether subject to an Existing Agreement or awarded under section 3.05 or 3.07 below (the “IUE-CWA Business”), is or shall be until October 12, 2011, and in any case shall not be subject to termination for convenience until after December 31, 2009 or such shorter or longer period expressly provided for in this Agreement, including the exhibits to this Article III. The “Contract Term” for all other Booked Business which is not UAW Keep Business, UAW Sale Business, or IUE-CWA Business is as set forth in this Agreement, including the exhibits to this Article III, and if not set forth in this Agreement, including the exhibits to this Article III, as set forth in the applicable Existing Agreement or as negotiated by the Parties in accordance with this Agreement.
     Section 3.02 Contract Extensions. GM and Delphi have negotiated extensions of certain Existing Agreements as set forth on Exhibit 3.02 to this Agreement. The applicable Existing Agreements are hereby amended to incorporate the terms set forth on Exhibit 3.02 to this Agreement, and GM shall issue confirming purchase orders to DAS in the course of GM’s normal business practices. To the extent that any confirming purchase order fails to reflect the terms set forth in Exhibit 3.02 to this Agreement or contains terms inconsistent with the terms set forth in Exhibit 3.02 to this Agreement, the terms of this Agreement shall control even if Delphi continues to ship the applicable Component Parts following the issuance of the confirming purchase order.
     Section 3.03 Price Down Arrangements.
          (a) Subject to the terms and conditions of this Agreement, GM and Delphi shall implement the price reductions specified on Exhibit 3.01(a) to this Agreement (the “Price Down Arrangements”) upon the occurrence of the Effective Date; provided, however, that on the Effective Date, Delphi shall make a payment to GM via wire transfer in immediately available funds in the amount of $75,000,000 (seventy five million dollars), which amount is estimated to be equal to the total of all Price Down Arrangements that GM would have received prior to the Effective Date had such Price Down Arrangements been implemented on the later of (x) January 1, 2007 or (y) such other date, if any, set forth on Exhibit 3.01(a) to this Agreement for the initial implementation of such price reductions (the “Estimated Payment Amount”).

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     (i) Immediately following the Effective Date, the part number price changes associated with the Price Down Arrangements shall be activated within both the GM accounts payable system and the Delphi accounts receivable system. This activation will yield retroactive payment and billing adjustment detail that shall be shared by the Parties no later than the end of the month following the Effective Date.
     (ii) The subsequent MNS-2 payment due from GM to Delphi will capture the full impact of the Price Down Arrangements for the applicable prior periods (the “Actual Adjustment”) and, as such, will reduce the amount of the MNS-2 payment otherwise due from GM to Delphi by the amount of the Actual Adjustment. To ensure that Delphi receives full credit for the payment of the Estimated Payment Amount, GM shall reverse (i.e., credit) the amount of the Estimated Payment Amount within the GM accounts payable system to offset the Actual Adjustment, resulting in a net debit or credit, as appropriate, to the amount of the MNS-2 payment that is equal to the difference between the Actual Adjustment and the Estimated Payment Amount.
     (iii) GM and Delphi shall continue to reconcile the detail associated with the Actual Adjustment with a target completion date for such reconciliation of fifteen (15) days following the MNS-2 payment date on which the above described adjustment was made. Should a dispute arise regarding the amount of the Actual Adjustment that cannot be resolved within a commercially reasonable period of time, at either Party’s election, such dispute shall be resolved in accordance with section 3.10 of this Agreement.
          (b) The Price Down Arrangements which are calculated on a percentage basis are intended to create annualized savings in the amount of the applicable percentage as set forth in Exhibit 3.01(a) to this Agreement. For example, a Price Down Arrangement of two percent (2%) implemented on July 1 of a given year for a Component Part with a price on June 30 of the same given year of one hundred dollars ($100.00) will result in a new price on July 1 of ninety-eight dollars ($98.00) for such Component Part. (The foregoing example assumes that the pricing for the subject Component Part does not include any price escalation related to raw material price increases.) Such percentage-based Price Down Arrangements shall apply uniformly on a product-by-product basis unless otherwise noted in Exhibit 3.01(a) to this Agreement. The actual percentage of savings may vary from that set forth in Exhibit 3.01(a) to this Agreement based on volume and product mix. For those Price Down Arrangements calculated based on part number level unit price changes, as opposed to a percentage basis (as noted on Exhibit 3.01(a) to this Agreement), the specific price basis reductions shall control over the percentage specified in Exhibit 3.01(a) to this Agreement. For Component Parts where metal escalation is utilized, applicable Price Down Arrangements shall be applied using standard practices, whereby the price reductions are calculated from the base prices excluding those metals subject to escalation provisions.
          (c) Where specifically provided in Exhibit 3.01(a), DAS shall honor the price reductions provided for in Existing Agreements (the “Contractual Savings”) in addition to the applicable Price Down Arrangements. In addition, for each Component Part that is not identified

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in Exhibit 3.01(a), DAS shall honor the Contractual Savings with respect to each such Component Part. GM is not entitled to receive, and shall not request or require, directly or indirectly, additional price reductions from DAS for the Component Parts identified in Exhibit 3.01(a) to this Agreement; provided, however, that GM is entitled to receive additional price reductions in connection with (i) technical, engineering and other cost savings initiatives in accordance with the terms of the Existing Agreements (other than those technical, engineering and cost savings initiatives identified on Exhibit 3.01(a) to this Agreement), and (ii) changes in manufacturing location (other than the changes in manufacturing locations identified on Exhibit 3.03(c) to this Agreement). DAS is entitled to receive price increases from GM for the Component Parts in connection with technical and engineering initiatives in accordance with the terms of Existing Agreements. Notwithstanding the foregoing, commercial discussions regarding directed-buy components shall be handled in the ordinary course of business between the Parties.
          (d) Other than as specifically identified on Exhibit 3.01(a), GM is not entitled to receive, and shall not request or require, directly or indirectly, price reductions from Delphi for any Component Parts manufactured at any of the Wind-down Facilities.
          (e) The applicable Existing Agreements are hereby amended to incorporate the Price Down Arrangements, and GM shall use commercially reasonable efforts to issue confirming purchase orders for currently impacted GM Purchase Orders within thirty (30) days of the Effective Date. Confirming purchase orders for future Price Down Arrangements shall be issued by GM in the course of GM’s normal business practices. To the extent that any confirming purchase order fails to reflect the terms set forth in Exhibit 3.01(a) to this Agreement or contains terms inconsistent with the terms set forth in Exhibit 3.01(a) to this Agreement, the terms of this Agreement shall control even if DAS continues to ship the applicable Component Parts following the issuance of the confirming purchase order.
     Section 3.04 New Business Awards at UAW Keep Facilities. GM has agreed to award to Delphi certain new business under the terms identified in Exhibits A and A-1 of the UAW MOU, which is incorporated herein by reference, for production at the applicable UAW Keep Facilities referenced therein. Consistent with the UAW MOU, Delphi shall place and keep all programs awarded to UAW Keep Facilities pursuant to this section 3.04 at the applicable UAW Keep Facilities for the lifetime of such programs.
     Section 3.05 New Business Awards at IUE-CWA Keep Facilities. GM has agreed to award to Delphi certain new business under the terms identified in Exhibits A and A-1 of the IUE-CWA MOU, which is incorporated herein by reference, for production at the applicable IUE-CWA Keep Facilities referenced therein. Consistent with the IUE-CWA MOU, Delphi shall place and keep all programs awarded to IUE-CWA Keep Facilities pursuant to this section 3.05 at the applicable IUE-CWA Keep Facilities until October 12, 2011 or such later date as is set forth in Exhibit 3.01(a) to this Agreement.
     Section 3.06 Reserved.
     Section 3.07 Other New Business Awards. GM shall award to Delphi the new business set forth on Exhibit 3.07 to this Agreement subject to agreement between the Parties on

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the pricing and other business terms for such business as set forth in section 3.09 of this Agreement.
     Section 3.08 First Opportunity Process. GM shall provide Delphi with preferential bidding opportunities with respect to the business set forth in Exhibit 3.08(a) hereto pursuant to a first opportunity process, the terms and conditions of which are set forth in Exhibit 3.08(b) hereto.
     Section 3.09 Pricing and Other Business Terms for New Business Awards. Pricing and other business terms for the new business to be awarded pursuant to sections 3.04 through 3.07 of this Agreement, to the extent not already established, shall be established through good faith negotiations between the GM commercial team and the Delphi sales team with the intent to award the applicable business to Delphi on terms mutually acceptable to Delphi and GM. Negotiation of and agreement on terms of such new business awards shall take into consideration, among other items, (i) the labor and other applicable cost differentials between the Delphi U.S. manufacturing location where the applicable Component Parts will be manufactured, (ii) the Delphi non-U.S. manufacturing locations where the applicable Component Parts could be manufactured, (iii) the U.S. and non-U.S. manufacturing locations of Delphi’s competitors where the applicable parts could be manufactured and the relevant pricing available from such competitors, and (iv) the Parties’ respective obligations under the Labor MOUs. In the event that GM and Delphi are unable to reach agreement on pricing for any specific program or business award, negotiations regarding such pricing shall be resolved in accordance with section 3.10 of this Agreement. Except as expressly set forth herein, GM has not agreed to negotiate or waive Standard GM Terms with respect to new business awarded pursuant to sections 3.04 through 3.07 of this Agreement.
     Section 3.10 Dispute Resolution. In the event that a dispute arises among the Parties relating to any term or provision of Article III (an “Article III Dispute”), upon the written request of either Party, such Article III Dispute shall be referred to the applicable Purchasing Executive Director at GM and applicable Product Business Unit or Divisional Sales Director at Delphi for resolution in good faith. In the event that such directors are unable to resolve such Article III Dispute, such Article III Dispute shall be referred, at either Party’s written request, to the Group Vice-President, Global Purchasing and Supply Chain for GM and the appropriate Delphi Divisional President. If within ten (10) days after such referral, GM’s Group Vice-President, Global Purchasing and Supply Chain and the Delphi Divisional President are unable to resolve the Article III Dispute, the Article III Dispute shall be elevated, at either Party’s request, to either GM’s Chief Financial Officer or GM’s President of GM North America (at GM’s election) and either Delphi’s Chief Executive Officer or Delphi’s Chief Financial Officer (at Delphi’s election) for resolution. To the extent that the job title of any of the foregoing positions is changed, this section 3.10 shall be deemed to apply to such successor title or, if the position is eliminated or vacated, to the job title of the party taking over the responsibilities of the eliminated or vacated position.
     Section 3.11 Limitations on Global Sourcing.
          (a) Other than Global Sourcing as a result of (i) a material breach of the applicable GM Purchase Order, subject to a commercially reasonable cure period under the

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circumstances (understanding that there is no cure period for an actual interruption of GM assembly operations or the imminent threat of an interruption of GM assembly operations), or (ii) Delphi’s failure, after a commercially reasonable cure period under the circumstances, to remain technologically competitive (taking into consideration solely technology and not price) with respect to a given Component Part, GM shall not engage in Global Sourcing with respect to (x) UAW Keep Business, UAW Sale Business and IUE-CWA Business, each for the applicable Contract Term, and (y) for those Component Parts listed on Exhibit 3.01(a) for which GM has agreed to forbear from Global Sourcing, for the applicable forbearance period specified in Exhibit 3.01(a); provided, however, that nothing in this Agreement shall be construed to restrict GM in any way from Global Sourcing with respect to any other products or business. Notwithstanding anything to the contrary contained herein, GM’s ability to Global Source shall in all cases be consistent with the Labor MOUs.
          (b) Nothing in this Agreement, the UAW MOU, the IUE-CWA MOU, the USW MOU, or any Exhibits hereto prohibits or otherwise limits in any way GM’s ability to conduct benchmarking and/or market testing activities or enter into discussions, negotiations, and agreements (including, but not limited to, contingent supply agreements) regarding the production of Component Parts by any potential alternative supplier(s).
          (c) GM shall notify Delphi of its intent to Globally Source any UAW Keep Business or any IUE-CWA Business in accordance with section 3.11(a)(ii) above at least thirty (30) days prior to the scheduled implementation of such Global Sourcing. In the event that Delphi reasonably believes that such Global Sourcing is a breach of GM’s obligations under this Agreement, then at Delphi’s election the matter shall be resolved in accordance with section 3.10 of this Agreement and GM shall refrain from Global Sourcing until the thirty (30) day notice period has expired.
     Section 3.12 Bidding Opportunities. In addition to the business awards and bidding opportunities provided by the foregoing provisions of this Article III, where identified for specific Component Parts in Exhibit 3.01(a), Delphi shall be considered “Green” to the business plan through December 31, 2009 or such longer or shorter period set forth in Exhibit 3.01(a). Such “Green” rating requires that GM provide Delphi with the full opportunity to quote on the applicable new business, provided that the Delphi facility producing the applicable Component Part is not placed on “New Business Hold” in accordance with GM’s normal business practices utilized with other suppliers. GM agrees that as of the date of this Agreement and other than as specified on Exhibit 3.12 to this Agreement, no Delphi facilities producing the Components Parts identified in Exhibit 3.01(a) to this Agreement are on “New Business Hold.” GM shall consider Delphi’s bids for such business in accordance with GM’s normal business practices utilized with other suppliers. Delphi acknowledges and agrees that any sourcing of business pursuant to this section 3.12 shall be in GM’s sole discretion.

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ARTICLE IV
FACILITIES PORTFOLIO
     Section 4.01 Labor Reimbursement.
          (a) Under the terms of, and pursuant to the process set forth in, this section 4.01, GM shall reimburse Delphi for certain labor costs as set forth below:
               (i) 50% of Excess Labor Costs for the Red Circle Period at the UAW Keep Facilities, the IUE-CWA Keep Facilities, Sale Facilities, Footprint Facilities, and Wind-down Facilities;
               (ii) 100% of Excess Labor Costs for the period from September 15, 2007, through December 31, 2007, at the UAW Keep Facilities, the Sale Facilities, the UAW Footprint Facilities, and the UAW Wind-down Facilities; and
               (iii) The Applicable Labor Reimbursement Percentage of Excess Labor Costs at the UAW Keep Facilities for the period from January 1, 2008, through September 14, 2015; provided, however, that the amounts payable for December of each calendar year 2008 through 2014 and for September 2015 shall be decreased (in the event the Applicable Labor Reimbursement Percentage of Excess Labor Costs for such calendar year exceeds the Actual Applicable Labor Reimbursement Percentage of Excess Labor Costs for such calendar year) or increased (in the event the Applicable Labor Reimbursement Percentage of Excess Labor Costs for such calendar year is less than the Actual Applicable Labor Reimbursement Percentage of Excess Labor Costs for such calendar year) by the Reimbursement Adjustment Amount.
          (b) GM’s reimbursement of Excess Labor Costs described in section 4.01(a) of this Agreement shall be paid by GM pursuant to the following procedure:
               (i) Delphi shall endeavor to deliver to GM, no later than sixty (60) days before the Effective Date, an invoice reflecting actual Excess Labor Costs from October 1, 2006, through August 31, 2007. Delphi shall further endeavor to deliver to GM, no later than 30 days before the Effective Date, and no earlier than forty-five (45) days before the Effective Date, another invoice reflecting any actual Excess Labor Costs for all months after August 31, 2007, for which Delphi has closed its books, and Delphi’s good faith estimate of Excess Labor Costs for all subsequent periods through the Effective Date. GM shall pay amounts in such invoices containing all information and representations required by section 4.01(b)(iii) (the “Paid Pre-Effective Date Subsidy”) on the later of (i) the Effective Date, (ii) the date that is the first business day on or after the sixtieth (60th) day after Delphi’s delivery of the invoice described in the first sentence of this section 4.01(b)(i), or (iii) the date that is the first business day on or after the thirtieth (30th) day after Delphi’s delivery of the invoice described in the second sentence of this section 4.01(b)(i). Delphi shall recalculate, within sixty (60) days after the Effective Date or within twenty-four (24) days after the year-end close of Delphi’s books, whichever is later, the amount due for the period preceding the Effective Date based on actual Excess Labor Costs

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during that period and provide GM with a statement (the “Pre-Effective Date Subsidy Statement”) showing the actual amount due under section 4.01(a) (the “Actual Pre-Effective Date Subsidy”). If the Actual Pre-Effective Date Subsidy exceeds the Paid Pre-Effective Date Subsidy, GM shall pay to Delphi the difference via wire transfer in immediately available funds within thirty (30) days of receipt of the Pre-Effective Date Subsidy Statement. If the Actual Pre-Effective Date Subsidy is less than the Paid Pre-Effective Date Subsidy, Delphi shall pay to GM the difference via wire transfer in immediately available funds within thirty (30) days of GM’s receipt of the Pre-Effective Date Subsidy Statement from Delphi.
               (ii) Following the Effective Date, Delphi shall invoice GM on a monthly basis for the Excess Labor Costs that GM is obligated to reimburse Delphi pursuant to section 4.01(a) of this Agreement. Delphi shall endeavor to deliver such invoices to the Director of Business Development at GM within twenty (20) days after month-end close of Delphi’s books (if the 20th day falls on a weekend or holiday, Delphi shall endeavor to deliver the invoice to GM by the next business day).
               (iii) Such monthly invoices and invoices described in section 4.01(b)(i) hereof shall be in the form set forth on Exhibit 4.01(a) to this Agreement and shall include all supporting documentation referenced in Exhibit 4.01(a) to this Agreement and a representation from Delphi that such documentation is substantially complete and substantially accurate in all respects. GM and Delphi agree to work together in good faith to amend the form of invoices if necessary due to changed circumstances. In addition, unless Delphi otherwise consents, the invoices described herein and any information included in or specifically taken from such invoices, except to the extent such information is publicly available or can be obtained from other sources that are not, to GM’s knowledge, subject to an obligation of confidentiality, (i) shall be used solely for the purpose of confirming the amount of Excess Labor Costs and (ii) shall not be disclosed to any member of GM GPSC.
               (iv) Prior to December 1 of each year (including 2007), Delphi shall provide to GM a non-binding forecast of amounts that Delphi projects GM will be required to pay pursuant to this section 4.01 for the following two (2) calendar years, and GM and Delphi shall work together to update the first year of such forecast on a quarterly basis; provided, however, that the amount of GM’s obligation to pay any amount pursuant to this section 4.01 shall not be increased or decreased to equal any such forecast amounts, and Delphi’s right to receive payments from GM shall not be affected by the amount of such forecast amounts.
               (v) GM shall pay all amounts in each monthly invoice referred to in section 4.01(b)(ii) containing all information and representations required by this section 4.01(b) within twenty (20) days following receipt of the invoice or as otherwise agreed by GM and Delphi (if the 20th day falls on a weekend or holiday, GM shall pay Delphi on the next business day). Notwithstanding anything to the contrary in this Agreement or the Settlement Agreement, any payment by GM or Delphi of any amount pursuant to this section 4.01 shall be subject to the right of GM or Delphi, as applicable, to offset all or part of such payment as provided in section 7.01 hereof.
          (c) Delphi shall (i) permit GM (excluding the members of GM GPSC) and/or its agents, at GM’s expense, to audit Delphi’s books and records relating to Excess Labor Costs,

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and (ii) reasonably cooperate with GM and its agents in any such audit activities in a timely manner; provided, however, that (x) GM shall provide Delphi with reasonable advance written notice identifying the records and information that GM intends to audit, (y) GM shall reasonably cooperate with Delphi and its agents in any such audit activities, and (z) GM shall, before seeking to audit Delphi’s books and records regarding Excess Labor Costs, request that Delphi provide reasonably sufficient supporting information with respect to any inquiry by GM regarding Excess Labor Costs. In addition, unless Delphi otherwise consents, any and all information obtained by or through any audit of Delphi’s books and/or records by GM and/or its agents, except to the extent such information is publicly available or can be obtained from other sources that are not, to GM’s knowledge, subject to an obligation of confidentiality, (i) shall be used solely for the purpose of confirming the amount of Excess Labor Costs, and (ii) shall not be disclosed to any member of GM GPSC.
          (d) Delphi agrees to use commercially reasonable efforts to maximize the use of temporary employees and minimize the use of skilled labor, as work rules allow, with a goal of achieving a more competitive Labor Cost Amount, provided that Delphi’s right to receive payments from GM shall not be affected by any failure to achieve a more competitive Labor Cost Amount.
     Section 4.02 Production Cash Burn Breakeven.
          (a) With respect to any of the Sale Facilities or UAW Footprint Facilities (the “Support Facilities”) for which GM requires production at any time on or after January 1, 2008, GM agrees, under the terms and pursuant to the process set forth in this section 4.02, to reimburse Delphi for the Applicable Production Cash Burn Percentage of Production Cash Burn at such facility from January 1, 2008 (or such later date agreed to by GM and Delphi) through the Support End Date for such facility (a “Support Period”); provided, however, that to the extent that net sales attributable to any Support Facility exceed the sum of cash expenditures and accrued expenses included in the definition of Production Cash Burn for such Support Facility during its Support Period, such excess amount shall offset amounts that GM would otherwise pay in respect of other Support Facilities for which GM is reimbursing Production Cash Burn during such Support Period.
          (b) GM shall reimburse Delphi as required in section 4.02(a) of this Agreement pursuant to the following procedure:
               (i) Following the Effective Date, Delphi shall invoice GM on a calendar month basis for the aggregate amount of the Applicable Production Cash Burn Percentage of Production Cash Burn actually incurred at all Support Facilities during the applicable month. Delphi shall deliver the invoice to the Director of Business Development at GM by the 20th day of the month following each invoice period (if the 20th day of the month falls on a weekend or holiday, Delphi shall endeavor to deliver the invoice to GM by the next business day).
               (ii) Each monthly invoice for the aggregate amount of the Applicable Production Cash Burn Percentage of Production Cash Burn actually incurred at all Support Facilities shall be in the form of Exhibit 4.02(b) hereto, shall have attached as supporting detail

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an invoice for each Support Facility (also in the form of Exhibit 4.02(b) hereto), and include a representation from Delphi that the attached supporting detail is substantially complete and substantially accurate in all respects. GM and Delphi agree to work together in good faith to amend the form of invoice if necessary due to changed circumstances.
               (iii) GM shall pay all amounts in each invoice containing all information and representations required by section 4.02(b)(ii) within thirty (30) days following receipt of the invoice or as otherwise agreed by GM and Delphi (if the 30th day following receipt of the invoice falls on a weekend or holiday, GM shall pay Delphi on the next business day). Notwithstanding anything to the contrary in this Agreement or the Settlement Agreement, any payment by GM or Delphi of any amount pursuant to this section 4.02 shall be subject to the right of GM or Delphi, as applicable, to offset all or part of such payment as provided in section 7.01 hereof.
               (iv) If any monthly invoice submitted under this section 4.02 reflects an aggregate positive cash flow for all Support Facilities during the applicable month, the amount of the aggregate positive cash flow shall be a credit to GM solely against any future amounts GM owes Delphi pursuant to this section 4.02. For the avoidance of doubt, Delphi shall not be obligated to make any cash payment to GM with respect to any credit under this section 4.02 nor shall any credits under this section 4.02 be applied against any sums owed by GM under any other provision of this Agreement or any other agreement.
          (c) Delphi shall (i) with respect to the Flint East Facility, permit an outside auditor, at GM’s expense, to audit Delphi’s books and records relating to Production Cash Burn, (ii) with respect to all other Support Facilities, permit GM (excluding the members of GM GPSC) and/or its agents, at GM’s expense, to audit Delphi’s books and records relating to Production Cash Burn, and (iii) reasonably cooperate with GM and/or its agents in any such audit activities in a timely manner; provided, however, that (w) GM shall provide Delphi with reasonable advance written notice identifying the records and information that GM intends to audit, (x) GM shall reasonably cooperate with Delphi and its agents in any such audit activities, (y) GM shall, before seeking to audit Delphi’s books and records regarding Production Cash Burn, request that Delphi provide reasonably sufficient supporting information with respect to any inquiry by GM regarding Production Cash Burn, and (z) any and all information obtained by or through any audit of Delphi’s books and records shall not be disclosed to any member of GM GPSC, except to the extent such information is publicly available or can be obtained from other sources that are not, to GM’s knowledge, subject to an obligation of confidentiality. Notwithstanding anything contained herein, neither GM nor any of its agents shall be entitled to audit pursuant to this section 4.02(c) Delphi or Delphi’s books and records until GM has commenced making the payments required pursuant to section 4.02 hereof.
          (d) In consideration of GM’s acceptance of responsibility for certain Supplemental Unemployment Benefits and Severance at the Footprint Facilities, GM shall receive a credit in the full amount of the first $10 million for which GM is responsible under this section 4.02. The monthly invoices delivered by Delphi pursuant to this section 4.02 shall reflect and shall be reduced by the amount of the $10 million credit, with the credit applied dollar for dollar against the first and each subsequent invoice until applied in full.

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          (e) On or before the date on which payment pursuant to this section 4.02 would be due from GM to Delphi with respect to the invoice pertaining to December of any year, Delphi shall pay to GM, with respect to each Sale Facility (so long as it was also a Support Facility at any point during such year), via wire transfer in immediately available funds an amount (the “Warranty Cost Amount”) equal to one-third of the amount by which warranty costs associated with such facility during the portion of such calendar year such Sale Facility was a Support Facility exceeded an amount equal to the product of (x) the number of months during the year for which GM was obligated to cover warranty costs under Production Cash Burn and (y) 125% of (i) in respect of the Sandusky Facility, $0; (ii) in respect of the Adrian Facility, $0; (iii) in respect of the Saginaw Steering Facility, $1,148,000; and/or (iv) with respect of the Athens Facility, $20,000 (for each such facility, the “Base Monthly Warranty Level”), i.e.: one-third of (the warranty cost associated with the applicable facility for the portion of the current year the Sale Facility was a Support Facility — the number of months the Sale Facility was a Support Facility during the current year x 125% of Base Monthly Warranty Level). If the warranty costs during any month in respect of any Sale Facility (so long as it is also a Support Facility) are more than the greater of $1 million or 200% of the Base Monthly Warranty Level, then, on or before the date on which payment pursuant to this section 4.02 would be due from GM to Delphi for such month, Delphi shall pay to GM via wire transfer in immediately available funds an amount equal to one-third of the amount by which the warranty costs exceed 125% of the Base Monthly Warranty Level; provided, however, that (i) the amount of any annual payment otherwise required to be made by Delphi pursuant to the first sentence of this section in respect of the year in which any monthly payment is made by Delphi pursuant to this sentence shall be reduced by the amount of any such monthly payment and (ii) if the aggregate amount of monthly payments made by Delphi pursuant to this sentence in any calendar year exceeds the amount of any annual payment otherwise required to be made by Delphi pursuant to the first sentence of this section in respect of such calendar year, GM shall pay to Delphi via wire transfer in immediately available funds within thirty (30) days of receipt by GM of the invoice under this section 4.02 for the month of December of such year an amount equal to such excess.
          (f) On or before December 1st of each year (including 2007), Delphi shall provide to the Director of Business Development at GM a forecast of Production Cash Burn for the following two calendar years for each Support Facility and GM shall review each forecast and provide any feedback on or before December 15th of each year. Actual Production Cash Burn shall be tracked against each annual forecast on a monthly basis. GM and Delphi shall work together to update each annual forecast on a quarterly basis for the current calendar year. The amount of GM’s obligation to reimburse Delphi pursuant to this section 4.02 shall not be increased or decreased to reflect any amounts forecasted pursuant to this section 4.02(f).
          (g) At GM’s direction, Delphi shall implement an incentive payment structure (the form and substance of which shall be subject to Delphi’s consent, which shall not be unreasonably withheld) separate from and in addition to Delphi’s current incentive payment structure, pursuant to terms designed by GM to meet certain objectives for Delphi’s salaried employees at the Support Facilities, and any amounts paid by Delphi under such incentive payment structure shall be included as part of cost for purposes of the Production Cash Burn calculation; provided, however, that nothing herein shall require GM to direct Delphi to implement an incentive payment structure, and payments made under an incentive payment

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structure shall not be included as part of the Production Cash Burn calculation unless GM directs its implementation in writing.
          (h) On January 1, 2008, GM shall accelerate its payment terms (for all payments made by GM after such date) to “net 10 days” for products purchased by GM from Support Facilities that are not also Sale Facilities. The accelerated payment terms for each such Support Facility shall end on the Support End Date for such Support Facility.
          (i) GM and Delphi have agreed to work together to minimize excess and obsolete materials with respect to the Support Facilities in accordance with the letter from Bill Hurles, of GM, to Jeff Paprocki, of Delphi, dated February 1, 2007, which is attached hereto as Exhibit 4.02(i). GM and Delphi have further agreed to handle extended fabrication and material obligations as set forth in such letter.
          (j) Any inventory banks requested by GM at any Support Facility shall be produced by Delphi through the order schedule as outlined in section 4.02(h) of this Agreement. The size and build schedule for any such inventory banks shall be mutually agreed upon by GM and Delphi. GM shall purchase the inventory upon production by Delphi and receipt of an invoice, subject to “net 10 day” payment terms. At GM’s written direction, Delphi shall warehouse and maintain such inventory at GM’s cost.
          (k) Current GM contract terms, including pricing, shall remain in force with no pricing changes to be proposed for GM products produced at the Support Facilities, except as provided in Exhibit 3.01(a) to this Agreement.
          (l) Delphi shall use commercially reasonable efforts to minimize the Production Cash Burn at each Support Facility.
          (m) GM may, in its sole discretion, assist the Delphi purchasing organization, as requested by Delphi, in the negotiation and purchase of material for the Support Facilities after December 31, 2007.
          (n) After such time as GM makes its first payment to Delphi under this section 4.02, GM may, in its sole discretion, designate GM employee(s) or advisor(s), compensated by GM, to work at any Support Facility (except for the Flint East Facility) as advisors to Delphi to help minimize Production Cash Burn after (i) in the case of the Needmore Road Facility, the Saginaw E&C Facility, the Sandusky Facility, or the Adrian Facility December 31, 2007, and (ii) in the case of the Saginaw Steering Facility or the Athens Facility, December 31, 2008. As necessary to support GM’s efforts to reduce Production Cash Burn, Delphi shall provide such GM representatives with access to the operations of the Support Facilities (except for the Flint East Facility) as well as to the books and records relating to such Support Facilities. The GM representatives may also review ongoing expenditures at any such Support Facility during the Support Period for such Support Facility.
          (o) GM, with the concurrence of Delphi, which shall not be unreasonably withheld, may, but shall not be required to, extend employment offers to Delphi salaried employees affiliated with the products or operations of the Support Facilities after (i) in the case of any employee associated with the Flint East Facility, June 30, 2008, (ii) in the case of any

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employee associated with the Needmore Road Facility and the Saginaw E&C Facility, December 31, 2007, (iii) in the case of any employee associated with the Saginaw Steering Facility or the Athens Facility, December 31, 2008, and (iv) in the case of any employee associated with the Sandusky Facility or the Adrian Facility, December 31, 2007; provided, however, that with respect to any Sale Facility, GM’s right to extend employment offers pursuant to this section 4.02(o) shall be suspended so long as there is a sale of such Sale Facility pending pursuant to a signed memorandum of understanding or purchase agreement. GM may, but shall not be required to, locate employees that GM hires under this section 4.02(o) at any Support Facility until such Support Facility is wound-down or its ownership is transferred to a party other than Delphi; provided, however, that no salaried employees employed by GM shall hold or be deemed by Delphi or GM to hold a managerial position at any Support Facility.
     Section 4.03 Sunset Requirements.
          (a) GM has agreed, pursuant to section B of and Attachment A to the UAW MOU, to, among other things, provide certain support so that Delphi shall no longer have responsibility for production operations or for employment of UAW-represented employees by dates specified in the UAW MOU in respect of the Saginaw Steering Facility, the Sandusky Facility, the Adrian Facility, the Flint East Facility, the Needmore Road Facility and the Saginaw E&C Facility. For the avoidance of doubt, GM shall have no obligations (and shall not be responsible for any liabilities) in respect of such facilities, other than obligations expressly set forth in the UAW MOU, this Agreement or the Settlement Agreement, or such obligations, if any, expressly set forth in any Existing Agreements. Delphi agrees that it shall not seek any compensation from GM, the UAW or any other party in consideration of Delphi’s cessation of responsibility pursuant to section B of the UAW MOU except as provided for in this Agreement, the Settlement Agreement or any Existing Agreements.
          (b) GM and Delphi acknowledge that Delphi expects to cease GM production at the Athens Facility on or before December 31, 2009. GM and Delphi agree to use commercially reasonable efforts to relocate or source, on or before such date, production of all Component Parts which are manufactured at the Athens Facility, which relocation shall be coordinated with and approved by GM in accordance with GM’s Business Transfer Approval Board process (the “BTAB Process”). In the event the production of Component Parts for GM at the Athens Facility has not been completely relocated or sourced to other facilities by December 31, 2009 due to technical, sourcing or manufacturing- based impediments, and despite the Parties’ having used commercially reasonable efforts to meet the December 31, 2009 date, GM and Delphi shall mutually discuss and reasonably cooperate to address any additional production that is necessary to support GM following such date. In connection with the closure of the Athens Facility, GM agrees to utilize commercially reasonable efforts to coordinate the timing of flowback opportunities in the most cost-effective manner practicable. Delphi agrees that a condition of any sale of the Athens Facility shall be that the buyer agrees in writing to comply with this section 4.03(b). GM agrees that there shall be no adverse economic impact to Delphi related to hourly and salaried separation costs and costs of moving equipment in connection with any closure of the Athens Facility, and GM shall be responsible for any such costs borne by Delphi. Delphi and GM agree that if the Athens Facility is sold, the buyer (who will reap the long-term benefit of closure of the Athens Facility) shall bear the entire economic impact of closure of the Athens Facility, including, without limitation, hourly and salaried separation costs

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and costs of moving equipment, provided that GM shall provide flowback opportunities to GM locations or otherwise satisfy long-term employment commitments for approximately 390 Athens former Tier I employees.
          (c) GM and Delphi acknowledge that Delphi expects to close the Columbus Facility on or before December 31, 2007. GM and Delphi agree to use commercially reasonable efforts to relocate or source, on or before such date, production of all Component Parts which are manufactured at the Columbus Facility, which relocation shall be coordinated with and approved by GM in accordance with GM’s BTAB Process, subject to Delphi’s right to close the Columbus Facility no later than December 31, 2008. In the event the production of Component Parts at the Columbus Facility will not be relocated or sourced to other facilities by December 31, 2007 due to technical, sourcing or manufacturing-based impediments, and GM desires that Delphi continue operations at the Columbus Facility to support GM production, despite the Parties’ having used commercially reasonable efforts to meet the December 31, 2007 date, GM shall provide Delphi with sixty (60) days’ prior written notice and GM and Delphi shall use commercially reasonable efforts to expedite the relocation of production from the Columbus Facility, in which case Delphi shall continue to operate the Columbus Facility in support of GM’s production requirements until a date to be agreed upon by GM and Delphi, provided that Delphi shall not be obligated to operate such facility beyond December 31, 2008. In addition, the Parties agree to engage in good faith discussions regarding whether the Columbus Facility would be eligible for the Production Cash Burn subsidy under section 4.02 for the period after January 1, 2008. Delphi agrees that a condition of any sale of the Columbus Facility shall be that the buyer agrees in writing to comply with this section 4.03(c).
          (d) GM and Delphi acknowledge that Delphi expects to close the Milwaukee E&C Facility on or before December 31, 2007. GM and Delphi agree to use commercially reasonable efforts to relocate or source, on or before such date, production of all Component Parts which are manufactured at the Milwaukee E&C Facility, which relocation shall be coordinated with and approved by GM in accordance with GM’s BTAB Process, subject to Delphi’s right to close the Milwaukee E&C Facility no later than December 31, 2008. In the event the production of Component Parts at the Milwaukee E&C Facility will not be relocated or sourced to other facilities by December 31, 2007 due to technical, sourcing or manufacturing-based impediments, and GM desires that Delphi continue operations at the Milwaukee E&C Facility to support GM production, despite the Parties’ having used commercially reasonable efforts to meet the December 31, 2007 date, GM shall provide Delphi with sixty (60) days’ prior written notice and GM and Delphi shall use commercially reasonable efforts to expedite the relocation of production from the Milwaukee E&C Facility, in which case Delphi shall continue to operate the Milwaukee E&C Facility in support of GM’s production requirements until a date to be agreed upon by GM and Delphi, provided that Delphi shall not be obligated to operate such facility beyond December 31, 2008. In addition, the Parties agree to engage in good faith discussions regarding whether the Milwaukee E&C Facility would be eligible for the Production Cash Burn subsidy under section 4.02 for the period after January 1, 2008. Delphi agrees that a condition of any sale of the Milwaukee E&C Facility shall be that the buyer agrees in writing to comply with this section 4.03(d).
     Section 4.04 GM Working Capital Backstop for Sale Facilities.

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          (a) The Parties agree that the provisions of this section 4.04 are intended to provide Delphi with an agreed upon minimum recovery of the working capital that Delphi has invested in the Sale Businesses. The exercise of any Unsold Business Option under section 4.06 of this Agreement (other than with respect to the Saginaw E&C Assets), including the occurrence of any deemed transfer pursuant to section 4.06(c) of this Agreement, constitutes a sale under the provisions of this section 4.04.
          (b) If the closing of the sale of the Global Interiors & Closures Business occurs on or before the Effective Date:
               (i) GM will pay to Delphi on the Initial Payment Date a payment equal to the lesser of (A) $91 million, and (B) 100% of the amount, if any, by which the estimated Net Working Capital associated with the Global Interiors & Closures Business as of the Closing Date (to the extent included as part of the sale) exceeds the Initial Sale Proceeds (or, to the extent any adjustments have already been made, the Adjusted Sale Proceeds) for the Global Interiors & Closures Business; or
               (ii) Delphi will pay to GM on the Closing Date 60% of the Excess Interiors Proceeds, if any.
               (iii) On each Adjustment Payment Date, GM or Delphi, as applicable, will make payment to the other party of any adjustments required to the payments made under subsections (b)(i) and (b)(ii) above to reflect the Adjusted Sale Proceeds or actual Net Working Capital as of the Closing Date, in accordance with the procedures set forth in section 4.04(i).
          (c) If the closing of the sale of the Global Interiors & Closures Business has not occurred on or before the Effective Date:
               (i) GM will advance to Delphi (as an advance deposit against accounts payable to Delphi and its U.S. and Mexican Affiliates), on the later of the Effective Date and January 2, 2008, the lesser of (A) $91 million and (B) 100% of the estimated Net Working Capital associated with the Global Interiors & Closures Business as of December 31, 2007 (the “Interiors Advance”).
               (ii) Upon the closing of a sale of the Global Interiors & Closures Business subsequent to GM making the Interiors Advance
               (A) On the Closing Date, Delphi will pay to GM the amount of the Interiors Advance (which payment shall reduce the Interiors Advance to zero) by wire transfer in immediately available funds;
               (B) On the Closing Date, GM will pay to Delphi the amount equal to the lesser of (x) $91 million, and (y) 100% of the amount, if any, by which the estimated Net Working Capital associated with the Global Interiors & Closures Business as of the Closing Date (to the extent included as part of the sale) exceeds the Initial Sale Proceeds (or, to the extent any adjustments

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have already been made, the Adjusted Sale Proceeds), which payment is not an advanced deposit, by wire transfer in immediately available funds; and
               (C) Delphi will pay to GM on the Closing Date an amount equal to 60% of the Excess Interiors Proceeds, if any.
               (iii) On each Adjustment Payment Date, GM or Delphi, as applicable, will make payment to the other party of any adjustments required to the payments made under subsection (c)(ii) above to reflect the Adjusted Sale Proceeds or actual Net Working Capital as of the Closing Date, in accordance with the procedures set forth in section 4.04(i).
          (d) If the closing of the sale of the Sandusky Business occurs on or before the Effective Date:
               (i) Delphi will first pay to GM on the Initial Payment Date the Capital Procurement Payment pursuant to the terms of the Capital Procurement Agreement.
               (ii) Subsequent to Delphi having paid the Capital Procurement Payment to GM, GM will pay to Delphi on the Initial Payment Date the amount, if any, by which (A) the lesser of (1) $35 million and (2) the estimated Net Working Capital associated with the Sandusky Business as of the Closing Date (to the extent included as part of the sale) exceeds (B) the Initial Sale Proceeds (or, to the extent any adjustments have already been made, the Adjusted Sale Proceeds) for the Sandusky Business less the Capital Procurement Payment; or
               (iii) Delphi will pay to GM on the Closing Date 60% of the Excess Sandusky Proceeds, if any.
               (iv) On each Adjustment Payment Date, GM or Delphi, as applicable, will make payment to the other party of any adjustments required to the payments made under subsections (d)(i) through (iii) above to reflect the Adjusted Sale Proceeds or actual Net Working Capital as of the Closing Date, in accordance with the procedures set forth in section 4.04(i).
          (e) If the closing of the sale of the Sandusky Business has not occurred on or before the Effective Date:
               (i) GM will advance to Delphi (as an advance deposit against accounts payable to Delphi and its U.S. and Mexican Affiliates), on the later of the Effective Date and January 2, 2008, the lesser of (A) $35 million and (B) 100% of the estimated Net Working Capital associated with the Sandusky Business as of December 31, 2007 (the “Sandusky Advance”).
               (ii) Upon the closing of a sale of the Sandusky Business subsequent to GM making the Sandusky Advance
               (A) On the Closing Date, Delphi will pay to GM the amount of the Sandusky Advance (which payment

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shall reduce the Sandusky Advance to zero) by wire transfer in immediately available funds.
               (B) On the Closing Date, Delphi will pay to GM the Capital Procurement Payment pursuant to the terms of the Capital Procurement Agreement.
               (C) Upon Delphi having paid the Capital Procurement Payment to GM, on the Closing Date, GM will pay to Delphi the amount, if any, by which (1) the lesser of (x) $35 million, and (y) the estimated Net Working Capital associated with the Sandusky Business as of the Closing Date (to the extent included as part of the sale) exceeds (B) the Initial Sale Proceeds (or, to the extent any adjustments have already been made, the Adjusted Sale Proceeds) for the Sandusky Business less the Capital Procurement Payment, which payment is not an advanced deposit, by wire transfer in immediately available funds; or
               (D) Delphi will pay to GM on the Closing Date 60% of the Excess Sandusky Proceeds, if any.
               (iii) On each Adjustment Payment Date, GM or Delphi, as applicable, will make payment to the other party of any adjustments required to the payments made under subsections (e)(i) and (e)(ii) above to reflect the Adjusted Sale Proceeds or actual Net Working Capital as of the Closing Date or December 31, 2007, as applicable, in accordance with the procedures set forth in section 4.04(i).
          (f) If the closing of the sale of the Global Steering Business occurs on or before the Effective Date:
               (i) GM will pay to Delphi on the Initial Payment Date a payment equal to the lesser of (A) $210 million, and (B) 66.6% of the amount, if any, by which the estimated Net Working Capital associated with the Global Steering Business as of the Closing Date (to the extent included as part of the sale) exceeds the Initial Sale Proceeds (or, to the extent any adjustments have already been made, the Adjusted Sale Proceeds) for the Global Steering Business; or
               (ii) Delphi will pay to GM on the Closing Date 60% of the Excess Steering Proceeds.
               (iii) On each Adjustment Payment Date, GM or Delphi, as applicable, will make payment to the other party of any adjustments required to the payments made under subsections (f)(i) and (f)(ii) above to reflect the Adjusted Sale Proceeds or actual Net Working Capital as of the Closing Date, in accordance with the procedures set forth in section 4.04(i).
          (g) If the closing of the sale of the Global Steering Business has not occurred on or before the Effective Date:

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               (i) GM will advance to Delphi (as an advance deposit against accounts payable to Delphi and its U.S. and Mexican Affiliates), on the later of the Effective Date and January 2, 2008, the lesser of (x) $210 million and (y) 66.6% of the estimated Net Working Capital associated with the Global Steering Business as of December 31, 2007 (the “Steering Advance”).
               (ii) Between the making of the Steering Advance and the Closing Date of any sale of the Steering Business, Net Working Capital will be reassessed as of the end of each calendar year in accordance with the procedures set forth in section 4.04(i) and any necessary adjustments to the Steering Advance will be made on the appropriate Adjustment Payment Date (A) in the case of an increase in the Steering Advance, through an additional advance deposit against accounts payable to Delphi and its U.S. Affiliates, and (B) in the case of a decrease in the Steering Advance, through repayment by Delphi of the amount of such reduction.
               (iii) Upon the closing of a sale of the Steering Business subsequent to GM making the Steering Advance
               (A) On the Closing Date, Delphi will pay to GM the amount of the Steering Advance (which payment shall reduce the Steering Advance to zero) by wire transfer in immediately available funds;
               (B) On the Closing Date, GM will pay to Delphi the amount equal to the lesser of (x) 210 million, and (y) 66.6% of the amount, if any, by which the estimated Net Working Capital associated with the Steering Business as of the Closing Date (to the extent included as part of the sale) exceeds the Initial Sale Proceeds (or, to the extent any adjustments have already been made, the Adjusted Sale Proceeds), which payment is not an advanced deposit); or
               (C) Delphi will pay to GM on the Closing Date an amount equal to 60% of the Excess Steering Proceeds, if any.
               (iv) On each Adjustment Payment Date, GM or Delphi, as applicable, will make payment to the other party of any adjustments required to the payments made under subsections (g)(i) through (g)(iii) above to reflect the Adjusted Sale Proceeds or actual Net Working Capital as of the Closing Date or December 31, 2007, as applicable, in accordance with the procedures set forth in section 4.04(i).
          (h) On or before the applicable Invoice Delivery Date, Delphi shall deliver to GM its good faith estimate of the calculation of any estimated payment owing under section 4.04 along with any reasonably necessary and appropriate supporting financial statements and other information and, if applicable, a preliminary closing statement for any sale (collectively, the “Estimated Payment Calculation”). GM and/or Delphi shall pay all amounts owing with respect

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to any Estimated Payment Calculation containing all information required by this section 4.04(h) on the dates such payments are due and owing under the terms of this section 4.04. Notwithstanding anything to the contrary in this Agreement or the Settlement Agreement, any payment by GM or Delphi of any amount pursuant to this section 4.04(h) shall be subject to the right of GM or Delphi, as applicable, to offset all or part of such payment as provided in section 7.01 hereof.
          (i) Within 20 days of each Adjustment Determination Date, Delphi shall deliver to GM the calculation of any adjustment owing under sections 4.04(a)-(g) along with all necessary and appropriate supporting financial statements and other information and, if applicable, a closing statement for any sale (collectively, the “Adjustment Payment Calculation”). The Adjustment Payment Calculation shall include all reasonably necessary supporting documentation and a representation from Delphi that such documentation is substantially complete and substantially accurate in all respects. GM and/or Delphi shall pay all amounts owing under any Adjustment Payment Calculation containing all information and representations required by this section 4.04(i) on the applicable Adjustment Payment Date. Notwithstanding anything to the contrary in this Agreement or the Settlement Agreement, any payment by GM or Delphi of any amount pursuant to this section 4.04(i) shall be subject to the right of GM or Delphi, as applicable, to offset all or part of such payment as provided in section 7.01 hereof.
          (j) Delphi shall (i) permit GM and/or its agents, at GM’s expense, to audit Delphi’s books and records relating to Adjustment Payment Calculations, and (ii) reasonably cooperate with GM and its agents in any such audit activities in a timely manner; provided, however, that (x) GM shall provide Delphi with reasonable advance written notice identifying the records and information that GM intends to audit, (y) GM shall reasonably cooperate with Delphi and its agents in any such audit activities, and (z) GM shall, before seeking to audit Delphi’s books and records regarding Adjustment Payment Calculations, request that Delphi provide reasonably sufficient supporting information with respect to any inquiry by GM regarding Adjustment Payment Calculations. In addition, unless Delphi otherwise consents, any and all information obtained by or through any audit of Delphi’s books and/or records by GM and/or its agents, except to the extent such information is publicly available or can be obtained from other sources that are not, to GM’s knowledge, subject to an obligation of confidentiality, shall be used solely for the purpose of confirming any Adjustment Payment Calculations.
          (k) As a condition of receiving payment of the Unrecovered Separation Costs in accordance with section 4.04, Delphi agrees that it will not obligate buyers of the Global Interiors & Closures Business, Global Steering Business or the Sandusky Business to pay such costs unless GM otherwise agrees.
          (l) To the extent required under either Existing Agreements or agreements which GM or any of the Delphi Parties enter into in the future, Delphi shall ensure that GM receives required production from the Global Interiors & Closures Business, the Sandusky Business and the Global Steering Business through the earlier of the Closing Date related to the sale of such business or the applicable Business Outside Date.

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     Section 4.05 Additional Terms Regarding Sale Facilities.
          (a) GM shall have the right to consent to the identity of any buyer or buyers of all or any part of the Global Steering Business, Global Interiors & Closures Business, and/or the Sandusky Business which is sold as a going concern and to the amount of proceeds to be paid upon the sale or sales of any of such businesses if less than the Net Working Capital associated with the applicable business; provided, however, that the right to consent to the identity of any buyer or buyers shall not apply to any sale of assets that are no longer used for GM production, including the Athens Facility and Columbus Facility (at such time as such facilities are no longer used for GM production); and provided further, that any proceeds from the sale of such assets (except for the Athens Facility, the Columbus Facility and de minimis surplus asset sales) shall be treated as Sale Proceeds under section 4.04.
          (b) Delphi shall use commercially reasonable efforts to maximize the proceeds from and value of the Global Steering Business, Global Interiors & Closures Business, and the Sandusky Business (including working with GM to evaluate standalone options for such businesses or Facilities that are not sold on or prior to January 1, 2008); provided that nothing contained herein shall relieve GM of its obligation under section 4.06 hereof.
          (c) GM shall use commercially reasonable efforts to negotiate a revenue plan with potential buyers of the Global Steering Business, Global Interiors & Closures Business, and/or the Sandusky Business to facilitate sales of such facilities; provided, however, that GM shall not be obligated under any circumstances to enter into any such revenue plan.
          (d) With respect to the Global Steering Business, Global Interiors & Closures Business, and/or the Sandusky Business, as applicable, GM shall offer to any buyer of such facility or facilities to which GM consents under section 4.05(a) hereof, reimbursement of Excess Labor Costs for the period following the closing of the sale on terms that are substantially the same (and no less favorable to the buyer) as those set forth in section 4.01 of this Agreement.

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     Section 4.06 Treatment of Unsold Businesses and the Transfer of Certain Employees.
          (a) Unsold Business Option
               (i) In accordance with the terms of this section 4.06, Delphi on behalf of itself and its applicable Affiliates (each a “Business Optionor” and collectively, the “Business Optionors”) hereby grants to one or more parties designated by GM in its discretion (each a “Business Optionee” and collectively, the “Business Optionees”), the options (each an “Unsold Business Option” and collectively, “Unsold Business Options”) to purchase the Global Steering Business, the Sandusky Business, the Global Interiors & Closures Business and the Saginaw E&C Assets (each an “Unsold Business” and collectively, the “Unsold Businesses”) each for $1.00, to be effectuated through one or more asset sales, stock or other equity interest sales, real estate leases, machinery and equipment leases (with respect to machinery and equipment located in facilities which are to be leased to the applicable Business Optionee) and assignments and assumptions (each a “Business Transaction” and collectively, the “Business Transactions”), or a combination thereof, as reasonably determined by the applicable Business Optionee (except to the extent Delphi is expressly entitled to determine the structure under this section 4.06).
               (ii) Each Business Transaction shall be structured such that the Business Optionee shall assume the Assumed Liabilities and Delphi and the Business Optionor, as applicable, shall retain the Retained Liabilities each with respect to the applicable Unsold Business. In addition, in connection with such Business Transaction, the Business Optionee shall offer employment to the U.S. salaried employees of the Unsold Business on terms substantially comparable in the aggregate to the terms of their employment with Delphi or its Affiliates for one year following the date of the closing of the applicable Business Transaction (the “Business Closing Date”), and, in the case of non-U.S. employees, the Business Optionee shall assume the employment contracts and all related obligations of the Unsold Business in accordance with applicable legal, works council and union agreement requirements. Also, the assets to be transferred in connection with each Business Transaction shall be accepted by the Business Optionee on an as-is, where-is basis. GM may designate only one Business Optionee at a time for each Unsold Business (unless Delphi otherwise consents, which consent shall not unreasonably be withheld), provided that GM may designate separate Business Optionees with respect to discrete regional operations or lines of business which are a part of the Unsold Business where such discrete regional operations or lines of business may reasonably be sold as a separate ongoing concern. The Business Optionee and GM shall be responsible for all costs associated with any such sales or, to the extent provided in section 4.06(a)(vii) below, the preparation therefor regardless of whether the sale to such Business Optionee closes.
               (iii) To the extent that an Unsold Business includes a contract or other obligations, including without limitation non-compete or non-solicitation agreements, which would restrict or inhibit a Business Optionee or any of its Affiliates from engaging in, owning an interest in any Person engaged in, or providing support (financial or otherwise) to any Person engaged in, any line of business, Delphi shall at the request of the applicable Business Optionee use commercially reasonable efforts to terminate such contract or obligations and, at the election of the applicable Business Optionee, such contract or obligation shall be excluded (at the cost

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and expense of the Business Optionee) from the contracts and obligations being transferred or assumed by the Business Optionee pursuant to a Business Transaction; and in such case, Delphi, the applicable Business Optionor and GM shall use their respective commercially reasonable efforts to provide the Business Optionee with the rights and benefits of such excluded contract or obligation (other than with respect to joint ventures). To the extent that an Unsold Business includes a contract or obligations pursuant to which a third party has a preemptive or similar right to purchase any asset (including an equity interest in a joint venture) which constitutes a portion of the Unsold Business, Delphi shall use commercially reasonable efforts to cause such third party not to exercise such right and at the election of the applicable Business Optionee, such assets shall be excluded (at the cost and expense of the Business Optionee) from the assets being transferred or assumed by the Business Optionee pursuant to a Business Transaction; and in such case, Delphi, the applicable Business Optionor and GM shall use their respective commercially reasonable efforts to provide the Business Optionee with the rights and benefits of such asset (other than with respect to joint ventures). With respect to the Saginaw E&C Assets, Delphi shall be entitled to retain the working capital with respect to such Unsold Business.
               (iv) The Parties agree that in connection with a Business Transaction Delphi may as reasonably determined by Delphi in order to reduce the cost of the applicable Business Transaction, (A) transfer the assets to be sold in connection with an Unsold Business and Assumed Liabilities to be assumed in connection with the purchase of the Unsold Business to a newly-formed subsidiary with no other operations or operational history, and transfer the equity interests of such new subsidiary to the Business Optionee, or (B) in the case of wholly-owned subsidiaries that are engaged in no business other than the Unsold Business, transfer the equity interests of such subsidiaries to the Business Optionee. In no event shall the Business Optionee assume or otherwise become liable for any liabilities or obligations that are not Assumed Liabilities, Delphi and the Business Optionor shall, jointly and severally, indemnify, defend and hold GM and each Business Optionee harmless from and against all such liabilities. Notwithstanding anything to the contrary herein, the liabilities and obligations of any joint venture comprising part of an Unsold Business will not be affected by this Agreement and such liabilities and obligations shall remain liabilities and obligations of the joint venture, and Delphi and its Affiliates (other than the joint venture) shall have no liability or obligation with respect thereto.
               (v) Each Business Transaction shall be subject to customary and appropriate documentation reasonably acceptable to Delphi and the Business Optionee. The Business Optionor and Delphi shall jointly and severally warrant to the applicable Business Optionee that, other than assets excluded from the relevant Unsold Business definition, the assets and rights transferred to the Business Optionee, together with the rights and transition services provided for hereunder, are sufficient to operate the applicable Unsold Business in substantially the same manner as operated prior to the Business Closing Date. In addition, the Business Optionor shall provide a customary warranty to the Business Optionee that it is being transferred marketable title to all stock, equity interests and assets to be transferred to the Business Optionee, free and clear of all liens, claims and Encumbrances, subject only to Permitted Encumbrances. The Business Optionees and the Business Optionor shall take all commercially reasonable actions necessary to and shall execute and deliver, any documents or instruments, reasonably necessary to, perfect or confirm all transfers, assignments and assumptions in connection with each Business Transaction, including making all appropriate regulatory filings as soon as

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practicable and obtaining all requisite regulatory approvals in advance of the Business Outside Date (as defined below); provided that in no event shall a Business Optionee be obligated to dispose of or divest itself of any line of business or restrict itself from engaging in a line of business in order to obtain any regulatory approvals. To the extent a third party consent or approval is not obtained with respect to any third party contract or agreement in connection with a Business Transaction, the applicable contract or agreement shall be excluded from the Business Transaction and Delphi shall and shall cause its Affiliates to use reasonable efforts to provide the benefits therefrom to the Business Optionee.
               (vi) Each Unsold Business Option may be exercised by a Business Optionee (A) with respect to the Global Interiors & Closures Business, the Sandusky Business and the Saginaw E&C Assets, on or after the earlier of (1) the date Delphi and GM agree in writing that Delphi’s marketing efforts have concluded for the applicable Unsold Business and (2) September 30, 2008; and (B) with respect to the Global Steering Business, on or after the earlier of (1) the date Delphi and GM agree in writing that Delphi’s marketing efforts have concluded for such business and (2) August 31, 2010; provided, however, that the Unsold Business Option with respect to each Unsold Business shall terminate and expire upon any sale of such Unsold Business by Delphi. In the event that an Unsold Business Option with respect to any of the Global Interiors & Closures Business, the Sandusky Business, and the Saginaw E&C Assets is not exercised on or before December 31, 2008, or if such option has been exercised but the applicable Business Closing Date has not occurred on or before December 31, 2008, the Unsold Business Option relating to the applicable Unsold Business shall terminate. In the event that an Unsold Business Option with respect to the Global Steering Business is not exercised on or before December 31, 2010, or if such option has been exercised but the Business Closing Date with respect to the Global Steering Business has not occurred on or before December 31, 2010, the Unsold Business Option relating to the Global Steering Business shall terminate. If the Unsold Business Option is exercised in accordance with this section 4.06, the exercising Business Optionee and Delphi shall take all commercially reasonable actions to close the applicable Business Transaction for such Unsold Business Option on or before the applicable termination dates provided for in the previous two sentences (each a “Business Outside Date” and collectively, the “Business Outside Dates”). The Unsold Business Option shall be exercised through notice to Delphi provided in accordance with section 7.19 hereof. Such notice shall be in writing. In addition, GM shall in writing notify Delphi of the identity of the Business Optionees as promptly as practicable, but in any event, at least 45 days prior to the applicable Business Closing Date.
               (vii) At each Business Optionee’s expense, such Business Optionee may begin preparations for the exercise of the Unsold Business Option, without any obligation to exercise such option (A) on or after April 1, 2008, with respect to the Global Interiors & Closures Business, the Sandusky Business, and the Saginaw E&C Assets, and (B) on or after April 1, 2010 with respect to the Global Steering Business, subject to, in each case, the execution of reasonable and customary confidentiality agreements. Delphi shall reasonably cooperate and assist any Business Optionee in its preparations and shall undertake such actions as such Business Optionee reasonably requests in order to complete such preparations, subject to reimbursement by the applicable Business Optionee of Delphi’s actual costs incurred relating to such preparations. Such preparations may include, without limitation, due diligence (including discussions regarding facilities relocation plans for stated facilities), information technology

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systems conversion, payroll systems conversion, and inventory systems conversion, as well as other actions necessary or reasonably desirable in preparing for the establishment of each of the Global Steering Business, the Sandusky Business, the Global Interiors & Closures Business and the Saginaw E&C Assets as separate operating entities.
               (viii) Upon the applicable Business Closing Date, Delphi shall, except as provided in the following sentence, take all necessary and appropriate actions to allow the Business Optionee to acquire ownership or use of, or to receive the benefit of, as applicable, and the Business Optionee shall take all necessary and appropriate actions to receive and accept ownership, use or the benefit of, all contracts, leases, license agreements and other agreements with third parties, and all other assets (including all equipment, machinery and tools) owned by Delphi that are primarily used in the applicable Unsold Business. Ownership of all intellectual property primarily used in the operation of the applicable Unsold Business shall be transferred by Delphi (and/or the Business Optionor as appropriate) to GM. The Parties further agree that (A) with respect to any intellectual property transferred by Delphi that is used in any of Delphi’s or its Affiliates’ other businesses or facilities, GM grants to Delphi, with the right to sublicense to its Affiliates, successors, assigns and/or designated suppliers, a perpetual, fully paid up, worldwide, non-exclusive irrevocable license under such intellectual property to make, have made, use, have used, sell, offer to sell, import, export, reproduce, copy, prepare derivative works, and distribute all products of the type produced by Delphi or any of its Affiliates as of the Business Closing Date and any derivatives and/or re-use/extension thereof other than the GM products associated with the business acquired by the Business Optionee, and (B) with respect to any intellectual property retained by the Business Optionor or Delphi that is also used in connection with the applicable Unsold Business, the Business Optionor or Delphi, as appropriate, grants to GM, with the right to sublicense to its Affiliates, successors, assigns and/or designated suppliers, a perpetual, fully paid up, worldwide, non-exclusive irrevocable license under such intellectual property to make, have made, use, have used, sell, offer to sell, import, export, reproduce, copy, prepare derivative works, and distribute all products of the type produced by such Unsold Business as of the Business Closing Date and any derivatives and/or re-use/extension thereof. The provisions of subsections (A) and (B) hereof are sufficient to constitute a license and no further actions are required by any party to give effect to the terms thereof. GM shall release Delphi and the Business Optionor from any liabilities and obligations relating to the period commencing after the applicable Business Closing Date in connection with any production obligations under any applicable Purchase Orders or supply contracts to GM relating to the Unsold Business. If an Unsold Business Option is exercised, Delphi or the Business Optionor shall assist, at the Business Optionee’s cost (except for information technology costs to the extent Delphi has been compensated for such costs under section 4.04), in the conversion of the information technology, payroll and inventory systems at the applicable Unsold Business.
               (ix) If, in connection with a Business Transaction, a Business Optionee determines to lease an Unsold Business facility, such lease or leases (A) shall be “triple net”, (B) shall provide for no rent payments, (C) shall include an option exercisable at any time prior to the termination of such lease by the Business Optionee or its assignee, to purchase the such facility for $1.00 and (D) shall have a lease term until December 31, 2015 with two (2) four (4) year renewal options and contain such other terms which shall be reasonably acceptable to Delphi and the Business Optionee, and provided that the Business Optionee shall have the right

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to terminate the applicable lease at any time without liability directly related to such termination on six (6) month’s prior written notice to Delphi. The Business Optionee shall remain responsible for any liabilities that arose under such lease prior to the termination thereof. Notwithstanding anything contained herein, the Parties expressly agree that in order for a Business Optionee to have the right to execute a lease of any facility in connection with an Unsold Business Option, Delphi shall have the right to require that all facilities, machinery and equipment that are a part of such Unsold Business (other than any such facilities, machinery or equipment which are owned by an entity, the equity of which would be directly or indirectly transferred to the Business Optionee) shall be leased to such Business Optionee under a lease on terms set forth in the first sentence of this section 4.06(a)(ix). With respect to any facility and machinery and equipment owned by an entity, the equity interests of which were transferred, directly or indirectly, to a Business Optionee, the Business Optionee shall have the right to transfer, no later than December 31, 2023, the applicable facility and machinery and equipment to the applicable Business Optionor or its designee for $1 upon six (6) months notice.
               (x) In connection with a Business Transaction, at a Business Optionee’s request, Delphi shall enter into reasonable and customary transition services agreements for up to a twelve (12) month period following the Business Closing Date to facilitate the operation of the applicable businesses after the exercise of such option, subject to the Business Optionee’s agreement to reimburse Delphi for its and its Affiliates actual costs and expenses incurred in providing such transition services. At the option of the Business Optionee, Delphi shall extend any such transition services agreement for an additional three month period, subject to the Business Optionee’s agreement to reimburse and compensate Delphi for one hundred and twenty-five percent (125%) of its and its Affiliates actual costs and expenses incurred in providing such transition services. Following the expiration of such additional three month period, at the option of the Business Optionee but upon at least 90 days prior written notice to Delphi, Delphi shall extend any such transition services agreement for an additional three month period, subject to the Business Optionee’s agreement to reimburse and compensate Delphi for one hundred and fifty percent (150%) of its and its Affiliates actual costs and expenses incurred in providing such transition services.
               (xi) In connection with the documentation of a Business Transaction, the applicable Business Optionee shall agree to supply products as by directed by Delphi or its Affiliates in connection with product warranty or product recalls for a period of six months after the Business Closing Date at factory-level cost plus engineering cost (without mark-up) for any warranty-related Retained Liabilities; thereafter the applicable Business Optionee shall agree to supply products to Delphi or its Affiliates in connection with product warranty or product recalls at 110% of factory-level cost plus engineering cost.
               (xii) Delphi and each applicable Business Optionor, jointly and severally, shall indemnify the applicable Business Optionee and GM against the Retained Liabilities, the Delphi Retained Employment Liabilities and all other obligations of Delphi or any Business Optionor hereunder to be performed in connection with any Business Transaction and GM and the applicable Business Optionee shall indemnify Delphi for all Assumed Liabilities and other obligations hereunder to be performed by the Business Optionee in connection with such Business Transaction. Delphi and each applicable Business Optionor shall jointly and severally cause to be paid or performed when due each of the Retained Liabilities to the extent

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that the failure to do so would reasonably be expected to have an adverse impact or effect on GM, a Business Optionee or any of their respective Affiliates.
               (xiii) In connection with the exercise of any Unsold Business Option, and prior to the closing of any Business Transaction, GM shall cause any Business Optionee to consult with Delphi and, the Business Optionee may consult with Delphi and, provided that Delphi is given a reasonable opportunity to make the first communication, the Business Optionee may consult with any customers of such Unsold Business, to discuss the potential impact of any Business Transaction on the ongoing commercial relationship between such Unsold Business and any such customers.
               (xiv) With respect to the Saginaw E&C Assets, GM agrees to use commercially reasonable efforts to accomplish the completion of the sale of the Saginaw E&C Assets as soon as practicable following the Effective Date. In addition, GM agrees that (i) neither the proposed purchaser identified on Exhibit 4.06(a)(xiv) hereto (the “Proposed Purchaser”) nor any of its Affiliates shall be eligible to exercise an Unsold Business Option for the Saginaw E&C Assets and (ii) GM shall not and shall not permit the Business Optionee exercising the Unsold Business Option with respect to the Saginaw E&C Assets to directly or indirectly transfer any portion of the Saginaw E&C Assets to the Proposed Purchaser or any of its Affiliates within five (5) years of such transfer.
               (xv) GM agrees that in the event GM receives any consideration with respect to the designation of a Business Optionee pursuant to this section 4.06, the amount of such consideration shall be allocated between GM and Delphi as if such consideration was treated as Sale Proceeds pursuant to section 4.04 hereof.
          (b) Employment Transfer No Later than Employment Outside Date
               (i) Subject to the terms of this section 4.06 and in accordance with section B.3 of the UAW MOU, GM shall cause all the active and inactive bargaining unit employees (other than those who are participating in the PRP) at each of the Flint East, Needmore Road and Saginaw E&C Facilities (each an “Employment Transfer Facility” and collectively, the “Employment Transfer Facilities”) to transfer (each an “Employment Transfer” and collectively, the “Employment Transfers” ) to employment with a third party (each an “Employment Party” and collectively, the “Employment Parties”) no later than the time set forth in clauses (A), (B) and (C) below, respectively (each an “Employment Outside Date” and collectively, the “Employment Outside Dates”). In connection with each such Employment Transfer each such Employment Party shall receive an assignment of all of Delphi’s rights and obligations other than the Delphi Retained Employment Liabilities for all active and inactive bargaining unit employees at such Employment Transfer Facility and in connection therewith each Employment Party shall assume all of Delphi’s obligations other than those related to the Delphi Retained Employment Liabilities for all such active and inactive bargaining unit employees. The Parties further agree that upon such assumption Delphi shall be relieved and released from any liabilities or obligations other than the Delphi Retained Employment Liabilities to such active and inactive bargaining unit employees arising from and after the date of the applicable Employment Transfer. The time period for completion of the Employment Transfers are as follows:

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               (A) with respect to the Flint East Facility, commencing on October 1, 2007, and from time to time thereafter when Delphi notifies GM that Delphi’s employment requirements at Flint East are reducing, GM shall cause the Employment Party to hire the active and inactive bargaining unit employees at the Flint East Facility that Delphi no longer requires for its ongoing production;
               (B) with respect to the Needmore Road Facility, on or after the earlier of 30 days after the cessation of OE Part production at the Needmore Road Facility (which is currently scheduled for June 30, 2008) or December 31, 2008; and
               (C) with respect to the Saginaw E&C Facility, December 31, 2008.
          Delphi shall reasonably cooperate in connection with the Employment Transfer to each Employment Party. With respect to the Flint East Facility, GM shall be obligated to cause the Employment Party to permit Delphi’s continued use of the employees transferred to the Employment Party pursuant to the Employment Transfer (or substitute employees who are members of the same bargaining unit), to the extent Delphi requires in order to manufacture cluster and MRA products in accordance with the UAW MOU, and the cost of such use shall be included in expenses for the purpose of determining Production Cash Burn.
          (c) Deemed Transactions
               (i) If for any reason a Business Transaction with respect to any Unsold Business other than the Saginaw E&C Assets has not been consummated by the applicable Outside Date, GM, or an Affiliate of GM designated by GM in its discretion, shall be deemed to be a Business Optionee with respect to such Unsold Business and to have exercised and consummated the related Unsold Business Option, and the associated Business Transaction (including the assumption of the Assumed Liabilities) shall be deemed to have been consummated on the applicable Business Outside Date. Such transaction shall be deemed to occur in a manner reasonably determined by Delphi and Delphi shall have the right to make, in its reasonable discretion, any elections with respect to the terms of the applicable Business Transaction which a Business Optionee would otherwise be entitled to make under section 4.06(a) and which have not previously been made by GM, a Business Optionee or a designated GM Affiliate at least 45 days before the Business Outside Date; provided, further, that such Business Transaction shall exclude any foreign joint venture interests comprising a portion of such Unsold Business that are subject to preemptive or similar rights that have not been waived and Delphi shall use its commercially reasonable efforts to cause GM or its designee to receive any net proceeds from the sale of any such joint venture interest. In the event that GM designates one or more of its Affiliates under this section 4.06(c)(i), GM absolutely and unconditionally guarantees all the obligations of such Affiliate with respect to the matters described in this section 4.06(c)(i). Following the consummation of a Business Transaction pursuant to this section 4.06(c)(i), GM and Delphi shall cooperate and provide each other appropriate documentation evidencing such transaction. To the extent that an Unsold Business includes a contract or other obligations,

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including without limitation non-compete or non-solicitation agreements, which would restrict or inhibit GM or any of its Affiliates from engaging in, owning an interest in any Person engaged in, or providing support (financial or otherwise) to any Person engaged in, any line of business, Delphi shall use commercially reasonable efforts to terminate such contract or obligations and at the election of GM or its designated Affiliate, such contract or obligation, shall be excluded (at the cost and expense of GM) from the contracts and obligations being transferred or assumed by GM or such Affiliate pursuant to a Business Transaction; provided, however Delphi shall be entitled to cause the deemed Business Transaction to occur without including such contract or obligation and, in such case, Delphi and GM shall use their respective commercially reasonable efforts to provide GM or the applicable GM Affiliate with the rights and benefits of such excluded contract or obligation. To the extent any contract, agreement or other asset is excluded from a Business Transaction pursuant to section 4.06(a), such contract, agreement or asset shall be treated as an “Unsold Business” for purposes of this section 4.06(c) and the provisions of this section 4.06(c) shall be deemed to apply such that GM or its designated Affiliate shall be deemed a “Business Optionee” with respect to such “Unsold Business” and to have exercised and consummated an “Unsold Business Option”, and the associated “Business Transaction” (including the assumption of “Assumed Liabilities”) shall be deemed to have been consummated on the applicable Business Outside Date associated with the Unsold Business from which such contract, agreement or other asset was excluded.
               (ii) GM acknowledges that as a result of the Business Transactions, certain of Delphi’s customers may have concerns and issues relating thereto. GM agrees to permit Delphi to take such commercially reasonable actions as are necessary or desirable to address such concerns and issues, including cooperating with any customers to transfer production of non-GM business and associated tooling and equipment from any such facility to new sources of production as may be required or requested by any of the customers in the event of any transfer to GM under this section 4.06(c). In addition, GM or its designated Affiliate will consult with Delphi and, provided that Delphi is given a reasonable opportunity to make a first communication, GM may consult with any such customers of an Unsold Business, to discuss the potential impact of any Business Transaction on the ongoing commercial relationship between such Unsold Business, Delphi and any such customers.
               (iii) If for any reason an Employment Transfer with respect to an Employment Transfer Facility has not been consummated by the applicable Employment Outside Date (which shall in the case of the Flint East Facility be deemed to occur from time to time on the dates set forth in Delphi’s notices to GM under section 4.06(b)(i)(A) above), the applicable active and inactive bargaining unit employees for each such Employment Transfer Facility shall transfer to employment with GM, or, an Affiliate of GM designated by GM in its discretion, in accordance with this section on the applicable Employment Outside Date. In the event that GM designates one or more of its Affiliates under this section 4.06(c)(iii), GM unconditionally guarantees all the obligations of such Affiliate with respect to the matters described in this section 4.06(c)(iii). With respect to the Flint East Facility, GM or its Affiliate shall be obligated to permit Delphi’s continued use of the employees transferred to GM or its Affiliate pursuant to this section 4.06(c), to the extent Delphi requires in order to manufacture cluster and MRA products in accordance with the UAW MOU, and the cost of such use shall be included in expenses for the purpose of determining Production Cash Burn. Following the consummation of a Business Transaction or Employment Transfer pursuant to this section

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4.06(c)(iii), GM and Delphi shall cooperate and provide each other appropriate documentation evidencing such transaction.
               (iv) GM’s obligations under this section 4.06 are absolute and unconditional and shall not be subject to any defense of any nature whatsoever, including upon a breach by Delphi or any of its Affiliates of any of their obligations under this Agreement (including this section 4.06), the Settlement Agreement or any other agreement or any failure to consummate a Business Transaction pursuant to this section 4.06 for any reason. To the extent the consummation of a Business Transaction under this section 4.06 shall be illegal or shall require GM or its Affiliates to dispose of or divest any line of business or restrict itself from engaging in any line of business to which GM or its Affiliates are at that time actively engaged in order to obtain any regulatory approval, Delphi shall restructure such transaction in order to accomplish to the greatest extent legally permissible consummation of the applicable Business Transaction. GM shall pay the costs arising and resulting from such restructuring, including shutdown, closure and severance costs. Notwithstanding the foregoing, it will not be a breach of GM’s obligations hereunder if a Business Transaction is not consummated as a result of Delphi’s failure to restructure such Business Transaction in a manner which is not illegal or which does not require GM or its Affiliates to dispose of or divest any line of business in which GM or its Affiliates are at that time actively engaged.
     Section 4.07 Additional Terms Regarding Wind-Down Facilities.
          (a) GM and Delphi shall work together to facilitate the wind-down of production at Delphi’s facilities that are scheduled to be wound down.
          (b) Delphi shall use commercially reasonable efforts to support the resourcing of GM production at Delphi’s Wind Down Facilities and the Athens Facility, which support shall include, among other things, inventory banks funded by GM, assignment of tier 2 supplier contracts and movement of tooling.
          (c) GM shall use commercially reasonable efforts to transition from each facility of Delphi that is scheduled to be wound down to alternate production sources the production of aftermarket parts within the same timeframe as the transition from such facility to alternate production sources for the production of OE Parts.
     Section 4.08 Additional Terms Regarding Footprint Facilities.
          (a) Delphi shall be responsible for explaining to potential purchasers or transferees of businesses conducted at the Footprint Facilities the provisions of the UAW MOU or IUE MOU, as applicable.
          (b) Delphi shall commit the required engineering resources and capital improvements necessary to support all GM programs produced at the Flint East Facility as required to meet Delphi’s obligations under Existing Agreements or agreements which Delphi and GM enter into in the future. To the extent required under Existing Agreements or agreements which Delphi and GM enter into in the future, Delphi shall ensure that GM receives required production from the Flint East Facility through the date on which Delphi has no further obligations under the UAW MOU relating to production at the Flint East Facility.

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          (c) GM has agreed, pursuant to section B of and Attachment A to the IUE MOU, to provide certain business to a third party so that Delphi would be relieved of responsibility for production or operations at the Kettering Facility as soon as possible. GM and Delphi shall continue to work together to support the transfer of the Kettering Facility as contemplated by the IUE MOU.
     Section 4.09 Additional Terms Regarding UAW Keep Facilities. At each of the UAW Keep Facilities, Delphi shall commit the required engineering resources and capital improvements necessary to support all GM programs produced at such UAW Keep Facility as required to meet Delphi’s obligations under Existing Agreements or agreements which Delphi and GM enter into in the future.
ARTICLE V
TREATMENT OF LEGACY AGREEMENTS; ORDINARY COURSE MATTERS;
INDEMNIFICATION
     Section 5.01 Disposition of Agreements with GM.
          (a) Agreements Executed in Connection with the Separation to Be Assumed. Pursuant to the Plan and the terms of this Agreement, as of the Effective Date, the agreements identified in this section 5.01(a) shall, as applicable, be either assumed, reinstated, or ratified (including as amended, as applicable):
          (i) Environmental Matters Agreement. The Environmental Matters Agreement between Delphi Automotive Systems Corporation (n/k/a Delphi) and GM, dated as of “October 1998” (the “Environmental Matters Agreement”), attached hereto as Exhibit 5.01(a)(i); provided, however, that in light of the rejection of the Master Separation Agreement dated as of December 22, 1998 among Delphi Automotive Systems Corporation (n/k/a Delphi), DAS, Delphi Technologies, Inc. (“DTI”), and GM (the “Master Separation Agreement”), pursuant to the Plan and section 5.01(d) of this Agreement, all references in the Environmental Matters Agreement to the Master Separation Agreement are deemed deleted, and any grammatical corrections necessary as a result of such deletions required to preserve the Parties’ original intent with respect to remaining provisions are deemed made;
          (ii) Reserved;
          (iii) Reserved;
          (iv) Income Tax Allocation Agreement. The Amended and Restated Agreement for the Allocation of United States Federal, State and Local Income Taxes dated as of December 16, 1998 between Delphi Automotive Systems Corporation (n/k/a Delphi) and GM (the “Income Tax Allocation Agreement”), attached hereto as Exhibit 5.01(a)(iv); provided, however, that all references in the Income Tax Allocation Agreement to the Master Separation

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Agreement are deemed deleted, and any grammatical corrections necessary as a result of such deletions required to preserve the Parties’ intent with respect to remaining provisions are deemed made; and provided further that, as of the Effective Date, the provisions of the Income Tax Allocation Agreement concerning dispute resolution and record retention that refer to the Master Separation Agreement are deemed to refer to the corresponding provisions of this Agreement;
          (v) Non-Income Tax Indemnification Agreement. The Agreement for Indemnification of United States Federal, State and Local Non-Income Taxes dated as of December 16, 1998 between Delphi Automotive Systems Corporation (n/k/a Delphi) and GM (the “Non-Income Tax Indemnification Agreement”), attached hereto as Exhibit 5.01(a)(v); provided, however, that all references in the Non-Income Tax Indemnification Agreement to the Master Separation Agreement are deemed deleted, and any grammatical corrections necessary as a result of such deletions required to preserve the Parties’ intent with respect to remaining provisions are deemed made; and provided further that, as of the Effective Date, the provisions of the Non-Income Tax Indemnification Agreement concerning dispute resolution and record retention that refer to the Master Separation Agreement are deemed to refer to the corresponding provisions of this Agreement;
          (vi) Assignment and Assumption Agreement – Industrial Development Bonds. The Assignment and Assumption Agreement – Industrial Development Bonds dated as of January 1, 1999 between DAS and GM (the “Assignment and Assumption Agreement – Industrial Development Bonds”), attached hereto as Exhibit 5.01(a)(vi);
          (vii) Oshawa Lease. The following agreements: (A) the Lease Agreement dated as of May 1, 2000 between Delphi Canada Inc. and General Motors of Canada Limited, as amended August 1, 2002, attached hereto as Exhibit 5.01(a)(vii)(i), under which Delphi Canada, Inc. continues to occupy the premises specified in such Lease Agreement as a holdover tenant with the consent of General Motors of Canada Limited, (B) Oshawa Labour & Management Agreement between Delphi Canada, Inc. and General Motors Canada Limited dated as of May 1, 2000, attached hereto as Exhibit 5.01(a)(vii)(ii) (the “Oshawa Labour Agreement”); and (C) the Administrative Services Agreement between Delphi Canada, Inc. and General Motors Canada Limited dated as of May 1, 2000, attached hereto as Exhibit 5.01(a)(vii)(iii); provided, however, that Delphi Canada, Inc. shall be released from any and all past, present or future claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities which GM and General Motors of Canada Limited may have arising out of or related to the separation of leased employees from the Oshawa facility as contemplated by the Oshawa Labour Agreement.
          (viii) Trademark and Trade Name Agreement. The Trademark and Trade Name Agreement dated as of January 1, 1999 between Delphi

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Automotive Systems Corporation (n/k/a Delphi), DAS, and GM (the “Trademark and Trade Name Agreement”), attached hereto as Exhibit 5.01(a)(viii);
          (ix) Intellectual Property Contracts Transfer Agreement. The Intellectual Property Contracts Transfer Agreement dated as of December 4, 1998, between DTI and GM, as amended October 31, 2001 (the “Intellectual Property Contracts Transfer Agreement”), attached hereto as Exhibit 5.01(a)(ix); provided, however, that all references in the Intellectual Property Contracts Transfer Agreement to the Master Separation Agreement are deemed deleted, and any grammatical corrections necessary as a result of such deletions required to preserve the parties’ original intent with respect to remaining provisions are deemed made; and provided further that, as of the Effective Date, the provisions of the Intellectual Property Contracts Transfer Agreement concerning dispute resolution and record retention that refer to the Master Separation Agreement shall be deemed to refer to the corresponding provisions of this Agreement;
          (x) Intellectual Property License Agreement. The Intellectual Property License Agreement dated as of December 4, 1998, between DTI and GM (the “Intellectual Property License Agreement”), attached hereto as Exhibit 5.01(a)(x); provided, however, that all references in the Intellectual Property License Agreement to the Master Separation Agreement are deemed deleted, and any grammatical corrections necessary as a result of such deletions required to preserve the parties’ original intent with respect to remaining provisions are deemed made; and provided further that, as of the Effective Date, the provisions of the Intellectual Property License Agreement concerning dispute resolution and record retention that refer to the Master Separation Agreement shall be deemed to refer to the corresponding provisions of this Agreement;
          (xi) Intellectual Property Transfer Agreement. The Intellectual Property Transfer Agreement dated as of December 4, 1998 between DTI and GM (the “Intellectual Property Transfer Agreement”), attached hereto as Exhibit 5.01(a)(xi); provided, however, that all references in the Intellectual Property Transfer Agreement to the Master Separation Agreement are deemed deleted, and any grammatical corrections necessary as a result of such deletions required to preserve the parties’ original intent with respect to remaining provisions are deemed made; and provided further that, as of the Effective Date, the provisions of the Intellectual Property Transfer Agreement concerning dispute resolution and record retention that refer to the Master Separation Agreement shall be deemed to refer to the corresponding provisions of this Agreement; and provided further that DTI and GM agree that (i) all obligations under the Intellectual Property Transfer Agreement other than those concerning reconciliation of patent assignments and the delivery of recordable patent assignments have been fully performed, and (ii) they shall complete performance of any such obligations as soon as practicable after the Effective Date;
          (xii) Technology Transfer Agreement. The GM-Delphi Technology Transfer Agreement between Delphi Technologies, Inc. and GM

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dated December 4, 1998 (the “Technology Transfer Agreement”), which is attached hereto as Exhibit 5.01(a)(xii);
          (xiii) Reserved;
          (xiv) Real Estate Assignment and Assumption Agreements. The real estate assignment and assumption agreements set forth on Exhibit 5.01(a)(xiv).
          (b) Agreements Executed After the Separation to Be Assumed. Pursuant to the Plan and the terms of this Agreement, as of the Effective Date, the agreements identified in this section 5.01(b) shall, as applicable, be either assumed, reinstated, or ratified (including as amended, as applicable):
          (i) UAW – GM – Delphi Memorandum of Understanding Regarding Benefit Plan Treatment. The UAW – GM – Delphi Memorandum of Understanding Regarding Benefit Plan Treatment between UAW, GM, and Delphi Automotive Systems Corporation (n/k/a Delphi) dated September 30, 1999, including any and all amendments thereto, attached hereto as Exhibit 5.01(b)(i);
          (ii) Letter Agreement Concerning Certain Asbestos Liability. The letter agreement dated March 4, 1999 between Delphi and GM concerning certain asbestos liability, as supplemented by letter agreement dated May 10, 1999 between Delphi and GM, attached hereto as Exhibit 5.01(b)(ii);
          (iii) Investment Tax Credit Transfer Agreement. The Investment Tax Credit Transfer Agreement dated December 8, 2000 between Delphi Automotive Systems Corporation (n/k/a Delphi) and GM, attached hereto as Exhibit 5.01(b)(iii);
          (iv) Management Services Agreement. The Management Services Agreement dated September 19, 2002, as amended, among Delphi Corporation and General Motors Management Corporation, Delphi Mechatronic Systems, Inc., Packard-Hughes Interconnect Company and ASEC Manufacturing, attached hereto as Exhibit 5.01(b)(iv);
          (v) Battery Facilitation Agreement. The Battery Facilitation Agreement – Transaction Summary dated as of March 21, 2005 between Delphi and GM; the Letter Agreement dated August 10, 2004 regarding potential changes in Delphi’s battery operations signed by Mary Boland (GM) and John Blahnik (Delphi); the Letter Agreement dated June 30, 2005 regarding the sale by Delphi of its global battery business to JCI signed by Bo Andersson (GM) and Steve Olsen (Delphi); the Letter Agreement dated June 30, 2005 regarding the potential subsidy to be paid by Delphi to JCI for employees at the New Brunswick battery plant; and the Letter Agreement dated June 30, 2005 regarding the future use of the “Freedom” trade name and associated trademarks, attached hereto as Exhibit 5.01(b)(v); and

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          (vi) C&A Agreement. The Agreement dated as of June 3, 2005 between Delphi and GM concerning certain matters related to Collins & Aikman Corporation, attached hereto as Exhibit 5.01(b)(vi).
          (c) Existing Agreements. Pursuant to the Plan and the terms of this Agreement, as of the Effective Date the Existing Agreements and all other contractual commitments between the Debtors and GM or any of its Affiliates directly related to and designed to enable the purchase and supply of Component Parts such as metal resale agreements and advanced development agreements, shall be assumed or reinstated, as applicable.
          (d) Tooling Agreements. Pursuant to the Plan and the terms of this Agreement, as of the Effective Date all GM Purchase Orders and other contractual commitments between the Debtors and GM or any of its Affiliates relating to the manufacture and sale of fixtures, gauges, jigs, patterns, casting patterns, dies, molds, and other Tooling utilized in the production of GM Component Parts and Component Systems (collectively, the “Tooling Agreements”) shall be assumed or reinstated, as applicable.
          (e) Assumption, Reinstatement, or Ratification in the Entirety. All provisions of the agreements that are assumed, reinstated, or ratified under this section 5.01 shall be assumed in their entirety without modification, unless such modification is expressly set forth herein.
          (f) Postpetition Agreements. All postpetition agreements between any Delphi Party and GM and/or any of its Affiliates are hereby ratified, are enforceable in accordance with their terms, and shall remain in full force and effect unaffected by this Agreement.
          (g) Debtor Agreements. Except as otherwise provided in this Agreement, as of the Effective Date all prepetition agreements between the Debtors and GM and/or any of its Affiliates shall be deemed rejected or terminated, as applicable; provided, however, that this section 5.01(g) does not apply to (i) agreements to which third parties other than the Delphi Parties, GM and/or GM’s Affiliates are also parties or (ii) agreements that relate solely to the Ordinary Course Relationship (as defined in the Settlement Agreement), which agreements identified in clauses (i) and (ii) of this sentence shall be assumed or reinstated, as applicable, on the Effective Date.
          (h) Non-Debtor Agreements. Except as otherwise provided in this Agreement, with respect to the prepetition agreements between Affiliates of Delphi who are not Debtors, on the one hand, and GM and/or any of its Affiliates, on the other hand:
               (i) Such agreements which were entered into prior to or in connection with the Separation shall be terminated as of the Effective Date; and
               (ii) Such agreements (other than those identified in section 5.01(h)(i) above) shall be ratified and continue in effect after the Effective Date; provided, however, that any such agreement to which a Debtor is also a party shall terminate as of the Effective Date, unless (a) such agreement relates solely to the Ordinary Course Relationship (as defined in the Settlement Agreement), or (b) such agreement is an agreement to which third parties other than the Delphi Parties, GM and/or GM’s Affiliates are also parties, in both of which cases such

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agreement shall be ratified and continue in effect after the Effective Date; provided, however, that any obligation of any of the Affiliates of Delphi to indemnify against any obligations of the Debtors shall be deemed to be extinguished.
               (i) Limitations on Cure Costs, Rejection Damages, or Assurances. Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, with respect to any and all agreements between any Delphi Party, on the one hand, and GM and/or any of its Affiliates, on the other hand, except as expressly provided for in section 4.03(b) of the Settlement Agreement, (a) GM irrevocably waives, on behalf of itself and all of its Affiliates, with respect to agreements being assumed or rejected pursuant to this Agreement, any cure amount claim or any claim for rejection, (b) each of Delphi and GM irrevocably waives, on behalf of itself and all of its Affiliates, with respect to agreements being terminated pursuant to this Agreement, termination damages, and (c) GM irrevocably waives, on behalf of itself and all of its Affiliates, with respect to any agreements being assumed pursuant to this Agreement, any requirement under the Bankruptcy Code that the Delphi-Related Parties provide adequate assurance of future performance.
     Section 5.02 Limitation of Existing Indemnification Obligations. Any provision in any agreement between Delphi and/or its Affiliates on the one hand and GM and/or its Affiliates on the other that is not being assumed, reinstated or ratified pursuant to this Agreement and purports to require any party thereto or its Affiliates to indemnify, defend, or hold harmless any other party thereto or its Affiliates is null and void.
     Section 5.03 Reserved
     Section 5.04 Reserved
     Section 5.05 Reserved
     Section 5.06 Access to Information
          (a) During the Retention Period, each of the Parties hereto shall cooperate with and afford, and shall cause their respective affiliates, representatives, subsidiaries, successors and/or assignees, and shall use reasonable efforts to cause joint ventures that are not Affiliates (collectively, “Related Parties”) to cooperate with and afford, to the other Party reasonable access upon reasonable advance written request to all information (other than information which is (i) protected from disclosure by the attorney client privilege or work product doctrine, (ii) proprietary in nature or (iii) the subject of a confidentiality agreement between such Party and a third party which prohibits disclosure to the other party) within such Party’s or any Related Party’s possession which was created prior to January 1, 1999 (the “Contribution Date”) or, with respect to any information which would be relevant to the provision of a transitional service in connection with the separation of Delphi and GM on January 1, 1999, information created during the period in which one Party is providing the other Party with such transition service. Access to the requested information shall be provided so long as it relates to the requesting party’s (the “Requestor”) business, assets or liabilities, and access is reasonably required by the Requestor as a result of the ownership relationship between GM and

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Delphi at any time prior to the Contribution Date or the transition services identified above (“Prior Relationship”) for purposes of auditing, accounting, claims, or litigation (except for claims or litigation between the Parties hereto), employee benefits, regulatory or tax purposes, or fulfilling disclosure or reporting obligations including, without limitation, all records, books, contracts, instruments, computer data, and other data (“Information”) reasonably necessary for the preparation of reports required by or filed under the Securities Exchange Act of 1934, as amended, with respect to any period entirely or partially prior to the Contribution Date.
          (b) Access as used in this paragraph shall mean the obligation of a party in possession of Information (the “Possessor”) requested by the Requestor to exert its reasonable best efforts to locate all requested Information that is owned and possessed by the Possessor or any Related Party. The Possessor, at its own expense, shall conduct a diligent search designed to identify all requested Information and shall collect all such Information for inspection by the Requestor during normal business hours at the Possessor’s place of business. Subject to confidentiality and/or security provisions as the Possessor may reasonably deem necessary, the Requestor may have all requested Information duplicated at the Requestor’s expense. Alternatively, the Possessor may choose to deliver, at its own expense, all requested Information to the Requestor in the form it was requested by the Requestor. If so, the Possessor shall notify the Requestor in writing at the time of delivery if such Information is to be returned to the Possessor. In such case, the Requestor shall return such Information when no longer needed to the Possessor at the Possessor’s expense.
          (c) In connection with providing Information pursuant to this section 5.06, each of the Parties hereto shall upon the request of the other Party make available its respective employees (and those of their respective Related Parties, as applicable) to the extent that they are reasonably necessary to discuss and explain all requested Information with and to the requesting party.
     Section 5.07 Record Retention
          (a) Delphi shall preserve and keep all books and records included in the Delphi Assets or otherwise in the possession of Delphi or its Related Parties as of the Contribution Date, whether in electronic form or otherwise, for the Retention Period at Delphi’s sole cost and expense. If Delphi wishes to dispose of any books and records or other documents which it is obligated to retain under this section 5.07 after the Retention Period, then Delphi shall first provide ninety (90) days’ written notice to GM and GM shall have the right, at its option and expense, upon prior written notice within such ninety-day (90) period, to take possession of such books or records or other documents within one hundred and eighty (180) days after the date of Delphi’s notice to GM hereunder. Written notice of intent to dispose of such books and records shall include a description of the books and records in detail sufficient to allow GM to reasonably assess its potential need to retain such materials. In the event that Delphi enters into an agreement with a third party during the Retention Period to sell a portion of its business, together with the books and records related thereto, GM shall have the right to duplicate such books and records prior to any such disposition and, should the purchaser of the Delphi business be a competitor of GM, GM shall have the right to prohibit the transfer or disclosure to such party of that portion of the former books and records of GM which GM notifies Delphi contain confidential and proprietary information.

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          (b) (i) In addition to the retention requirements of sections 5.07(a), for a period no less than the Retention Period, Delphi, at its sole cost and expense, shall use its reasonable best efforts to maintain all technical documentation in its possession or in the possession of any of its Related Parties applicable to product design, test, release, and validation at locations at which such technical documents shall be reasonably accessible to GM upon request (at GM’s sole cost and expense) and, to the extent reasonably possible, through employees of Delphi who formerly performed that task for GM. Delphi shall, from time to time, at the reasonable request of GM, cooperate fully with GM in providing GM, to the extent reasonably possible through Delphi employees formerly employed by GM who previously performed the same functions on behalf of GM, with technical assistance and information with respect to any claims brought against GM involving the conduct of the Delphi Automotive Systems Business prior to the Contribution Date, including consultation and/or the appearance(s) of such persons on a reasonable basis as expert or fact witnesses in trials or administrative proceedings. GM shall reimburse Delphi for its reasonable out-of-pocket costs (travel, hotels, etc.) of providing such services, consistent with GM’s policies and practices regarding such expenditures.
               (ii) In particular, Delphi shall: (i) retain all documents required to be maintained by international, national, state, provincial, regional, or local regulations and all documents that may be reasonably required to establish due care or to otherwise assist GM in pursuing, contesting or defending such claims; (ii) make available its documents and records in connection with any pursuit, contest, or defense, including, subject to an appropriate confidentiality agreement or protective order, documents that may be considered to be “confidential” or subject to trade secret protection; (iii) promptly respond to discovery requests in connection with such claim, understanding and acknowledging that the requirements of discovery in connection with litigation require timely responses to interrogatories, requests to produce, requests for admission, and depositions and also understanding and acknowledging that any delays in connection with responses to discovery may result in sanctions; (iv) make available, as may be reasonably necessary and upon reasonable advance notice and for reasonable periods so as not to interfere materially with Delphi’s business, mutually acceptable engineers, technicians, or other knowledgeable individuals to assist GM in connection with such claim, including investigation into claims and occurrences described in this section and preparing for and giving factual and expert testimony at depositions, court proceedings, inquiries, hearings, and trial; (v) make available facilities and exemplar parts for the sole and limited use of assisting GM in the contest or defense; and (vi) acknowledge that GM is responsible for and shall control, as between GM and Delphi, the conduct of the pursuit, contest or defense.
          (c) (i) GM and Delphi agree to retain all Income Tax Returns (as defined in the Income Tax Allocation Agreement), related schedules and workpapers, and all material records and other documents as required under Section 6001 of the Internal Revenue Code of 1986, as amended, as well as by any similar provision of state or local income tax law, until the later of (i) the expiration of the applicable statute of limitations for the tax period to which the records relate, or (ii) the Final Determination (as defined in the Income Tax Allocation Agreement) has been made with respect to all issues related to the final Consolidated Tax Period (as defined in the Income Tax Allocation Agreement).

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               (ii) With respect to Non-Income Taxes (as defined in the Non-Income Tax Indemnification Agreement), GM and Delphi agree to retain all Non-Income Tax Returns, related schedules and workpapers, and all material records and other documents as required under Federal, state, or local law, until the later of (i) the expiration of the applicable statute of limitations for the tax period to which the records relate or (ii) a Determination (as defined in the Non-Income Tax Indemnification Agreement) has been made with respect to all issues for the tax periods to which the Non-Income Tax Indemnification Agreement applies.
               (iii) If either Party wishes to dispose of any such records or documents after such retention period, then the procedure described in (a) and (b) above shall apply.
     Section 5.08 Reimbursement Unless otherwise provided in this Article V, each Party to this Agreement providing access, information, or witnesses to another Party pursuant to sections 5.06 or 5.07 shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payment for all reasonable out-of-pocket costs and expenses (excluding allocated compensation, salary, and overhead expense) as may be reasonably incurred in providing such information or witnesses.
     Section 5.09 Product Liability Claims.
          (a) GM and Delphi agree to the allocation of liability for all claims and causes of action, however presented, alleging that parts, components, or systems that have been (i) manufactured by the Delphi Automotive Systems Business or Delphi or its Affiliates or (ii) manufactured by a third party, whether sold or otherwise supplied separately, or incorporated into components or systems of Delphi or its Affiliates, in each case, which have been sold or otherwise supplied by the Delphi Automotive Systems Business, Delphi, or its Affiliates to GM, its Affiliates, or customers of Delphi other than GM or its Affiliates (the foregoing collectively constituting “Delphi Products”), have caused or been alleged to cause personal injuries, injuries to property, or other damages as set forth in this section 5.09. The provisions in this section 5.09 cover claims which include but are not limited to the following types of claims: claims premised on theories of negligence, strict liability, express or implied warranties of merchantability, fitness for ordinary use and/or compliance with reasonable consumer expectations, failure to issue adequate warnings, negligent and/or intentional misrepresentation, negligent and/or intentional infliction of emotional distress, failure to provide replacement and/or retrofit parts, and failure to conduct a recall or adequately conduct a recall that has been issued. The provisions set forth in this section 5.09 apply to claims for compensatory damages as well as all claims for punitive or exemplary damages and all claims for defective design as well as all claims for defective manufacture.
          (b) (i) As between GM and Delphi, Delphi shall assume the defense of all such claims involving Delphi Products sold or otherwise supplied prior to January 1, 1999 to customers other than GM or an Affiliate or Subsidiary of GM. Delphi shall indemnify, defend, and hold harmless GM and its Affiliates against any and all such claims. Delphi shall reimburse GM and its Affiliates for any reasonable attorneys’ fees or other expenses reasonably incurred by GM subsequent to December 31, 1998 in connection with investigating and/or defending against any such claim.

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               (ii) GM shall retain and/or assume the defense of all such claims involving parts, components or systems manufactured by the Delphi Automotive Systems Business prior to January 1, 1999 and sold or otherwise supplied to GM or its Affiliates before, on, or after January 1, 1999. GM shall indemnify, defend, and hold harmless Delphi and its Affiliates against any and all such claims. GM shall reimburse Delphi and its Affiliates for any reasonable attorneys’ fees or other expenses reasonably incurred by Delphi or its Affiliates subsequent to December 31, 1998 in connection with investigating and/or defending any such claim or securing the indemnification and/or defense that GM is required to provide pursuant to this paragraph.
          (c) (i) Delphi shall defend GM and its Affiliates against all claims involving (A) parts, components, or systems manufactured by Delphi or its Affiliates, which on or subsequent to January 1, 1999 are sold or otherwise supplied to customers other than GM or its Affiliates and (B) parts, components or systems acquired by the Delphi Automotive Systems Business or Delphi or its Affiliates from suppliers thereto other than GM or its Affiliates and sold or otherwise supplied by Delphi or its Affiliates on or subsequent to January 1, 1999 to customers other than GM or its Affiliates. Delphi or its Affiliates shall indemnify, defend, and hold harmless GM and its Affiliates against any and all such claims. Delphi or its Affiliates shall reimburse GM and its Affiliates for any reasonable attorneys’ fees or other expenses reasonably incurred by GM and its Affiliates in connection with investigating and/or defending any such claim or securing the indemnification and/or defense that Delphi and its Affiliates are required to provide pursuant to this paragraph.
               (ii) The rights, obligations, and liabilities of GM and Delphi with respect to claims involving parts, components or systems manufactured by Delphi or its affiliates subsequent to December 31, 1998 which are sold by Delphi or its Affiliates to GM or its Affiliates shall be determined according to the terms of the agreements relating to such sale.
          (d) Recall and Warranty Campaigns. Except as otherwise released pursuant to agreements between the Parties executed prior to the Effective Date, including the Warranty Settlement Agreement, claims of GM or its Affiliates against the Delphi Automotive Systems Business in the nature of warranty and recall campaigns relating to parts, components, or systems sold by the Delphi Automotive Systems Business to GM or its Affiliates (regardless of when or by whom manufactured (but excluding parts or systems manufactured by GM or its Affiliates)) which arise prior to or after the Contribution Date shall be determined according to the terms of the agreements relating to the sale of such parts, components or systems, all of which agreements were assumed by Delphi and its Affiliates effective as of the Contribution Date.
          (e) Reserved.
          (f) Notice. GM and Delphi agree that in the case of claims covered by either paragraphs (b) or (c) above, the Party receiving such a claim shall notify the other Party within thirty (30) days of receipt of written notice of the claim. Thereafter, the Party being notified of the claim shall have thirty (30) days to respond. The Party first receiving such a claim shall take all reasonable action necessary to defend against the claim including, but not limited to, responding to court ordered deadlines before the expiration of the time for response.

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     Section 5.10 Cooperation.
          (a) GM and Delphi and their respective Affiliates shall cooperate with each other in the defense of any and all claims covered under this Article V and afford to each other reasonable access upon reasonable advance notice to witnesses and information (other than information protected from disclosure by applicable privileges) that is reasonably required to defend these claims as set forth in Article V of this Agreement. The foregoing agreement to cooperate includes, but is not limited to, an obligation to provide access to qualified assistance to provide information, witnesses, and documents to respond to discovery requests in specific lawsuits. In such cases, cooperation shall be timely so that the Party responding to discovery may meet all court-imposed deadlines. The Party requesting information shall reimburse the party providing information consistent with the terms of section 5.08 of this Agreement. The obligations set forth in this paragraph are more clearly defined in section 5.01 through and including 5.10 of this Agreement, to which reference is hereby made.
          (b) GM agrees to consider in good faith any request from Delphi to shorten the Retention Period in connection with any businesses of Delphi that are to be wound-down or sold; provided, however, that the parties acknowledge that the Retention Period cannot be reduced for books and records related to open tax periods, safety products and those subject to litigation hold.
     Section 5.11 Continuation of Limited Employee Related Matters.
          (a) Workers’ compensation liability assumed by Delphi as a result of the Separation shall be retained by Delphi; provided, however, that the sending party in a flowback or Special Employment Placement Opportunities (“SEPO”) situation shall bear any and all workers compensation liability for injuries or illnesses that arose prior to the flowback or a placement through SEPO, including claims asserted on or after the flowback or placement through SEPO. In addition, any cumulative trauma claim filed within twelve months of flowback or placement through SEPO, which originated at, or was the responsibility of, the sending party, shall be the responsibility of the sending party.
          (b) The relocation costs associated with the flowback or SEPO of employees, as applicable, shall be shared equally by GM and Delphi. These costs shall include relocation allowances, relocation services and other related expenses provided for in the applicable Labor MOUs or any other applicable collective bargaining agreements. Relocation costs associated with employees of closed or divested operations of Delphi or any of its Affiliates shall be allocated as follows: (i) shared equally where an employee transfers to a GM facility; (ii) paid 100% by Delphi where an employee transfers to a Delphi facility; and (iii) paid consistent with historical relocation cost share levels or as agreed by the Parties at the time of the relocation where an employee of a divested operation transfers to either Delphi or GM.
          (c) All employment related responsibility, obligation or liability of GM relating to Delphi Employees or Delphi Terminated Employees both as they were defined in the U.S. Employee Matters Agreement, and assumed by Delphi and/or the applicable Delphi benefit plans as a result of the Delphi spin-off from GM for claims described in Exhibit 5.11(c), shall be retained by Delphi and/or the applicable Delphi benefit plans, except as otherwise specifically

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provided in this Agreement, the Settlement Agreement, the attachments hereto or thereto, or the agreements or the attachments referenced herein or therein.
          (d) The National Employment Placement Center shall provide Delphi the following services through the term of the current UAW MOU and the current IUE-CWA MOU pursuant to current negotiated purchase terms and conditions: (i) processing of placement applications as submitted by eligible hourly employees; (ii) processing of requisitions for additional personnel; and (iii) processing of placement offers and filling open requisitions.
ARTICLE VI
EFFECTIVENESS
     Section 6.01 Effectiveness. This Agreement shall not become effective until the date on which all conditions to effectiveness of the Settlement Agreement that are set forth in Article VI thereof are satisfied or waived by the parties thereto (the “Effective Date”).
ARTICLE VII
MISCELLANEOUS
     Section 7.01 On-Going Setoff Provisions. Notwithstanding anything to the contrary contained in this Agreement or the Settlement Agreement, the Parties’ payment obligations under this Agreement and the Settlement Agreement are absolute and unconditional and shall not be subject to any offset (except as expressly set forth in the proviso below) or defense of any nature whatsoever including upon a breach by Delphi or any of its Affiliates or GM or any of its Affiliates, as applicable, of any of their obligations under this Agreement, the Settlement Agreement, or any other agreement; provided, however, that any payments by GM pursuant to this Agreement or the Settlement Agreement shall be subject to GM’s right to offset all or part of such payment from any future amounts GM owes Delphi under this Agreement or the Settlement Agreement only if (i) agreed upon by GM and Delphi or (ii) GM determines that it made an overpayment of any amount paid pursuant to this Agreement or the Settlement Agreement and GM and Delphi are unable to resolve GM’s claim for such amounts pursuant to the dispute resolution provisions of section 7.11 of this Agreement and GM provides Delphi with five (5) days’ written notice before implementing such offset; provided further, however, that if it is judicially determined that GM did not have the right to offset such amount, GM shall pay Delphi such amount plus interest accruing on such amount from the date of setoff through the repayment date at the rate of 7.5% per annum. Neither this section 7.01 nor any other provision of this Agreement or the Settlement Agreement shall prohibit, restrict, or limit in any way the application of GM’s contractual rights of setoff arising under any GM Purchase Order pursuant to GM’s standard purchase order terms and conditions against other obligations arising under any GM Purchase Orders or agreements other than this Agreement and the Settlement Agreement.
     Section 7.02 Termination Provisions. This Agreement may be terminated or shall terminate immediately and automatically, as applicable, and the transactions contemplated hereby abandoned, upon the occurrence of any of the following:

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          (a) by mutual written consent of both Delphi and GM;
          (b) by GM or Delphi if, prior to the effectiveness of the Settlement Agreement pursuant to Article VI thereof, the Settlement Agreement is terminated pursuant to section 7.03 thereof; or
          (c) automatically on December 31, 2015.
     Section 7.03 Guaranty by Delphi.
          (a) From and after the Effective Date, Delphi hereby irrevocably and unconditionally guarantees the due and punctual payment or performance, as the case may be, by DAS and its successors and assigns (collectively, the “Delphi Guaranty Parties”) of all of their obligations under any and all Existing Agreements or future GM Purchase Orders incurred with respect to work performed or required to be performed on or before September 14, 2015 between any of DAS (or another Delphi Guaranty Party) and any of the GM Parties (collectively, the “Guaranteed Agreements”), whether issued and accepted before or after the Effective Date. In connection with this Agreement and for all purposes, all outstanding GM Purchase Orders shall be deemed to be assigned to DAS. GM further agrees that all GM Purchase Orders to be issued and accepted on or after the date hereof and before September 14, 2015, between any of the GM Parties and any of the Delphi-Related Parties shall be issued to and accepted by DAS rather than another Delphi-Related Party, subject, however, to the next to last sentence of section 6.01 of the Settlement Agreement.
          (b) Delphi hereby agrees that its obligations under section 7.03(a) hereof (i) are a guaranty of payment and performance when due and not of collectability, (ii) are a primary obligation of Delphi and not merely a contract of surety, (iii) shall be absolute, independent, unconditional, and irrespective of (1) the validity, regularity or enforceability of the Guaranteed Agreements, (2) any change therein or amendments thereto, (3) the absence of any action to enforce the same, (4) any waiver or consent by GM with respect to any provision thereof, (5) the recovery of any judgment against any of the other Delphi Parties or any action to enforce the same, or (6) any other circumstances which may otherwise constitute a legal or equitable discharge or defense of a guarantor or surety.
          (c) Delphi hereby waives presentment, demand of payment, protest or notice with respect to the Guaranteed Agreements and the obligations set forth therein or herein.
          (d) Delphi’s obligations under section 7.03(a) hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any amount owed to any of the GM Parties hereunder or under any of the Guaranteed Agreements is rescinded or must otherwise be returned by any of the GM Parties upon the insolvency, bankruptcy, or reorganization of any of the Delphi Parties or otherwise, all as though such payment had not been made.
          (e) If (I) GM breaches one or more of its payment obligations under this Agreement or the Settlement Agreement or any of its obligations under Article IV hereof (excluding obligations under any of the Continuing Agreements, as defined in the Settlement Agreement or any commercial disputes that arises in the Ordinary Course Relationship (as

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defined in the Settlement Agreement)) and such breach or breaches would have a material impact (1) on Delphi and its Affiliates or (2) on the benefits Delphi and its Affiliates are reasonably expected to receive under the Settlement Agreement or this Agreement (the effects set forth in (1) or(2) above shall hereinafter be referred to as, a “Delphi Material Impact”) and (II) Delphi provides written notice (the “Delphi Notice”) of such breach or breaches, executed by either Delphi’s chief executive officer or chief financial officer, which notice describes in reasonable detail the nature of the breach or breaches and relevant background information, then the guaranty provided for in this section 7.03 shall, subject to the terms of this section 7.03(e), automatically terminate without any further action; provided, however, that prior to such termination becoming effective (A) if the breach or breaches relate to a payment obligation hereunder or under the Settlement Agreement, GM shall have a ten (10) day period following receipt of the Delphi Notice to cure such breach or breaches and (B) if the breach or breaches relate to an obligation other than a payment obligation hereunder or under the Settlement Agreement, GM shall have a thirty (30) day period following receipt of the Delphi Notice to cure such breach or breaches; provided, further, however that if there is a disagreement between the Parties as to whether GM has breached one or more of its obligations or whether such breach or breaches has a Delphi Material Impact, at the election of either Party, the Parties shall engage in the dispute resolution process specified in section 7.11 hereof with respect to such disagreement, and such termination shall not become effective if such dispute resolution process is commenced prior to the end of such cure period. Upon the conclusion of such process or, if earlier, thirty (30) days after its commencement (the “Dispute Resolution Termination Date”), if Delphi still believes that a breach with a Delphi Material Impact has occurred, GM shall have the right to cure such default within ten (10) days after the Dispute Resolution Termination Date and, if so cured, the guaranty shall not terminate. Either GM or Delphi may seek judicial determination at any time as to whether Delphi has the right to terminate the guaranty pursuant to this section 7.03(e). If it is judicially determined by Final Order that Delphi did not have the right to terminate the guaranty, it shall remain in full force and effect.
     Section 7.04 Continued Ownership of DAS. Until the earlier of September 14, 2015 and such time as the guaranty provided for pursuant to section 7.03 hereof is no longer in full force and effect, without the prior written consent of GM, which consent shall not be unreasonably withheld, Delphi shall not permit DAS to transfer (i) a material portion of its assets necessary to satisfy production obligations to GM or (ii) more than 40% of its total assets (other than to a Delphi Party; provided that all provisions of this section 7.04 shall apply to such Delphi Party to the same extent they apply to DAS) and Delphi shall not cease to own, directly or indirectly, at least a majority of the outstanding equity and voting equity of DAS; provided, however, that neither of the restrictions in this sentence shall apply if such transfer or cessation, as applicable, occurs as a result of a transfer by Delphi of all or substantially all of its assets.
     Section 7.05 Cooperation with Financial Reporting..
          (a) Delphi acknowledges that (i) GM may have various reporting and disclosure obligations under US generally accepted accounting principles and US federal securities rules and regulations as a result of GM’s commercial relationship with Delphi and GM’s entry into and obligations under this Agreement and the Settlement Agreement, and (ii) GM’s compliance with such reporting and disclosure requirements may require Delphi to, among other things, provide GM with certain information and access to information. Delphi shall

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cooperate with GM to reach an agreement as soon as practicable on the parameters of Delphi’s obligation to reasonably cooperate with GM to enable GM to comply with its reporting and disclosure requirements under the US generally accepted accounting principles and US federal securities rules and regulations.
          (b) Defaults and disputes arising under this section 7.05 or the agreement referred to in subsection (a) hereto governing Delphi’s cooperation with GM’s reporting and disclosure requirements shall be governed by and settled in accordance with section 7.11 of this Agreement.
     Section 7.06 Cancellation Claims.
          (a) Except as otherwise provided in section 7.06(b) hereof, the Delphi Parties waive and are deemed to have waived (and Delphi shall cause the other Delphi Parties to so waive) any and all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities whatsoever, which the Delphi Parties ever had, now have, or hereafter may have, whether known or unknown, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, foreseen or unforeseen, existing as of the Effective Date or thereafter arising, in law, at equity, or otherwise, arising out of or related to cancellation of any purchase orders or termination of any component or material supply agreements (regardless of whether the cancellation or termination occurs prior to or after the date hereof or the Effective Date) concerning products manufactured in the Wind-Down Facilities, the Footprint Facilities and the Sale Facilities; provided, however, that with respect to the Sale Facilities and the Kettering Facility (in the event the Kettering Facility is not sold as contemplated under 4.08(c)), the waiver in this section 7.06 would apply only in the case of cooperative resourcing by mutual written agreement (collectively, “Cancellation Claims”) that any of the Delphi Parties have or may have against any of the GM Parties or any GM Supplier.
          (b) With respect to any Cancellation Claims that have been asserted as of the Effective Date or may be asserted thereafter by any Delphi Supplier against the Debtors (the “Delphi Supplier Cancellation Claims”):
          (i) the Debtors shall utilize their reasonable best efforts to minimize all Delphi Supplier Cancellation Claims;
          (ii) Delphi shall pay the first $30 million, on a cumulative basis, of any Delphi Supplier Cancellation Claims; and
          (iii) GM shall reimburse the Debtors for 50% of any Delphi Supplier Cancellation Claims actually paid by the Debtors in excess of the $30 million referred to in section 7.06(b)(ii) hereof.
     Section 7.07 Tooling Acknowledgment.
          (a) Delphi acknowledges and agrees that all tooling, fixtures, gauges, jigs, patterns, dies, and molds (collectively, “Tooling”) being used by the Debtors or their respective sub-suppliers in connection with the manufacture of Component Parts for GM, together with appurtenances, accessions and accessories thereto (collectively, the “Accessories”), which have

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been (i) furnished by GM to a Debtor at any time, directly or indirectly excluding Tooling the ownership of which was transferred to a Debtor on the Contribution Date, unless there was a written agreement which provided that the Debtor’s interest would be other than as a bailee, or (ii) purchased by GM under a tooling purchase order with a Debtor, are owned by GM and are being held by DAS and, to the extent a Debtor has transferred the Tooling or Accessories to third parties, by such third parties, on a bailment basis consistent with paragraph 19 of the Standard GM Terms.
          (b) Nothing contained in this section 7.07 is intended to create or expand the rights, if any, of GM in any intellectual property owned by any Delphi Party.
     Section 7.08 Reserved.
     Section 7.09 No Undisclosed Agreements or Commitments. There are no undisclosed agreements or commitments between or among the Parties regarding matters subject to the terms of this Agreement.
     Section 7.10 Governing Law; Jurisdiction; Venue. This Agreement shall be governed and construed in accordance with the internal laws of the State of New York, the forum state in which the Bankruptcy Court sits, without regard to any conflict of law provision that could require the application of the law of any other jurisdiction. Pursuant to the Plan and the Confirmation Order, this Agreement is incorporated by reference in its entirety into the Plan and forms an integral part thereof. Accordingly, by its execution and delivery of this Agreement, each Party hereby irrevocably and unconditionally agrees that the Bankruptcy Court shall retain exclusive jurisdiction over all matters related to the construction, interpretation or enforcement of this Agreement and the Settlement Agreement; provided, however, that the Bankruptcy Court shall not have jurisdiction over (i) disputes arising out of the provisions set forth in Article III of this Agreement or the agreements referenced in sections 5.01(c) and 5.01(d) of this Agreement, or (ii) disputes arising out of agreements between any Delphi-Affiliate Party on the one hand and GM or any of its Affiliates on the other in which disputes no Delphi-Related Party has an interest; and provided further that after the second anniversary of the Effective Date, the Bankruptcy Court shall retain non-exclusive jurisdiction over all matters related to the construction, interpretation or enforcement of this Agreement and the Settlement Agreement; and provided further that the jurisdiction of the Bankruptcy Court over all matters related to this Agreement and the Settlement Agreement shall terminate upon the fourth anniversary of the Effective Date. Each Party further agrees to waive any objection based on forum non conveniens.
     Section 7.11 Dispute Resolution. In the event a Restructuring Dispute arises among the Parties (other than an Article III Dispute, which shall be governed and settled in accordance with section 3.10 hereof), upon the written request of either Party, such Restructuring Dispute shall be referred to the Director of Business Development at GM and the Finance Director of Automotive Holdings Group or the Director, Strategic Planning at Delphi (at Delphi’s discretion) for resolution in good faith. In the event that GM’s Director of Business Development and Delphi’s Finance Director of Automotive Holdings Group or the Director, Strategic Planning are unable to resolve such dispute, such Restructuring Dispute shall be referred, at either Party’s written request, to the Assistant Treasurer of GM and the Assistant Treasurer or Treasurer of Delphi (at Delphi’s discretion). If within ten (10) days after such referral, GM’s Assistant

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Treasurer and Delphi’s Assistant Treasurer or Treasurer are unable to resolve the Restructuring Dispute, the Restructuring Dispute may be elevated by either Party to GM’s Treasurer or Chief Financial Officer (at GM’s discretion) and Delphi’s Chief Executive Officer or Chief Financial Officer (at Delphi’s discretion) for resolution. To the extent that the job title of any of the foregoing positions is changed, this section 7.11 shall be deemed to apply to such successor title or, if the position is eliminated or vacated, to the job title of the party taking over the responsibilities of the eliminated or vacated position.
     Section 7.12 No Solicitation. Each Party acknowledges that this Agreement is not and shall not be deemed to be a solicitation to accept or reject a plan in contravention of section 1125(b) of the Bankruptcy Code. Each Party further acknowledges that no securities of any Debtor are being offered or sold pursuant to this Agreement and that this Agreement does not constitute an offer to sell or a solicitation of an offer to buy any securities of any Debtor.
     Section 7.13 Negotiations Not Admissible. Pursuant to Rule 408 of the Federal Rules of Evidence and any applicable state rules of evidence, this Agreement and all negotiations relating hereto are not admissible into evidence in any proceeding; provided, however, that this Agreement may be admissible in a proceeding to enforce the terms of this Agreement.
     Section 7.14 Specific Performance. Each Party acknowledges that the other Party would be irreparably damaged if this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms of this Agreement in addition to any other remedy to which the Parties may be entitled, at law, in equity or under this Agreement.
     Section 7.15 Representations and Warranties of Delphi and GM. Each Party represents and warrants to the other Party that the following statements, as applicable to it, are true, correct, and complete as of the date of this Agreement:
          (a) It is duly organized, validly existing, and in good standing under the laws of its state of organization and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder;
          (b) The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on its part; provided, however, that Delphi’s authority to enter into this Agreement is subject to Bankruptcy Court approval;
          (c) This Agreement has been duly executed and delivered by it and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with the terms hereof, subject to the occurrence of the Effective Date; and
          (d) The execution, delivery, and performance by it (when such performance is due) of this Agreement do not and shall not (i) violate any current provision of law, rule, or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries or (ii) conflict with, result in a

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breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.
     Section 7.16 Waiver; Modification; Amendment. Except as otherwise specifically provided herein, this Agreement may not be modified, waived, amended, or supplemented unless such modification, waiver, amendment, or supplement is in writing and has been signed by each Party. No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver be deemed a continuing waiver.
     Section 7.17 Binding Effect; Assignments. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, administrators, and representatives. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement (for the avoidance of doubt, including without limitation, the obligations set forth in sections 4.01 and 4.02 hereof) shall be sold, assigned, or otherwise transferred by any Party without the prior written consent of the other Parties; provided, however, that neither the foregoing nor any other provision of this Agreement shall limit (i) any assignment in connection with the transfer of all or substantially all of the assets of Delphi and its Affiliates or (ii) any assignment not reasonably expected to have a material impact on GM, on the benefits GM reasonably is expected to receive under the Plan (including, without limitation, GM’s distributions thereunder), the Settlement Agreement, or this Agreement, or on the ability of the Debtors to fulfill any obligations to any GM-Related Parties under the Plan, the Settlement Agreement, this Agreement, or any agreements assumed, reinstated, or ratified under this Agreement.
     Section 7.18 Third Party Beneficiaries. Except as otherwise provided in section 7.06 herein with respect to the releases of the GM Parties and GM Suppliers, nothing contained in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any person or entity other than the Parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to any Party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any Party to this Agreement.
     Section 7.19 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given (and shall be deemed to have been duly given upon receipt) if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

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If to Delphi, to:

Delphi Corporation 5725 Delphi Drive Troy, Michigan 48098
Att’n:	John D. Sheehan
David M. Sherbin, Esq.
Sean P. Corcoran, Esq.

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP 333 West Wacker Drive Chicago, Illinois 60606-1285
Att’n:	John Wm. Butler, Jr., Esq.
Ron E. Meisler, Esq.

and

Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036
Att’n:	Eric L. Cochran, Esq.
Kayalyn A. Marafioti, Esq.

If to GM, to:

General Motors Corporation 767 Fifth Avenue 14th Floor New York, New York 10153
Att’n:	Director of Business Development

and

General Motors Corporation 300 GM Renaissance Center Detroit, Michigan 48265
Att’n:	General Counsel

With a copy to:

Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153
Att’n:	Harvey R. Miller, Esq.
Jeffrey L. Tanenbaum, Esq.
Michael P. Kessler, Esq.

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or to such other place and with such other copies as either Party may designate as to itself by written notice to the other Party. Rejection, any refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.
     Section 7.20 Waiver of Right to Trial by Jury. Each Party waives any right to trial by jury in any proceeding arising under or related to this Agreement.
     Section 7.21 Service of Process. Each Party irrevocably consents to the service of process in any legal proceeding arising out of this Agreement by receipt of mailed copies thereof by national courier service or certified United States mail, postage prepaid, return receipt requested, to its applicable registered agent. The foregoing, however, shall not limit the right of a Party to effect service of process on the other Party by any other legally available method.
     Section 7.22 Interpretation.
          (a) In the event of any conflict between this Agreement and any of the Labor MOUs, the Non-Represented Employees Term Sheet, the UAW SAP, the IUE-CWA SAP, the Warranty Settlement Agreement, and the IP License, the provisions of such documents other than this Agreement shall govern.
          (b) Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto), in the event that any of the terms of the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) conflict with any of the terms of this Agreement, the terms of this Agreement shall govern.
          (c) Any reference herein to any section of this Agreement shall be deemed to include a reference to any exhibit, attachment or schedule referred to within such section.
          (d) All references to “$” and dollars shall refer to United States currency.
          (e) Consistent with Bankruptcy Rule 9006(a), if the due date for any action to be taken under this Agreement (including the delivery of notices) is not a business day, then such action shall be considered timely taken if performed on or prior to the next business day following such due date. Any reference to “days” in this Agreement shall mean calendar days unless otherwise specified.
     Section 7.23 Expenses. Notwithstanding anything else contained in this Agreement or the Settlement Agreement, each Party shall bear all costs and expenses incurred or to be incurred on or after the Effective Date by such Party in connection with this Agreement and the consummation and performance of the transactions contemplated hereby.
     Section 7.24 Entire Agreement; Parties’ Intentions; Construction. This Agreement, including all exhibits and attachments hereto and to the Plan (e.g., the Settlement Agreement, the Labor MOUs, and the Non-Represented Employees Term Sheet) and the Confidentiality and

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Non-Disclosure Agreement between GM and Delphi dated September 12, 2005, as amended, constitute the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, whether oral or written, with respect to such subject matter other than with respect to the agreements expressly assumed, ratified or reinstated in Article V of this Agreement. The attachments and exhibits attached hereto are an integral part of this Agreement and are hereby incorporated into this Agreement and made a part hereof as if set forth in full herein. This Agreement is the product of negotiations between the Parties and represents the Parties’ intentions. In any action to enforce or interpret this Agreement, this Agreement shall be construed in a neutral manner, and no term or provision of this Agreement, or this Agreement as a whole, shall be construed more or less favorably to any Party.
     Section 7.25 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nonetheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or unenforceable in any respect, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.
     Section 7.26 Headings. The table of contents and the headings of the Articles and sections herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.
     Section 7.27 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Electronic delivery of an executed signature page of this Agreement shall be effective as delivery of a manually executed signature page of this Agreement.
[Signature pages follow.]

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     IN WITNESS WHEREOF, the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first written above.

DELPHI CORPORATION		GENERAL MOTORS CORPORATION

By:		By:

Name:	John D. Sheehan	Name:	Frederick A. Henderson
Title:	Vice President, Chief Restructuring Officer	Title:	Vice Chairman and Chief Financial Officer

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Exhibit 7.21(a)
UAW 1113/1114 Settlement Approval Order
[Previously filed with the Securities and Exchange Commission as
Exhibit 99(a) to Delphi’s Current Report on Form 8-K filed July 20, 2007]

Exhibit 7.21(b)
IUE-CWA 1113/1114 Settlement Approval Order
[Previously filed with the Securities and Exchange Commission as
Exhibit 99(a) to Delphi’s Current Report on Form 8-K filed August 22, 2007]

Exhibit 7.21(c)
USW 1113/1114 Settlement Approval Order
[Previously filed with the Securities and Exchange Commission as
Exhibit 99(a) to Delphi’s Current Report on Form 8-K filed September 4, 2007]

Exhibit 7.21(d)
IUOE, IBEW, And IAM 1113/1114 Settlement Approval Order
[Previously filed with the Securities and Exchange Commission as
Exhibit 99(b) to Delphi’s Current Report on Form 8-K filed August 22, 2007]

Exhibit 7.24
Retained Actions
[To be filed on or before the Exhibit Filing Date]

Exhibit 8.1(a)
Executory Contracts And Unexpired Leases To Be Rejected
All Plan Exhibits are subject to all of the provisions of the Joint Plan of Reorganization of Delphi Corporation and Its Affiliated Debtors and Debtors-in-Possession (Docket No. 9263) (as subsequently modified or amended, the “Plan”), including, without limitation, Article 14.3, under which the Debtors have reserved the right to alter, amend or modify the Plan or any Exhibits thereto under § 1127(a) of the Bankruptcy Code at any time on or prior to the Confirmation Date.
1. All Change In Control Agreements between the Debtors and any person entered into prior to the Petition Date.
2. All Employment Agreements between the Debtors and any person entered into prior to the Petition Date.
To Be Updated On Or Before The Exhibit Filing Date

Exhibit 10.4
Indenture Trustee Substantial Contribution Amount
[To be filed on or before the Exhibit Filing Date]

Exhibit 10.5
Administrative Claim Request Form

United States Bankruptcy Court Administrative Southern District of New York Expense Claim Delphi Corporation et al. Claims Processing Request c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue El Segundo, California 90245 Debtor against which claim is asserted : Case Name and Number In re Delphi Corporation., et al. 05-44481 Delphi Corporation, et al. 05-444481 Chapter 11, Jointly Administered NOTE: This form should not be used to make a claim in connection with a request for payment for goods or services provided to the Debtors prior to the commencement of the case. This Administrative Expense Claim Request form is to be used solely in connection with a request for payment of an administrative expense arising after commencement of the case pursuant to 11 U.S.C. § 503. Name of Creditor Check box if you are aware that anyone (The person or other entity to whom the debtor owes money or property) else has filed a proof of claim relating to your claim. Attach copy of statement giving particulars. Check box if you have never received Name and Address Where Notices Should be Sent any notices from the bankruptcy court in this case. Check box if the address differs from the address on the envelope sent to you by the court. Telephone No. THIS SPACE IS FOR COURT USE ONLY ACCOUNT OR OTHER NUMBER BY WHICH CREDITOR IDENTIFIES Check here if this claim replaces DEBTOR: amends a previously filed claim, dated: 1. BASIS FOR CLAIM Goods sold Retiree benefits as defined in 11 U.S.C. § 1114(a) Services performed Wages, salaries, and compensation (Fill out below)Money loaned Your social security number Personal injury/wrongful death Unpaid compensation for services performed Taxes from to Other (Describe briefly)(date) (date) 2. DATE DEBT WAS INCURRED 3. IF COURT JUDGMENT, DATE OBTAINED: 4. TOTAL AMOUNT OF ADMINISTRATIVE CLAIM: $Check this box if claim includes interest or other charges in addition to the principal amount of the claim. Attach itemized statement of all additional charges. 5. Brief Description of Claim (attach any additional information): THIS SPACE IS FOR 6. CREDITS AND SETOFFS: The amount of all payments on this claim has been credited and deducted for the purpose COURT USE ONLY of making this proof of claim. In filing this claim, claimant has deducted all amounts that claimant owes to debtor. 7. SUPPORTING DOCUMENTS: Attach copies of supporting documents, such as promissory notes, purchase orders, invoices, itemized statements of running accounts, contracts, court judgments, or evidence of security interests. DO NOT SEND ORIGINAL DOCUMENTS. If the documents are not available, explain. If the documents are voluminous, attach a summary. Any attachment must be 8-1/2” by 11”. 8. DATE-STAMPED COPY: To receive an acknowledgement of the filing of your claim, enclose a stamped, self-addressed envelope and copy of this proof of claim. Sign and print the name and title, if any, of the creditor or other person Date authorized to file this claim (attach copy of power of attorney, if any)

INSTRUCTIONS FOR FILING ADMINISTRATIVE EXPENSE CLAIM The instructions below are general explanations of the law. In particular types of cases or circumstances, such as bankruptcy cases that are not filed voluntarily by a debtor, there may be exceptions to the general rules. “DEFINITIONS” DEBTORS ADMINISTRATIVE EXPENSE CLAIM ADMINISTRATIVE BAR DATE The person, corporation, or other entity that Any right to payment constituting a cost or expense of Pursuant to section [ ] of the Plan and paragraph [ ] of has filed a bankruptcy case is called the administration of any of the Chapter 11 Cases (other than the Confirmation Order, all requests for payment of an debtor. a DIP Facility Claim, Professional Claim) Allowed under Administrative Claim that has arisen between October sections 503(b) or 114(e)(2) and entitled to priority [ ], 2005 and [ ], 2007 must be filed no later than [ ], CREDITOR pursuant to 507(a)(1) of the Bankruptcy Code, including, 2007. A creditor is any person, corporation, or other without limitation; (a) any actual and necessary costs and entity to whom the debtor owes a debt. expenses incurred after the Petition Date of preserving the Debtors’ Estates and operating the businesses of the Debtors and Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or prior to the Petition Date); (b) compensation for legal, financial advisory accounting and other services and reimbursement of expenses Allowed by the Bankruptcy Court under sections 328, 330, 331 and/or 503 of the Bankruptcy Code to the extent incurred prior to the Effective Date; and (c) all fees or charges assessed against one or more of the Estates under section 1930 of chapter 123 of title 28 of the United States Code. Items to be completed in Administrative Expense Claim form (if not already filled in): Information about Creditor: Complete the section giving the name, address, and telephone number of the creditor to whom the Debtors owe money or property, and the Debtors’ account number(s), if any. If anyone else has already filed an Administrative Expense Claim form relating to this debt, if you never received notices from the bankruptcy court about this case, if your address differs from that to which the court sent notice, or if this Administrative Expense Claim form replaces or changes an Administrative Expense Claim form that was already filed, check the appropriate box on the form. 1. Basis for Claim: Check the type of debt for which the Administrative Expense Claim form is being filed. If the type of debt is not listed, check “Other” and briefly describe the type of debt. If you were an employee of the Debtors, fill in your social security number and the dates of work for which you were not paid. 2. Date Debt Incurred: Fill in the date when the Debtors first owed the debt. 3. Court Judgments: If you have a court judgment for this debt, state the date the court entered the judgment. 4. Total Amount of Administrative Claim: Fill in the total amount of the entire Claim. If interest or other charges in addition to the principal amount of the Claim are included, check the appropriate place on the form and attach an itemization of the interest and charges. 5. Brief Description of Claim: Describe the Administrative Expense Claim including, but not limited to, the actual and necessary costs and expenses of operating one or more of the Debtors’ Estates or any actual and necessary costs and expenses of operating one or more of the Debtors’ businesses. 6. Credits and Setoffs: By signing this Administrative Expense Claim form, you are stating under oath that in calculating the amount of your Claim you have given the Debtors credit for all payments received from the Debtors. 7. Supporting Documents: You must attach to this Administrative Expe nse Claim form copies of documents that show the Debtors owe the debt claimed or, if the documents are too lengthy, a summary of those documents. If documents are not available you must attach an explanation of why they are not available. 8. Date-Stamped Copy: To receive an acknowledgement of the filing of your Claim, enclose a stamped, self-addressed envelope and copy of this Administrative Expense Claim form. Penalty for presenting fraudulent claim: Fine of up to $500,000 or imprisonment for up to 5 years, or both. 18 U.S.C. §§ 152 and 3571.